Exhibit 10.10

LOAN AND SECURITY AGREEMENT

Dated as of March 27, 2012

Between

NEW PRIVATE RESTAURANT PROPERTIES, LLC

as Borrower

and

GERMAN AMERICAN CAPITAL CORPORATION

and

BANK OF AMERICA, N.A.

collectively, as Lender

Loan and Security Agreement

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Loan and Security Agreement

i

3.1.1 Establishment of Accounts	71
3.1.2 Pledge of Account Collateral	72
3.1.3 Maintenance of Collateral Accounts	72
3.1.4 Eligible Accounts	73
3.1.5 Deposits into Sub-Accounts	73
3.1.6 Monthly Funding of Sub-Accounts; Master Lease Rent Shortfalls; Sub-Account Shortfalls	73
3.1.7 Required Payments from Sub-Accounts	77
3.1.8 Cash Management Bank	77
3.1.9 Borrower’s Representations, Warranties and Covenants Regarding Holding Account	77
3.1.10 Account Collateral and Remedies	78
3.1.11 Transfers and Other Liens	79
3.1.12 Reasonable Care	79
3.1.13 Lender’s Liability	79
3.1.14 Continuing Security Interest	80
3.1.15 Distributions	80

IV. REPRESENTATIONS AND WARRANTIES	80
4.1 Borrower Representations	80
4.1.1 Organization	80
4.1.2 Proceedings	81
4.1.3 No Conflicts	81
4.1.4 Litigation	82
4.1.5 Agreements	82
4.1.6 Title	82
4.1.7 No Bankruptcy Filing	83
4.1.8 Full and Accurate Disclosure	83
4.1.9 All Property	84
4.1.10 No Plan Assets	84
4.1.11 Compliance	84
4.1.12 Financial and Property Information	85
4.1.13 Condemnation	85
4.1.14 Federal Reserve Regulations	85
4.1.15 Utilities and Public Access	85
4.1.16 Not a Foreign Person	85
4.1.17 Separate Lots	85
4.1.18 Subdivision	86
4.1.19 Reserved	86
4.1.20 Enforceability	86
4.1.21 Reserved	86
4.1.22 Insurance	86
4.1.23 Use of Property	86
4.1.24 Certificate of Occupancy; Licenses	86
4.1.25 Flood Zone	86
4.1.26 Physical Condition	86
4.1.27 Boundaries	87

Loan and Security Agreement

4.1.28 Subleases	87
4.1.29 Filing and Recording Taxes	87
4.1.30 Opinion Assumptions	87
4.1.31 [Reserved]	88
4.1.32 Illegal Activity	88
4.1.33 Reserved	88
4.1.34 Reserved	88
4.1.35 Tax Filings	88
4.1.36 Solvency/Fraudulent Conveyance	88
4.1.37 Investment Company Act	89
4.1.38 Interest Rate Cap Agreement	89
4.1.39 Labor	89
4.1.40 Brokers	89
4.1.41 No Other Debt	89
4.1.42 Taxpayer Identification Number	89
4.1.43 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws	89
4.1.44 [Reserved]	90
4.1.45 Rights of First Refusal or First Offer to Lease or Purchase	90
4.2 Survival of Representations	90
4.3 Borrower’s Knowledge	90

V. BORROWER COVENANTS	90
5.1 Affirmative Covenants	90
5.1.1 Performance by Borrower	90
5.1.2 Existence; Compliance with Legal Requirements; Insurance	91
5.1.3 Litigation	91
5.1.4 [Reserved]	91
5.1.5 [Reserved]	91
5.1.6 Access to Property	91
5.1.7 Notice of Default	91
5.1.8 Cooperate in Legal Proceedings	91
5.1.9 Rights of First Refusal or First Offer to Lease or Purchase	92
5.1.10 Insurance	92
5.1.11 Further Assurances	92
5.1.12 Mortgage Taxes	92
5.1.13 Operation	93
5.1.14 Business and Operations	93
5.1.15 Title to the Property	93
5.1.16 Costs of Enforcement	94
5.1.17 Estoppel Statements	94
5.1.18 Loan Proceeds	94
5.1.19 No Joint Assessment	94
5.1.20 No Further Encumbrances	94
5.1.21 [Reserved]	95
5.1.22 Master Lease	95

Loan and Security Agreement

5.2 Negative Covenants	97
5.2.1 Incur Debt	97
5.2.2 Encumbrances	97
5.2.3 Partition	97
5.2.4 Transfer of Property	97
5.2.5 Bankruptcy	98
5.2.6 ERISA	98
5.2.7 Distributions	98
5.2.8 Modify REAs	98
5.2.9 [Reserved]	98
5.2.10 Zoning Reclassification	98
5.2.11 Change of Principal Place of Business	98
5.2.12 Debt Cancellation	98
5.2.13 Misapplication of Funds	98
5.2.14 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws	98
5.2.15 Affiliate Transactions	99
5.2.16 Material Agreements	99
5.3 Single Purpose Entity/Separateness	99
5.4 Independent Manager	103

VI. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION	104
6.1 Insurance Coverage Requirements	104
6.1.1 Property Insurance	104
6.1.2 Liability Insurance	105
6.1.3 Workers’ Compensation Insurance	105
6.1.4 Commercial Rents Insurance	105
6.1.5 Builder’s All-Risk Insurance	105
6.1.6 Boiler and Machinery Insurance	106
6.1.7 Flood Insurance; Windstorm Insurance	106
6.1.8 Earthquake Insurance	106
6.1.9 Terrorism Insurance	107
6.1.10 Other Insurance	107
6.1.11 Ratings of Insurers	107
6.1.12 Form of Insurance Policies; Endorsements	107
6.1.13 Certificates	108
6.1.14 Separate Insurances	109
6.1.15 Blanket Policies	109
6.2 Condemnation and Insurance Proceeds	110
6.2.1 Notification	110
6.2.2 Proceeds	110
6.2.3 Lender to Take Proceeds	111
6.2.4 Borrower to Restore	112
6.2.5 Disbursement of Proceeds	114

VII. REAL ESTATE IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS	115
7.1 Borrower to Pay Real Estate Impositions and Other Charges	115

Loan and Security Agreement

7.2 No Liens	115
7.3 Contest	115

VIII. TRANSFERS, INDEBTEDNESS AND OTHER FUNDAMENTAL MATTERS	116
8.1 General Restriction on Transfers, Indebtedness and Other Fundamental Matters	116
8.2 Sale of Building Equipment	118
8.3 Immaterial Transfers and Easements, etc.	119
8.4 Permitted Equity Transfers	119
8.5 Guarantor Net Worth; Qualifying Replacement Guarantor	121
8.6 Deliveries to Lender	122
8.7 Loan Assumption	122
8.8 Subleases	123
8.8.1 New Subleases and Sublease Modifications	123
8.8.2 Leasing Conditions	123
8.8.3 Delivery of New Sublease or Sublease Modification	125
8.8.4 Sublease Amendments	125
8.8.5 Security Deposits	125
8.8.6 No Default Under Subleases	125
8.8.7 Subordination	126
8.8.8 Attornment	126
8.8.9 Non-Disturbance Agreements	126
8.8.10 [Reserved]	127
8.8.11 Leaseable Building Pads	127

IX. INTEREST RATE CAP AGREEMENT	129
9.1 Interest Rate Cap Agreement	129
9.2 Pledge and Collateral Assignment	129
9.3 Covenants	129
9.4 Powers of Borrower Prior to an Event of Default	131
9.5 Representations and Warranties	131
9.6 Payments	132
9.7 Remedies	132
9.8 Sales of Rate Cap Collateral	134
9.9 Public Sales Not Possible	134
9.10 Receipt of Sale Proceeds	135

X. MAINTENANCE OF PROPERTY; ALTERATIONS	135
10.1 Maintenance of Property	135
10.2 Conditions to Alteration	135
10.3 Costs of Alteration	135

XI. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION	137
11.1 Books and Records	137
11.2 Financial Statements	137
11.2.1 Monthly Reports	137
11.2.2 Quarterly Reports	138

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v

11.2.3 Annual Reports	139
11.2.4 Disclosure Restrictions	140
11.2.5 Capital Expenditures Summaries	140
11.2.6 Master Lease	140
11.2.7 Annual Budget; Operating Agreement Annual Budgets	141
11.2.8 Other Information	142
11.2.9 Confidentiality	142

XII. ENVIRONMENTAL MATTERS	143
12.1 Representations	143
12.2 Covenants	143
12.2.1 Compliance with Environmental Laws	143
12.2.2 Lead Based Paint, Asbestos and O&M Plans	144
12.3 Environmental Reports	144
12.4 Environmental Indemnification	145
12.5 Recourse Nature of Certain Indemnifications	145

XIII. THE OPERATING AGREEMENTS	146
13.1 Operating Agreement Representations, Warranties	146
13.2 Cure by Lender	147
13.3 [Reserved]	147
13.4 Operating Agreement Covenants	147
13.4.1 Waiver of Interest In REAs	147
13.4.2 No Election to Terminate	147
13.4.3 Notice Prior to Rejection	147
13.4.4 Lender Right to Perform	148
13.4.5 Lender Attorney in Fact	148
13.4.6 Payment of Sums Due Under Operating Agreements	148
13.4.7 Performance of Covenants	148
13.4.8 Reserved	148
13.4.9 No Modification or Termination	149
13.4.10 Notices of Default	149
13.4.11 Delivery of Information	149
13.4.12 No Subordination	149
13.4.13 Further Assurances	149
13.4.14 Estoppel Certificates	149
13.4.15 Common Area/Common Elements Insurance	150
13.5 Lender Right to Participate	150
13.6 No Liability	150

XIV. SECURITIZATION AND PARTICIPATION	150
14.1 Sale of Note and Securitization	150
14.2 Securitization Financial Statements	152
14.3 Regulation AB Information	152
14.4 Retention of Servicer and other Parties; Trust Fund Expenses	152
14.5 Information for an Issuer or Sponsor of a Securitization	152

Loan and Security Agreement

XV. ASSIGNMENTS AND PARTICIPATIONS	152
15.1 Assignments and Participations	152
15.2 Register	153

XVI. RESERVE ACCOUNTS	153
16.1 Tax Reserve Account	153
16.2 Insurance Reserve Account	154
16.3 Required Repairs Reserve Account	155
16.4 Capital Expenditure Reserve Account	155

XVII. DEFAULTS	157
17.1 Event of Default	157
17.2 Remedies	161
17.3 Remedies Cumulative; Waivers	163
17.4 Costs of Collection	163

XVIII. SPECIAL PROVISIONS	163
18.1 Exculpation	163
18.1.1 Exculpated Parties	163
18.1.2 Loss Carveouts From Non-Recourse Limitations	164
18.1.3 Full Recourse Carveouts From Non-Recourse Limitations	165
18.1.4 Limitation of Liability of Borrower	166

XIX. MISCELLANEOUS	168
19.1 Survival	168
19.2 Lender’s Discretion	168
19.3 Governing Law	168
19.4 Modification, Waiver in Writing	169
19.5 Delay Not a Waiver	169
19.6 Notices	169
19.7 TRIAL BY JURY	171
19.8 Headings	171
19.9 Severability	171
19.10 Preferences	172
19.11 Waiver of Notice	172
19.12 Expenses; Indemnity	172
19.13 Exhibits and Schedules Incorporated	174
19.14 Offsets, Counterclaims and Defenses	174
19.15 Liability of Assignees of Lender	174
19.16 No Joint Venture or Partnership; No Third Party Beneficiaries	175
19.17 Publicity	175
19.18 Waiver of Marshalling of Assets	175
19.19 Waiver of Counterclaim and other Actions	175
19.20 Conflict; Construction of Documents; Reliance	176
19.21 Prior Agreements	176
19.22 Certain Additional Rights of Lender (VCOC)	176
19.23 Counterparts	177
19.24 Intercreditor Agreement	177

Loan and Security Agreement

EXHIBITS AND SCHEDULES

EXHIBIT A	BORROWER ORGANIZATIONAL STRUCTURE
EXHIBIT B	INTEREST RATE CAP AGREEMENT
EXHIBIT C	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT D	FORM OF MASTER LEASE RENT PAYMENT DIRECTION LETTER
EXHIBIT E	COUNTERPARTY ACKNOWLEDGMENT

SCHEDULE I	EXISTING SUBLEASES; RLP SUBLEASES; NON-DISTURBANCE ELIGIBLE SUBLEASES; UNAFFILIATED SUBLEASES; EXCLUDED LICENSES, SUPERIOR LEASES; DEFAULTS OR PREPAID RENT UNDER SUBLEASES
SCHEDULE II	LITIGATION; CONDEMNATION; WORK STOPPAGES
SCHEDULE III	ALLOCATED LOAN AMOUNTS AND COMBINED ALLOCATED LOAN AMOUNTS
SCHEDULE IV	MAXIMUM MASTER LEASE BASE RENT REDUCTIONS FOR RELEASED PROPERTIES
SCHEDULE V	INTENTIONALLY OMITTED
SCHEDULE VI	RIGHTS OF FIRST REFUSAL OR RIGHTS OF FIRST OFFER (OR OTHER RIGHTS OR OPTIONS) TO LEASE OR PURCHASE INDIVIDUAL PROPERTIES
SCHEDULE VII	AMORTIZATION SCHEDULE
SCHEDULE VIII	PORTFOLIO FOUR-WALL EBITDAR HISTORICAL CALCULATIONS
SCHEDULE IX	REQUIRED REPAIRS
SCHEDULE X	OUTPARCELS, LEASEABLE BUILDING PADS
SCHEDULE XI	INTENTIONALLY OMITTED
SCHEDULE XII	SEPARATE TAX LOTS
SCHEDULE XIII	INDIVIDUAL PROPERTY SQUARE FOOTAGE
SCHEDULE XIV	EXCLUDED PERSONAL PROPERTY AND FIXTURES
SCHEDULE XV	MASTER OWNED PROPERTY SCHEDULE

Loan and Security Agreement

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated as of March 27, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between NEW PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company (“Borrower”), having an office at 2202 North West Shore Blvd., Suite 470C, Tampa, Florida 33607, GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005, and BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (each, together with their respective successors and assigns, a “Co-Lender”, and, collectively, “Lender”).

RECITALS:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1 Definitions. For all purposes of this Agreement:

“80% Cash Sweep Period” shall mean any period (a) commencing on the Payment Date following the conclusion of any Fiscal Quarter for which the Lease Coverage Ratio is less than 80% of Closing Date Lease Coverage Ratio and (b) ending on the day immediately preceding the Payment Date following the conclusion of any Fiscal Quarter for which the Lease Coverage Ratio exceeds 80% of Closing Date Lease Coverage Ratio.

“90% Cash Sweep Period” shall mean any period (a) commencing on the Payment Date following the conclusion of any Fiscal Quarter for which the Lease Coverage Ratio is less than 90% of Closing Date Lease Coverage Ratio and (b) ending on the day immediately preceding the Payment Date following the conclusion of any Fiscal Quarter for which the Lease Coverage Ratio exceeds 90% of Closing Date Lease Coverage Ratio.

“Account Collateral” shall have the meaning set forth in Section 3.1.2.

“Acknowledgment” shall mean the Acknowledgment, dated on or about the date hereof made by Counterparty, or as applicable, Approved Counterparty in the form of Exhibit E.

“Act” shall have the meaning set forth in Section 5.3(c).

Loan and Security Agreement

“Additional Non-Consolidation Opinion” shall mean a non-consolidation opinion, from the counsel that delivered the Non-Consolidation Opinion or other outside counsel to Borrower reasonably acceptable to Lender, that is in form and substance satisfactory to the Rating Agencies, and is required to be delivered subsequent to the Closing Date pursuant to, and in connection with, the Loan Documents.

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person, and (ii) any Affiliate of the foregoing; provided, however, that no Sponsor Portfolio Company shall be deemed to be an Affiliate of Sponsors. Notwithstanding the above, for purposes of this definition, references to an Affiliate of the Borrower or Mezzanine Borrowers shall not include Master Lease Guarantor or its subsidiaries, and references to an Affiliate of Master Lease Guarantor or its subsidiaries shall not include PropCo or its subsidiaries.

“Affiliate Agreements” shall have the meaning provided in Section 5.2.15.

“Affiliated Sublease” shall mean a Sublease under which the Tenant is a Close Subsidiary of Master Lease Guarantor. Affiliated Subleases shall include Concept Subleases, Pass-Through Subleases and RLP Subleases.

“Agreement” shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Allocated Loan Amount” shall mean, with respect to each Individual Property, the designated “Allocated Loan Amount” applicable to the Restaurant Location that is located on such Individual Property, as set forth on Schedule III attached hereto; provided, however, that with respect to any Individual Property on which two or more Restaurant Locations are located, the Allocated Loan Amount for such Individual Property shall equal the sum of the Allocated Loan Amounts for all Restaurant Locations located thereon, as set forth on Schedule III attached hereto.

“Alteration” shall have the meaning set forth in Article X; provided however that the term “Alteration” shall not include Alterations being undertaken at the sole cost and expense of (a) the Master Lessee pursuant to the Master Lease so long as the security required for any such alteration under the Master Lease is deposited in accordance with the Master Lease or (b) a Tenant pursuant to a Sublease.

“Annual Budget” shall mean the combined operating expense and capital expenditure budget for the applicable Fiscal Year or other period prepared by (i) Master Lessee pursuant to the Master Lease setting forth, in reasonable detail, Master Lessee’s good faith estimates of the anticipated operating expenses for the Leased Premises, including but not limited to, Master Lease Variable Additional Rent, Master Lease Scheduled Additional Rent, sales projections and planned capital expenditures under the Master Lease (the “Master Lease Annual Budget”), and (ii) Asset Manager pursuant to the Asset Management Agreement setting forth, in reasonable

Loan and Security Agreement

detail, Asset Manager’s good faith estimates of the anticipated operating expenses for the Property (other than the Leased Premises), Borrower, any Mezzanine Borrower, PRP, PropCo and any SPE Component Entity, including, but not limited to, Real Estate Impositions, Other Charges and planned capital expenditures, which in all events, shall exclude any operating expenses or capital expenditures that are set forth in the Master Lease Annual Budget or that are otherwise required to be paid by the Master Lessee under the Master Lease or by the Tenant under any Affiliated Sublease, Unaffiliated Sublease, Specified Prior Sublease or Leaseable Building Pad (the “Asset Manager Annual Budget”).

“Applicable Interest” shall mean (a) with respect to any prepayment of the Floating Rate Component or any portion thereof (or any repayment of the Floating Rate Component or any portion thereof on the Maturity Date), (i) if such prepayment or repayment is made on a Payment Date, then interest on the Floating Rate Component through the end of the Interest Period in which such Payment Date occurs, or (ii) if such prepayment or repayment is made on any day other than a Payment Date, then interest on the Floating Rate Component through the end of the Interest Period in which the immediately succeeding Payment Date occurs, in each case, notwithstanding that such Interest Period extends beyond such prepayment date or repayment date and calculated as if the Floating Rate Component has not been prepaid or repaid on such prepayment date or repayment date; and (b) with respect to any prepayment of any Fixed Rate Component or any portion thereof (or any repayment of any Fixed Rate Component or any portion thereof on the Maturity Date), (i) if such prepayment or repayment is made on a Payment Date, then interest on such Fixed Rate Component through the end of the Interest Period ending immediately prior to such Payment Date, or (ii) if such prepayment or repayment is made on any day other than a Payment Date, then interest on such Fixed Rate Component through the end of the Interest Period ending immediately prior to the immediately succeeding Payment Date, notwithstanding that such Interest Period extends beyond such prepayment date or repayment date and calculated as if such Fixed Rate Component has not been prepaid or repaid on such prepayment date or repayment date.

“Approved Counterparty” shall mean either (a) a bank or other financial institution which has (i) either (A) a long-term unsecured debt rating of “A2” or higher by Moody’s or (B) if the long-term unsecured debt rating is “A3” or lower by Moody’s, a short-term unsecured debt rating of not less than “P1” from Moody’s; and (ii) either (A) a long-term unsecured debt rating of not less than “A (high)” or higher by DBRS or (B) if the long-term unsecured debt rating is “A (Middle)” or lower by DBRS, a short-term unsecured debt rating of not less than “R-1 (middle)” from DBRS; or (b) a bank or financial institution which provides a guaranty acceptable to Lender and the Rating Agencies of its obligations under the Interest Rate Cap Agreement by a guarantor which meets the requirements set forth in (a) above.

“Approved Expense Distribution” shall have the meaning set forth in Section 3.1.6(a).

“Approved Expenses” shall mean, on the date of any funding of Sub-Accounts pursuant to Section 3.1.6(a), (a) one-twelfth (1/12) of the annual fee payable to the Asset Manager under the Asset Management Agreement, and (b) Borrower’s estimate of monthly operating expenses of the Property, Borrower, any Mezzanine Borrower, PRP, PropCo and any SPE Component Entity (other than operating expenses that are set forth in the Master Lease Annual Budget or that are otherwise required to be paid by the Master Lessee under the Master Lease or by the Tenant

Loan and Security Agreement

under any Affiliated Sublease, Unaffiliated Sublease, Specified Prior Sublease or Leaseable Building Pad) for the immediately following month, not to exceed 110% of the amount provided for in the Asset Manager Annual Budget, as set forth in an Officer’s Certificate delivered by Borrower to Lender, which shall also contain a statement of the actual amount of operating expenses paid by Borrower during the previous month.

“Approved Servicing Agreement” means the Trust and Servicing Agreement entered into on March 27, 2012, among Banc of America Merrill Lynch Large Loan, Inc., as depositor, Bank of America, N.A., as servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as Trustee, Wells Fargo Bank, National Association, as certificate administrator, and Park Bridge Lender Services LLC, as trust advisor, and any modifications, supplements or amendments thereto or replacements thereof approved by Borrower.

“Appurtenances” shall mean, collectively, all real property included in “Appurtenances” as such term is defined in each and every Security Instrument.

“Architect” shall mean an architect, engineer or construction consultant selected by Borrower (which can be an employee of Borrower or an Affiliate of Borrower or Master Lessee), licensed to practice in the relevant State (if required by the laws of the applicable State) and has at least five (5) years of architectural experience and which is reasonably acceptable to Lender.

“Asbestos” shall have the meaning provided in Section 12.2.2.

“Asbestos Report” shall have the meaning provided in Section 12.2.2.

“Asset Management Agreement” shall mean the Asset Management Agreement, dated as of the date hereof, by and among Borrower, Mezzanine Borrower, PropCo and Asset Manager, pursuant to which the Asset Manager is to provide asset management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Asset Manager” shall mean OS Management, Inc., a Florida corporation.

“Asset Manager Annual Budget” shall have the meaning set forth in the definition of “Annual Budget.”

“Assignment of Leases” shall mean individually or collectively, as the context may require, those certain first priority Assignments of Master Lease, Subleases, Rents and Security Deposits, each dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Master Lease, the Subleases, Rents and Security Deposits as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assumption Fee” shall mean a fee in the amount of $162,400.

“Bankruptcy Code” shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

Loan and Security Agreement

“Base PropCo Ownership Requirements” shall have the meaning set forth in Section 8.1(b).

“Base Sublease Conditions” shall have the meaning set forth in Section 8.8.2.

“Base Transfer Conditions” shall mean, with respect to any Transfer for which the Base Transfer Conditions are required to be satisfied pursuant to the terms of this Agreement, the following conditions to such Transfer: (a) Lender shall receive no less than thirty (30) days prior written notice of such Transfer (provided that such notice may be given within thirty (30) days after such Transfer in the event of transfers among Permitted Holders that do not require delivery of an Additional Non-consolidation Opinion under clause (c) below); (b) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing; (c) in the case of a Transfer to an Intermediate Entity, or if such Transfer shall otherwise cause any transferee, together with its Affiliates, to acquire indirect Equity Interests in Borrower aggregating more than forty-nine percent (49%), or to increase its indirect Equity Interests in Borrower from an amount that is less than forty-nine percent (49%) to an amount that is greater than forty-nine percent (49%), then Borrower shall deliver to Lender an Additional Non-Consolidation Opinion, (d) the Base PropCo Ownership Requirements shall continue to be satisfied subsequent to such Transfer, (e) Borrower shall continue at all times to be a Special Purpose Entity; and (f) if such Transfer, together with all prior Transfers occurring after the Closing Date, results in a Transfer of more than forty-nine percent (49%) of the indirect Equity Interests in Borrower, then Borrower shall pay to Lender the Assumption Fee; provided, however, that no Assumption Fee shall be owed in the case of a Qualifying IPO or if immediately following such Transfer, Permitted Holders (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders) continue to own no less than fifty-one percent (51%) of the indirect Equity Interests in Borrower.

“Blanket Policy” shall have the meaning provided in Section 6.1.15.

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Borrower Group” means Borrower and all other Single Purpose Entities which are taxable as domestic corporations for federal income tax purposes (or which would be taxable as domestic corporations in the case of Borrower and each other Single Purpose Entity created or organized in or under the laws of the United States or any state that is a disregarded entity for federal income tax purposes if each such entity had timely made an election to be treated as an association for federal income tax purposes effective on the date of such entity’s formation).

“Borrower’s Account” shall mean an account or accounts maintained by Borrower for its own account at such bank and with such account number as may be designated in writing by Borrower to Lender and Cash Management Bank from time to time.

“Building Equipment” shall mean, collectively, all real and personal property included in “Building Equipment” as such term is defined in each and every Security Instrument.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York or Pittsburgh, Pennsylvania, or in the state in which Servicer or the special servicer is located, are not open for business. When used with respect to a Floating Rate Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

Loan and Security Agreement

“Capital Expenditure Funds” shall have the meaning set forth in Section 16.4(a).

“Capital Expenditure Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Capped Interest Rate” shall mean a rate per annum equal to the sum of (a) the LIBOR Cap Strike Rate and (b) the LIBOR Margin.

“Cash” shall mean the legal tender of the United States of America.

“Cash and Cash Equivalents” shall mean any one or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

“Cash Management Bank” shall mean Bank of America, N.A., or any successor Eligible Institution acting as Cash Management Bank, or other financial institution selected by the Lender and the Rating Agencies.

“Casualty Amount” shall mean with respect to each Individual Property, forty percent (40%) of the designated Combined Allocated Loan Amount applicable to such Individual Property.

“Cause” shall have the meaning set forth in Section 5.4.

“Close Affiliate” shall mean with respect to any Person (the “First Person”) any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in both the First Person and the Second Person.

“Close Subsidiary” of a Person shall mean a Subsidiary of such Person, no less than 75% of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by Legal Requirements) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Closing Date” shall mean the date of this Agreement set forth in the first paragraph hereof.

“Closing Date Lease Coverage Ratio” shall mean the Lease Coverage Ratio calculated using the trailing twelve (12) month Portfolio Four-Wall EBITDAR as of February 29, 2012, and twelve (12) times the Master Lease Base Rent due and owing for the first month of the Master Lease term, which Closing Date Lease Coverage Ratio is equal to 3.59x.

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“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Accounts” shall have the meaning set forth in Section 3.1.1.

“Combined Allocated Loan Amount” shall mean, with respect to each Individual Property, the designated “Combined Allocated Loan Amount” applicable to the Restaurant Location that is located on such Individual Property, as set forth on Schedule III attached hereto; provided, however, that with respect to any Individual Property on which two or more Restaurant Locations are located, the Combined Allocated Loan Amount for such Individual Property shall equal the sum of the Combined Allocated Loan Amounts for all Restaurant Locations located thereon, as set forth on Schedule III attached hereto.

“Combined Principal Amount” shall mean the sum of the Principal Amount and the Principal Amount (Mezzanine).

“Combined Release Price” shall mean with respect to each Individual Property, the product of the designated Combined Allocated Loan Amount applicable to such Individual Property and the Release Price Percentage; provided, however, that with respect to any Individual Property transferred to any Affiliate of Borrower, Guarantor, Master Lessee or Master Lease Guarantor, the Combined Release Price for such Individual Property shall be the greater of (a) the product of the designated Combined Allocated Loan Amount applicable to such Individual Property and the Release Price Percentage, and (b) the Fair Market Value of such Individual Property at the time of such transfer.

“Common Elements” shall mean, with respect to each Condominium Property, those portions of any Improvements and other rights relating to a Condominium that are designated as “Common Elements,” “Common Areas” or a substantially equivalent term under the applicable Condominium Documents.

“Common Charges” shall mean, with respect to each Condominium Property, Borrower’s share of the common expenses, or substantially equivalent expenses, of the Condominium as defined and determined in accordance with the Condominium Documents.

“Components” shall mean, collectively, Component A-1, Component A-2-FX, Component A-2-FL, Component B, Component C and Component D, each as more particularly set forth in Section 2.1.1 hereof, and “Component” shall mean any one of the foregoing.

“Component Interest Rate” shall mean, (a) with respect to Component A-1, 2.3666% per annum; (b) with respect to Component A-2-FX, 3.3756% per annum; (c) with respect to Component A-2-FL, the LIBOR Rate, provided that during the Initial Interest Period, the Component Interest Rate for Component A-2-FL shall be 3.3736% per annum; (d) with respect to Component B, 4.8536% per annum; (e) with respect to Component C, 5.8336% per annum; and (f) with respect to Component D, 6.8096% per annum.

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“Concept” shall mean (a) each of Bonefish Grill, Carrabba’s Italian Grill, Fleming’s Prime Steakhouse and Wine Bar, Outback Steakhouse and Roy’s Restaurant; provided, however, that any such restaurant brand shall constitute a “Concept” only for so long as such brand is owned by Master Lease Guarantor or its Close Subsidiaries, and (b) any future restaurant brand owned by Master Lease Guarantor or its Close Subsidiaries, so long as at the time that one or more Individual Properties are first opened for operation under such new restaurant brand, no less than twenty (20) restaurants in the United States (including, but not limited to, such Individual Properties) are open and operated by Master Lease Guarantor or its Close Subsidiaries under such new restaurant brand.

“Concept Sublease” shall mean any Sublease entered into by a Concept Subsidiary and Master Lessee, together with any amendments thereto or replacements thereof, for all or any portion of the Leased Premises as and to the extent permitted under the terms and conditions of the Master Lease and the terms and conditions of this Agreement, including Section 8.8 hereof. As of the Closing Date, the Concept Subleases are those certain amended and restated Subleases, each dated as of the Closing Date, between Master Lessee, as sublandlord, and one of the following as subtenant: Outback Steakhouse of Florida, LLC, Carrabba’s Italian Grill, LLC, Bonefish Grill, LLC, OS Pacific, LLC or OS Prime, LLC.

“Concept Subsidiary” shall mean any direct or indirect Close Subsidiary of Master Lease Guarantor that operates any Individual Property as a Concept Restaurant Location located thereon, either directly or indirectly through RLP Subleases, in accordance with the terms of this Agreement. As of the Closing Date, the Concept Subsidiaries are Carrabba’s Italian Grill, LLC, Outback Steakhouse of Florida, LLC, Bonefish Grill, LLC, OS Pacific, LLC and OS Prime.

“Condominium” shall mean, with respect to each Condominium Property, the condominium regime created by the Condominium Documents.

“Condominium Board” shall mean, with respect to each Condominium Property, the board of managers of the condominium association, or substantially equivalent body, of the Condominium established pursuant to the Condominium Documents.

“Condominium Declaration” shall mean, collectively, all condominium declarations, bylaws, floor plans, and other related documents included in “Condominium Declaration” as such term is defined in each and every Security Instrument.

“Condominium Documents” shall mean, with respect to each Condominium Property, collectively, the Condominium Declaration, the by-laws of the Condominium, the floor plans attached to the Condominium Declaration, and any other similar written agreements among or otherwise binding upon any unit owners of the Condominium in their capacity as such and that govern or otherwise relate to the establishment, continuance, maintenance or operation of the Condominium, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condominium Properties” shall mean, collectively, all of the Individual Properties that are or become subject to a Condominium, and “Condominium Property” shall mean each such Individual Property.

“Condominium Units” shall mean, collectively, all condominium units, together with all other real and personal property, rights, title and interest, estate and appurtenances relating thereto, included in “Condominium Units” as such term is defined in each and every Security Instrument.

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“Contemplated Transactions” shall mean, collectively, (i) the transfers of the Individual Properties to Borrower, (ii) the leasing of the Individual Properties from Borrower to Master Lessee pursuant to the Master Lease, and (iii) the execution and delivery of the Loan Documents or the Mezzanine Loan Documents, Borrower’s or Mezzanine Borrower’s performance thereunder, and the recordation of the Security Instrument.

“Continuing Directors” shall mean the directors of HoldCo on the Closing Date, and each other director of HoldCo if such other director’s nomination for election to the board of directors of HoldCo (or Master Lease Guarantor after a Qualifying IPO of Master Lease Guarantor) is recommended by a majority of the then Continuing Directors or such other director receives (i) the vote of one or more of the Permitted Holders or (ii) following a Transfer to one or more Permitted Transferees permitted under this Agreement, the vote of one or more of such Permitted Transferees in such director’s election by the stockholders of HoldCo (or Master Lease Guarantor after a Qualifying IPO of Master Lease Guarantor).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and Control shall not be deemed absent solely because another member, partner or other Person shall have a veto with respect to major decisions and shall not be deemed absent solely because such other member, partner or other Person has been granted such veto right, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

“Controlling Mezzanine Lender” shall have the meaning set forth in Section 18.1.4(b).

“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement, SMBC Derivative Products Limited, and with respect to any Replacement Interest Rate Cap Agreement, any substitute Approved Counterparty.

“Counterparty Opinion” shall have the meaning set forth in Section 9.3(g).

“Creditors Rights Laws” shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, assignment for the benefit of creditors, composition or other relief with respect to its debts or debtors.

“DBRS” shall mean DBRS, Inc.

“Debt” shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person (to the extent such obligations or liabilities otherwise

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constitute “Debt” under another subclause of the definition of “Debt”); (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien (excluding Liens for Real Estate Impositions or Other Charges not yet due and payable) on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest and principal payments due and payable under all Components.

“Debt Service (First Mezzanine)” shall mean, with respect to any particular period of time, scheduled interest and principal payments due and payable under the First Mezzanine Loan Agreement.

“Debt Service (Second Mezzanine)” shall mean, with respect to any particular period of time, scheduled interest and principal payments due and payable under the Second Mezzanine Loan Agreement.

“Debt Service (Mezzanine)” shall mean, with respect to any particular period of time, combined scheduled interest and principal payments due and payable under each Mezzanine Loan Agreement.

“Debt Service Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, (a) with respect to each Component of the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate and (ii) three percent (3%) above the Component Interest Rate applicable to such Component, and (b) with respect to any other Obligations, the lesser of (i) the Maximum Legal Rate and (ii) three percent (3%) above the Component Interest Rate applicable to Component D.

“Defeasance Collateral” shall mean the Total Defeasance Collateral or the Partial Defeasance Collateral, as the context may require.

“Defeasance Collateral Account” shall have the meaning set forth in Section 2.4.3.

“Defeasance Date” shall mean the Total Defeasance Date or the Partial Defeasance Date, as the context may require.

“Defeasance Event” shall mean the Total Defeasance Event or the Partial Defeasance Event, as the context may require.

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“Defeasance Security Agreement” shall mean a security agreement in form and substance that would be reasonably satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

“Defeased Note” shall have the meaning set forth in Section 2.4.2(d).

“Deficiency” shall have the meaning set forth in Section 6.2.4(b).

“Disqualified Transferee” shall mean any Person that (i) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (ii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iii) as to which an involuntary petition has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law and which was not dismissed prior to the entry of an order for relief; (iv) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; or (vi) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; provided, however, that any Person that would otherwise be a “Disqualified Transferee” by reason of any one or more of clauses (ii) through (vi) above, such Person shall not be a Disqualified Transferee if, at the time of determination, (A) such Person is solvent, such Person and such Person’s property is not subject to a custodian, receiver, trustee or examiner, and neither such Person nor its debts or assets are subject to any federal or state bankruptcy or insolvency proceeding, (B) such Person has been reasonably approved by Lender, and (C) Borrower has delivered to Lender a Rating Agency Confirmation with respect to such Person.

“Direct Control Remedies” shall have the meaning set forth in Section 18.1.4(b).

“Divested Borrower” shall have the meaning set forth in Section 18.1.4(a).

“Divested Property” shall have the meaning set forth in Section 18.1.4 (a).

“Eligible Account” shall mean (i) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit such as or similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity or (ii) a segregated account maintained at an Eligible Institution. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations and commercial paper of which are rated at least “P1” by Moody’s and “R-1 (middle)” by DBRS in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of

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accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A2” by Moody’s and “A (low)” by DBRS), or (b) an insured depository institution that is the subject of a Rating Agency Confirmation (i) from the Rating Agency for which the minimum rating is not met with respect to any account listed in the clauses above or which is not expressly enumerated above, or (ii) from each Rating Agency, with respect to a depository institution other than one listed in the clauses above.

“Environmental Certificate” shall have the meaning set forth in Section 12.2.1.

“Environmental Claim” shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Materials from or at the Property, or (b) the violation, or alleged violation, of any Environmental Law relating to the Property.

“Environmental Event” shall have the meaning set forth in Section 12.2.1.

“Environmental Indemnity” shall mean (a) those certain Environmental Indemnities, each dated the date hereof, one executed by PropCo, one executed by Guarantor and one executed by Master Lease Guarantor and Master Lessee, and each in favor of Lender, and (b) any Replacement Indemnity, in each case, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Environmental Law” shall have the meaning provided in the Environmental Indemnity.

“Environmental Reports” shall have the meaning set forth in Section 12.1.

“Equity Interests” means (i) any ownership, management or membership interests in any limited liability company, (ii) any general or limited partnership interest in any partnership, (iii) any common, preferred or other stock interest in any corporation, (iv) any share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (v) any ownership or beneficial interest in any trust or, (vi) any option, warrant or other right to convert into or otherwise receive any of the foregoing.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Event of Default” shall have the meaning set forth in Section 17.1(a).

“Excess Account Collateral” shall have the meaning set forth in Section 2.3.8.

“Excess Cash Flow” shall have the meaning set forth in Section 3.1.6(a)(xiv).

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

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“Excluded Licenses” shall mean the month to month parking licenses and sign leases and other minor licenses and leases in the name of the Master Lessee or its Affiliates, including those set forth on Schedule I, as the same may be amended, modified or replaced by Borrower, Master Lessee or their respective Affiliates without Lender’s consent except to the extent such amendment, modification or replacement would have a Material Adverse Effect.

“Excluded Personal Property” shall mean, collectively, (a) all of the Personal Property and Trade Fixtures of Master Lessee, Master Lease Guarantor, and its Affiliates, (b) any licenses or other intellectual property of Master Lessee, Master Lease Guarantor and its Affiliates, and any Tenants (including without limitation, relating to the Concepts or Third-Party Brands, or directly relating to the business of any Tenant under an Unaffiliated Sublease or Specified Prior Sublease), and (c) any Personal Property or Trade Fixtures owned by Tenants under Unaffiliated Subleases or Specified Prior Subleases; provided, that such Excluded Personal Property shall not include any capital improvements, replacements or alterations to any Individual Property that automatically become the landlord’s property upon the expiration or termination of the Master Lease. Without limiting the generality of the foregoing, with respect to any Restaurant Location, Excluded Personal Property includes all items labeled as “Excluded Personal Property” on Schedule XIV, but expressly excludes all items labeled as “Fixtures” on Schedule XIV.

“Excluded Release” means any release of (a) Individual Properties that Go Dark, (b) Individual Properties made in connection with a casualty or Taking pursuant to Section 6.2.3 hereof, (c) Outparcels pursuant to Section 2.3.6(b), or (d) Individual Properties released to cure a Default or Event of Default as provided in the last paragraph of Section 2.3.6(a).

“Excluded SPE Breach” shall mean a breach by Borrower or any SPE Component Entity of (a) Section 5.3(a)(xv), (b) Section 5.3(a)(xviii), provided that such breach shall constitute an Excluded SPE Breach if and only if such breach arises from Borrower or any SPE Component Entity failing to pay its own liabilities or failing to be solvent (as opposed to a breach arising from Borrower or any SPE Component Entity paying its own liabilities from funds of another Person), and (c) Section 5.3(a)(vii), provided that such breach shall constitute an Excluded SPE Breach if and only if such breach arises from the fact that there is insufficient cash flow from the operation of the Property to pay trade payables, operational debt, deferred purchase payments for services and indebtedness incurred by Borrower in the financing of equipment, personal property and Fixtures used on the Property incurred in the ordinary course of Borrower’s business, not secured by Liens on the Property.

“Exculpated Parties” shall have the meaning set forth in Section 18.1.1.

“Excusable Delay” shall mean a delay solely due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

“Existing Intercompany Loans” shall have the meaning set forth in the definition of Guarantor Intercompany Loans herein.

Loan and Security Agreement

“Fair Market Value” with respect to any Individual Property shall mean the fair market value of such Individual Property as determined by a FIRREA compliant appraisal prepared by an Independent Appraiser.

“First Mezzanine Account” shall mean an account designated by First Mezzanine Lender to Lender from time to time pursuant to the terms of the First Mezzanine Loan Agreement.

“First Mezzanine Borrower” shall mean New PRP Mezz 1, LLC, a Delaware limited liability company.

“First Mezzanine Debt Service Reserve Account” shall have the meaning set forth in Section 3.1.1.

“First Mezzanine Lender” shall mean German American Capital Corporation, a Maryland corporation, Bank of America, N.A., and each of their respective successors and/or assigns, as the holder of the First Mezzanine Loan.

“First Mezzanine Lender Monthly Debt Service Notice” shall mean the written notice required to be delivered by First Mezzanine Lender pursuant to Section 3.1.6 of the First Mezzanine Loan Agreement to Lender at least five (5) Business Days prior to each Payment Date setting forth the First Mezzanine Loan Debt Service Amount payable by First Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered; provided, however, that any First Mezzanine Lender Monthly Debt Service Notice delivered to Lender shall be applicable with respect to all future Payment Dates until First Mezzanine Lender delivers a new First Mezzanine Lender Monthly Debt Service Notice to Lender, it being understood that First Mezzanine Lender will not be required to deliver a new First Mezzanine Lender Monthly Debt Service Notice to Lender unless and until the First Mezzanine Loan Debt Service Amount due on the ensuing Payment Date is different from the First Mezzanine Loan Debt Service Amount due on the immediately preceding Payment Date, and Lender shall be permitted to rely on the most recently received First Mezzanine Lender Monthly Debt Service Notice until Lender receives a new First Mezzanine Lender Monthly Debt Service Notice from First Mezzanine Lender.

“First Mezzanine Loan” shall mean that certain $87,600,000 mezzanine loan, made as of the date hereof, from First Mezzanine Lender to First Mezzanine Borrower.

“First Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan and Security Agreement (First Mezzanine), dated as of the date hereof, between First Mezzanine Borrower, as borrower, and First Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“First Mezzanine Loan Debt Service Amount” shall mean, with respect to any Payment Date, interest and principal payments scheduled to be due under the First Mezzanine Loan (or the undefeased portion thereof in the event of a defeasance of a portion thereof) pursuant to the First Mezzanine Loan Documents (excluding default or accrued interest other than regularly scheduled interest, but including all servicing fees due on such Payment Date under Section 16.3 of the First Mezzanine Loan Agreement) on such date (as set forth in the First Mezzanine Lender Monthly Debt Service Notice delivered to Lender), and repayment in full of the principal balance of the First Mezzanine Note on the scheduled maturity of the First Mezzanine Loan (but excluding any principal payments on account of an acceleration of the First Mezzanine Loan or a default under any of the First Mezzanine Loan Documents).

Loan and Security Agreement

“First Mezzanine Loan Default Notice” shall mean a notice from First Mezzanine Lender to Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) that an “Event of Default” has occurred and is continuing under any of the First Mezzanine Loan Documents.

“First Mezzanine Loan Default Revocation Notice” shall have the meaning set forth in Section 3.1.6 hereof.

“First Mezzanine Loan Documents” shall mean the documents evidencing and securing the First Mezzanine Loan, as may be modified, amended, extended, supplemented, restated or replaced from time to time.

“First Mezzanine Note” shall mean, collectively, (a) that certain Mezzanine Note A-1 (First Mezzanine) in the original principal amount of $9,000,000 dated as of the date hereof, from First Mezzanine Borrower to Bank of America, N.A., (b) that certain Mezzanine Note A-2 (First Mezzanine) in the original principal amount of $6,000,000 dated as of the date hereof, from First Mezzanine Borrower to German American Capital Corporation, (c) that certain Mezzanine Note A-3 (First Mezzanine) in the original principal amount of $17,400,000 dated as of the date hereof, from First Mezzanine Borrower to Bank of America, N.A., (d) that certain Mezzanine Note A-4 (First Mezzanine) in the original principal amount of $11,600,000 dated as of the date hereof, from First Mezzanine Borrower to German American Capital Corporation, (e) that certain Mezzanine Note A-5 (First Mezzanine) in the original principal amount of $3,000,000 dated as of the date hereof, from First Mezzanine Borrower to First Mezzanine Lender, (f) that certain Mezzanine Note A-6 (First Mezzanine) in the original principal amount of $15,600,000 dated as of the date hereof, from First Mezzanine Borrower to First Mezzanine Lender, and (g) that certain Mezzanine Note A-7 (First Mezzanine) in the original principal amount of $25,000,000 dated as of the date hereof, from First Mezzanine Borrower to First Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, but excluding any portion of such notes that have been defeased in accordance with the First Mezzanine Loan Agreement.

“Fiscal Quarter” shall mean each three month period ending March 31, June 30, September 30 and December 31.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or the portion of any such 12-month period falling within the term of the Loan in the event that such a 12-month period occurs partially before or after, or partially during, the term of the Loan.

“Fitch” shall mean Fitch Ratings Inc.

“Fixed Rate Components” shall mean, collectively, each of Component A-1, Component A-2-FX, Component B, Component C and Component D, and “Fixed Rate Component” shall mean any one of the foregoing.

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“Fixtures” shall have the meaning set forth in the Uniform Commercial Code in effect in the State of New York, and, in addition, shall include the following: general, non-specialized building mechanical, electrical and plumbing and HVAC systems and equipment, elevators and escalators (together with all related controls equipment, parts and supplies used to service, repair, maintain and equip the foregoing), sprinkler systems, fire suppression/fire alarm systems, security system, awnings, ceiling tile and grids, restroom and utility plumbing fixtures, carpeting, hard wood flooring, domestic water heaters, brick pizza oven, and general and emergency lighting; but shall expressly exclude any Excluded Personal Property. Without limiting the generality of the foregoing, with respect to any Restaurant Location, the term “Fixtures” shall specifically include the items set forth as “Fixtures” on Schedule XIV.

“Floating Rate Component” shall mean Component A-2-FL.

“Floating Rate Determination Date” shall mean, with respect to each Interest Period with respect to the Floating Rate Component, the date which is two (2) Business Days prior to the beginning of such Interest Period.

“Foreclosure Divestment” shall have the meaning set forth in Section 18.1.4(a).

“Founders” shall mean (i) Christopher T. Sullivan, Robert D. Basham and J. Timothy Gannon, or in the event of any such Person’s death such Person’s estate; (ii) any trust Controlled by any of the Persons described in clause (i) (or in the event of the death or incompetency of any such Person, such Person’s estate, executor, administrator or committee administering such estate) created for the benefit of any of the Persons described in clause (i) or any of (or any combination of) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i), or any trust for the benefit of such trust Controlled by any of the Persons described in clause (i) (or in the event of the death or incompetency of any such Person, such Person’s estate, executor, administrator or committee administering such estate); or (iii) any entity that both (a) is Controlled by any of the Persons described in clause (i) (or in the event of the death or incompetency of any such Person, such Person’s estate, executor, administrator or committee administering such estate) and (b) no less than fifty-one percent (51%) of the Equity Interests in which entity are owned by any of the Persons described in any of clauses (i) or (ii) above (any such entity described in this clause (iii), a “Founder Entity”.

“Founder Entity” shall have the meaning in the definition of “Founders” above.

“GAAP” shall mean generally accepted accounting principles from time to time in effect and as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination; provided, however, that if the Borrower or the Master Lessee (with respect to reports to be generated by Master Lessee) notifies the Lender that such Person requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP

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or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower and Master Lessee (with respect to reports to be generated by Master Lessee) that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Go Dark” shall mean, with respect to any Restaurant Location (a Restaurant Location that shall Go Dark is sometime referred to herein as a “Go Dark Restaurant Location”, (a) if the Restaurant Location is not open for business to the public for a period of thirty (30) consecutive days, unless such closure (i) is a result of a Taking of or casualty or other damage or injury to such Individual Property, so long as Borrower (A) promptly and diligently pursues and completes repair or restoration of such Restaurant Location, or takes other appropriate actions to resolve such closure, and (B) reopens such Restaurant Location to the public no later than two hundred seventy (270) days after the date of the initial closure, subject to an extension not to exceed an additional two hundred seventy (270) days in the event that such closure continues due to Excusable Delay, upon the expiration of which, such Restaurant Location shall be a Go Dark Restaurant Location; or (ii) subject to the proviso below, is temporary and is in connection with an Alteration permitted hereunder, so long as Borrower (A) promptly and diligently pursues and completes such Alteration, and (B) reopens such Restaurant Location to the public no later than one hundred eighty (180) days after the date of the initial closure, subject to an extension not to exceed sixty (60) days in the event that such closure continues due to Excusable Delay, upon the expiration of which, such Restaurant Location shall be a Go Dark Restaurant Location; provided, however, that no greater than ten percent (10%) of all Restaurant Locations that remain subject to the Lien of the Security Instrument at the time of determination (rounded up to the nearest whole number, which number as of the Closing Date is 27 based on 261 Restaurant Locations being subject to the Lien of the Security Instrument as of the Closing Date) shall be permitted to be closed pursuant to this clause (a)(ii) at any one time; and (b) if the Restaurant Location is a Go Dark Purchase Option Property, if the Restaurant Location is not open for business to the public for any period of time, and such closure would constitute an event after which a purchase right, termination right, recapture right or option could be triggered (regardless of the applicability of the provisions of the foregoing clause (a) that would otherwise result in such Restaurant Location not being considered a Go Dark Restaurant Location).

“Go Dark Purchase Option Property” means any Restaurant Location having an Operating Agreement or other agreement of record (or off record and evidenced by a recorded memorandum) which contains a purchase right, termination right, recapture right or option that would be exercisable if such Restaurant Location is not open for business to the public for a period designated in such Operating Agreement or other agreement of record, including but not limited to the Restaurant Locations listed on Schedule VI which are specifically designated as having such a purchase right, termination right, recapture right or option.

“Go Dark Restaurant Location” has the meaning set forth in the definition of “Go Dark” above.

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“Go Dark/Sublease Limit” shall mean, at any given time, fourteen percent (14%) of the Restaurant Locations that remain subject to the Lien of the Security Instrument at the time of determination (rounded up to the nearest whole number). As of the Closing Date, the Go Dark/Sublease Limit is equal to 37 Restaurant Locations based on 261 Restaurant Locations being subject to the Lien of the Security Instrument as of the Closing Date.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall mean OSI HoldCo I, Inc., a Delaware corporation.

“Guarantor Asset Covenant” shall mean the covenant that Guarantor shall continue to own, directly or indirectly, 100% of the Equity Interests in Master Lease Guarantor.

“Guarantor Group” means, collectively, Guarantor and all other entities taxable as corporations for federal (or applicable state, local or foreign) Tax purposes which join with Guarantor (or any other entity which is (i) either (x) directly or indirectly Controlled by Guarantor or (y) a domestic corporation for federal tax purposes that owns, directly or indirectly through wholly owned domestic corporations, all of the Equity Interests in Guarantor and (ii) neither a member of the Borrower Group nor any Equity Interests in which are owned directly or indirectly by the Borrower) in filing a consolidated federal income tax return (or any consolidated, combined, unitary or similar group tax return pursuant to state, local or foreign Tax law) for any taxable year with Guarantor (or such other entity) as the common parent of such group.

“Guarantor Group Tax” means, for any period, the actual consolidated federal income Tax liability and the actual applicable consolidated, combined, unitary or similar group Tax liability imposed under state, local or foreign Tax law of the Guarantor Group for such period. For avoidance of doubt, in no event shall the term “Tax liability” as used in this definition be construed to refer to a negative amount.

“Guarantor Intercompany Loans” means (i) the current outstanding loans from HoldCo to Guarantor in the original principal amount of $20,539,053 (the “Existing Intercompany Loans”), and (ii) future loans from HoldCo to Guarantor (the “Guarantor Subsequent Intercompany Loans”); provided that (A) the aggregate original principal amount of Existing Intercompany Loans and Guarantor Subsequent Intercompany Loans outstanding at any time shall not exceed $50,000,000 and (B) the Guarantor Subsequent Intercompany Loans shall be distributed to Guarantor’s direct or indirect parent entities (which direct or indirect parent entities shall not include the Sponsors or any Founder Entity) to permit such direct or indirect parent to (1) make loans or other payments in connection with, or satisfy any funding or other contractual obligation with respect to, any employment, compensation or equity participation arrangement to any future, present or former employee, consultant or director of Guarantor or any direct or indirect parent of Guarantor (which direct or indirect parent entities shall not include the Sponsors or any Founder Entity), (2) pay for the repurchase, retirement or other acquisition or retirement for value of, or any tax withholding or other obligation with respect to, Equity Interests of Guarantor or of any parent of Guarantor (which parent shall not include the

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Sponsors or any Founder Entity) held by any future, present or former employee, consultant or director of Guarantor or any direct or indirect parent of Guarantor (which parent shall not include the Sponsors or any Founder Entity) or (3) pay principal or interest on promissory notes that were issued to any future, present or former employee, consultant or director of Guarantor or any direct or indirect parent of Guarantor (which parent shall not include the Sponsors or any Founder Entity) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, consultant or director of Guarantor or any direct or indirect parent of Guarantor (which direct or indirect parent shall not include the Sponsors or any Founder Entity).

“Guarantor Net Worth Requirements” shall have the meaning set forth in Section 8.5.

“Guarantor Subsequent Intercompany Loans” shall have the meaning set forth in the definition of Guarantor Intercompany Loans herein.

“Hazardous Materials” shall have the meaning provided in the Environmental Indemnity.

“HoldCo” shall mean OSI HoldCo, Inc., a Delaware corporation.

“Holdings” shall mean Kangaroo Holdings, Inc., a Delaware corporation.

“Holding Account” shall have the meaning set forth in Section 3.1.1.

“Hypothetical Borrower Group Tax” means, for any period, the sum of the hypothetical consolidated federal income tax liability and the applicable Tax liability imposed under state, local or foreign Tax law of the Borrower Group for such period with respect to a Tax that is described in the definition of Guarantor Group Tax (including any Tax liability of any member of the Borrower Group) determined in accordance with the Code and Treasury regulations thereunder and comparable provisions of applicable state, local or foreign Tax law as if the Borrower Group were, as applicable, a separate affiliated group of corporations filing a consolidated federal income tax return (or the applicable comparable group filing consolidated, unitary, combined or similar group Tax returns, or applicable separate entity filing separate Tax returns, under state, local or foreign Tax law) including any elections and accounting methods available which the Master Lessee or Guarantor on behalf of the Master Lessee (or other parent of the applicable Guarantor Group) has made pursuant to the Code and Treasury regulations (or comparable provisions of applicable state, local or foreign Tax law) and other administrative pronouncements. For avoidance of doubt, in no event shall the term “Tax liability” as used in this definition be construed to refer to a negative amount.

“Impositions” shall mean all Taxes, governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of

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the Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Guarantor Group, provided such amounts shall in no event exceed the Separate Borrower Group Tax Liability for the applicable period, (b) the Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay any Tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property or (ii) except as provided in Section 2.5, Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue Tax.

“Improvements” shall mean, collectively, all real and personal property included in “Improvements” as such term is defined in each and every Security Instrument.

“Income Tax” means federal, state, local and foreign income Taxes and franchise Taxes based on net income, including alternative minimum Tax and any interest, penalties, fines, assessments or additions imposed in respect of the foregoing.

“Increased Costs” shall have the meaning set forth in Section 2.5.1.

“Indebtedness” shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with the other Loan Documents and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or the other Loan Documents.

“Indemnified Parties” shall have the meaning set forth in Section 19.12(b).

“Indemnity Agreement” shall mean that certain Indemnification Certificate and Agreement, dated as of the date hereof, made by Borrower for the benefit of Bank of America, N.A., German American Capital Corporation, Banc of America Merrill Lynch Large Loan, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

“Independent” shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower or Master Lessee, (ii) is not connected with any Borrower or any Affiliate of any Borrower or Master Lessee as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, customer or supplier (other than a customer or supplier in the ordinary course of business on terms applicable generally to all customers and suppliers) or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

“Independent Accountant” shall mean a firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender.

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“Independent Appraiser” shall mean (a) Cushman & Wakefield, or (b) such other Independent MAI appraiser which (i) is a reputable, nationally or regionally recognized real estate appraiser having at least five (5) years’ experience in the appraisal of commercial restaurant properties, (ii) has, for at least five (5) years prior to its engagement by Borrower, acted as an appraiser of commercial properties with leasable square footage equal to at least the lesser of (A) 1,000,000 leasable square feet and (B) five (5) times the leasable square feet of the Property, and (iii) is not the subject of a bankruptcy or similar insolvency proceeding.

“Independent Leasing Broker” shall mean (a) Cushman & Wakefield, or (b) such other Independent leasing broker which (i) is a reputable, nationally or regionally recognized leasing broker having at least five (5) years’ experience in the leasing of commercial restaurant properties, (ii) has, for at least five (5) years prior to its engagement by Borrower to provide the certificate required under Section 8.8.9, acted as leasing broker for commercial properties with leasable square footage equal to at least the lesser of (A) 1,000,000 leasable square feet and (B) five (5) times the leasable square feet of the Property, and (iii) is not the subject of a bankruptcy or similar insolvency proceeding.

“Independent Manager” of any corporation or limited liability company means an individual with at least three (3) years of employment experience serving as an independent director or independent manager, and who is provided by, and is in good standing with, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or independent managers or is not acceptable to the Rating Agencies, another nationally-recognized company reasonably approved by Lender and, if required by Lender, the Rating Agencies, in each case, that is not an Affiliate of such corporation or limited liability company and that provides professional independent directors or independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Manager be:

(i) a member (other than an independent, non-economic “springing member”), partner, equityholder, manager, director, officer or employee of such corporation or limited liability company, or any of its equityholders or Affiliates (other than as an independent director or independent manager of an Affiliate of such corporation or limited liability company that is not in the direct chain of ownership of such corporation or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent directors or independent managers);

(ii) a customer, creditor, supplier or service provider (including provider of professional services) to such corporation or limited liability company or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or independent managers and other corporate services to such corporation or limited liability company or any of its equityholders or Affiliates in the ordinary course of business);

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(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that Controls or is under common Control with (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the independent director or independent manager of a single purpose bankruptcy remote entity in the direct chain of ownership of such corporation or limited liability company shall not be disqualified from serving as an Independent Manager of such corporation or limited liability company, provided that the fees that such individual earns from serving as independent director or independent manager of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. Notwithstanding anything to the contrary herein, (A) Borrower may not have the same independent directors or independent managers as any Mezzanine Borrower, and (B) Borrower’s independent directors or independent managers shall not be Affiliates of Master Lessee or Master Lease Guarantor.

“Individual Property” shall mean all real and personal property included in one “Individual Property” as such term is defined in any one of the Security Instruments.

“Initial Interest Period” shall mean, (a) with respect to each Fixed Rate Component, a period from and including the Closing Date and ending on and including April 9, 2012, and (b) with respect to the Floating Rate Component, a period from and including the Closing Date and ending on and including April 12, 2012

“Insurance Requirements” shall mean, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar functions.

“Insurance Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Insurance Reserve Amount” shall have the meaning set forth in Section 16.2.

“Intercreditor Agreement” shall have the meaning set forth in Section 19.24.

“Interest Period” shall mean, (a) with respect to each Fixed Rate Component, a period from and including the tenth (10th) calendar day of each calendar month during the term of the Loan and ending on and including the ninth (9th) calendar day of the immediately succeeding calendar month, and (b) with respect to the Floating Rate Component, a period from and including the thirteenth (13th) calendar day of each calendar month during the term of the Loan and ending on and including the twelfth (12th) calendar day of the immediately succeeding calendar month.

“Interest Rate” shall mean, with respect to each Component, the applicable Component Interest Rate, or where applicable pursuant to this Agreement or any other Loan Document, the applicable Default Rate.

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“Interest Rate Cap Agreement” shall mean an agreement (together with the confirmation and schedules relating thereto), dated on or about the date hereof, between the Counterparty and Borrower, obtained by Borrower and collaterally assigned to Lender pursuant to this Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement. The Interest Rate Cap Agreement shall be governed by the laws of the State of New York and shall contain each of the following:

(a) Notional Amount. The notional amount of the Interest Rate Cap Agreement shall be equal to the then outstanding principal balance of the Floating Rate Component;

(b) Remaining Term. For so long as any portion of the Floating Rate Component is outstanding, (i) the initial Interest Rate Cap Agreement shall at all times extend through the end of the Interest Period in which the April, 2014 Payment Date occurs, and (ii) each Replacement Interest Rate Cap Agreement shall at all times extend through the last day of (x) an Interest Period that ends no earlier than two (2) years after the effective date of such Replacement Interest Rate Cap Agreement, or (y) the Interest Period in which the Maturity Date occurs, whichever is earlier;

(c) Parties. The Interest Rate Cap Agreement shall be issued by the Counterparty to Borrower and shall be pledged to Lender by Borrower in accordance with this Agreement;

(d) Payment Stream. The Counterparty under the Interest Rate Cap Agreement shall be obligated to make a stream of payments directly to the Holding Account (whether or not an Event of Default has occurred) from time to time equal to the product of (i) the notional amount of such Interest Rate Cap Agreement multiplied by (ii) the excess, if any, of LIBOR (including any upward rounding under the definition of LIBOR) over the LIBOR Cap Strike Rate;

(e) Acknowledgment. The Counterparty under the Interest Rate Cap Agreement shall execute and deliver the Acknowledgment; and

(f) Other. The Interest Rate Cap Agreement shall impose no material obligation on the beneficiary thereof (after payment of the acquisition cost) and shall be in all material respects reasonably satisfactory in form and substance to Lender.

“Intermediate Entity” means any Intermediate HoldCo Entity or Intermediate PropCo Entity.

“Intermediate HoldCo Entity” shall mean any Person satisfying all of the following: (a) 100% of the direct or indirect Equity Interests in such Person are owned by, and such Person is Controlled by, Guarantor, (b) such Person owns, directly or indirectly, 100% of the Equity Interests in, and Controls, HoldCo, and (c) such Person does not own, directly or indirectly, any Equity Interest in any Person other than another Intermediate HoldCo Entity (if any) and, indirectly by virtue of its direct or indirect Equity Interests in HoldCo, the Persons in which HoldCo owns a direct or indirect Equity Interest. As of the Closing Date, there are no Intermediate HoldCo Entities.

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“Intermediate PropCo Entity” shall mean any Person satisfying all of the following: (a) 100% of the direct or indirect Equity Interests in such Person are owned by, and such Person is Controlled by, HoldCo, (b) such Person owns, directly or indirectly, 100% of the Equity Interests in, and Controls, PropCo and does not directly or indirectly own any Equity Interest in Master Lease Guarantor, and (c) such Person does not own, directly or indirectly, any Equity Interest in any Person other than another Intermediate PropCo Entity (if any) and, indirectly by virtue of its direct or indirect Equity Interests in PropCo, PRP, each Mezzanine Borrower and Borrower. As of the Closing Date, there are no Intermediate PropCo Entities.

“Inventory” shall have the meaning set forth in the Uniform Commercial Code in effect in the State of New York.

“Involuntary Lien” shall mean any lien on the Property other than a lien that Borrower or any Affiliate of Borrower voluntarily causes to be placed, or which Borrower or any Affiliate of Borrower colludes in the placing, on the Property.

“IPO Entity” shall mean any Lower Tier Entity or Upper Tier Entity.

“Land” shall mean, collectively, all real property interests included in “Land” as such term is defined in each and every Security Instrument.

“Late Payment Charge” shall have the meaning set forth in Section 2.2.3.

“Lead Based Paint” shall have the meaning provided in Section 12.2.2.

“Lead Based Paint Report” shall have the meaning provided in Section 12.2.2.

“Leaseable Building Pad” shall have the meaning set forth in Section 8.8.11.

“Lease Coverage Ratio” shall mean a ratio, as determined by Lender for the twelve calendar months immediately preceding the date of calculation, in which:

(a) the numerator is the Portfolio Four-Wall EBITDAR, applied consistently, stated on the most recent monthly report or reports delivered to Lender pursuant to Sections 11.2.1 through 11.2.3 for the trailing twelve (12) month period ended on the last day of the period covered by such report; and

(b) the denominator is the aggregate amount of Master Lease Base Rent payable under the Master Lease for the twelve calendar months immediately prior to the applicable calculation date, provided that for the twelve-month period following the Closing Date, Lease Coverage Ratio shall be calculated based on the Master Lease Base Rent payable under the Master Lease from the Closing Date through the full calendar month preceding the calculation date, with such sum annualized to determine the Master Lease Base Rent for a full twelve month period.

Notwithstanding the foregoing, when determining whether the Lease Coverage Ratio condition is satisfied in connection with a Property Release, the following shall apply: (i) the numerator of Lease Coverage Ratio immediately prior to the Release Date shall only include the trailing

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twelve (12) month Portfolio Four-Wall EBITDAR contributed by the Individual Properties that are subject to the Lien of the Security Instrument immediately prior to the Property Release, including the subject Release Property, but excluding all previous Release Properties regardless of the applicable Release Dates; (ii) the numerator of Lease Coverage Ratio on the Release Date shall only include the trailing twelve (12) month Four-Wall EBITDAR contributed by the Individual Properties that are subject to the Lien of the Security Instrument immediately following the Property Release, excluding the subject Release Property and all previous Release Properties regardless of the applicable Release Date; (iii) the denominator of Lease Coverage Ratio immediately prior to the Release Date shall equal the monthly Master Lease Base Rent in effect immediately prior to the Property Release, multiplied by twelve (12); and (iv) the denominator of Lease Coverage Ratio on the Release Date shall equal the monthly Master Lease Base Rent to be in effect immediately following the Property Release (taking into account the reduction of the Master Lease Base Rent with respect to the subject Release Property), multiplied by twelve (12).

“Leased Premises” shall mean that portion of the Property leased to the Master Lessee from time to time pursuant to the Master Lease.

“Legal Requirements” shall mean all laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority affecting the Loan, any Securitization of the Loan, Borrower or any Individual Property or any part thereof, or the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any Individual Property or any part thereof, or the Improvements or the Building Equipment thereon, whether now or hereafter enacted and in force, including without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, Environmental Laws, all covenants, restrictions and conditions now or hereafter of record, building and zoning codes and ordinances and laws relating to handicapped accessibility.

“Lender” shall have the meaning set forth in the first paragraph of this Agreement.

“Lender’s Consultant” shall mean an environmental and engineering consulting firm selected by Lender having experience (i) conducting environmental and engineering assessments for properties similar to the Property and (ii) preparing and supervising remediation plans for properties similar to the Property.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least sixty (60) days after the Maturity Date (the “LC Expiration Date”)), in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement executed by an officer or authorized signatory of Lender and issued by an Eligible Institution. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Eligible Institution or (b) the Letter of Credit is due to expire prior to the LC Expiration Date, Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Agreement, unless Borrower shall deliver a replacement Letter of Credit from an Eligible Institution within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Eligible Institution or (ii) as to (b) above, at least twenty (20) days prior to the expiration date of said Letter of Credit.

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“LIBOR” shall mean, with respect to any Floating Rate Determination Date, the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one one-thousandth (1/1000) of one percent (1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Floating Rate Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the applicable Floating Rate Determination Date, the Lender shall request the principal London office of any four (4) prime banks in the London interbank market selected by the Lender to provide such banks’ quotations of the rates at which deposits in U.S. Dollars are offered by such banks at approximately 11:00 a.m., London time, to prime banks in the London interbank market for a one (1) month period commencing on the first day of the related Interest Period and in a principal amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations (expressed as a percentage and rounded upwards, if necessary, to the nearest one one-thousandth (1/1000) of one percent (1%)). If fewer than two (2) such quotations are so provided, the Lender will request major banks in New York City selected by the Lender to quote such banks’ rates for loans in U.S. Dollars to leading European banks as of approximately 11:00 a.m., New York City time, on the applicable Floating Rate Determination Date for a one (1) month period commencing on the first day of the related Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates (expressed as a percentage and rounded upwards, if necessary, to the nearest one one-thousandth (1/1000) of one percent (1%)). If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR Rate during the immediately preceding Interest Period.

“LIBOR Cap Strike Rate” shall mean 7.0% per annum.

“LIBOR Floor” shall mean one percent (1.0%) per annum.

“LIBOR Margin” shall mean 2.3736% per annum.

“LIBOR Rate” shall mean, with respect to each Interest Period, an interest rate per annum equal to the sum of (a) the greater of (i) LIBOR, determined as of the Floating Rate Determination Date immediately preceding the commencement of such Interest Period, or (ii) the LIBOR Floor, plus (b) the LIBOR Margin.

“License” shall have the meaning set forth in Section 4.1.24.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic’s, materialmen’s and other similar liens and encumbrances, in each case, excluding any such items filed against and solely affecting the Excluded Personal Property.

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“LLC Agreement” shall have the meaning set forth in Section 5.3(c).

“Loan” shall mean the loan in the amount of the Loan Amount made by Lender to Borrower pursuant to this Agreement.

“Loan Amount” shall mean the original principal amount of the Loan equal to $324,800,000.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Master Lease SNDA, the Recourse Guaranty, the Subordination of Asset Management Agreement and all other documents executed and/or delivered by Borrower, Master Lessee or Guarantor for the benefit of Lender in connection with the Loan, including any opinion certificates or other certifications or representations delivered by or on behalf of Borrower or any Affiliate of Borrower for the benefit of Lender; provided, however, that “Loan Documents” shall exclude the Indemnity Agreement.

“Loan Party” shall mean, individually or collectively as the context requires, Borrower, each SPE Component Entity and Guarantor.

“Lockout Expiration Date” shall have the meaning set forth in Section 2.3.1 hereof.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other costs of defense).

“Low Lease Coverage Ratio Cash Sweep Period” shall mean any period of time during which a 90% Cash Sweep Period and/or an 80% Cash Sweep Period exists.

“Lower Tier Entity” shall mean any of Master Lease Guarantor, HoldCo or any Intermediate HoldCo Entity.

“Management Stockholders” means the bona fide members of management of Master Lease Guarantor or its Subsidiaries (excluding the Founders) who are as of the relevant date of determination both (i) actively involved in the management of Master Lease Guarantor or its Subsidiaries and (ii) investors in Guarantor or any direct or indirect parent thereof.

“Master Lease” shall mean that certain Amended and Restated Master Lease Agreement for the Properties by and between Borrower, as lessor, and Master Lessee, as lessee, dated the date hereof, as more particularly described in Section 5.1.22. Lender acknowledges that Borrower does not own, and Lender does not have a lien on, the Excluded Personal Property and that the term “Master Lease” shall not include the Excluded Personal Property or leases or licenses with respect to the Excluded Personal Property.

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“Master Lease Additional Charges” shall mean the “Additional Charges” as defined under the Master Lease.

“Master Lease Annual Budget” shall have the meaning set forth in the definition of “Annual Budget.”

“Master Lease Base Rent” shall mean monthly “Base Rent” as defined under the Master Lease.

“Master Lease Default” shall mean a default by Master Lessee or Borrower under the terms of the Master Lease beyond any applicable notice and cure periods contained therein.

“Master Lease Guarantor” shall mean OSI Restaurant Partners, LLC, a Delaware limited liability company.

“Master Lease Guarantor Asset Covenants” shall mean the following covenants pertaining to the Master Lease Guarantor, except to the extent such covenants are no longer complied with as a result of a foreclosure (or transfer in lieu thereof) of the Liens granted by HoldCo, Master Lease Guarantor or any of Master Lease Guarantor’s Subsidiaries resulting from the exercise of remedies as set forth in the Master Lease Guarantor Facility: (i) Master Lease Guarantor shall continue to own, directly or through Close Subsidiaries, the restaurant brands and related intellectual property and businesses known as “Outback Steakhouse” and “Carraba’s Italian Grill”; (ii) Master Lease Guarantor shall not dispose of all or substantially all of its assets, exclusive of transfers to and among Master Lease Guarantor’s Close Subsidiaries; and (iii) Master Lessee shall continue to be a wholly owned Subsidiary of Master Lease Guarantor and Master Lease Guarantor shall not permit and shall not consent to any assignment by Master Lessee of its interest in the Master Lease or its rights and interests thereunder.

“Master Lease Guarantor Consolidated EBITDA” shall mean, as of any date of determination, Consolidated EBITDA (as defined in the Master Lease Guarantor Initial Credit Agreement, assuming for this purpose all adjustments thereto made pursuant to the Master Lease Guarantor Initial Credit Agreement for purposes of determining the Total Leverage Ratio, as defined in the Master Lease Guarantor Initial Credit Agreement) for the Test Period (as defined in the Master Lease Guarantor Initial Credit Agreement) then last ended.

“Master Lease Guarantor Facility” shall mean the credit facilities provided under the Credit Agreement, dated as of June 14, 2007, by and among Master Lease Guarantor, as borrower, HoldCo, Deutsche Bank AG, New York Branch, as Administrative Agent, and the other lenders from time to time party thereto (the “Master Lease Guarantor Initial Credit Agreement”), and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders; provided, however, that in no event shall such

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credit facilities, or any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof, be secured in whole or in part by the direct or indirect Equity Interests in Guarantor or any of its direct or indirect parent entities or in HoldCo, any Intermediate Entity, PropCo, PRP, any Mezzanine Borrower or Borrower.

“Master Lease Guarantor Initial Credit Agreement” shall have the meaning set forth in the definition of Master Lease Guarantor Facility, without giving effect to any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof.

“Master Lease Guarantor Total Leverage Ratio” shall mean, as of any date of determination, the Total Leverage Ratio (as defined in the Master Lease Initial Credit Agreement) for the Test Period (as defined in the Master Lease Guarantor Initial Credit Agreement) then last ended.

“Master Lease Guaranty” shall mean that certain Master Lease Guaranty, dated as of the date hereof, by Master Lease Guarantor in favor of Borrower, as the same may, with Lender’s consent, be amended, supplemented, restated or otherwise modified from time to time.

“Master Lease Minimum Shortfall Reserve Amount” shall mean an amount equal to two (2) months of monthly Master Lease Base Rent.

“Master Lease 90% Reserve Amount” shall mean an amount equal to twelve (12) months of monthly Master Lease Base Rent.

“Master Lease Rent” shall mean, collectively, the Master Lease Base Rent and the Master Lease Additional Charges.

“Master Lease Rent Payment Direction Letter” shall mean a letter in the form of Exhibit D pursuant to which Borrower instructs Master Lessee (a) to make payments of Master Lease Base Rent directly to the Holding Account, and (b) to the extent that any Master Lease Additional Charges are payable by Master Lessee to Borrower under the Master Lease, to make payments of such Master Lease Additional Charges directly to the Holding Account, in each case, as more particularly set forth in Section 3.1.9(a).

“Master Lease Rent Shortfall” shall mean the amount, if any, by which deposits made by Master Lessee into the Holding Account on account of Master Lease Rent are less than the amount of Master Lease Rent required to be deposited therein by Master Lessee pursuant to the Master Lease Rent Payment Direction Letter.

“Master Lease Rent Shortfall Reserve Account” shall have the meaning provided in Section 3.1.1.

“Master Lease Scheduled Additional Rent” shall mean, collectively, the “Scheduled Additional Charges” as defined under the Master Lease.

“Master Lease Scheduled Rent” shall mean, collectively, the “Scheduled Lease Payments” as defined under the Master Lease.

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“Master Lease SNDA” shall mean that certain Subordination, Non-Disturbance and Attornment agreement among Borrower, Master Lessee and Lender, dated as of the date hereof.

“Master Lease Tenant Default” shall mean a default by Master Lessee under the terms of the Master Lease beyond any applicable notice and cure periods contained therein.

“Master Lease Variable Additional Rent” shall mean the “Variable Additional Charges” as defined under the Master Lease.

“Master Lessee” shall mean Private Restaurant Master Lessee, LLC, a Delaware limited liability company.

“Master Lessee Officer’s Certificate” shall mean a certificate executed by an authorized signatory of Master Lessee that is familiar with the financial condition of Master Lessee and the operation of the Property.

“Master Owned Property Schedule” shall mean the schedule attached hereto as Schedule XV, which shall include the Concept or Third-Party Brand, address, lot size, building size, and Net Sales/EBITDAR (for the period set forth thereon) relating to each Property.

“Material Action” shall mean, as to any Person, (i) to consolidate or merge such Person with or into any Person, (ii) to sell all or substantially all of the assets of such Person, (iii) to institute proceedings to have such Person be adjudicated bankrupt or insolvent or, to file or consent to the institution of bankruptcy or insolvency proceedings against such Person, (iv) to file, institute, commence or seek relief under, any petition, proceeding, action or case under any Creditors Rights Laws, or to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, (v) to make any assignment for the benefit of creditors of such Person, (vi) to admit in writing such Person’s inability to pay its debts generally as they become due (other than, with respect to Borrower and any Mezzanine Borrower, communications with Lender or any Mezzanine Lender), (vii) to the fullest extent permitted by law, to dissolve or liquidate such Person, or (viii) to take action in furtherance of any of the foregoing.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the use, operation, or value of any Individual Property, (iii) the business, profits, operations or financial condition of Borrower, or (iv) the ability of Borrower to repay the principal and/or interest of the Loan as it becomes due or to satisfy any of Borrower’s material obligations under the Loan Documents.

“Material Agreements” shall mean any contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Properties or any Individual Property that provides for annual payments by Borrower or any other Loan Party of $50,000.00 or more unless the same is cancelable without penalty or premium on no more than thirty (30) days notice (other than the Master Lease, the Asset Management Agreement, the Operating Agreements, and excluding any contracts entered into for the restoration of an Individual Property in accordance with the Loan Documents and the Master Lease).

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“Material Alteration” shall mean any Alteration which, when aggregated with all related Alterations (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business) constituting a single project, involves an estimated cost exceeding forty percent (40%) of the designated Allocated Loan Amount applicable to the Individual Property with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at such Individual Property; provided however that the term “Material Alteration” shall not include Alterations being undertaken at the sole cost and expense of (a) the Master Lessee pursuant to the Master Lease so long as the security required for any such material alteration under the Master Lease is deposited with Lender as and to the extent required under the Master Lease, and so long as neither Borrower nor any Affiliate of Borrower has or will have any obligation to reimburse Master Lessee for its costs of such Alteration, or (b) a Tenant pursuant to a Sublease.

“Maturity Date” shall mean the Stated Maturity Date, or such earlier date on which the final payment of principal of the Loan becomes due and payable as provided herein, whether by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” shall have the meaning set forth in Section 5.3(c).

“Mezzanine Account” shall mean the First Mezzanine Account and/or the Second Mezzanine Account, or both such accounts collectively, as the context may require.

“Mezzanine Borrower” shall mean the First Mezzanine Borrower and/or Second Mezzanine Borrower, or both such borrowers collectively, as the context may require.

“Mezzanine Foreclosure Divestment” shall have the meaning set forth in Section 18.1.4(a).

“Mezzanine Lender” shall mean the First Mezzanine Lender and/or Second Mezzanine Lender, or both such lenders collectively, as the context may require.

“Mezzanine Lender Controlled Actions” shall have the meaning set forth in Section 18.1.4(b).

“Mezzanine Loan” shall mean the First Mezzanine Loan and/or the Second Mezzanine Loan, or both such loans collectively, as the context may require.

“Mezzanine Loan Agreement” shall mean the First Mezzanine Loan Agreement and/or the Second Mezzanine Loan Agreement, or both such loan agreements collectively, as the context may require.

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“Mezzanine Loan Default Notice” shall mean a First Mezzanine Loan Default Notice and/or a Second Mezzanine Loan Default Notice, or both such default notices collectively, as the context may require.

“Mezzanine Loan Documents” shall mean the First Mezzanine Loan Documents and/or the Second Mezzanine Loan Documents, or all such loan documents, collectively, as the context may require.

“Mezzanine Note” shall mean the First Mezzanine Note and/or Second Mezzanine Note, or both such notes collectively, as the context may require.

“Minimum Net Worth” shall have the meaning set forth in Section 8.5.

“Minimum Ownership/Control Requirements” shall have the meaning set forth in Section 8.4(d).

“Monetary Default” shall mean a Default (i) that can be cured with the payment of money or (ii) arising pursuant to Section 17.1(a)(vi) or (vii).

“Monthly Capital Expenditure Reserve Amount” shall have the meaning set forth in Section 16.4(a).

“Monthly Insurance Reserve Amount” shall have the meaning set forth in Section 16.2.

“Monthly Payment Amount” shall mean, for each Payment Date, an amount equal to the sum of (a) the aggregate amount of interest which has accrued during the relevant Interest Period on each Component at the applicable Component Interest Rate, plus (b) the amount of principal payable on such Payment Date based on the amortization schedule attached hereto as Schedule VII and made a part hereof, as such schedule may be amended from time to time in accordance with the last sentence of the definition of Scheduled Defeasance Payments.

“Monthly Tax Reserve Amount” shall have the meaning set forth in Section 16.1.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Sales” shall mean gross sales net of free or discounted meals provided to employees and others.

“Net Worth” of a Person shall mean, as of a given date, the net worth of such Person as calculated in accordance with GAAP; provided (a) that the Individual Properties and such Person’s direct or indirect equity therein shall be excluded from the calculation of net worth, and (b) all computations of Net Worth shall be made without giving effect to any election under Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities at “fair value”, as defined therein.

“Net Worth Covenants” shall have the meaning set forth in Section 8.5.

Loan and Security Agreement

“New Sublease” shall have the meaning set forth in Section 8.8.1.

“Non-Consolidation Opinion” shall mean that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Edwards Wildman Palmer LLP in connection with the Loan.

“Non-Disturbance Agreement” shall have the meaning set forth in Section 8.8.9.

“Non-Disturbance Eligible Sublease” shall mean any existing Sublease, or any new Sublease entered into in accordance with this Agreement, in each case, where neither Master Lease Guarantor nor any of its Affiliates owns any direct or indirect Equity Interests in, or Controls, the subtenant that is the party thereto; provided, however, that as of the Closing Date, no Specified Prior Subleases are Non-Disturbance Eligible Subleases. All Non-Disturbance Eligible Subleases as of the Closing Date are listed on Schedule I attached hereto.

“Note” shall mean that certain Note, dated the date hereof, made by Borrower, as maker, in favor of Lender, as payee, in the principal amount of $324,800,00, evidencing all of the Components of the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including any Undefeased Note that may exist from time to time, but excluding any Defeased Note.

“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or its designees in connection with, or in anticipation of, a Securitization or has rated the Securities in connection with any Securitization.

“O&M Plan” shall have the meaning provided in Section 12.2.2.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Indebtedness and the performance of all other obligations of Borrower contained in this Agreement, the Note or any other Loan Document, or any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

“OFAC” List means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate executed by an authorized signatory of Borrower that is familiar with the financial condition of Borrower and the operation of the Property, or, in the case of Officer’s Certificates required under Section 11, the Chief Financial Officer of Borrower.

“Opco Equity Foreclosure” shall have the meaning set forth in Section 8.4(a).

“Operating Agreements” shall mean, collectively, the REAs, the Condominium Documents and all amendments, modifications and supplements thereto.

Loan and Security Agreement

“Opinion of Counsel” shall mean an opinion of counsel of a law firm selected by Borrower and reasonably acceptable to Lender.

“Other Charges” shall mean, collectively, (i) Common Charges and any special assessments and other similar amounts charged to Borrower under the Condominium Documents or otherwise payable with respect to the Condominium Properties pursuant to the Condominium Documents, (ii) all sums, charges, fees, costs, expenses, common area maintenance charges and other charges or assessments reserved in or payable under the REAs and (iii) maintenance charges, impositions other than Real Estate Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority.

“Other Taxes” shall have the meaning set forth in Section 2.5.3.

“Outparcel” shall have the meaning set forth in Section 2.3.6(b).

“Outparcel Release Conditions” shall have the meaning set forth in Section 2.3.6(b).

“Outparcel Release Instruments” shall have the meaning set forth in Section 2.3.6(b).

“Partial Defeasance Collateral” shall mean, with respect to a Partial Defeasance Event, U.S. Securities that provide payments (a) on or prior to, but as close as possible to, the Business Day immediately preceding each Payment Date after the Defeasance Date of such Partial Defeasance Event and up to and including the Lockout Expiration Date (or any date thereafter as specified by Borrower on or prior to the Defeasance Date), and (b) in amounts equal to or greater than the Scheduled Defeasance Payments relating to each such Partial Defeasance Event.

“Partial Defeasance Date” shall have the meaning set forth in Section 2.4.2(a).

“Partial Defeasance Event” shall have the meaning set forth in Section 2.4.2.

“Participations” shall have the meaning set forth in Section 14.1.

“Partner Equity Program” shall mean the Outback Steakhouse, Inc. Partner Equity Plan and OSI Restaurant Partners, LLC Partner Ownership Account Plan, each as may be modified, amended, extended, supplemented, restated or replaced from time to time.

“Pass-Through Sublease” shall mean any Sublease entered into by a Pass-Through Subsidiary and Master Lessee, together with any amendments thereto or replacements thereof, for all or any portion of the Leased Premises as and to the extent permitted under the terms and conditions of the Master Lease and the terms and conditions of this Agreement, including Section 8.8 hereof. As of the Closing Date, the Pass-Through Subleases are those certain Subleases, each dated as of June 14, 2007, between Master Lessee, as sublandlord, and either OS Southern, LLC or OS Tropical, LLC, as subtenant, as amended.

“Pass-Through Subsidiary” shall mean any direct or indirect wholly-owned Subsidiary of Master Lease Guarantor that subleases from Master Lessee any Individual Property at which an Unaffiliated Business is being operated. As of the Closing Date, the Pass-Through Subsidiaries are OS Southern, LLC and OS Tropical, LLC.

Loan and Security Agreement

“Payment Date” shall mean, with respect to each Component, the tenth (10th) calendar day of each calendar month, and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on April 10, 2012 and continuing to and including the Maturity Date.

“Permitted Debt” shall mean, as applicable:

(a) with respect to Borrower only, (i) the Loan and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document to which Borrower is a party, and secured by this Agreement, the Security Instrument and the other Loan Documents, and (ii) trade payables, operational debt, deferred purchase payments for services and indebtedness incurred by Borrower in the financing of equipment, personal property and Fixtures used on the Property incurred in the ordinary course of Borrower’s business, not secured by Liens on the Property (other than liens being properly contested in accordance with the provisions of this Agreement or the Security Instrument), not to exceed 2.0% of the Principal Amount in the aggregate at any one time outstanding, payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course of operating Borrower’s business, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred;

(b) with respect to each Mezzanine Borrower only, such Mezzanine Borrower’s related Mezzanine Loan and the other obligations, indebtedness and liabilities specifically provided for in the Mezzanine Loan Documents evidencing and/or securing such Mezzanine Loan to which such Mezzanine Borrower is a party and any other Debt permitted to be incurred by such Mezzanine Borrower pursuant to the Mezzanine Loan Documents to which such Mezzanine Borrower is a party (in the form of such Mezzanine Documents as of the Closing Date);

(c) with respect to Guarantor, the Guarantor Intercompany Loans and the obligations, indebtedness and liabilities of Guarantor specifically provided for in the Loan Documents and Mezzanine Loan Documents to which Guarantor is a party;

(d) with respect to PropCo, the obligations, indebtedness and liabilities of PropCo specifically provided for in the Loan Documents and Mezzanine Loan Documents to which PropCo is a party; and

(e) with respect to HoldCo, the Master Lease Guarantor Facility and any Debt permitted to be incurred by HoldCo pursuant thereto; provided that HoldCo shall not grant Liens upon, nor shall the Master Lease Guarantor Facility be secured in whole or in part by, the direct or indirect Equity Interests in Guarantor, or any of its direct or indirect parent entities, or in HoldCo, any Intermediate Entity, PropCo, PRP, any Mezzanine Borrower or Borrower.

Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of

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any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, and (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note (other than the Note and the other Loan Documents) or other instrument for borrowed money.

“Permitted Encumbrances” shall mean collectively, (a) the Liens and security interests created by the Loan Documents; (b) all Liens, encumbrances and other matters disclosed in the Title Policy; (c) Liens, if any, for Real Estate Impositions imposed by any Governmental Authority not yet due or delinquent; (d) Liens which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Article VII hereof; (e) statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business or permitted alterations hereunder or under the Master Lease for sums which are not more than thirty (30) days past due or being contested in good faith in accordance with Article VIII; (f) easements, licenses, restrictions, covenants, reservations, rights of way and other Transfers permitted under Section 8.3; (g) the Specified Prior Subleases; and (h) such other Liens as Lender may approve in writing in Lender’s sole discretion.

“Permitted Holders” shall mean the Sponsors, the Founders and the Management Stockholders; provided that, for purposes of determining under the provisions of this Agreement the percentage of stock or ownership interests directly or indirectly owned by the Permitted Holders at any time, (i) if the Management Stockholders own beneficially or of record more than ten percent (10%) of the outstanding Equity Interests of any Person in the aggregate, they shall be treated as Permitted Holders of only ten percent (10%) of the outstanding Equity Interests of such Person at such time; and (ii) if the Founders own beneficially or of record more than fifteen percent (15%) of the outstanding Equity Interests of any Person in the aggregate, they shall be treated as Permitted Holders of only fifteen percent (15%) of the outstanding Equity Interests of such Person at such time.

“Permitted Transferee” shall mean any Person that, immediately prior to the applicable Transfer, satisfies the following: (a) such Person, together with its Close Affiliates, has (or at least 51% of the Equity Interests in such Person are owned, directly or indirectly, by and such Person is Controlled, directly or indirectly, by one or more Persons that each, together with its Close Affiliates, has) a net worth of at least $1 Billion, and (b) if immediately following the applicable Transfer, such Person will own direct or indirect Equity Interests in PropCo, PRP, any Mezzanine Borrower, Borrower or any Transferee Borrower, then such Person, together with its Close Affiliates, controls (or at least 51% of the Equity Interests in such Person are owned, directly or indirectly, by and such Person is Controlled, directly or indirectly, by one or more Persons that each, together with its Close Affiliates, controls) real estate assets of at least $1 Billion, and (c) neither such Person, nor any Person directly or indirectly Controlling such Person is, a Disqualified Transferee.

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“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall mean all tangible and intangible personal property of any kind or character, Inventory, equipment, furniture, furnishings, objects of art, goods, tools, supplies, appliances, general intangibles, investment property, contract rights, accounts, accounts receivable, intellectual property, franchises and licenses, certificates and permits obtained by Master Lessee, Master Lease Guarantor and its Affiliates or any Tenant for its own business, in each case, of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as in effect in the State of New York) which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

“Plan” shall have the meaning set forth in Section 4.1.10.

“PML” shall have the meaning set forth in Section 6.1.8.

“Portfolio Four-Wall EBITDAR” shall mean, with respect to any Individual Property or the Property, as the case may be, earnings from restaurant and related operations conducted thereon (after deducting compensation payable directly or indirectly to restaurant employees in the nature of regular salaries, wages and bonuses, but prior to deductions, without duplication, for payment of management services fees to any management partnerships owned by employees or other partners which are based upon earnings or cash flow, elimination of minority partner interest or distributions payable to partners and joint venturers) plus, to the extent deducted in determining such earnings:

(a) interest expense,

(b) income taxes,

(c) depreciation and amortization,

(d) any rental expense on real property,

(e) regional office allocation and corporate-level overhead expense (including marketing, insurance, accounting and supervision expense allocable to the restaurant-level for internal accounting purposes),

(f) royalty charges from affiliates,

(g) pre-opening expenses and restructuring expenses,

(h) provisions for impairments, closings and disposals, and

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(i) any non-cash charges (whether positive or negative including but not limited to gains/losses on sales of assets, provisions for restatement of prior periods and non-cash compensation expense, including Partner Equity Program expense).

Portfolio Four-Wall EBITDAR shall be calculated consistently with past practice, as reflected in the Portfolio Four-Wall EBITDAR calculations for purposes of determining the Closing Date Lease Coverage Ratio and past periods pursuant to the past period calculations and associated financial statements attached hereto as Schedule VIII.

“Post-IPO Change of Control” shall mean, in the event of a Qualifying IPO of any IPO Entity, that the Post-IPO Control Requirements are no longer satisfied.

“Post-IPO Control Requirements” shall mean, in the event of a Qualifying IPO of an IPO Entity, that either (i) Permitted Holders or, following a Transfer to a Permitted Transferee permitted under this Agreement, such Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), shall own, directly or indirectly, of record and beneficially, no less than fifty-one percent (51%) of the voting stock of such IPO Entity, and have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of such IPO Entity, or (ii) both of the following criteria are satisfied: (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders or, following a Transfer to a Permitted Transferee permitted under this Agreement, such Permitted Transferee, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of such IPO Entity, and (y) the percentage of the then outstanding voting stock of such IPO Entity owned, directly or indirectly, beneficially by the Permitted Holders or, following a Transfer to a Permitted Transferee permitted under this Agreement, such Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), and (B) the majority of the board of directors of such IPO Entity consist of Continuing Directors.

“Prepayment Premium” shall mean (a) with respect to any prepayment of the Floating Rate Component or any portion thereof occurring prior to the Payment Date occurring in April 2013 (except a prepayment made in connection with a Property Release), an amount equal to one percent (1.0%) of the amount prepaid, and (b) with respect to any prepayment of the Floating Rate Component or portion thereof on or after the Payment Date occurring in April 2013, or at any time in connection with a Property Release, zero.

“Principal Amount” shall mean the aggregate outstanding principal balance from time to time of the Components of the Loan.

“Principal Amount (Mezzanine)” shall mean, collectively, the aggregate “Principal Amount” under each of the Mezzanine Loans, as such term is defined in each of the Mezzanine Loan Agreements.

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“Prohibited Person” means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States or America.

“Proceeds” shall have the meaning set forth in Section 6.2.2.

“Proceeds Reserve Account” shall have the meaning set forth in Section 3.1.1.

“PropCo” shall mean PRP Holdings, LLC, a Delaware limited liability company.

“Property” shall mean, collectively, all Individual Properties.

“Property Release” shall have the meaning set forth in Section 2.3.6.

“Property Release Notice” shall have the meaning set forth in Section 2.3.6(a).

“Proprietary Information” shall have the meaning set forth in Section 11.2.9.

“Provided Information” shall have the meaning set forth in Section 14.1(a).

“PRP” shall mean Private Restaurant Properties, LLC, a Delaware limited liability company.

“PZR” shall mean The Planning Zoning Resource Corporation.

“Qualified Capital Expenditures” shall mean amounts expended by Borrower or Master Lessee for repairs, replacements, alterations and improvements to the Property that are required to be capitalized according to GAAP, and that are necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property, including but not limited to, those repairs, replacements, alterations and improvements more particularly described in the engineer’s inspection reports prepared in connection with the closing of the Loan; provided, however, that “Qualified Capital Expenditures” shall exclude expenditures for (a) Required Repairs, (b) repairs or restorations made as a result of a casualty or a Taking, (c) furniture, fixtures and equipment and (d) Excluded Personal Property or any other property not owned by Borrower.

“Qualified Manager” shall mean a property manager of the Property which (a) is a reputable management company having at least five (5) years’ experience in the management of commercial restaurant properties, (b) has, for at least five (5) years prior to its engagement as property manager, managed commercial properties with leasable square footage equal to at least the lesser of (i) 1,000,000 leasable square feet and (ii) five (5) times the leasable square feet of the Property, and (c) is not the subject of a bankruptcy or similar insolvency proceeding.

“Qualifying IPO” shall mean, with respect to any IPO Entity, the issuance by such IPO Entity of its common equity interests in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8), satisfying the following conditions: (a) such public offering is made pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, (b) the publicly-offered common equity interests of such

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IPO Entity are listed and traded on the New York Stock Exchange, the NASDAQ Global Market or other nationally or internationally recognized stock exchange or automated quotation system, and (c) after giving effect to such public offering, the Post-IPO Change of Control Requirements are satisfied.

“Qualifying Replacement Guarantor” shall mean a Person that: (a) Controls each of PropCo, PRP, each Mezzanine Borrower and Borrower; and (b) satisfies the Guarantor Net Worth Requirements.

“Rate Cap Collateral” shall have the meaning set forth in Section 9.2.

“Rating Agencies” shall mean each nationally-recognized statistical rating organization which has rated the Securities in any Securitization.

“Rating Agency Confirmation” shall mean, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event with respect to which such Rating Agency Confirmation is sought will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Securities (if then rated by such Rating Agency); provided that upon the deemed waiver or the receipt of a written acknowledgment or waiver (which may be in electronic form) from a Rating Agency indicating its decision not to review the matter for which Rating Agency Confirmation is sought, the requirement to obtain Rating Agency Confirmation for such matter at such time will be considered not to apply (as if such requirement did not exist for such matter at such time) with respect to such Rating Agency. In the event that, at any given time, no Securities are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation if any such Securities were outstanding.

“REAs” shall mean, collectively, any recorded “construction, operation and reciprocal easement agreement” or similar agreement (including any “separate agreement” or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting any Individual Property or portion thereof.

“Real Estate Impositions” shall mean all real estate taxes, governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower or the Property, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (b) any occupancy, operation, or possession of the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay any Tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property or (ii) Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue Tax.

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“Real Property” shall mean, collectively, the Land, the Improvements and the Appurtenances.

“Receivership Event” shall have the meaning set forth in Section 18.1.4(a).

“Receivership Period” shall have the meaning set forth in Section 18.1.4(a).

“Receivership Property” shall have the meaning set forth in Section 18.1.4(a).

“Recourse Guaranty” shall mean (a) that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, by Guarantor in favor of Lender, and (b) any Replacement Guaranty, in each case, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Recourse Obligations” shall have the meaning set forth in Section 18.1.4(a).

“Register” shall have the meaning set forth in Section 15.2.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Regulatory Change” shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Lender, or any Person Controlling Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

“Related Holding Entity shall have the meaning set forth in Section 8.4(d).

“Release” shall have the meaning provided in the Environmental Indemnity.

“Release Date” shall have the meaning provided in Section 2.3.6(a).

“Release Instruments” shall have the meaning provided in Section 2.3.6(a)(iv).

“Release Price” shall mean, with respect to each Individual Property, the product of the designated Allocated Loan Amount applicable to such Individual Property and the Release Price Percentage; provided, however, that with respect to any Individual Property transferred to any Affiliate of Borrower, Guarantor, Master Lessee or Master Lease Guarantor, the Release Price for such Individual Property shall be the greater of (a) the product of the designated Allocated Loan Amount applicable to such Individual Property and the Release Price Percentage, and (b) the product of (i) the Fair Market Value of such Individual Property at the time of such transfer, multiplied by (ii) a fraction, the numerator of which is the Allocated Loan Amount for such Individual Property, and the denominator of which is Combined Allocated Loan Amount for such Individual Property.

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“Release Price Percentage” shall mean 115%; provided, however, that with respect to a release in connection with a casualty or Taking pursuant to Section 6.2.3 hereof, the Release Price Percentage shall equal 100%.

“Release Price (Mezzanine)” with respect to any Mezzanine Loan shall have the meaning ascribed to the term “Release Price” in the related Mezzanine Loan Agreement for such Mezzanine Loan.

“Release Property” shall have the meaning provided in Section 2.3.6(a).

“Release Property-Specific Default” shall have the meaning set forth in Section 2.3.6(a).

“Remaining Property” shall have the meaning set forth in Section 2.3.6(b).

“Rents” shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources arising from or attributable to the Property, including, but not limited to the Master Lease and, upon termination thereof, the Subleases, and Proceeds, if any, from business interruption or other loss of income insurance.

“Replacement Guaranty” shall have the meaning set forth in Section 8.5.

“Replacement Indemnity” shall have the meaning set forth in Section 8.5.

“Replacement Interest Rate Cap Agreement” shall mean an interest rate cap agreement from an Approved Counterparty with terms that are the same in all material respects as the terms of the Interest Rate Cap Agreement except that the same shall be effective as of the date required in Section 9.3(c); provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a Replacement Interest Rate Cap Agreement shall be such interest rate cap agreement approved in writing by Lender and each of the Rating Agencies with respect thereto.

“Required Repairs” shall have the meaning set forth in Section 16.3(a).

“Required Repairs Funds” shall have the meaning set forth in Section 16.3(a).

“Required Repairs Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Required Tax Distribution Amount” shall mean, for any period, that portion of the amount required by law to be paid by a member of the Stand Alone Guarantor Group equal to the following: (i) solely with respect to Separate Borrower Group Tax Liability, if payments of estimated Taxes (as reasonably determined pursuant to Section 6655 of the Code or comparable

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provisions of state, local or foreign Tax law and payable on a timely basis) are required to be made by a member of the Stand Alone Guarantor Group for any quarter in which all of the interests in the Borrower were owned by a member of the Stand Alone Guarantor Group, the amount of any estimated Separate Borrower Group Tax Liability for such period and (ii) if the consolidated federal Income Tax return (or any consolidated, combined, unitary or similar group Tax return pursuant to state, local or foreign Tax law) of the Guarantor Group is required to be filed for any taxable year during which all of the interests in the Borrower were owned by a member of the Stand Alone Guarantor Group, the positive difference between the Separate Borrower Group Tax Liability for such taxable year and the sum of the estimated Tax amounts computed in accordance with clause (i) above for each prior quarter of such taxable year.

“Restaurant Locations” shall mean the restaurants listed on Schedule XV attached hereto located at the corresponding street addresses set forth therein. Where only a single restaurant is operated at an Individual Property, then “Restaurant Location” with respect to such restaurant shall mean such Individual Property. Where two or more restaurants are operated at an Individual Property, then (a) “Restaurant Location” with respect to each such restaurant shall mean the portion of such Individual Property related to the use and operation of such restaurant, and (b) all such “Restaurant Locations” shall in the aggregate mean such Individual Property.

“Restricted Party” shall mean Borrower, any Mezzanine Borrower, any SPE Component Entity, PRP, PropCo, HoldCo, Guarantor, any Intermediate Entity, or any shareholder, partner, member or non-member manager, or direct or indirect legal or beneficial owner of Borrower, any Mezzanine Borrower, any SPE Component Entity, HoldCo, Guarantor or any Intermediate Entity.

“Reuters Screen LIBOR01 Page” shall mean the display page currently so designated on the Reuters Monitor Money Rates (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying comparable rates or prices).

“RLP Subleases” shall mean the Subleases listed on Schedule I between a Concept Subsidiary, as sub-sublandlord, and the entity party thereto as sub-subtenants, for all or any portion of an Individual Property, and any amendments or modifications thereto or replacements thereof; provided, however, that if Master Lease Guarantor’s direct or indirect ownership percentage of any such entity decreases below 75% or its ownership percentage as of the Closing Date, whichever is lower, or if Master Lease Guarantor no longer Controls such entity, then the Sublease to which such entity is a party shall no longer be an RLP Sublease, and shall become an Unaffiliated Sublease.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Scheduled Defeasance Payments” shall mean (a) in the case of a Total Defeasance Event, scheduled payments of interest on and principal of the Fixed Rate Components of the Loan (less, for clarity, any previously defeased portion thereof) for each Payment Date occurring after the Defeasance Date and up to and including the Payment Date selected by Borrower from and after (and including) the Lockout Expiration Date (including the outstanding principal

Loan and Security Agreement

balance of the Fixed Rate Components of the Loan as of such Payment Date so selected), and (b) in the case of a Partial Defeasance Event, with respect to the principal portion of each Fixed Rate Component being defeased, scheduled payments of interest on and principal of such principal portion for each Payment Date occurring after the Defeasance Date and up to and including the Payment Date selected by Borrower from and after (and including) the Lockout Expiration Date (including the outstanding principal balance of such principal portion as of such Payment Date so selected). In the case of a Partial Defeasance Event, for purposes of clause (b) of the preceding sentence, the scheduled payments of principal on each Payment Date in respect of the principal portion being defeased will be equal to the product of (i) the amount of principal payable on such Payment Date based on the amortization schedule attached hereto as Schedule VII (as the same shall have been amended in connection with any prior Partial Defeasance Event in accordance with the immediately following sentence) multiplied by (ii) a fraction, the numerator of which is such principal portion being defeased as of the Defeasance Date for such Partial Defeasance Event, and the denominator of which is the Principal Amount as of the Defeasance Date for such Partial Defeasance Event (for clarity, excluding any portion of the Loan previously defeased). Such amortization schedule will be amended in connection with such Partial Defeasance Event by deducting from the scheduled principal payment to be made on each Payment Date pursuant to such schedule (as the same may have been previously amended in connection with a prior Partial Defeasance Event) the scheduled payments of principal on such Payment Date in respect of the Defeased Note for such Partial Defeasance Event, as determined in accordance with the immediately preceding sentence.

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Mezzanine Account” shall mean an account designated by Second Mezzanine Lender to Lender from time to time pursuant to the terms of the Second Mezzanine Loan Agreement.

“Second Mezzanine Borrower” shall mean New PRP Mezz 2, LLC, a Delaware limited liability company.

“Second Mezzanine Debt Service Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Second Mezzanine Lender” shall mean German American Capital Corporation, a Maryland corporation, and Bank of America, N.A., a national banking association, and each of their respective successors and/or assigns, as the holder of the Second Mezzanine Loan.

“Second Mezzanine Lender Monthly Debt Service Notice” shall mean the written notice required to be delivered by Second Mezzanine Lender pursuant to Section 3.1.6 of the Second Mezzanine Loan Agreement to Lender at least five (5) Business Days prior to each Payment Date setting forth the Second Mezzanine Loan Debt Service Amount payable by Second Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered; provided, however, that any Second Mezzanine Lender Monthly Debt Service Notice delivered to Lender shall be applicable with respect to all future Payment Dates until Second Mezzanine Lender delivers a new Second Mezzanine Lender Monthly Debt Service Notice to Lender, it being understood that Second Mezzanine Lender will not be required to deliver a new Second

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Mezzanine Lender Monthly Debt Service Notice to Lender unless and until the Second Mezzanine Loan Debt Service Amount due on the ensuing Payment Date is different from the Second Mezzanine Loan Debt Service Amount due on the immediately preceding Payment Date, and Lender shall be permitted to rely on the most recently received Second Mezzanine Lender Monthly Debt Service Notice until Lender receives a new Second Mezzanine Lender Monthly Debt Service Notice from Second Mezzanine Lender.

“Second Mezzanine Loan” shall mean that certain $87,600,000 mezzanine loan, made as of the date hereof, from Second Mezzanine Lender to Second Mezzanine Borrower.

“Second Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan and Security Agreement (Second Mezzanine), dated as of the date hereof, between Second Mezzanine Borrower, as borrower, and Second Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Second Mezzanine Loan Debt Service Amount” shall mean, with respect to any Payment Date, interest and principal payments scheduled to be due under the Second Mezzanine Loan (or the undefeased portion thereof in the event of a defeasance of a portion thereof) pursuant to the Second Mezzanine Loan Documents (excluding default or accrued interest other than regularly scheduled interest, but including all servicing fees due on such Payment Date under Section 16.3 of the Second Mezzanine Loan Agreement) on such date (as set forth in the Second Mezzanine Lender Monthly Debt Service Notice delivered to Lender), and repayment in full of the principal balance of the Second Mezzanine Note on the scheduled maturity of the Second Mezzanine Loan (but excluding any principal payments on account of an acceleration of the Second Mezzanine Loan or a default under any of the Second Mezzanine Loan Documents).

“Second Mezzanine Loan Default Notice” shall mean a notice from Second Mezzanine Lender to Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) that an “Event of Default” has occurred and is continuing under any of the Second Mezzanine Loan Documents.

“Second Mezzanine Loan Default Revocation Notice” shall have the meaning set forth in Section 3.1.6 hereof.

“Second Mezzanine Loan Documents” shall mean the documents evidencing and securing the Second Mezzanine Loan, as may be modified, amended, extended, supplemented, restated or replaced from time to time.

“Second Mezzanine Note” shall mean that certain Second Mezzanine Note in the original principal amount of $87,600,000 dated as of the date hereof, from Second Mezzanine Borrower to Second Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, but excluding any portion of such note that has been defeased in accordance with the Second Mezzanine Loan Agreement.

“Securities” shall have the meaning set forth in Section 14.1.

“Securities Act” shall mean the Securities Act of 1933, as amended.

Loan and Security Agreement

“Securitization” shall have the meaning set forth in Section 14.1.

“Security Deposits” shall have the meaning set forth in Section 8.8.5.

“Security Instrument” shall mean individually or collectively, as the context may require, those certain first priority Mortgage, Deed to Secure Debt and/or Deed of Trust, with Security Agreement, Financing Statement, Fixture Filing and Assignment of Master Lease, Subleases, Rents and Security Deposits (and/or those certain first priority Mortgages with respect to Individual Properties located in Michigan), each dated the date hereof, each executed and delivered by Borrower to Lender (or to a trustee for the benefit of lender, as applicable) and each encumbering one or more Individual Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Separate Borrower Group Tax Liability” means, with respect to any period, the lesser of (a) the Hypothetical Borrower Group Tax for such period and (b) the Guarantor Group Tax for such period reduced by any payments (estimated or otherwise) made in respect of any applicable Imposition for or with respect to such period by a member of the Borrower Group other than any such payments financed by short term Debt that is Permitted Debt or other Debt permitted to be incurred hereunder.

“Servicer” shall mean such Person designated in writing with an address for such Person by Lender, in its sole discretion, to act as Lender’s agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

“Single Purpose Entity” shall mean a Person, other than an individual, that complies with the provisions of Sections 5.3 and 5.4.

“Special Member” shall have the meaning set forth in Section 5.3(c).

“Special Taxes” shall mean any and all Taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Lender, such Taxes (including Income Taxes, franchise Taxes and branch profit Taxes) as are imposed on or measured by Lender’s net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Lender is organized or maintains a lending office.

“SPE Component Entity” shall have the meaning set forth in Section 5.3(b).

“Specified Prior Sublease” shall mean those certain leases described on Schedule I hereto, as the same may be amended, modified or replaced by Borrower or Master Lessee without Lender’s consent except to the extent such amendment, modification or replacement would have a Material Adverse Effect.

Loan and Security Agreement

“Sponsors” shall mean Bain Capital Partners, LLC, Catterton Partners and any investment funds advised or managed by either of them, but not including, however, any Sponsor Portfolio Companies.

“Sponsor Portfolio Company” shall mean a company and the related business in which any Sponsor, or any investment fund advised or managed by any Sponsor, is invested, so long as such company is not otherwise an Affiliate of Borrower, any Mezzanine Borrower, PRP, PropCo, HoldCo, Guarantor, Master Lessee, Master Lease Guarantor or any of their respective Subsidiaries.

“Stand Alone Guarantor Group” shall mean Guarantor and all other members of the Guarantor Group, other than Borrower and each subsidiary of Guarantor which owns, directly or indirectly, Equity Interests in Borrower.

“State” shall mean, with respect to each Individual Property, the State in which such Individual Property or any part thereof is located.

“Stated Maturity Date” shall mean the Payment Date occurring in April, 2017.

“Sub-Account(s)” shall have the meaning set forth in Section 3.1.1.

“Sublease” shall mean any lease (other than the Master Lease), sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement entered into in connection with such lease, sublease, subsublease, letting, license, concession or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. Lender acknowledges that Borrower does not own, and Lender does not have a lien on, the Excluded Personal Property and that the term “Subleases” shall not include the Excluded Personal Property or leases or licenses with respect to the Excluded Personal Property.

“Sublease Modification” shall have the meaning set forth in Section 8.8.1.

“Subordination of Asset Management Agreement” shall mean that certain Asset Manager’s Consent and Subordination of Asset Management Agreement, dated as of the date hereof, among Borrower, Lender and Asset Manager.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Successor Borrower” shall have the meaning set forth in Section 2.4.4.

Loan and Security Agreement

“Survey” shall mean, for each of the Individual Properties, a certified ALTA/ACSM (or applicable state standards for the state in which such Individual Property is located) survey of each parcel comprising such Individual Property, prepared by a surveyor licensed in the State, and each in form reasonably satisfactory to Lender and Title Company.

“Taking” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto.

“Tax Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Tax Reserve Amount” shall have the meaning set forth in Section 16.1.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property, other than Master Lessee and its employees and agents.

“Tenant Security Period” shall have the meaning assigned thereto in the Master Lease.

“Terrorism Insurance” shall have the meaning set forth in Section 6.1.9.

“Threshold Amount” shall mean 2% of the Loan Amount.

“Third-Party Brand” shall mean any restaurant brand operated at an Individual Property where such restaurant brand is not owned by Master Lease Guarantor or its Close Subsidiaries (regardless of whether such Individual Property is subleased by a Pass-Through Subsidiary). As of the Closing Date, the Third-Party Brands are Cheeseburger in Paradise, Lee Roy Selmon’s and Sterling’s Bistro.

“Threat of Release” shall have the meaning provided in the Environmental Indemnity.

“Title Company” shall mean, collectively, Chicago Title Insurance Company (as to one-third of coverage), Fidelity National Title Insurance Company (as to one-third of coverage) and Lawyers Title Insurance Corporation (as to one-third of coverage).

“Title Policy” shall mean an ALTA mortgagee title insurance policy in a form reasonably acceptable to Lender (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) issued by the Title Company with respect to an Individual Property and insuring the Lien of the applicable Security Instrument.

Loan and Security Agreement

“Total Defeasance Collateral” shall mean, with respect to a Total Defeasance Event, U.S. Securities that provide payments (a) on or prior to, but as close as possible to, the Business Day immediately preceding each Payment Date after the Defeasance Date of such Total Defeasance Event and up to and including the Lockout Expiration Date (or any date thereafter as specified by Borrower on or prior to the Defeasance Date), and (b) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Total Defeasance Event.

“Total Defeasance Date” shall have the meaning set forth in Section 2.4.1(a).

“Total Defeasance Event” shall have the meaning set forth in Section 2.4.1.

“Total Loss” shall mean with respect to each Individual Property (i) a casualty, damage or destruction of the Individual Property which, in the reasonable judgment of Lender, (A) involves an actual or constructive loss of more than forty percent (40%) of the designated Allocated Loan Amount applicable to such Individual Property, or (B) results in the cancellation of the Master Lease or of Subleases comprising more than forty percent (40%) of the rentable area of the Individual Property, and in either case with respect to which the Master Lease and the Subleases do not require Proceeds to be applied to the restoration of the Individual Property or (ii) a permanent Taking which, in the reasonable judgment of Lender, (A) involves an actual or constructive loss of more than forty percent (40%) of the designated Allocated Loan Amount applicable to such Individual Property, or (B) renders untenantable either more than forty percent (40%) of the rentable area of the Individual Property, or (iii) a casualty, damage, destruction or Taking that affects so much of the Individual Property such that it would be impracticable, in Lender’s reasonable discretion, even after restoration, to operate the Individual Property as an economically viable whole.

“Trade Fixtures” shall mean any furniture, furnishings, signs, machinery, equipment or improvements installed, placed or made on or to the Land or Improvements by Master Lessee or its Affiliates or any Tenant, whether or not affixed to the Land or Improvements, and either (i) used for the specific purposes of the business being conducted by Master Lessee or any Tenant thereon, or (ii) that contains or displays the trade name or proprietary marks or intellectual property of any Concept or Third-Party Brand, or of any Tenant under an Unaffiliated Sublease or Specified Prior Sublease, including electronic data-processing and other office equipment, refrigerators, refrigeration units, freezers, coolers, stoves, ovens, fryers, kitchen exhaust, dishwashers, bars, bar sinks and bar equipment, booths, serving stations, phone systems, computer systems, decorative lighting and chandeliers (as opposed to general, primary or emergency lighting) and trade signage, and any and all additions, substitutions and replacements of any of the foregoing; provided, however, that with respect to any Restaurant Location, the term “Trade Fixtures” expressly excludes any items set forth as “Fixtures” on Schedule XIV.

“Transfer” shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any legal or beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of any legal or beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise. A

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“Transfer” shall include, but not be limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower to lease all or any part of the Property other than pursuant to the Master Lease and the Subleases in accordance with the terms of this Agreement (including without limitation, Sections 5.1.22 and 8.8), or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to the Master Lease, any Subleases or any Rents except in favor of Lender in accordance with the Loan Documents; (c) if a Restricted Party is a corporation, any merger or consolidation, or any sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of such corporation’s stock, or the creation or issuance of new stock in one or a series of transactions; (d) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation, or any sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests, or the change, removal, resignation or addition of a general partner, or the creation or issuance of new partnership interests; (e) if a Restricted Party is a limited liability company, any merger or consolidation, or any sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of the membership interest of any member or any profits or proceeds relating to such membership interest, or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member); or (f) if a Restricted Party is a trust or nominee trust, any merger or consolidation, or sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, exchange or other disposition of the legal or beneficial interest in such Restricted Party, or the creation or issuance of new legal or beneficial interests.

“Transferee Borrower” shall have the meaning set forth in Section 8.7.

“True Lease Opinion” shall mean that certain true lease opinion letter dated the date hereof delivered by Sullivan & Cromwell LLP in connection with the Loan.

“Trust Fund Expenses” shall mean (a) any interest payable to the Servicer, or any special servicer, trustee, operating advisor or certificate administrator in connection with the Loan pursuant to the Approved Servicing Agreement in respect of advances made by any of the foregoing; (b) all compensation payable to any special servicer under the Approved Servicing Agreement in connection with servicing the Loan when it is a specially serviced loan or its administration of any of the Property foreclosed upon (including special servicing, work-out and liquidation fees); and (c) except for the regular monthly fees payable to the Servicer, the trustee, the operating advisor and any certificate administrator under the Approved Servicing Agreement, any other reasonable out-of-pocket cost, fee or expense of the trust fund administering the Loan pursuant to the Approved Servicing Agreement (including, but not limited to, any costs or expenses of any kind to be paid by Servicer, the special servicer, the trustee, the operating advisor or any certificate administrator under the Approved Servicing Agreement in connection with the Account Collateral, any costs and expenses in connection with appraisals of the Property (or any updates to any appraisals) and/or property inspections conducted by the Servicer and/or special servicer, reimbursements to the trustee thereof, the Servicer, the special servicer, the operating advisor, any certificate administrator thereunder and related Persons of each of the foregoing pursuant to the Approved Servicing Agreement, indemnification to Persons

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entitled thereto and the cost of opinions of counsel, if any, required to be obtained pursuant to the Approved Servicing Agreement in connection with servicing the Loan and administration of the trust fund and any taxes payable from the assets of the Securitization vehicle and other tax-related expenses, but only to the extent such taxes and tax-related expenses are otherwise amounts that Borrower is expressly required to pay under the Loan Documents or by law). Further, for clarity, (i) any cost or expense which, pursuant to the Approved Servicing Agreement, is to be borne by the trustee, Servicer, special servicer, the operating advisor or certificate administrator “at its own expense” or words of similar import and is not reimbursable as an advance or otherwise by the trust fund under the Approved Servicing Agreement, including without limitation, fidelity bonds and errors and omissions policies, shall not be a Trust Fund Expense, and (ii) any losses or enforcement costs arising out of the failure of the issuer or obligor under any investment administered by the Servicer, any special servicer, the trustee, the operating advisor or any certificate administrator pursuant to the Approved Servicing Agreement to make any payment in respect of such investment, or otherwise to fail to perform any obligation required in respect of such investment, shall not be Trust Fund Expenses.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State from time to time; provided that for purposes of Article III and Article IX hereof only, “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

“Unaffiliated Business” shall mean a business being operated at an Individual Property where either or both of the following conditions are satisfied: (a) such business is a Third-Party Brand restaurant or is any other business that is not a Concept restaurant; and/or (b) the Tenant operating such business is the subtenant under an Unaffiliated Sublease.

“Unaffiliated Sublease” shall mean (a) any Sublease (other than a Specified Prior Sublease or a lease of a Leaseable Building Pad) under which the Tenant is not a Close Subsidiary of Master Lease Guarantor; or (b) any RLP Sublease that becomes an Unaffiliated Sublease pursuant to the definition of “RLP Sublease,” it being agreed that no RLP Sublease shall be deemed to be an Unaffiliated Sublease unless and until such RLP Sublease becomes an Unaffiliated Sublease pursuant to the definition of “RLP Sublease”. All Unaffiliated Subleases as of the Closing Date are listed on Schedule I attached hereto.

“Undefeased Note” shall have the meaning set forth in Section 2.4.2(d) hereof.

“Upper Tier Entity” shall mean any of Guarantor or any direct or indirect parent of Guarantor.

“U.S. Government Obligations” shall mean any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an “r” highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to:

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U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

“U.S. Securities” shall mean obligations or securities not subject to prepayment, call or early redemption which are (a) obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or (b) obligations of any agency or instrumentality of the United States of America that qualify as “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, in each case, that are sufficient for Lender to obtain a Rating Agency Confirmation.

“wholly-owned” shall mean, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by Legal Requirements) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Work” shall have the meaning provided in Section 6.2.4(a).

“Yield Maintenance Premium” shall mean, with respect to each Fixed Rate Component outstanding at the time of such calculation, the amount (if any) which, when added to the aggregate outstanding principal amount of such Fixed Rate Component (or any portion thereof evidenced by any Undefeased Note as applicable, but excluding any Defeased Note) attributable to such Fixed Rate Component will be sufficient to purchase U.S. Securities providing the required Scheduled Defeasance Payments.

1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

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II. GENERAL TERMS

2.1	Loan; Components; Disbursement to Borrower.

2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Components of the Loan. For purposes of the computation of the interest accrued on the Loan from time to time and certain other computations set forth herein, the Loan shall be divided into multiple components designated as “Component A-1”, “Component A-2-FX”, “Component A-2-FL”, Component B”, “Component C” and “Component D”. The following table sets forth the initial principal amount of each such Component.

Component	Initial Principal Amount
Component A-1	$41,316,000
Component A-2-FX	$143,464,000
Component A-2-FL	$48,720,000
Component B	$29,300,000
Component C	$26,100,000
Component D	$35,900,000

2.1.3 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Lender to Borrower on the Closing Date.

2.1.4 The Note, Security Instrument and Loan Documents. The Loan and all of the Components thereof shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases, this Agreement and the other Loan Documents.

2.1.5 Use of Proceeds. Borrower may use the proceeds of the Loan only to (a) acquire and refinance the Property, (b) make deposits into the Sub-Accounts as required hereunder, (c) pay Trust Fund Expenses due and payable on the Closing Date and (d) pay costs and expenses incurred in connection with the closing of the Loan.

2.2	Interest; Loan Payments; Late Payment Charge.

2.2.1 Payment and Accrual of Interest.

(i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the outstanding principal balance of each Component of the Loan during each Interest Period at the applicable Component Interest Rate. The total interest accrued under the Loan shall be the sum of the interest accrued on the outstanding principal balance of each of the Components.

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(ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date if the entire Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of each Component of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default, and Lender retains its rights under the Loan Documents to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

(iii) Except as expressly set forth herein to the contrary, interest shall accrue on all amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents (other than the Principal Amount, which shall accrue interest in accordance with clauses (i) and (ii) above) at the Default Rate.

(iv) Interest on the outstanding principal balance of each Fixed Component shall accrue and be computed based on the daily rate produced assuming a three hundred sixty (360) day year, consisting of twelve (12) months of thirty (30) days each, determined (a) for each Interest Period (other than the Initial Interest Period) as one-twelfth (1/12th) of the aggregate annualized interest that would accrue on such outstanding principal balance of such Fixed Component at the applicable Component Interest Rate, and (b) for the Initial Interest Period, as the product of (x) one-twelfth (1/12th) of the aggregate annualized interest that would accrue on such outstanding principal balance of such Fixed Component at the applicable Component Interest Rate multiplied by (y) a fraction the numerator of which is the number of days from and including the Closing Date through and including the last day of the Initial Interest Period, and the denominator of which is 30. Interest on the outstanding principal balance of the Floating Rate Component shall accrue and be computed based on the daily rate produced assuming a three hundred sixty (360) day year and the actual number of days in each Interest Period. The accrual period for calculating interest due on each Payment Date shall be (A) the Interest Period ending immediately prior to such Payment Date with respect to Fixed Rate Components, and (B) the Interest Period during which such Payment Date occurs with respect to the Floating Rate Component.

(v) The provisions of this Section 2.2.1 are subject in all events to the provisions of Section 2.2.4 below.

2.2.2 Payment of Monthly Payment Amount; Application of Principal; Method and Place of Payment.

(a) On each Payment Date, Borrower shall pay to Lender consecutive monthly installments of principal and interest in an amount equal to the Monthly Payment Amount until the entire Indebtedness is fully paid, except that any remaining Indebtedness, if not sooner paid,

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shall be due and payable on the Maturity Date; provided, however, that on the first Payment Date (occurring on April 10, 2012), Borrower shall pay to Lender interest only on the outstanding principal balance of each Component accruing during the Initial Interest Period at the applicable Component Interest Rate, with no principal amortization due on such first Payment Date. The principal component of the Monthly Payment Amount shall be applied as follows (and, to the extent applied to a Fixed Rate Component, shall not be applied to any portion of such Fixed Rate Component that is evidenced by a Defeased Note):

(i) first, to the reduction of the outstanding principal balance of Component A-1, until reduced to zero;

(ii) second, to the reduction of the outstanding principal balance of Component A-2-FX and Component A-2-FL, pro rata and pari passu, based on the unpaid principal balance for each such Component, until reduced to zero;

(iii) third, to the reduction of the outstanding principal balance of Component B until reduced to zero;

(iv) fourth, to the reduction of the outstanding principal balance of Component C until reduced to zero; and

(v) fifth, to the reduction of the outstanding principal balance of Component D until reduced to zero.

(b) Notwithstanding the provisions of the foregoing Section 2.2.2(a), if at any time Lender notifies Borrower that a “Cross-Over Date” has occurred in connection with any Securitization of the Loan, the principal portion of the Monthly Payment Amount may be applied by Lender among the Components in Lender’s sole discretion, including without limitation, in the following order of priority (and, to the extent applied to a Fixed Rate Component, shall not be applied to any portion of such Fixed Rate Component that is evidenced by a Defeased Note):

(i) first, to the reduction of the outstanding principal balance of Component A-1, Component A-2-FX and Component A-2-FL, pro rata and pari passu, based on the unpaid principal balance for each such Component, until reduced to zero;

(ii) second, to the reduction of the outstanding principal balance of Component B, until reduced to zero;

(iii) third, to the reduction of the outstanding principal balance of Component C, until reduced to zero; and

(iv) fourth, to the reduction of the outstanding principal balance of Component D, until reduced to zero.

(c) All payments made by Borrower hereunder or under any of the Loan Documents shall be made on or before 2:00 p.m. New York City time. Any payments received after such time shall be credited to the next following Business Day.

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(d) All amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents, other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under the Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

(e) The entire Principal Amount, all unpaid accrued interest (including all Applicable Interest) and all other fees and sums then payable hereunder or under the Loan Documents, including, without limitation the Yield Maintenance Premium (if applicable), shall be due and payable in full on the Maturity Date.

(f) Amounts due hereunder shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Agreement or at such other place as Lender or its agent or designee may from time to time designate in writing.

(g) All amounts due hereunder, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

(h) To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

2.2.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (other than the outstanding Principal Amount due and payable on the Maturity Date) is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the Maximum Legal Rate (the “Late Payment Charge”) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

2.2.4 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of the Maximum Legal Rate, then the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate

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shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.3 Prepayments.

2.3.1 Voluntary Prepayments. Except as otherwise provided in this Agreement, Borrower shall not have the right to prepay any Component in whole or in part prior to the Stated Maturity Date. Notwithstanding the foregoing, Borrower may prepay the Floating Rate Component, in whole or in part, either (a) in connection with a Property Release in accordance with Section 2.3.6, or (b) at any other time provided that (i) no Event of Default has occurred and is continuing at the time of any such prepayment; (ii) Borrower gives Lender not less than ten (10) days’ notice specifying a date on which such prepayment is to occur (provided such notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay any actual reasonable out-of-pocket expenses incurred by Lender in connection with such revocation and/or adjournment); (iii) Borrower pays Lender, in addition to the outstanding principal amount of the Floating Rate Component to be prepaid, all Applicable Interest with respect to the outstanding principal amount of the Floating Rate Component being prepaid; and (iv) Borrower pays to Lender the Prepayment Premium, if applicable. Any prepayment pursuant to clause (b) above received by Lender on a date other than a Payment Date shall be held by Lender in an interest bearing money-market account (and the interest shall accrue for the benefit of Borrower) as collateral security for the Loan and shall be applied to the Floating Rate Component on the next Payment Date. Further, on the Payment Date occurring in January, 2017 (the “Lockout Expiration Date”) and on any Business Day thereafter, Borrower may, at its option and upon ten (10) Business Days’ prior written notice to Lender (provided such notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay any actual reasonable out-of-pocket expenses incurred by Lender in connection with such revocation and/or adjournment), prepay the entire Principal Amount in whole (but not in part) without payment of the Yield Maintenance Premium, Prepayment Premium or other penalty or premium. If Borrower prepays the entire Principal Amount, Borrower shall pay Lender, in addition to the Principal Amount, all Applicable Interest.

2.3.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Proceeds in accordance with Section 6.2.3 hereof, (a) such Proceeds shall be applied to prepay the Principal Amount to the extent of the Release Price for the affected Individual Property in accordance with Section 6.2.3 hereof, and such amount prepaid by Borrower shall result in a corresponding reduction of the Release Price and the Combined Release Price of the affected Individual Property, (b) Borrower shall pay to Lender all Applicable Interest, and (c) Borrower shall pay (without duplication) all reasonable costs and expenses of Lender incurred in connection with such prepayment (including without limitation, any reasonable costs and expenses associated with a release or assignment of the Lien of the applicable Security Instrument as set forth in Section 2.3.6 below and reasonable attorneys’ fees and expenses).

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2.3.3 Prepayments After Event of Default; Application of Amounts Paid. If, after the occurrence and during the continuance of an Event of Default, Lender shall accelerate the Indebtedness and Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all Applicable Interest and all other fees and sums payable hereunder or under the Loan Documents, including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges, (b) such payment shall be deemed a voluntary prepayment by Borrower, and (c) to the extent that the same would, if a prepayment, be prohibited under Section 2.3.1, Borrower shall pay, in addition to the Indebtedness and any Prepayment Premium due with respect to the Floating Rate Component, an amount equal to the greater of (i) three percent (3%) of the then outstanding principal amount of the Loan to be prepaid or satisfied (excluding the Floating Rate Component and excluding any portion thereof evidenced by Defeased Notes), or (ii) the Yield Maintenance Premium in respect of each Fixed Rate Component outstanding at the time of such prepayment (excluding any portion thereof evidenced by Defeased Notes). Notwithstanding anything contained herein to the contrary, upon the occurrence and during the continuance of any Event of Default, any payment of principal or interest from whatever source may be applied by Lender among the Components in Lender’s sole discretion.

2.3.4 Application of Prepayments. All prepayments of principal (other than those made in accordance with Sections 2.2.2(a) and 2.2.2(b) and those applied in reduction of the Floating Rate Component), in whole or in part, voluntary or involuntary, shall be applied as follows (and, to the extent applied to a Fixed Rate Component, shall not be applied to any portion of such Fixed Rate Component that is evidenced by a Defeased Note):

(a) first, to the reduction of the outstanding principal balance of Component A-1, Component A-2-FX and Component A-2-FL, pro rata and pari passu, based on the unpaid principal balance for each such Component, until reduced to zero;

(b) second, to the reduction of the outstanding principal balance of Component B until reduced to zero;

(c) third, to the reduction of the outstanding principal balance of Component C until reduced to zero; and

(d) fourth, to the reduction of the outstanding principal balance of Component D until reduced to zero.

2.3.5 Release of All Property.

(a) Upon Repayment in Full of Loan. If Borrower has repaid the entire Principal Amount in accordance with Section 2.3.1 or Section 2.3.3 and paid to Lender all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, then Lender shall (i) release the Lien of (A) this Agreement upon the Account Collateral and the Rate Cap Collateral and (B) the Security Instrument and Assignment

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of Leases on the Property (or assign it (together with the Note), in whole or in part, to a new lender without representation, warranty or recourse) and (ii) remit any amounts or collateral remaining on deposit in the Collateral Accounts or being held by Lender to (A) First Mezzanine Lender if the First Mezzanine Loan is still outstanding, (B) Second Mezzanine Lender, if the First Mezzanine Loan has been paid in full and the Second Mezzanine Loan is still outstanding, or (C) Borrower if both the First Mezzanine Loan and the Second Mezzanine Loan have been paid in full. In such event, Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release or assignment, a release of lien or assignment of lien, as applicable, for such property for execution by Lender. Such release or assignment, as applicable, shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, as applicable.

(b) Upon Total Defeasance Event. If Borrower has repaid in full the Floating Rate Component, defeased the Fixed Rate Components of the Loan in their entirety in accordance with Section 2.4.1, and paid to Lender all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, then Lender shall (i) release the Lien of (A) this Agreement upon the Account Collateral and the Rate Cap Collateral and (B) the Security Instrument and Assignment of Leases on the Property (or assign it, in whole or in part, to a new lender without representation, warranty or recourse), and the U.S. Securities constituting the Total Defeasance Collateral, pledged pursuant to the Defeasance Security Agreement, shall be the sole source of collateral securing the Note and (ii) remit any amounts or collateral remaining on deposit in the Collateral Accounts or being held by Lender to (A) First Mezzanine Lender if the First Mezzanine Loan is still outstanding, (B) Second Mezzanine Lender, if the First Mezzanine Loan has been paid in full and the Second Mezzanine Loan is still outstanding, or (C) Borrower if both the First Mezzanine Loan and the Second Mezzanine Loan have been paid in full. In such event, Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release or assignment, a release of lien for such property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release.

2.3.6 Release of Individual Properties and Outparcels.

(a) Individual Properties. Subject to satisfaction of each of the conditions set forth below with respect to any Individual Property, Lender shall (w) release such Individual Property (each a “Release Property”) from the Lien of the applicable Security Instrument and related Loan Documents (or to the extent so requested by Borrower, assign the Lien of the applicable Security Instrument to a new lender without representation, warranty or recourse) (each release under this Section 2.3.6, a “Property Release”), (x) authorize a reduction in the notional amount of the Interest Rate Cap Agreement equal to the reduction of the outstanding principal balance of the Floating Rate Component, if any, (y) instruct the Cash Management Bank to return to Borrower any Excess Account Collateral subject to and in accordance with Section 2.3.8 except to the extent otherwise provided in such Section, and (z) comply with Section 2.3.9 with regard to adjusting the ongoing reserve requirements hereunder:

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(i) Borrower shall deliver a written notice (a “Property Release Notice”) to Lender of its desire to effect such Property Release no later than thirty (30) days prior to the date of such desired Property Release, and setting forth the Business Day (the “Release Date”) on which Borrower desires that Lender release its interest in such Release Property (provided such Property Release Notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay any actual reasonable out-of-pocket expenses incurred by Lender in connection with such revocation and/or adjournment);

(ii) Borrower shall either:

(A) if the outstanding principal balance of the Floating Rate Component is greater than or equal to the Combined Release Price for the Release Property, then Borrower shall pay to Lender (x) the Combined Release Price for the Release Property, to be applied in reduction of the Floating Rate Component, (y) all Applicable Interest on the portion of the Floating Rate Component being repaid, and (z) all other sums due and payable under this Agreement, the Note, the Security Instrument and the other Loan Documents through and including the Release Date; or

(B) if the outstanding principal balance of the Floating Rate Component has previously been reduced to zero, then Borrower shall partially defease the Fixed Rate Components in an aggregate amount equal to the Release Price for the Release Property, in accordance with Section 2.4.2; or

(C) if the outstanding principal balance of the Floating Rate Component is greater than zero but less than the Combined Release Price for the Release Property, then Borrower shall (x) pay to Lender the outstanding principal balance of the Floating Rate Component, to be applied in reduction of the Floating Rate Component, (y) pay to Lender the amounts specified in clauses (y) and (z) of subparagraph (ii)(A) above, and (z) if and only if the outstanding principal balance of the Floating Rate Component being repaid pursuant to clause (x) of this subparagraph (C) is less than the Release Price for the Release Property, partially defease the Fixed Rate Components in an amount equal to the positive difference between the Release Price for the Release Property and the outstanding principal balance of the Floating Rate Component being repaid, in accordance with Section 2.4.2.

(iii) as a condition precedent to a Property Release when the outstanding principal balance of the Floating Rate Component is less than the Combined Release Price for the Release Property, but not as a direct covenant of Borrower, on the Release Date, each Mezzanine Borrower shall partially defease its related Mezzanine Loan in accordance with the provisions of the applicable Mezzanine Loan Agreement, in an amount equal to either:

(A) if the outstanding principal balance of the Floating Rate Component is less than the Release Price or has previously been reduced to zero, then the applicable Release Price (Mezzanine) for the Release Property; otherwise

(B) the amount by which the Combined Release Price for the Release Property exceeds the outstanding principal balance of the Floating Rate Component, multiplied

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by a fraction, the numerator of which is the principal balance of the applicable Mezzanine Loan immediately prior to the Property Release, and the denominator of which is the aggregate principal balance of all Mezzanine Loans immediately prior to the Property Release. This Subsection 2.3.6(a)(iii) shall not create a debtor-creditor relationship between Borrower and any Mezzanine Lender;

(iv) Borrower shall submit to Lender not less than ten (10) Business Days prior to the Release Date (which must be on a Business Day), a release of Liens (and related Loan Documents) for each applicable Release Property (for execution by Lender) in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion and all other documentation Lender reasonably requires to be delivered by Borrower in connection with such Property Release (collectively, “Release Instruments”) for each applicable Release Property, together with an Officer’s Certificate certifying that (A) the Release Instruments are in compliance with all Legal Requirements, (B) the release to be effected will not violate the terms of this Agreement, (C) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the Properties subject to the Loan Documents not being released) and (D) the requirement described in paragraph (v) below is satisfied in connection with such Property Release (together with calculations and supporting documentation demonstrating the same in reasonable detail);

(v) with respect to any Property Release (other than an Excluded Release), after giving effect to such Property Release, the Lease Coverage Ratio as of the Release Date for all of the Individual Properties then remaining subject to the Liens of the Security Instrument shall not be less than the greater of (A) the Closing Date Lease Coverage Ratio and (B) the Lease Coverage Ratio for the Properties subject to the Lien of the Security Instrument immediately prior to the Release Date;

(vi) no Event of Default shall have occurred and then be continuing on the date on which Borrower delivers the Property Release Notice or on the Release Date (except as provided in the last grammatical paragraph of this Section 2.3.6(a));

(vii) the Release Property is simultaneously transferred pursuant to a bona fide all-cash sale on arms-length terms and conditions;

(viii) Borrower executes and delivers such other instruments, certificates, opinions of counsel and documentation as Lender and the Rating Agencies shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Lender by the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents;

(ix) Borrower shall pay for any and all reasonable out-of-pocket costs and expenses incurred in connection with any proposed Property Release, including Lender’s reasonable attorneys’ fees and disbursements;

(x) prior to the Release Date, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that all amounts owing to any parties in connection with the

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transaction relating to the proposed Property Release have been paid in full, or will simultaneously be paid in full on the Release Date or adequate reserves therefor are established by Borrower in cash with respect to contingent or other liabilities that may arise out of such transaction and for which Borrower is not adequately indemnified or insured against as reasonably determined by Lender;

(xi) as a condition precedent to a Property Release but not as a direct covenant of the Borrower, on the Release Date, each Mezzanine Borrower shall have satisfied all conditions to such Property Release set forth in the applicable Mezzanine Loan Documents; provided that this paragraph shall not create a debtor-creditor relationship between Borrower and any Mezzanine Lender;

(xii) the transfer of the Release Property in connection with the Property Release does not trigger any rights of first refusal or purchase options in any Operating Agreements, including, but not limited to the rights or obligations set forth on Schedule VI as to any remaining Property unless the same have been waived or terminated by the holder thereof;

(xiii) following such Property Release, Borrower shall continue to be a Single Purpose Entity and comply with all provisions of the Loan Documents pertaining to a Single Purpose Entity; and

(xiv) Borrower shall enter into an amendment to the Master Lease with Master Lessee (A) to effect the reduction in the Master Lease Base Rent by an amount not to exceed the amount allocable to such Individual Property as set forth on Schedule IV attached hereto, and (B) to cause such Release Property to be removed from the Master Lease, including amending the legal description of the “Leased Property” (as defined therein) to effect such removal.

Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, if on the date Borrower delivers a Property Release Notice, (a) a Default or Event of Default has occurred and is continuing which relates solely to the Individual Property or Individual Properties subject to the proposed Property Release (each or any such Default or Event of Default, a “Release Property-Specific Default”), (b) the Allocated Loan Amounts of such Individual Properties do not exceed, in the aggregate of all Individual Properties that are then subject to a Release Property-Specific Default, 15% of the Principal Amount, and (c) no other Default or Event of Default exists, Borrower shall not be prohibited from exercising a release with respect to such Individual Property or Individual Properties and such Release-Property-Specific Default will be deemed to have been cured upon completion of the Property Release of such Individual Property or Individual Properties by (1) delivery of such Property Release Notice and (2) completion of the Property Release of such Individual Property or Individual Properties; provided, that, if Borrower fails to complete the Property Release of each Individual Property then subject to a Release-Property-Specific Default by a Release Date that is not more than forty-five (45) days after receiving written notice from Lender or otherwise obtaining actual knowledge of the occurrence of such Release Property-Specific Default, such Default or Event of Default shall be deemed not to have been cured by delivery of such Property Release Notice and shall be retroactive to the date such Default or Event of Default first occurred.

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(b) Outparcels. Provided no Event of Default has occurred and is continuing, Borrower may request that Lender release certain portions of certain Individual Properties as described on Schedule X hereto (the “Outparcels”) in accordance with the terms of this Section 2.3.6(b). Prior to releasing any Outparcel, Borrower shall have satisfied the following conditions (collectively, “Outparcel Release Conditions”): (1) the Outparcel shall constitute a separate conveyable legal parcel in accordance with the subdivision map act or the equivalent thereof in the jurisdiction of the applicable Individual Property or other relevant granted government approvals in such jurisdiction; (2) to the extent any easements, covenants or restrictions benefiting or burdening such Outparcel are necessary or appropriate for the use or operation of such parcel or the remaining portions of the applicable Individual Property (such remaining portion of an applicable Individual Property, the “Remaining Property”), such easements, covenants or restrictions shall have been granted or reserved prior to or at the time of the release or reconveyance of such Outparcel and shall have been approved by Lender, which approval shall not be unreasonably withheld or delayed; (3) the Remaining Property shall remain a legal parcel (or parcels) in compliance in all material respects with all Legal Requirements, zoning, subdivision, land use and other applicable laws and regulations; (4) at the time of, but not prior to, any release or reconveyance, each Outparcel shall be transferred to a person or entity that does not result in a breach of Borrower’s obligation to be a Single Purpose Entity; (5) Lender shall have received satisfactory evidence that any tax, bond or assessment that constitutes a lien against the applicable Property has (i) prior to such release, been properly allocated between the Outparcel and the Remaining Property and (ii) after such release, will be properly assessed against the Outparcel and the Remaining Property separately; (6) Lender shall have received such endorsements to the Title Policy (or substantially equivalent assurance) for the applicable Property as Lender may reasonably require confirming continuing title insurance and that (A) the applicable Security Instrument constitutes a first priority lien (subject to Permitted Encumbrances) on the Remaining Property after the release, (B) the Remaining Property constitutes a separate tax lot or tax lots (or will constitute a separate tax lot or tax lots in the next assessment cycle and Borrower provides evidence reasonably satisfactory to Lender (which may include guaranties and indemnities) that all Real Estate Impositions on the Remaining Property and Outparcel will be paid until such time as the Remaining Parcel and Outparcel constitute and are assessed as separate tax lots) and (C) such release shall not result in the Remaining Property ceasing to comply in all material respects with all applicable Legal Requirements, zoning, land use and subdivision laws; (7) Borrower shall have executed and delivered such documents (including amendments to the Loan Documents) as Lender may reasonably require to reflect such release; (8) Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and any applicable costs and expenses of the Rating Agencies) in connection with each such release; (9) Borrower shall have provided Lender at least thirty (30) days prior written notice of such requested release; and (10) Borrower shall submit to Lender not less than fifteen (15) days prior to the date of such proposed release (which must be on a Business Day), a release of Liens (and related Loan Documents) for each applicable Outparcel (for execution by Lender) in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion and all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release (collectively, “Outparcel Release Instruments”) (for execution by Lender) together with an Officer’s Certificate certifying that (i) the Outparcel Release Instruments are in compliance with all Legal Requirements, (ii) the release to be effected will not

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violate the terms of this Agreement and (iii) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released). Any proceeds from the sale of an Outparcel shall be paid into the Holding Account for disbursement in accordance with Section 3.1.6.

2.3.7 Provisions Relating to Individual Properties That Go Dark. (a) At any one time and from time to time, Borrower may allow Restaurant Locations to Go Dark provided that (i) the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) does not exceed the Go Dark/Sublease Limit at any time, and (ii) in no event may Borrower allow any Go Dark Purchase Option Property to Go Dark unless the holder of the purchase right, termination right, recapture right, option or similar right has irrevocably waived in writing such rights with respect to the period during which such Go Dark Purchase Option Property continues to be a Go Dark Restaurant Location. If the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) exceeds the Go Dark/Sublease Limit at any time, then within thirty (30) days of such Go Dark/Sublease Limit being exceeded, Borrower shall cause one or more Individual Properties to be released from the Lien of the applicable Security Instrument in accordance with Section 2.3.6 hereof such that the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) does not exceed the Go Dark/Sublease Limit.

(b) If any Restaurant Location shall Go Dark, Borrower will promptly send written notice thereof to Lender. If an Restaurant Location shall Go Dark, the full Master Lease Rent payment as and when, and to the extent, required under the Master Lease and the Rent Payment Direction Letter with respect to all Restaurant Locations that are leased pursuant to the Master Lease shall nonetheless be required to be deposited into the Holding Account without reduction.

2.3.8 Excess Account Collateral. Upon the occurrence of any Property Release, provided no Low Lease Coverage Ratio Cash Sweep Period exists and no Event of Default has occurred and is continuing, Lender shall promptly perform an analysis of the Account Collateral in order to reasonably determine the amount of the Account Collateral (including, but not limited to, Proceeds) attributable to the Release Property (the “Excess Account Collateral”), and shall promptly instruct Cash Management Bank to return to Borrower the Excess Account Collateral, if any, except to the extent that Lender reasonably determines that a shortfall exists in such Sub-Account with respect to the Property other than the Release Property.

2.3.9 Reserve Requirements. Upon the occurrence of a Property Release, provided no Low Lease Coverage Ratio Cash Flow Sweep Period exists and no Event of Default has occurred and is continuing, Lender shall promptly prepare a revised estimate, with respect to the remaining Individual Properties, of Real Estate Impositions and Other Charges in accordance with Section 16.1, insurance premiums in accordance with Section 16.2, and Qualified Capital Expenditures in accordance with Section 16.4, and shall promptly provide Borrower and Cash Management Bank with notice of the revised Monthly Tax Reserve Amount, Monthly Insurance Reserve Amount and Monthly Capital Expenditure Reserve Amount.

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2.4 Defeasance. Provided no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time after the Closing Date to voluntarily defease all or any portion of the Fixed Rate Components of the Loan in sequential order (i.e., first, Component A-1 until defeased in full, then Component A-2-FX until defeased in full, then Component B until defeased in full, then Component C until defeased in full and finally Component D, until defeased in full) by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):

2.4.1 Conditions to Total Defeasance Event. Provided that Borrower shall have paid in full the Floating Rate Component (either previously or simultaneously with the Total Defeasance Event), Borrower shall have the right to voluntarily defease the entire outstanding principal balance of the Fixed Rate Components of the Loan without Yield Maintenance Premium or other premium or penalty and obtain a release of the Lien of the Security Instrument by providing Lender with the Total Defeasance Collateral (herein, a “Total Defeasance Event”), subject to the satisfaction of the following conditions precedent:

(a) Except as otherwise set forth herein, Borrower shall have delivered to Lender all documentary deliveries required pursuant to this Section 2.4.1 at least thirty (30) days prior to the requested effective date of such proposed Total Defeasance Event and shall specify a date (the “Total Defeasance Date”) on which the Total Defeasance Event is to occur (provided such notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay any actual reasonable out-of-pocket expenses incurred by Lender in connection with such revocation and/or adjournment);

(b) Borrower shall pay to Lender (i) all payments of principal and interest due on the Loan to and including the Total Defeasance Date, and (ii) all other sums then due on such Total Defeasance Date under the Note, this Agreement, the Security Instrument and the other Loan Documents;

(c) Borrower shall deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.4.3 hereof;

(d) Borrower shall execute and deliver to Lender a Defeasance Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;

(e) Borrower shall deliver to Lender (i) an Opinion of Counsel for Borrower that is reasonably satisfactory to Lender opining that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral, and (B) the Total Defeasance Event pursuant to this Section 2.4.1 does not constitute a “significant modification” under Section 1001 of the Code, will not cause any Securitization vehicle to fail to qualify as a grantor trust under the Code and will not cause a federal income tax to be imposed on any Securitization vehicle and (ii) a non-consolidation opinion with respect to the Successor Borrower;

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(f) Borrower shall deliver to Lender a Rating Agency Confirmation as to the Total Defeasance Collateral and the documents to be entered into in connection with the Total Defeasance Event;

(g) On or prior to the Total Defeasance Date, Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.4.1 have been satisfied;

(h) Borrower shall deliver a certificate of an Independent certified public accounting firm reasonably acceptable to Lender certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(i) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request, to the extent such delivery would be required by a reasonably prudent lender defeasing mortgage loans for securitization similar to the Loan, provided that Borrower shall not be required to deliver any certificate, opinion, document or instrument that would increase Borrower’s obligations or liabilities under this Agreement or any other Loan Document;

(j) Borrower shall pay to Lender a defeasance and release fee in an amount equal to $10,000; and

(k) Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender incurred in connection with the Total Defeasance Event, including Lender’s reasonable attorneys’ fees and expenses and fees and expenses of the Rating Agencies.

2.4.2 Conditions to Partial Defeasance. Provided that Borrower shall have paid in full the Floating Rate Component (either previously or simultaneously with the Partial Defeasance Event), Borrower shall have the right to voluntarily defease a portion of the outstanding principal balance of the Fixed Rate Components of the Loan without Yield Maintenance Premium or other premium or penalty, in connection with a Property Release consummated in accordance with Section 2.3.6(a), by providing Lender with the Partial Defeasance Collateral (herein, a “Partial Defeasance Event”), subject to the satisfaction of the following conditions precedent:

(a) Except as otherwise set forth herein, Borrower shall have delivered to Lender all documentary deliveries required pursuant to this Section 2.4.2 at least thirty (30) days prior to the requested effective date of such proposed Partial Defeasance Event and shall specify a date (the “Partial Defeasance Date”) on which the Partial Defeasance Event is to occur (provided such notice shall be revocable at any time and for any reason by Borrower and may be adjourned on a day-to-day basis on reasonable notice to Lender, but Borrower shall pay any actual reasonable out-of-pocket expenses incurred by Lender in connection with such revocation and/or adjournment);

(b) Borrower shall pay to Lender (i) all payments of principal and interest due on the Loan to and including the Partial Defeasance Date, and (ii) all other sums then due on such Partial Defeasance Date under the Note, this Agreement, the Security Instrument and the other Loan Documents;

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(c) Borrower shall deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.4.3 hereof;

(d) Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue substitute notes, with one or more substitute notes having an aggregate principal balance equal to either (i) if the outstanding principal balance of the Floating Rate Component has previously been reduced to zero, the aggregate Release Price for the Release Property or Release Properties, or otherwise (ii) the amount by which the aggregate Release Price for the Release Property or Release Properties exceeds the outstanding principal balance of the Floating Rate Component (collectively, the “Defeased Note”), and one or more substitute notes having a principal balance equal to the excess of (i) the original principal amount of the Fixed Rate Components, over (ii) the amount of the Defeased Note and any prior Defeased Note issued (collectively, the “Undefeased Note”). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance and the monthly payment amount. The Defeased Note and the Undefeased Note shall not be cross defaulted or cross collateralized. A Defeased Note may not be the subject of any further defeasance, and all amounts paid in reduction of the principal balance thereof will be exclusively from the Scheduled Defeasance Payments in accordance herewith. In addition, a Defeased Note may be repaid in whole in connection with a repayment of the entire Loan on or after the Lockout Expiration Date in accordance with the terms hereof;

(e) Borrower shall execute and deliver to Lender a Defeasance Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

(f) Borrower shall deliver to Lender (i) an Opinion of Counsel for Borrower that is reasonably satisfactory to Lender opining that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Partial Defeasance Collateral and (B) that the Partial Defeasance Event pursuant to this Section 2.4.2 does not constitute a “significant modification” under Section 1001 of the Code, will not cause any Securitization vehicle to fail to qualify as a grantor trust under the Code and will not cause any federal income tax to be imposed on any Securitization vehicle and (ii) a non-consolidation opinion with respect to the Successor Borrower;

(g) Borrower shall deliver to Lender a Rating Agency Confirmation as to the Partial Defeasance Collateral and the documents to be entered into in connection with the Partial Defeasance Event;

(h) on or prior to the Partial Defeasance Date, Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.4.2 have been satisfied;

(i) Borrower shall deliver a certificate of an Independent certified public accounting firm reasonably acceptable to Lender certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(j) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request, to the extent such delivery would be required by a reasonably prudent lender defeasing mortgage loans for securitization similar to the Loan, provided that Borrower shall not be required to deliver any certificate, opinion, document or instrument that would increase Borrower’s obligations or liabilities under this Agreement or any other Loan Document;

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(k) Borrower shall pay to Lender a defeasance and release fee in an amount equal to $10,000;

(l) Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender incurred in connection with the Partial Defeasance Event, including Lender’s reasonable attorneys’ fees and expenses and fees and expenses of the Rating Agencies;

(m) Borrower shall have complied with the provisions of Section 2.3.6 with respect to the Individual Property or Properties being released; and

(n) as a condition precedent to a Partial Defeasance Event but not as a direct covenant of Borrower, on the Defeasance Date, each Mezzanine Borrower shall have partially defeased the applicable Mezzanine Loan in accordance with the provisions of the applicable Mezzanine Loan Agreement in the amount specified in Section 2.3.6(a)(iii).

2.4.3 Defeasance Collateral Account. On or before the date on which Borrower delivers the Total Defeasance Collateral or Partial Defeasance Collateral, as applicable, Borrower shall open at any Eligible Institution the defeasance collateral account (the “Defeasance Collateral Account”) which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (a) Total Defeasance Collateral or the applicable Partial Defeasance Collateral, and (b) cash from interest and principal paid on the Total Defeasance Collateral or the applicable Partial Defeasance Collateral. All cash from interest and principal payments paid on the Total Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Lender on each Payment Date and applied in accordance with the terms of this Agreement. Following the payment of all Scheduled Defeasance Payments, any cash from interest and principal paid on the Total Defeasance Collateral or Partial Defeasance Collateral in excess of the amounts necessary to pay the Scheduled Defeasance Payments shall be paid to Borrower or, if there is a Successor Borrower, to Successor Borrower. Borrower shall cause the Eligible Institution at which the Total Defeasance Collateral or Partial Defeasance Collateral is deposited to enter into an agreement with Borrower or Successor Borrower, as applicable, and Lender, satisfactory to Lender in its reasonable discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Total Defeasance Collateral or Partial Defeasance Collateral in accordance with this Agreement. Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Total Defeasance Collateral or Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall pay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account. At Borrower’s election, different Defeasance Collateral Accounts may be established for each defeasance consummated pursuant to this Agreement.

2.4.4 Successor Borrower. In connection with a Defeasance Event under this Section 2.4, Borrower shall, if required by the Rating Agencies or if Borrower elects to do so,

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establish or designate a successor entity (the “Successor Borrower”) which shall be a single purpose bankruptcy remote entity and which shall be approved by the Rating Agencies (which may be evidenced by a Rating Agency Confirmation). Any such Successor Borrower may, at Borrower’s option, be an Affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to the Note (in connection with a Total Defeasance Event) and under the Defeased Note (in connection with a Partial Defeasance Event), together with the Total Defeasance Collateral or Partial Defeasance Collateral, as applicable, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note (in connection with a Total Defeasance Event) and under the Defeased Note (in connection with a Partial Defeasance Event) and the Defeasance Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay all reasonable, out-of-pocket costs and expenses incurred by Lender, including Lender’s reasonable attorney’s fees and expenses, incurred in connection therewith. A different Successor Borrower may be established for each defeasance consummated pursuant to this Agreement.

2.5 Regulatory Change; Taxes.

2.5.1 Increased Costs. If as a result of any Regulatory Change or compliance of Lender therewith, the basis of taxation of payments to Lender or any company Controlling Lender of the principal of or interest on the Loan is changed or Lender or the company Controlling Lender shall be subject to (i) any Tax, duty, charge or withholding of any kind with respect to this Agreement (excluding taxation of the overall net income of Lender or the company Controlling Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Lender or any company Controlling Lender, and Lender determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender’s written request such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased Costs to the extent Lender determines that such Increased Costs are allocable to the Loan; provided, however, that with respect to the period during which the Loan is held by a Securitization trust, Borrower’s liability under this Section 2.5.1 shall be limited to the Increased Costs to which such Securitization trust itself is subject, if any. If Lender requests compensation under this Section 2.5.1, Borrower may, by notice to Lender, require that Lender furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. In the event that Borrower is required to pay any Increased Costs in accordance with the terms hereof, Borrower shall have the right to prepay the Principal Amount (together with all Applicable Interest) without the imposition of any Yield Maintenance Premium or Prepayment Premium.

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2.5.2 Special Taxes. Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Notwithstanding anything to the contrary contained in this Section 2.5, Borrower shall not be liable for any amounts as a result of (a) withholding for Special Taxes or additional costs incurred as a result of the assignment of all or any portion of the Loan by Lender to any Person that is subject to Special Taxes at the time of such assignment, which Special Taxes exceed the Special Taxes to which the assignor is subject, and which is organized under or has its principal place of business outside of the United States of America or any political subdivision thereof or (b) failure of Lender to comply with any certification, identification, information, documentation or other reporting requirement if (i) such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Special Taxes and (ii) at least thirty (30) days prior to the first Payment Date with respect to which the Borrower shall apply this clause (b), Borrower shall have notified the Lender that the Lender will be required to comply with such requirement, provided, however, that the exclusion set forth in this clause (b) shall not apply in respect of any certification, identification, information, documentation or other reporting requirement if such requirement would be materially more onerous, in form, in procedure or in the substance of information disclosed, to the Lender than comparable information or other reporting requirements imposed under U.S. Tax law, regulation and administrative practice (such as IRS Forms W-8BEN and W-9).

2.5.3 Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as “Other Taxes”).

2.5.4 Indemnity. Subject to the limitations in the last sentence of Section 2.5.2, Borrower shall indemnify Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.5.4) paid by Lender and any liability (including penalties, interest, and reasonable out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor.

2.5.5 Change of Office. To the extent that changing the jurisdiction of Lender’s applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Lender.

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2.5.6 Survival . Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.5 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

III. CASH MANAGEMENT

3.1 Cash Management.

3.1.1 Establishment of Accounts. Borrower hereby acknowledges that (A) simultaneously with the execution of this Agreement, Lender has established with Cash Management Bank, in the name of Lender, a holding account (the “Holding Account”), which has been established as a deposit account, and (B) Lender shall be the customer (within the meaning of Section 4-104(1)(e) of the UCC) of Cash Management Bank with respect to the Holding Account and each sub-account thereof. The Holding Account and each sub-account of such account and the funds deposited therein shall serve as additional security for the Loan. Borrower shall not have any right to make, and shall not deliver any orders to Cash Management Bank for, any withdrawals from the Collateral Accounts (as defined below). In addition, Lender has established with Cash Management Bank the following sub-accounts of the Holding Account (each, a “Sub-Account” and, collectively, the “Sub-Accounts” and together with the Holding Account, the “Collateral Accounts”), which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts, (ii) shall each be linked to the Holding Account, (iii) shall each be a “Deposit Account” pursuant to Article 9 of the UCC and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

(a) a sub-account for the retention of Account Collateral in respect of Real Estate Impositions and Other Charges for the Property (the “Tax Reserve Account”);

(b) a sub-account for the retention of Account Collateral in respect of insurance premiums for the Property (the “Insurance Reserve Account”);

(c) a sub-account for the retention of Account Collateral in respect of Debt Service on the Loan (the “Debt Service Reserve Account”);

(d) a sub-account for the retention of Account Collateral in respect of Required Repairs Funds (the “Required Repairs Reserve Account”);

(e) a sub-account for the retention of Account Collateral in respect of Capital Expenditure Funds (the “Capital Expenditure Reserve Account”);

(f) a sub-account for the retention of Account Collateral in respect of reserves relating to shortfalls in Master Lease Rent (the “Master Lease Rent Shortfall Reserve Account”);

(g) a sub-account for the retention of Account Collateral in respect of certain Proceeds as more fully set forth in Section 6.2 (the “Proceeds Reserve Account”);

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(h) a sub-account for the retention of Account Collateral in respect of Debt Service (First Mezzanine) (the “First Mezzanine Debt Service Reserve Account”); and

(i) a sub-account for the retention of Account Collateral in respect of Debt Service (Second Mezzanine) (the “Second Mezzanine Debt Service Reserve Account”).

3.1.2 Pledge of Account Collateral. To secure the full and punctual payment and performance of the Obligations, Borrower hereby collaterally assigns, grants a security interest in and pledges to Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral”):

(a) the Collateral Accounts and all cash, deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts;

(b) all interest and cash from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts unless released; and

(c) to the extent not covered by clauses (a) or (b) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

In addition to the rights and remedies herein set forth, Lender shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

3.1.3 Maintenance of Collateral Accounts. (a) Borrower agrees that each of the Collateral Accounts is and shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Lender is the customer (within the meaning of Section 4-104(a)(5) of the UCC) of Cash Management Bank with respect to the Collateral Accounts and Lender (or such other Person designated in writing by the Lender to Borrower from time to time) shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over the Collateral Accounts, and (iii) such that Borrower shall have no right of withdrawal from the Collateral Accounts and, except as provided herein, no Account Collateral shall be released to Borrower from the Collateral Accounts.

(b) Notwithstanding Section 3.1.3(a)(i) above, Borrower shall be permitted to cause the Collateral Accounts to be maintained as “securities accounts” pursuant to Article 8 of the UCC, provided that (i) Lender is the entitlement holder (within the meaning of Section 8-102(a)(7) of the UCC) with respect to Collateral Accounts, (ii) Lender (or such other Person designated in writing by the Lender to the Borrower from time to time) shall have control (within the meaning of Section 8-106(d) of the UCC) over such “securities account” and at all times Lender shall have a perfected first priority lien on the Collateral Account, (iii) such

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account shall be maintained in such a manner that the Cash Management Bank shall agree to treat all property credited to the Collateral Account as “financial assets” and, (iv) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of Cash Management Bank, endorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to any of the Collateral Account be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank.

3.1.4 Eligible Accounts. The Collateral Accounts shall be Eligible Accounts. The Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement. Borrower shall be the beneficial owner of the Collateral Accounts for federal income tax purposes and shall report all income on the Collateral Accounts.

3.1.5 Deposits into Sub-Accounts. On the date hereof, Borrower has deposited the following amounts into the Sub-Accounts:

(i) $2,995,085.86 into the Tax Reserve Account;

(ii) $0.00 into the Insurance Reserve Account;

(iii) $1,716,062.50 into the Required Repairs Reserve Account;

(iv) $6,010,448.00 into the Capital Expenditure Reserve Account;

(v) $0.00 into the Debt Service Reserve Account;

(vi) $9,080,562.00 into the Master Lease Rent Shortfall Reserve Account;

(vii) $0.00 into the Proceeds Reserve Account;

(viii) $0.00 into the First Mezzanine Debt Service Reserve Account; and

(ix) $0.00 into the Second Mezzanine Debt Service Reserve Account.

3.1.6 Monthly Funding of Sub-Accounts; Master Lease Rent Shortfalls; Sub-Account Shortfalls.

(a) Monthly Funding of Sub-Accounts. Borrower hereby irrevocably authorizes Lender to transfer, and Lender shall transfer, from the Holding Account by 11:00 a.m. New York time on the date on which each payment of Master Lease Base Rent under the Master Lease is made to the Holding Account, or as soon thereafter as sufficient funds are in the Holding Account to make the applicable transfers, commencing on the date of the first payment of Master Lease Base Rent under the Master Lease, funds in the following amounts and in the following order of priority:

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(i) funds in an amount equal to the Monthly Tax Reserve Amount and any other amounts required pursuant to Section 16.1 for the month in which the transfer from the Holding Account is made to the Tax Reserve Account;

(ii) funds in an amount equal to the Monthly Insurance Reserve Amount and any other amounts required pursuant to Section 16.2 for the month in which the transfer from the Holding Account is made to the Insurance Reserve Account;

(iii) funds in an amount equal to the amount of Debt Service due on the Payment Date on which the transfer from the Holding Account is made to the Debt Service Reserve Account, and all other amounts under the Loan Documents that are due and owing on or prior to such Payment Date that are not specifically covered by another clause of this Section 3.1.6(a);

(iv) provided that no Event of Default has occurred and is continuing, funds in an amount equal to the Monthly Capital Expenditure Reserve Amount and any other amounts required pursuant to Section 16.4 for the month in which the transfer from the Holding Account is made to the Capital Expenditure Reserve Account;

(v) provided that no Event of Default has occurred and is continuing, to the extent Lender receives a First Mezzanine Lender Monthly Debt Service Notice, funds in an amount equal to the First Mezzanine Loan Debt Service Amount due on the Payment Date on which the transfer from the Holding Account occurs and transfer the same to the First Mezzanine Debt Service Reserve Account;

(vi) provided that no Event of Default has occurred and is continuing, and provided (a) Lender has not received a First Mezzanine Loan Default Notice, and (b) to the extent Lender receives a Second Mezzanine Lender Monthly Debt Service Notice, funds in an amount equal to the Second Mezzanine Loan Debt Service Amount due on the Payment Date on which the transfer from the Holding Account occurs and transfer the same to the Second Mezzanine Debt Service Reserve Account;

(vii) [reserved];

(viii) [reserved];

(ix) provided that no Event of Default has occurred and is continuing, during any Low Lease Coverage Ratio Cash Sweep Period, to the Borrower’s Account an amount equal to the sum of Approved Expenses for the month following the month in which the transfer from the Holding Account is made (the “Approved Expense Distribution”); provided, (i) in the event that Borrower’s estimate of operating expenses in clause (b) of the definition of Approved Expenses for the prior month exceeded the operating expenses actually paid by Borrower for such period, the Approved Expense Distribution shall be decreased in an amount equal to such difference, and (ii) in the event that Borrower’s estimate of operating expenses in clause (b) of the definition of Approved Expenses for the prior month was less than the operating expenses actually paid by Borrower for such period, the Approved Expense Distribution shall be increased in an amount equal to such difference;

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(x) provided that no Event of Default has occurred and is continuing and Lender has not received a Mezzanine Loan Default Notice, not more than once per calendar quarter, during any Low Lease Coverage Ratio Cash Sweep Period, to the Borrower’s Account funds equal to the lesser of (a) the Required Tax Distribution Amount estimated in good faith by Borrower to be due, and (b) twenty-five percent (25%) of the balance (if any) remaining in the Holding Account after the foregoing transfers; provided, however, such disbursement shall be conditioned upon the following: (i) Borrower shall have provided Lender with a written request for such disbursement at least ten (10) Business Days prior to such disbursement date, and (ii) Borrower shall provide Lender with an Officer’s Certificate certifying that such requested amount is based on Guarantor’s good faith estimate of the Required Tax Distribution Amount and a pro forma tax return supporting the amount of such good faith calculation;

(xi) if the balance in the Master Lease Rent Shortfall Reserve Account is less than the Master Lease Minimum Shortfall Reserve Amount, funds in an amount equal to the balance (if any) remaining in the Holding Account after the foregoing transfers to the Master Lease Rent Shortfall Reserve Account up to a maximum sum such that the Master Lease Minimum Shortfall Reserve Amount is maintained therein at all times during the term of the Loan;

(xii) during any 90% Cash Sweep Period, if the balance in the Master Lease Rent Shortfall Reserve Account is less than the Master Lease 90% Reserve Amount, funds in an amount equal to the balance (if any) remaining in the Holding Account after the foregoing transfers to the Master Lease Rent Shortfall Reserve Account up to a maximum sum such that a balance equal to the Master Lease 90% Reserve Amount is maintained therein at all times during any such 90% Cash Sweep Period;

(xiii) during any 80% Cash Sweep Period, funds in an amount equal to the balance (if any) remaining in the Holding Account after the foregoing transfers to the Master Lease Rent Shortfall Reserve Account; and

(xiv) provided that no Event of Default has occurred and is continuing, funds in an amount equal to the balance (if any) remaining in the Holding Account after the foregoing transfers (such remainder being hereinafter referred to as “Excess Cash Flow”), (A) if Lender has received a Mezzanine Loan Default Notice, to the applicable Mezzanine Account in accordance with Section 3.1.6(g) or (B) provided Lender has not received a Mezzanine Loan Default Notice, to the Borrower’s Account.

(b) [Reserved]

(c) Release of Funds from Master Lease Rent Shortfall Reserve Account. In the event that no Low Lease Coverage Ratio Cash Sweep Period or Event of Default is then continuing, Lender shall direct the Cash Management Bank to transfer the unapplied portion, if any, of the funds in the Master Lease Rent Shortfall Reserve Account to the Holding Account to be applied in accordance with Section 3.1.6(a) such that a balance equal to the Master Lease

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Minimum Shortfall Reserve Amount remains in the Master Lease Rent Shortfall Reserve Account. In the event that an 80% Cash Sweep Period is no longer continuing but a 90% Cash Sweep Period is then continuing, and provided no Event of Default is then continuing, Lender shall direct the Cash Management Bank to transfer the unapplied portion, if any, of the sums in the Master Lease Rent Shortfall Reserve Account to the Holding Account to be applied in accordance with Section 3.1.6(a), such that a balance equal to the Master Lease 90% Reserve Amount is maintained in the Master Lease Rent Shortfall Reserve Account at all times during any such 90% Cash Sweep Period.

(d) [Reserved]

(e) Sub-Account Shortfalls. If there are insufficient funds in the Holding Account to make any of the transfers required under clauses (i), (ii) or (iv) of Section 3.1.6(a), as reasonably determined by Lender, Lender shall provide notice to Borrower of such insufficiency and, within five (5) Business Days after receipt of said notice and prior to the expiration of any grace period applicable to such payment, Borrower shall deposit into the Holding Account an amount equal to the shortfall of available funds in the Holding Account taking into account any funds which accumulate in the Holding Account during such five (5) Business Day period. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, Borrower shall not be deemed to be in default hereunder or thereunder in the event funds sufficient for a required transfer are held in an appropriate Sub-Account and Lender or Cash Management Bank fails to timely make any transfer from such Sub-Account as contemplated by this Agreement unless due to the negligence or willful misconduct of Borrower.

(f) To the extent that Borrower shall fail to pay any mortgage recording tax, costs, expenses or other amounts pursuant to Section 19.12 of this Agreement (other than any such costs, expenses or other amounts to be paid at closing) within the time period set forth therein, Lender shall have the right, at any time, without notice to Borrower, to withdraw from the Holding Account (excluding to the extent required under the last sentence of Section 3.1.10(a) any funds that would otherwise be directed into the Tax Reserve Account, the Insurance Reserve Account and, to the extent the Master Lessee is entitled to Proceeds under the Master Lease or such Proceeds are required for restoration under the Master Lease, the Proceeds Reserve Account), an amount equal to such unpaid taxes, costs, expenses and/or other amounts and pay such amounts to the Person(s) entitled thereto.

(g) In the event that Lender has received a Mezzanine Loan Default Notice, Borrower hereby irrevocably directs that all Excess Cash Flow shall (in lieu of transferring such funds to the Borrower’s Account pursuant to Section 3.1.6(a)(xiv)(B)): (i) to the extent Lender has received a First Mezzanine Loan Default Notice and until such time as Lender receives a notice from First Mezzanine Lender that such event of default under the First Mezzanine Loan is no longer continuing (a “First Mezzanine Loan Default Revocation Notice”), be deposited directly into the First Mezzanine Account, or (ii) provided Lender has not received a First Mezzanine Loan Default Notice but has received a Second Mezzanine Loan Default Notice and until such time as Lender receives a notice from Second Mezzanine Lender that such event of default under the Second Mezzanine Loan is no longer continuing (a “Second Mezzanine Loan Default Revocation Notice”), be deposited directly in the Second Mezzanine Account. The direction set forth in the immediately preceding sentence shall not be changed or terminated without the

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written consent of the applicable Mezzanine Lender. Notwithstanding any provision herein to the contrary, no Mezzanine Loan Default Notice shall be required for the deposit of Proceeds into the respective Mezzanine Account in accordance with the terms of Section 6.2.3(b) hereof.

3.1.7 Required Payments from Sub-Accounts. Borrower irrevocably authorizes Lender to make and, Lender hereby agrees to make or to direct the Cash Management Bank to make, the following payments from the Sub-Accounts to the extent of the monies on deposit therefor:

(i) funds from the Tax Reserve Account to Lender sufficient to permit Lender to pay (A) Real Estate Impositions and (B) Other Charges, on the respective due dates therefor, and Lender shall so pay such funds to the Governmental Authority having the right to receive such funds;

(ii) funds from the Insurance Reserve Account to Lender sufficient to permit Lender to pay insurance premiums for the insurance required to be maintained pursuant to the terms of this Agreement and the Security Instrument, on the respective due dates therefor, and Lender shall so pay such funds to the insurance company having the right to receive such funds;

(iii) [reserved];

(iv) funds from the Debt Service Reserve Account to Lender sufficient to pay Debt Service on each Payment Date and all other amounts under the Loan Documents that are due and owing on or prior to such Payment Date that are not specifically covered by another clause of Section 3.1.6(a), and Lender, on each Payment Date, shall apply such funds to the payment of the Debt Service payable on such Payment Date and payment of such other amounts;

(v) provided that no Event of Default has occurred and is continuing, funds from the First Mezzanine Debt Service Reserve Account to the First Mezzanine Account on each Payment Date; and

(vi) provided that no Event of Default has occurred and is continuing, funds from the Second Mezzanine Debt Service Reserve Account to the Second Mezzanine Account on each Payment Date.

3.1.8 Cash Management Bank. Lender shall have the right at Borrower’s sole cost and expense to replace the Cash Management Bank at any time with another Eligible Institution without the consent of Borrower. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right at Borrower’s sole cost and expense to replace Cash Management Bank at any time, without notice to Borrower. Borrower shall cooperate with Lender in connection with the appointment of any replacement Cash Management Bank. Borrower shall have no right to replace the Cash Management Bank.

3.1.9 Borrower’s Representations, Warranties and Covenants Regarding Holding Account.

(a) Borrower represents, warrants and covenants that as of the date hereof, Borrower has irrevocably directed the Master Lessee pursuant to a letter substantially in the form of the

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Master Lease Rent Payment Direction Letter (i) to make all payments of Master Lease Base Rent directly to the Holding Account at all times during the term of the Loan, and (ii) to the extent that any Master Lease Additional Charges is payable by Master Lessee to Borrower under the Master Lease, to make payments of such Master Lease Additional Charges directly to the Holding Account.

(b) Borrower further represents, warrants and covenants that (i) Borrower shall cause Master Lessee to deposit all amounts payable to Borrower pursuant to the Master Lease directly into the Holding Account, (ii) Borrower shall pay or cause to be paid all Rents, Cash and Cash Equivalents or other items of operating income not covered by the preceding subsection (a) within one (1) Business Day after receipt thereof by Borrower or its Affiliates directly into the Holding Account and, until so deposited, any such amounts held by Borrower or its Affiliates shall be deemed to be Account Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower or its Affiliates, (iii) there are no accounts other than the Collateral Accounts maintained by Borrower or any other Person with respect to the Property or the collection of Rents and (vii) so long as the Loan shall be outstanding, neither Borrower nor any other Person shall open any other operating accounts with respect to the Property or the collection of Rents, except for the Collateral Accounts; provided that, Borrower shall not be prohibited from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to the Borrower’s Account pursuant to Section 3.1.6.

3.1.10 Account Collateral and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Lender to Borrower, (i) Lender may, in addition to and not in limitation of Lender’s other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts as Lender shall determine in its sole and absolute discretion and in any order of priority to pay any Obligations, operating expenses and/or capital expenditures for the Property; (ii) all Excess Cash Flow shall be retained in the Holding Account or applicable Sub-Accounts and (iii) all payments to the Mezzanine Lender pursuant to Section 3.1.7 shall immediately cease. Notwithstanding anything to the contrary contained herein, except to the extent that Borrower is entitled to such funds under the terms and provisions of the Master Lease due to the continuance of a Master Lease Default thereunder or otherwise, funds deposited into the Tax Reserve Account, the Insurance Reserve Account and, to the extent the Master Lessee is entitled to Proceeds under the Master Lease or such Proceeds are required for restoration under the Master Lease, the Proceeds Reserve Account (excluding any sums earned thereon) (i) may not be applied by Lender in satisfaction of the Obligations and (ii) shall continue to be disbursed by Lender as provided in Article XVI and this Article III as if no Event of Default has occurred.

(b) Upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Lender may deem necessary or desirable to more

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fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Lender may perform or cause performance of any such agreement, and any reasonable out-of-pocket expenses of Lender incurred in connection therewith shall be paid by Borrower as provided in Section 5.1.16.

(c) Except for any notice required by this Agreement and the related Loan Documents, Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Account Collateral. Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

3.1.11 Transfers and Other Liens. Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement.

3.1.12 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Lender’s gross negligence or willful misconduct. In no event shall Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Lender’s reasonable control or for indirect, special or consequential damages except to the extent of Lender’s gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that (i) Cash Management Bank has custody of the Account Collateral, and (ii) Lender has no obligation or duty to supervise Cash Management Bank or to see to the safe custody of the Account Collateral.

3.1.13 Lender’s Liability.

(a) Lender shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation,

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reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the transactions contemplated hereby with respect to the Account Collateral except as such may be caused by the gross negligence or willful misconduct of Lender, its employees, officers or agents.

(b) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

3.1.14 Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the Account Collateral.

3.1.15 Distributions. Transfers of Borrower’s funds from any of the Collateral Accounts to or for the benefit of any of the Mezzanine Borrowers shall constitute distributions to First Mezzanine Borrower, and deemed distributions by the First Mezzanine Borrower to the Second Mezzanine Borrower, as applicable, and, in each case, must comply with the requirements as to distributions of the Delaware Limited Liability Company Act. The provisions of this Article III shall not create a debtor-creditor relationship between Borrower and any Mezzanine Lender.

IV. REPRESENTATIONS AND WARRANTIES

4.1 Borrower Representations. Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Each of Borrower, Master Lessee and Master Lease Guarantor is a limited liability company and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Guarantor is a corporation and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower, Guarantor, Master Lessee and Master Lease Guarantor have each duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, or, in the case of qualifications in the various States (a) an application for such qualification has been duly filed with the applicable Governmental Authority and all fees required in order to obtain such qualification have been paid in full, (b) all conditions to

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obtaining such qualification have been satisfied under applicable law and the issuance of such qualification is a ministerial act of the applicable Governmental Authority, and (c) no such failure to qualify would be reasonably likely to have a Material Adverse Effect. Each of Borrower, Master Lessee, Guarantor and Master Lease Guarantor possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership of the Properties. The organizational structure of Borrower, Guarantor, Master Lessee and Master Lease Guarantor is accurately depicted by the schematic diagram attached hereto as Exhibit A. Borrower shall not change or permit to be changed (i) Borrower’s name, (ii) Borrower’s identity (including its trade name or names), (iii) Borrower’s principal place of business set forth on the first page of this Agreement, (iv) the corporate, partnership or other organizational structure of Borrower or any SPE Component Entity, (v) Borrower’s state of organization, or (vi) Borrower’s organizational identification number, unless it shall have given Lender thirty (30) days prior written notice of any such change (and, in the case of a change in Borrower’s structure, has first obtained the prior written consent of Lender) and shall have taken all steps reasonably requested by Lender to grant, perfect, protect and/or preserve the liens and security interest granted to Lender under the Loan Documents. Borrower expressly authorizes Lender and its counsel to file such financing statements, with or without the signature of Borrower, as Lender may elect, as may be necessary or desirable to perfect the lien of Lender’s security interest in any personal property or Fixtures described in the Security Instrument or any other Loan Document, including without limitation, UCC financing statements describing the collateral as all assets and personal property of the Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof, or using words with similar effect (notwithstanding and subject to the understanding that no security interest in the Excluded Personal Property is in fact granted under any of the Loan Documents). At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

4.1.2 Proceedings. Each of Borrower, Guarantor and Master Lessee has full power to and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Mezzanine Borrower, Guarantor and Master Lessee, as applicable, will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any such Person pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which any such Person is a party or by which any of such Person’s property or assets is subject (unless consents from all applicable parties thereto have been obtained), except for any conflict that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect,

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nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority, and any material consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower, Mezzanine Borrower, Guarantor and Master Lessee of this Agreement or any other Loan Document has been obtained and is in full force and effect.

4.1.4 Litigation. Except as set forth on Schedule II attached hereto, there are no arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower, Mezzanine Borrower, Guarantor, Master Lessee, Master Lease Guarantor or any Individual Property (other than claims (A) (i) which are being covered by insurance, (ii) which are being defended by the relevant insurance company and (iii) as to which Borrower has not received a notice from such insurance company that the claim exceeds the total amount of insurance coverage with respect to such claim by more than $500,000; or (B) which relate to claims for which liability in the event any such matter is adversely determined could not reasonably be expected to exceed $500,000). The actions, suits or proceedings identified on Schedule II, if determined against Borrower, Mezzanine Borrower, Guarantor, Master Lease Guarantor, Master Lessee or the Property, would not materially and adversely affect the condition or operation of any Individual Property.

4.1.5 Agreements. The Operating Agreements, the Master Lease and the Subleases listed on Schedule I attached hereto (including the Concept Subleases, the RLP Subleases, the Pass-Through Subleases, the Specified Prior Leases and the Unaffiliated Subleases) constitute all of the material agreements to which Borrower or any of its Affiliates are party or are bound which are material to the ownership and operation of any Individual Property. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Borrower or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations constituting Permitted Debt which are incurred in the ordinary course of the ownership and operation of the Property and (b) obligations under the Loan Documents.

4.1.6 Title.

(a) Borrower has good, marketable and insurable fee simple title to the Land and the Improvements relating to Properties, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Borrower has good and marketable title to the remainder of the Property (excluding the Excluded Personal Property), free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing

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statements required to be filed in connection therewith, will create (i) a valid, perfected first mortgage lien on the Land and the Improvements subject only to Permitted Encumbrances and (ii) perfected security interests in and to all personalty other than the Excluded Personal Property (including the Subleases) or any leases of equipment from third parties, all in accordance with the terms thereof, to the extent such security interest may be perfected by filing a Uniform Commercial Code financing statement under Article 9 of the UCC, in each case subject only to any applicable Permitted Encumbrances. There are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents other than the Permitted Encumbrances. Borrower represents and warrants that none of the Permitted Encumbrances would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect as of the Closing Date and thereafter. Borrower shall preserve its right, title and interest in and to the Property, except for Individual Properties released under the terms hereof, for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

(b) With respect to any Individual Property for which no survey has been prepared or updated in connection with the Loan, to the actual knowledge of Borrower after diligent inquiry (which shall not generally include site visits except where deemed necessary to confirm or investigate issues raised in reviewing company files or interviews with property managers):

(i) other than as disclosed in the 2007 surveys provided to Lender in connection with the Loan, there are no easements, encroachments or other title defects that would be disclosed by an accurate survey as of this date that could interfere in any material respect with the continued use and operation of such Individual Property as used as of the date hereof; and

(ii) other than as disclosed in the 2007 surveys provided to Lender in connection with the Loan, the Improvements and parking at such Individual Property and purported to be owned by Borrower and appraised pursuant to the appraisal received by Lender in connection with the origination of the Loan are wholly located on the Land related to such Individual Property.

4.1.7 No Bankruptcy Filing. None of Borrower, Guarantor, Master Lessee or Master Lease Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against Borrower, Guarantor, Master Lessee or Master Lease Guarantor.

4.1.8 Full and Accurate Disclosure.

(a) To Borrower’s knowledge, no material information submitted by Borrower to Lender in writing in connection with the Loan, nor any statement of material fact made by Borrower in this Agreement or in any of the other Loan Documents, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading as of the date made in light of the circumstances in which such information was submitted or such statements were made.

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(b) There is no fact presently known to Borrower which has not been disclosed which would reasonably be expected to have a Material Adverse Effect.

4.1.9 All Property. The Property constitutes all of the real property, personal property, equipment and fixtures currently (i) owned or leased by Borrower and (ii) used in the operation of the business located on the Property, other than the Excluded Personal Property and Excluded Licenses.

4.1.10 No Plan Assets.

(a) Borrower does not maintain an employee benefit plan as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA, and Borrower (i) has no knowledge of any material liability which has been incurred or is expected to be incurred by Borrower which is or remains unsatisfied for any taxes or penalties with respect to any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, or any “plan,” within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a multiemployer plan) maintained, contributed to, or required to be contributed to by Borrower or by any entity that is under common control with Borrower within the meaning of ERISA Section 4001(a)(14) (a “Plan”) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans, if any. Each such Plan has been and will be administered in compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

(b) Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, none of the assets of Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and Borrower is not a governmental plan within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.11 Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes (except for any non-compliance that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect). To the best of Borrower’s knowledge, Borrower is not in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Borrower’s knowledge, there has not been committed by Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

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4.1.12 Financial and Property Information. The information set forth in the Master Owned Property Schedule of even date herewith (a) is true, complete and correct in all material respects and (b) fairly represents the financial condition of the Property as of the Closing Date. Borrower does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower (other than (i) such liabilities as are set forth in the financial statements furnished to the Lender, and (ii) obligations arising under this Agreement, and the other Loan Documents).

4.1.13 Condemnation. Except as set forth on Schedule II, no Taking is pending or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property. No Taking is pending or, to Borrower’s knowledge, is contemplated for the relocation of roadways providing access to the Property. None of the Taking matters listed on Schedule II is reasonably likely to result in (a) a material reduction in the vehicular or pedestrian access to any Individual Property, (b) a material reduction in the parking rights located on or appurtenant to any Individual Property or (c) a Material Adverse Effect.

4.1.14 Federal Reserve Regulations. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X, which in any such case would cause the Loan, the Borrower or the Lender to be in violation of Regulation U. As of the Closing Date, Borrower does not own any “margin stock.”

4.1.15 Utilities and Public Access. Each Individual Property has rights of access to one or more public ways, either directly or through a recorded easement or REA, which access is insured under the Title Policy for each Individual Property, except those Individual Properties located in Florida. Each Individual Property is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses (except to the extent any such failure individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect). All utilities necessary to the existing use of the Property are located either in the public right-of-way abutting the Property or in recorded easements or REAs serving the Property (except, to the extent any such failure would not reasonably be expected to result in a Material Adverse Effect), and such easements or REAs are set forth in the Title Policy.

4.1.16 Not a Foreign Person. Borrower is not a foreign person within the meaning of § 1445(f)(3) of the Code.

4.1.17 Separate Lots. Except as set forth on Schedule XII, each Individual Property is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of such Individual Property.

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4.1.18 Subdivision. The Individual Properties located in Florida, New Mexico, Pennsylvania, New York, Texas, Maryland and Michigan comply in all material respects with all applicable subdivision laws, ordinances and regulations.

4.1.19 Reserved.

4.1.20 Enforceability. This Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditor’s rights.

4.1.21 Reserved.

4.1.22 Insurance. Borrower has obtained and has delivered to Lender certified copies or originals of all insurance policies required under this Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to the best of Borrower’s knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

4.1.23 Use of Property. Each Individual Property is used exclusively as a Concept or Third-Party Brand property and other appurtenant and related uses, except for the portions of the property subleased pursuant to the Specified Prior Subleases.

4.1.24 Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including without limitation, liquor licenses and certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property for its current use as an applicable restaurant property (collectively, the “Licenses”), have been obtained and are in full force and effect (except, to the extent any such failure would not reasonably be expected to result in a Material Adverse Effect). Borrower shall or shall cause Master Lessee to keep and maintain all Licenses necessary for the operation of each Individual Property in accordance with its current use as an applicable restaurant property (except, to the extent any such failure would not reasonably be expected to result in a Material Adverse Effect and subject to Section 2.3.7). The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

4.1.25 Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards except as identified on the flood certifications delivered to Lender prior to the date hereof, and Borrower has obtained the insurance required under Article VI with respect to any Improvements located in any such special flood hazards.

4.1.26 Physical Condition. To the best of Borrower’s knowledge, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Borrower’s knowledge, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Borrower has not received any written notice from

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any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.27 Boundaries. Except as set forth in and insured pursuant to the Title Policy, to the best of Borrower’s knowledge and, where applicable, in reliance on the Surveys (except to the extent any such failure would not reasonably be expected to result in a Material Adverse Effect) (a) all of the Improvements lie wholly within the boundaries and building restriction lines of the Real Property relating to the applicable Individual Property, (b) no improvements on adjoining properties encroach upon the Real Property, and (c) no easements or other encumbrances upon the Real Property encroach upon any of the Improvements, so as to have a Material Adverse Effect.

4.1.28 Subleases. The Property is not subject to any leases other than the Master Lease, Affiliated Subleases, Unaffiliated Subleases, Excluded Licenses and the Specified Prior Subleases, in each case as set forth on Schedule I. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Master Lease, the Affiliated Subleases, the Unaffiliated Subleases, Excluded Licenses, the Specified Prior Subleases and the REAs. The current Subleases are in full force and effect and to Borrower’s knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on Schedule I. No Rent has been paid more than one (1) month in advance of its due date, except as set forth on Schedule I. There has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower or Master Lessee of the Master Lease or any Sublease or of the Rents received thereunder, which will be outstanding following the funding of the Loan, other than those being assigned to Lender concurrently herewith.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with (i) the transfer of the Property to Borrower and (ii) the granting and recording of the Security Instrument and the UCC financing statements required to be filed in connection with the Loan have been paid or provided for. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or provided for, and, under current Legal Requirements, the Security Instrument is enforceable against Borrower in accordance with its terms by Lender (or any subsequent holder thereof) subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.30 Opinion Assumptions.

(a) All of the assumptions relating to Borrower and each SPE Component Entity made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and any Additional Non-Consolidation

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Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects. Borrower and each SPE Component Entity have complied and will comply in all material respects with all of the assumptions made with respect to it in the Non-Consolidation Opinion in all material respects. Borrower and each SPE Component Entity will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion. Each entity other than Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply in all material respects with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

(b) All of the assumptions made in the True Lease Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects; provided, however, that Borrower is not making any representation or warranty with respect to any assumption that relies upon factual information provided by Cushman & Wakefield or any other third party.

4.1.31 [Reserved]

4.1.32 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 Reserved.

4.1.34 Reserved.

4.1.35 Tax Filings. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.

4.1.36 Solvency/Fraudulent Conveyance. Borrower (a) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such Debts and liabilities as they mature in their ordinary course; (b) is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which its assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which Borrower is engaged; (c) represents that the fair value of the assets of Borrower is greater than the total amount of liabilities, including without limitation, contingent liabilities of Borrower, such contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at this time, represents the amount that can reasonably be expected to become an actual or matured liability; (d) represents that the present fair saleable value of the assets of Borrower is not less than the amount that will be required to pay the probable liability of Borrower on its debts as they become absolute and matured; (e) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud either present or future creditors or any other person to which Borrower is or will become, on or after the date hereof, indebted; and (f) has received reasonably equivalent value in exchange for its obligations under the Loan Documents.

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4.1.37 Investment Company Act. Borrower is not an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.1.38 Interest Rate Cap Agreement. A complete and correct copy of the Interest Rate Cap Agreement is attached hereto as Exhibit B. The Interest Rate Cap Agreement is in full force and effect and enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.39 Labor. Except as set forth on Schedule II, no organized work stoppage or labor strike is pending or threatened by employees and other laborers at the Property. Except as set forth in Schedule II or to the extent any such failure would not reasonably be expected to result in a Aggregate Material Adverse Effect, none of Borrower or Master Lessee, (i) is involved in or, to the best knowledge of Borrower, threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints, (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by the Borrower or Master Lessee.

4.1.40 Brokers. Borrower has not dealt with, and Lender hereby represents that it has not dealt with, any broker or finder with respect to the transactions contemplated by the Loan Documents, and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents. Borrower and Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, or costs of appeal, incurred by the other party and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this Section 4.1.40. The provisions of this Section 4.1.40 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

4.1.41 No Other Debt. Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

4.1.42 Taxpayer Identification Number. Borrower’s Federal taxpayer identification number is 37-1666111.

4.1.43 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower, Guarantor or any Person who Controls Borrower or Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and (ii) none of Borrower or Guarantor is in violation of any Legal Requirements relating to anti-

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money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. To Borrower’s knowledge, no tenant at the Property currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person and no tenant at the Property is owned or Controlled by a Prohibited Person.

4.1.44 [Reserved]

4.1.45 Rights of First Refusal or First Offer to Lease or Purchase. No Person, whether pursuant to an Operating Agreement or otherwise has a right of first refusal, right of first offer or other right or option pursuant to such Operating Agreement or otherwise to lease or purchase or to restrict or impose requirements upon the lease or purchase of all or any part of any Individual Property except as set forth on Schedule VI. None of the matters set forth on Schedule VI has been or will be triggered by any of the Contemplated Transactions and Borrower and its Affiliates are not in default of any of the provisions referenced in Schedule VI. None of the matters set forth on Schedule VI has or will have a material adverse effect on the value or marketability on any such Individual Property.

4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date hereof and survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

4.3 Borrower’s Knowledge. Whenever a representation or warranty is made “to Borrower’s knowledge,” “to Borrower’s best knowledge,” or a term of similar import, such term shall mean the actual knowledge of Borrower or its officers or directors who would be likely to have actual knowledge of the relevant subject matter.

V. BORROWER COVENANTS

5.1 Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents (other than contingent obligations for which a claim has not been made), Borrower hereby covenants and agrees with Lender that:

5.1.1 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill in all material respects each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower, as applicable, without the prior written consent of Lender.

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5.1.2 Existence; Compliance with Legal Requirements; Insurance. Subject to Borrower’s right of contest pursuant to Section 7.3, Borrower shall at all times comply and cause the Property to be in compliance in all material respects with all Legal Requirements applicable to the Borrower, any SPE Component Entity and the Property and the uses permitted upon the Property. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, material rights, licenses, permits and material franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall not knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names where the failure to so preserve and protect would be reasonably likely to have an Material Adverse Effect, and preserve all the remainder of its property used in and necessary for the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully set forth in the Security Instrument. Borrower shall keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if determined adversely to Borrower, would reasonably be expected to result in liability (not covered by insurance) to Borrower in excess of $500,000.

5.1.4 [Reserved]

5.1.5 [Reserved]

5.1.6 Access to Property. Borrower shall permit agents, representatives and employees of Lender and the Rating Agencies to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice.

5.1.7 Notice of Default. Borrower shall promptly advise Lender (a) of any event or condition of which Borrower has knowledge that has or is likely to have an Material Adverse Effect or (b) of the occurrence of any Event of Default of which Borrower has knowledge.

5.1.8 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to affect in any material adverse way the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

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5.1.9 Rights of First Refusal or First Offer to Lease or Purchase.

(a) Borrower shall, within five (5) days after receipt by Borrower, forward to Lender any written notice delivered to Borrower (each a “Purchase Option Exercise”) exercising any right of first refusal, right of first offer or other right or option to purchase or lease all or any portion of any Individual Property, including but not limited to, any notice of the exercise of such options as are described on Schedule VI (each, a “Purchase Option”).

(b) In connection with any Transfer of all or any portion of any Individual Property relating to a Purchase Option Exercise, such Property shall be deemed a Release Property hereunder and Borrower shall (irrespective of whether the applicable Security Instrument is senior or subordinate to the Lien of the related Purchase Option) comply in all respects with Section 2.3.6, including but not limited to, the delivery on the date of such Transfer of the net sales proceeds of any such Transfer to Lender together with any shortfall between such sales proceeds and the release price required to be paid to Lender and/or defeased with respect thereto pursuant to Section 2.3.6, for such Individual Property. Provided no Event of Default has occurred and is continuing, Lender shall apply such proceeds and shortfall payment to the repayment of the Floating Rate Component and/or the defeasance of the Fixed Rate Components in accordance with Section 2.3.6.

5.1.10 Insurance.

(a) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such Proceeds.

(b) Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to Section 6.1.

5.1.11 Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder.

5.1.12 Mortgage Taxes. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender.

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5.1.13 Operation. Borrower shall (i) exercise commercially reasonable efforts, acting as a prudent landlord, to cause Master Lessee to promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Master Lease and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any Master Lease Default of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, capital expenditures plan, property improvement plan and any other notice, report and estimate received by it under the Master Lease; (iv) exercise commercially reasonable efforts, acting as a prudent landlord, to enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Master Lessee under the Master Lease; and (v) not waive any Master Lease Default without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed with respect to Master Lease Defaults that are neither monetary nor material (and any purported waiver by Borrower without having obtained Lender’s prior written consent shall be void ab initio). Whenever in this Agreement or in any other Loan Document Borrower is obligated to cause the Master Lessee or not permit Master Lessee to take or refrain from taking a certain action, then such provisions shall be construed (and limited) to mean that Borrower shall exercise its commercially reasonable efforts acting as a prudent landlord to cause Master Lessee or not permit Master Lessee to take or refrain from taking such action, or performing such action, through the exercise of such legal rights and remedies as shall be available to Borrower under the Master Lease or applicable law.

5.1.14 Business and Operations. Borrower shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower shall qualify to do business and shall remain in good standing subject to the terms hereof under the laws of the State in which the Property is located as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.1.15 Title to the Property.

(a) Borrower shall warrant and defend (i) its title to the Property and every part thereof, subject only to Permitted Encumbrances and (ii) the validity and priority of the Liens of the Security Instrument, the Assignment of Leases and this Agreement on the Property, subject only to Permitted Encumbrances, in each case, against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

(b) Borrower agrees to comply with the provisions contained in Section 3(e) of each Security Instrument regarding the spreading of the Lien of such Security Instrument to cover additional property intended to be secured thereby.

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5.1.16 Costs of Enforcement. In the event (a) that this Agreement or the Security Instrument is foreclosed upon in whole or in part or that by reason of Borrower’s default hereunder this Agreement or the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement in which proceeding Lender is made a party, or a mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all reasonable out-of-pocket costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.17 Estoppel Statements. Borrower shall, from time to time, upon thirty (30) days’ prior written request from Lender, execute, acknowledge and deliver to the Lender, an Officer’s Certificate, stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note and each Component and containing such other information with respect to the Borrower, the Property and the Loan as Lender shall reasonably request. Lender shall, from time to time, upon thirty (30) days’ prior written request from Borrower, execute, acknowledge and deliver to Borrower, a certificate signed by an officer of Lender, stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications). The estoppel certificate from Borrower shall also state either that, to Borrower’s knowledge, no Default exists hereunder or, if any Default shall exist hereunder, specify such Default and the steps being taken to cure such Default and the estoppel certificate from Lender shall state whether Lender has delivered notice of a Default or an Event of Default.

5.1.18 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.5.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property, (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20 No Further Encumbrances. Subject to Section 8.3, Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents, (c) Liens for Real Estate Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) the Subleases entered into in accordance with Section 8.8.

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5.1.21 [Reserved]

5.1.22 Master Lease.

(a) Except with respect to Excluded Licenses and leases of Leaseable Building Pads, each Individual Property shall at all times be leased directly and exclusively by the Borrower to the Master Lessee or any permitted successor or assign of Master Lessee under the Master Lease in accordance with the terms hereof. Master Lessee shall be permitted to enter into Subleases subject to and in accordance with Section 8.8.

(b) The Master Lease shall have a term ending fifteen (15) years after the Closing Date.

(c) The Master Lease shall require Master Lessee to make payments of Master Lease Rent. Pursuant to the Master Lease and the Master Lease Rent Payment Direction Letter, all Master Lease Base Rent and, to the extent payable by Master Lessee to Borrower under the Master Lease, Master Lease Additional Charges, shall at all times during the term of the Loan be made directly to the Holding Account (the Master Lease Base Rent portion of which shall be payable on a monthly basis).

(d) The Master Lease shall require the Master Lessee to prepare the Master Lease Annual Budget of expenses and revenue in accordance with Article XI and to submit copies to Lender for its reference, not for its approval.

(e) The Master Lease shall require the Master Lessee to maintain each Individual Property in accordance with Section 10.1 hereof.

(f) Borrower shall not terminate, and shall not grant consent to or acquiesce in any request by Master Lessee to terminate, the Master Lessee as to all or any portion of any Individual Property if Borrower would be unable to effectuate a release of such Individual Property (or portion thereof) pursuant to the terms of the applicable provisions of Section 2.3.6 hereof.

(g) Except with respect to Outparcels or Leaseable Building Pads, the Master Lease shall provide for the release of an Individual Property therefrom only in connection with a prepayment and/or defeasance of such Individual Property’s Combined Release Price and the release of such Individual Property from the lien of the applicable Security Instrument pursuant to the provisions hereof. Upon any such release of an Individual Property from the Master Lease, the Master Lease Base Rent will be reduced by an amount not to exceed the amount allocable to such Individual Property as set forth on Schedule IV attached hereto.

(h) Except for the Transfers permitted under Article VIII, the Borrower shall not, nor shall the Borrower permit the Master Lessee to, Transfer its interest in the Master Lease or any interest therein without the prior written consent of the Lender. Borrower shall not permit and shall not consent to any assignment by Master Lessee of its interest in the Master Lease or its rights and interests thereunder.

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(i) Subject to Borrower’s right to amend the Master Lease pursuant to Subsection 2.3.6(a)(xiv) in connection with a Property Release (including a Property Release permitted under Section 6.2.3(b) in connection with a casualty or Taking), Borrower shall not without the prior written consent of Lender and the delivery by Borrower of a Rating Agency Confirmation, (i) renew, extend, effectuate the release of any Individual Property from, agree to the termination of, agree to a reduction of rents or other sums payable under, accept a surrender of, or agree to shorten the term of, the Master Lease, (ii) appoint any appraiser, which consent will not be unreasonably withheld, (iii) make any determination of “Post-Casualty Value,” “Post-Condemnation Value,” “Fair Market Rent” or “Fair Market Value” (as such terms are defined in the Master Lease) such consent not to be unreasonably withheld, (iv) grant any waiver of any provisions of the Master Lease, provided that Borrower shall have the right to waive any provisions of the Master Lease (provided that any such waiver shall be limited to the particular matter under the particular circumstances subject to such waiver and shall not constitute an amendment or modification of the Master Lease), so long as such waiver would not have the effect of (A) waiving any of the provisions of the Master Lease identified in clauses (v), (vi) or (vii) below, or (B) waiving or reducing the monetary obligations of Master Lessee under the Master Lease, or (C) either permitting Borrower and/or Master Lessee to take an action that Borrower or Master Lessee is prohibited from taking under this Agreement or any other Loan Document, or preventing Borrower and/or Master Lessee from complying with an obligation on the part of Borrower or Master Lessee under this Agreement or any other Loan Document, (v) amend, modify or waive in any respect any provision of the Master Lease contained in the Statement of Intent, Article I (“Leased Properties; Term”), Article III (“Rent”), Article IV (“Termination; Abatement”), Article V (“Ownership of the Leased Properties”), Section 6.1(a)(ii) (including provisions in respect of permitted uses), Section 6.1(a)(iii) (including provisions in respect of continuous operation), Section 6.1(b) (“Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens”), Section 6.1(f) (“Cooperate in Legal Proceedings”), Section 6.1(g) (“Insurance Benefits”), Section 6.1(h) (“Financial Reporting and Other Information”), Article VIII (“Alterations; Leasing), Article X (“Casualty and Condemnation), Article XI (“Accounts and Reserves”), Article XII (“Events of Default and Remedies”), Section 13.2 (“Transition Services”), Section 13.3 (“Cooperation”), Section 13.4 (“Rights of Superior Parties”), Article XV (“Subordination”), Section 23.1 (“Appraisers”), Article XXIV (“Confidentiality”), Section 26.8 (“Governing Law”, including the waivers of right to trial by jury in Section 26.8(c)), Article XXVIII (“True Lease”), any Schedule to the Master Lease, or any of the definitions in Article II (“Definitions”) related to any of the foregoing provisions, Articles or Sections, or to any Schedule, (vi) amend, modify or waive any provision of the Master Lease not listed in clause (v) in a manner adverse to Lender in any material respect (including without limitation any amendment of any provision (A) requiring Lender’s consent or approval prior to Master Lessee taking any action, or creating, incurring, assuming, permitting or suffering to exist a circumstance or condition, or (B) requiring Master Lessee to cooperate with Lender or reimburse Lender for amounts expended by Lender) or that would decrease Master Lessee’s obligations or increase Borrower’s obligations thereunder, or (vii) amend, modify or waive any provision of the Master Lease in such a way as to cause its terms to become inconsistent with the material terms of any Affiliated Sublease, Unaffiliated Sublease or Specified Prior Sublease (unless the terms of such Affiliated Sublease, Unaffiliated

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Sublease or Specified Prior Sublease are similarly modified or waived). In addition, Borrower acknowledges and agrees that (x) any approval by Borrower of any “Alteration” requiring Borrower’s approval under Section 8.1 of the Master Lease shall require, as a condition thereto, Lender’s written approval, and no such approval by Borrower shall be effective absent such written approval by Lender, (y) any approval by Borrower of the amount of “Eligible Collateral” under Section 6.1 of the Master Lease shall require, as a condition thereto, Lender’s written approval, and no such approval by the Borrower shall be effective absent such written approval by Lender, and (z) any approval by Borrower (as “Indemnitee”) of a compromise or settlement of any claim requiring Borrower’s approval under Section 15.9(A) of the Master Lease shall require, as a condition thereto, Lender’s written approval, and no such approval by Borrower shall be effective absent such written approval by Lender. Notwithstanding the terms hereof, Borrower shall not permit any amendment, modification or waiver of the Master Lease Guaranty without the prior written consent of Lender.

(j) The Master Lease shall be subject and subordinate to the Loan pursuant to the Master Lease SNDA. To the extent of any conflict or inconsistency between the provisions of the Master Lease SNDA and the provisions hereof, the provisions of the Master Lease SNDA shall control.

(k) Lender shall have the right to declare a Master Lease Default under the Master Lease pursuant to the assignment of such right in the Assignment of Leases and the confirmation of such right by Master Lessee in the Master Lease SNDA.

(l) The Master Lease shall at all times be guaranteed by the Master Lease Guarantor.

5.2 Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents (other than contingent obligations for which a claim has not been made) or the earlier release of the Lien of this Agreement or the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Incur Debt. Incur, create or assume any Debt other than Permitted Debt or Transfer or lease all or any part of the Property or any interest therein, except as permitted in the Loan Documents;

5.2.2 Encumbrances. Other than in connection with the Mezzanine Loan, incur, create or assume or permit the incurrence, creation or assumption of any Debt secured by any direct or indirect interest in Borrower, Mezzanine Borrower or any SPE Component Entity;

5.2.3 Partition. Except as otherwise provided herein, partition any Individual Property;

5.2.4 Transfer of Property. Transfer any Property, or any portion thereof or any interest therein, except in each case (including in connection with a Property Release) as may be permitted hereby or in the other Loan Documents;

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5.2.5 Bankruptcy. File or solicit the filing of an involuntary bankruptcy petition against Borrower, PRP, PropCo, HoldCo, Guarantor, Master Lessee, Master Lease Guarantor or any SPE Component Entity;

5.2.6 ERISA. Engage in any activity that would subject Borrower to material liability under ERISA or qualify it as an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Borrower’s assets do not and will not constitute plan assets within the meaning of 29 C.F.R. Section 2510.3-101;

5.2.7 Distributions. From and after the occurrence and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its partners or members or its or their Affiliates;

5.2.8 Modify REAs. Without the prior consent of Lender, which shall not be unreasonably withheld, delayed or conditioned, Borrower shall not execute modifications to the REAs, except as would not reasonably be expected to have a Material Adverse Effect;

5.2.9 [Reserved]

5.2.10 Zoning Reclassification. Without the prior written consent of Lender (which in the case of clause (a) shall not be unreasonably withheld), (a) initiate or consent to any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

5.2.11 Change of Principal Place of Business. Change its principal place of business and chief executive office set forth on the first page of this Agreement without first giving Lender thirty (30) days’ prior written notice (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Lender, as may be necessary to maintain fully the effect, perfection and priority of the security interest of Lender hereunder in the Account Collateral and the Rate Cap Collateral at all times;

5.2.12 Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business and except for termination of a Sublease as permitted by Section 8.8;

5.2.13 Misapplication of Funds. Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Holding Account, as applicable, as required by Section 3.1, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.5; or

5.2.14 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. Permit (i) any of Borrower, Guarantor or any Person who Controls Borrower or Guarantor to be identified on the OFAC List or otherwise qualified as a Prohibited Person, or (ii) Borrower or Guarantor to be in violation of any Legal Requirements relating to anti-money

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laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

5.2.15 Affiliate Transactions. Any contracts or agreements relating to the Property in any manner between or among any Loan Party and any other Loan Party or their respective direct or indirect partners, members, shareholders or Affiliates (collectively, the “Affiliate Agreements”) shall provide that such agreement is terminable by Borrower or Lender immediately upon notice, without the payment of any fee, penalty, premium or liability for future or accrued liabilities or obligations, if an Event of Default shall have occurred and be continuing. Following an Event of Default, if requested by Lender in writing, Borrower shall, or shall cause the applicable Loan Party to, terminate any existing Affiliate Agreement specified by Lender within five (5) days after delivery of Lender’s request without payment of any penalty, premium, termination fee or any other amount which might be due and payable under such Affiliate Agreement. If such Affiliate Agreement is not terminated in accordance with the immediately preceding sentence, Lender shall have the right, and Borrower hereby irrevocably authorizes Lender and irrevocably appoints Lender as Borrower’s attorney-in-fact coupled with an interest, at Lender’s sole option, to terminate such Affiliate Agreement on behalf of and in the name of the applicable Loan Party, and Borrower hereby releases and waives any claims against Lender arising out of Lender’s exercise of such authority.

5.2.16 Material Agreements.

(a) Borrower shall not enter into any Material Agreement without the consent of Lender not to be unreasonably withheld, conditioned or delayed, unless Borrower shall deliver to Lender a recognition agreement from the service or material provider under such Material Agreement providing for such Person’s agreement to the termination of such Material Agreement without penalty a premium on no more than thirty (30) days’ notice.

(b) Except as specifically set forth herein, Borrower will not amend or modify (but Borrower may rescind or terminate (so long as such action will not have a Material Adverse Effect), any Material Agreement for which Lender’s consent had been obtained if the same would reasonably likely have a material adverse effect on Lender, unless Lender’s approval (such approval not to be unreasonably withheld conditioned or delayed), is obtained therefor.

5.3 Single Purpose Entity/Separateness. Until the Indebtedness has been paid in full, Borrower represents, warrants and covenants as follows:

(a) Borrower has not and will not:

(i) engage in any business or activity other than the use, ownership, management, leasing, renovation, financing, development, operation and maintenance of the Property and activities related thereto;

(ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

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(iii) merge into or consolidate with any Person, or, to the fullest extent permitted by law, dissolve, wind-up, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(v) own any subsidiary, or make any investment in, any Person;

(vi) commingle its assets with the assets of any other Person, or permit Master Lessee, any Affiliate of either of them or any constituent party independent access to its bank accounts;

(vii) incur any Debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Permitted Debt of Borrower;

(viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separate identity of Borrower from such Affiliate and that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) Borrower’s assets, liabilities and net worth shall also be listed on Borrower’s own separate balance sheet;

(ix) except for capital contributions or capital distributions permitted under the terms and conditions of the Borrower’s organizational documents and properly reflected on its books and records, enter into any transaction, contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, Master Lessee or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties (it being agreed and acknowledged that the Asset Management Agreement is on terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties);

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii) make any loans or advances to any Person;

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(xiii) fail to (A) file its own tax returns separate from those of any other Person, except to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable Legal Requirements, and (B) pay any taxes required to be paid under applicable Legal Requirements; provided, however, that the Borrower shall not have any obligation to reimburse its equityholders or their Affiliates for any taxes that such equityholders or their Affiliates may incur as a result of any profits or losses of the Borrower;

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to own its assets or conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided, however, that the foregoing shall not require any equity owner to make any additional capital contributions to Borrower);

(xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the managers of Borrower, including without limitation, each Independent Manager, take any Material Action or other action that is reasonably likely to cause such entity to become insolvent;

(xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(xviii) fail to pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds, and Borrower represents that it is, as of the Closing Date, solvent and intends to be solvent;

(xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

(xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any Non-Consolidation Opinion delivered to Lender in connection with the Loan;

(xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations;

(xxii) fail to maintain and use separate stationery, invoices and checks bearing its own name; or

(xxiii) have any of its obligations guaranteed by Master Lessee or any Affiliate of Borrower or Master Lessee except as contemplated by the Loan Documents, and except for the guarantee by PRP of Borrower’s obligations under that certain Agreement of Repurchase and Right of First Refusal, executed and made effective as of March 30, 1998, between Tanger Properties Limited Partnership, as grantor, and PRP, as successor-in-interest to Outback Steakhouse of Florida, as grantee, pursuant to Section 2(c) thereof.

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(b) If Borrower is a partnership or limited liability company, each general partner in the case of a partnership, or the managing member in the case of a limited liability company (each an “SPE Component Entity”) of Borrower, as applicable, shall be a corporation or a limited liability company whose sole asset is its interest in Borrower, provided that if such SPE Component Entity is a limited liability company, each of its managing members shall also be a SPE Component Entity. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.3(a)(iii)—(vi) and (viii)—(xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this Section 5.3 and Section 5.4. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation or limited liability company agreement, as applicable, are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status and complies with the requirements set forth in subsections (c) and (d) below, no SPE Component Entity shall be required.

(c) In the event Borrower is a single-member Delaware limited liability company, the limited liability company agreement of Borrower (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower (“Member”) to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower, in either case in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Manager of Borrower (“Special Member”) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Manager. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower, and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including,

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without limitation, the merger, consolidation or conversion of Borrower; provided, however, that such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Manager, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

(d) In the event Borrower is a single-member Delaware limited liability company, the LLC Agreement shall provide that upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

(e) The organizational documents of Borrower and each SPE Component Entity shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

(f) Notwithstanding anything to the contrary contained in this Section 5.3 or Article VIII, in connection with and contemporaneously with a refinancing in full of the Loan and the Mezzanine Loans, Borrower may (i) amend its organizational documents and/or (ii) form one or more new direct or indirect wholly-owned Subsidiaries and transfer all or a portion of the Property to such direct or indirect wholly-owned Subsidiaries subject to escrow and other customary closing arrangements reasonably acceptable to Lender.

5.4 Independent Manager. The organizational documents of Borrower shall include the following provisions: (a) at all times there shall be, and Borrower shall cause there to be, at least two Independent Managers; (b) the board of managers of Borrower shall not take any action which, under the terms of any certificate of formation or limited liability company agreement, requires unanimous vote of the board of managers of Borrower unless at the time of such action there shall be at least two members of the board of managers who are Independent Managers; (c) Borrower shall not, without the unanimous written consent of its board of managers including the Independent Managers, take any Material Action or any action that is reasonably likely to cause Borrower to become insolvent, and when voting with respect to such matters, the Independent Managers shall consider only the interests of Borrower, including its creditors; and (d) no Independent Manager of Borrower may be removed or replaced unless Borrower provides Lender with not less than three (3) Business Days’ prior written notice of (i) any proposed

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removal of an Independent Manager, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Manager. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to Borrower (including duties to Borrower’s equity holders solely to the extent of their respective economic interests in Borrower and to Borrower’s creditors as set forth in the immediately preceding sentence), such Independent Managers shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (A) any SPE Component Entity or Borrower’s other equity holders, (B) other Affiliates of Borrower or Master Lessee, or (C) any group of Affiliates of which the Borrower is a part; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (y) shall have accepted his or her appointment as an Independent Manager by a written instrument, which may be a counterpart signature page to the LLC Agreement, and (z) shall have executed a counterpart to the LLC Agreement. No Independent Manager may be removed other than for Cause. “Cause” means, with respect to an Independent Manager, (1) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s organizational documents, (2) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (3) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, (4) that such Independent Manager no longer meets the definition of Independent Manager, or (5) an increase in the fees charged by the Independent Manager that is not reasonably acceptable to Borrower.

VI. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

6.1 Insurance Coverage Requirements. Borrower shall, at its sole cost and expense, keep in full force and effect, or cause the Master Lessee or, to the extent within Borrower’s control, the applicable party to the Operating Agreements to keep in full force and effect, insurance coverage of the types and minimum limits as follows during the term of this Agreement (it being understood that to the extent that Master Lessee or any party to any Operating Agreement maintains any such coverage on the Closing Date, but thereafter fails to maintain such coverage, Borrower shall obtain such coverage at its sole cost and expense):

6.1.1 Property Insurance. Insurance against loss customarily included under so called “All Risk” policies including flood, earthquake, windstorm, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Improvements and Building Equipment in nature, use, location, height, and type of construction. Such insurance policy shall also insure (subject to normal and customary sublimits as reasonably approved by Lender) the additional expense of demolition and if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction and containing “Ordinance or Law Coverage” or “Enforcement”

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coverage. The amount of such “All Risk” insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Improvements and the Building Equipment. Each such insurance policy shall contain an agreed amount (coinsurance waiver) and replacement cost value endorsement and shall cover, without limitation, all tenant improvements and betterments which Borrower is required to insure in accordance with any Sublease. If the insurance required under this paragraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost. Lender shall be named “Loss Payee” on a “Standard Mortgagee Endorsement” and be provided not less than thirty (30) days advance notice of change in coverage, cancellation or non-renewal.

6.1.2 Liability Insurance. “General Public Liability” insurance, including, without limitation, “Commercial General Liability” insurance; “Owned” (if any), “Liquor Liability” insurance; “Hired” and “Non Owned Auto Liability”; and “Umbrella Liability” coverage for “Personal Injury”, “Bodily Injury”, “Death, Accident and Property Damage”, providing in combination no less than $100,000,000 per occurrence and in the annual aggregate. The policies described in this paragraph shall not exclude, without limitation: elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement, but subject to the terms and conditions of such policies) and “Products and Completed Operations Liability” coverage. All public liability insurance shall name Lender as “Additional Insured” either on a specific endorsement or under a blanket endorsement satisfactory to Lender.

6.1.3 Workers’ Compensation Insurance. Workers compensation and disability insurance as required by law.

6.1.4 Commercial Rents Insurance. “Commercial rents” insurance plus a 180-day extended period of indemnity endorsement and with a limit of liability sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the actual loss of profits and rents sustained following the date of casualty. Such policies of insurance shall be subject only to exclusions that are reasonably acceptable to Lender; provided, however, that such exclusions are reasonably consistent with those required for loans similar to the Loan provided herein. Such insurance shall be deemed to include “loss of rental value” insurance where applicable. The term “rental value” means the sum of (A) the total then ascertainable Rents payable under the Master Lease and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of such Property then not being occupied.

6.1.5 Builder’s All-Risk Insurance. During any period of repair or restoration, builder’s risk insurance in an amount equal to not less than the full insurable value of the Property against such risks (including so called “All Risk” perils coverage and collapse of the Improvements to agreed limits as Lender may reasonably request, in form and substance reasonably acceptable to Lender); provided, however, that no such builder’s risk insurance shall be required if the property insurance required to be maintained as to the applicable Individual Property under Section 6.1.1 includes coverage for the Improvements located thereon while in the course of construction.

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6.1.6 Boiler and Machinery Insurance. Comprehensive boiler and machinery insurance (without exclusion for explosion) covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower or Master Lessee is required to insure pursuant to the Master Lease or any Sublease on a replacement cost basis. The minimum amount of limits to be provided shall be $10,000,000 per accident.

6.1.7 Flood Insurance; Windstorm Insurance.

(a) If any portion of the Improvements is located within an area designated as “flood prone” or a “special flood hazard area” (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance shall be provided, in an amount not less than the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the Property. Lender reserves the right to require flood insurance in excess of that available under the Federal Flood Insurance plan.

(b) If any Individual Property is in an area prone to hurricanes and windstorms, as reasonably determined by Lender, Borrower shall provide, to the extent commercially available, windstorm insurance (including coverage for windstorm, cyclone, hurricane or tornado (including rain or wind driven rain which enters the covered building or structure through an opening created by the force of windstorm)) in an amount equal to the lesser of (i) 100% of the replacement cost value of the Improvements and the Building Equipment, with a maximum deductible no greater than five percent (5%) of the insured amount (subject to a $500,000 minimum), plus business interruption coverage, (ii) the Combined Release Price with respect to the subject Individual Property, and (iii) and the Probable Maximum Loss as identified in a Windstorm PML study with such study based upon a 500-year return period using current windstorm modeling software, inclusive of demand surge and storm surge, with total insurable values inclusive of building replacement cost, contents and rental value each acceptable to Lender.

6.1.8 Earthquake Insurance. If earthquake insurance limits and aggregates are shared with locations other than the Properties insured on the same policy as any of the Properties or, if the amount of Earthquake insurance provided is less than 100% of the insurable values of the building and rental income combined, then the amount of earthquake coverage shall be based on a “Probable Maximum Loss” Study (“PML”) for the applicable Individual Property, which must be conducted by a seismic engineering company reasonably satisfactory to Lender. The results of the PML study, on an Individual Property basis and for all locations insured in the same earthquake insurance policies, shall be used to determine the amount of earthquake coverage to be provided by Borrower. The amount of insurance shall be determined by adding the total expected damage to all Improvements subject to a single earthquake event in a given region together along with the expected loss of Rents and other income from the applicable Properties. Earthquake insurance shall provide a limit inclusive of rent loss for “Very High,” “High,” and “Moderate” Hazard Earthquake Risk ratings at twice the annual rental amount. Other lower risk-rated buildings shall provide a limit inclusive of rent loss at one times the annual rental loss. The total amount of earthquake insurance in limits shall be the sum of expected property damage, reconstruction cost and rental income loss calculation. Amounts of insurance required by this paragraph shall be solely for the protection of the Improvements. If the amounts of earthquake coverage required by any REA or Condominium Documents is

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greater than the amounts required herein then Borrower shall maintain such higher amounts of insurance. If the earthquake insurance and associated aggregate limits are shared among other locations the risks associated with other locations also insured in the same policy shall be taken into consideration in determining the amount of insurance to be provided herein.

6.1.9 Terrorism Insurance. Borrower shall be required to carry insurance with respect to the Improvements and Building Equipment covering acts of sabotage or acts by terrorist groups or individuals (“Terrorism Insurance”) throughout the Loan term in an amount equal to $10,000,000 and having a deductible not greater than $100,000, or such lesser coverage amount or such greater deductible, on a blanket basis, that is acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. The Terrorism Insurance shall also include 18 months of business interruption coverage. Borrower agrees that if any property insurance policy covering any of the Properties provides for any exclusions of coverage for acts of terrorism, then a separate Terrorism Insurance policy in the coverage amount required under this section and in form and substance acceptable to Lender will be obtained by the Borrower for such Property. Lender agrees that Terrorism Insurance coverage may be provided under a blanket policy that is acceptable to Lender. Notwithstanding anything to the contrary in this Section 6.1.9, Borrower shall not be obligated to maintain Terrorism Insurance (a) in an amount more than that which can be purchased for a sum equal to $100,000 per annum and (b) except to the extent commercially available.

6.1.10 Other Insurance. At Lender’s reasonable request, such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to, and in the general vicinity of, the Property; provided, however, that Directors and Officers (D&O) Liability Insurance shall not be subject to the Lien of the Loan Documents and shall be paid directly to Persons covered thereby.

6.1.11 Ratings of Insurers. Borrower shall maintain the insurance coverage described in Section 6.1.2 through Section 6.1.10 above, in all cases, with one or more primary insurers reasonably acceptable to Lender, having both claims-paying-ability and financial strength ratings by S&P of not less than “A” and its equivalent by the other Rating Agencies. The Borrower will maintain the insurance coverage described in Section 6.1.1 above with one or more primary insurers reasonably acceptable to Lender, (a) having a claims-paying-ability and financial strength ratings by S&P of not less than “A” and its equivalent by the other Rating Agencies with respect to the first $50,000,000 of coverage and (b) having a claims-paying-ability and financial strength ratings by S&P of not less than “BBB” and its equivalent by the other Rating Agencies (or, if not rated by any of the Rating Agencies, an Alfred M. Best Company, Inc. rating of “A-” or better and a financial size category of not less than “VII”) with respect to the balance of coverage. All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the State or shall be an admitted or approved non-admitted insurer.

6.1.12 Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements as are satisfactory to Lender (and Lender shall have the right, subject to the provisions of this Agreement, to approve amounts, form, risk coverage, deductibles, loss payees and insureds). A certificate of insurance with respect to all of the above-

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mentioned insurance policies has been delivered to Lender and copies of all such policies shall be delivered to Lender when the same are available (but no later than one hundred twenty (120) days after the date hereof) and shall be held by Lender. All policies shall name Lender as a loss payee (except for general liability, liquor liability and automobile liability policies, which shall name Lender as an additional insured), shall provide that all Proceeds (except with respect to Proceeds of general liability, workers’ compensation, liquor liability and automobile liability insurance) be payable to Lender as and to the extent set forth in Section 6.2, and shall contain: (i) a standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement in favor of Lender; (iii) except with respect to general liability, workers’ compensation, liquor liability and automobile liability insurance, an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Property, but in no event in excess of an amount reasonably acceptable to Lender (and except as provided in Section 6.1.7(b), in no event shall Borrower be required to obtain deductibles lower than $500,000 on property insurance policies, $1,500,000 on worker’s compensation policies, $1,500,000 self-insured retention on liquor liability policies and $500,000 on automobile liability policies); and (v) a provision that such policies shall not be canceled, terminated or expire without at least thirty (30) days’ prior written notice to Lender, in each instance. Each insurance policy shall contain a provision whereby the insurer: (i) agrees that such policy shall not be canceled or terminated, and such policy shall not be canceled or fail to be renewed, without in each case, at least thirty (30) days prior written notice to Lender, and (ii) provides that Lender at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement. Lender hereby confirms and acknowledges that Borrower has delivered to Lender certificates of insurance with respect to Master Lessee’s insurance program, in amount, form and content so as to satisfy the requirements of this Section 6.1 in all material respects as of the Closing Date, and that any renewals or modifications that comply with Section 6.1.11 and are otherwise not, in substance, materially different from the approved program in place on the Closing Date shall be deemed to be in compliance.

6.1.13 Certificates.

(a) Certificates of insurance with respect to all replacement policies shall be delivered to Lender prior to the expiration date of any of the insurance policies required to be maintained

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hereunder, and upon demand by Lender, replacement insurance policies shall be delivered to Lender within 120 days of the expiration of the insurance policies required to be maintained hereunder. If Borrower fails to maintain and deliver to Lender the certificates of insurance and certified copies or originals required by this Agreement, upon five (5) Business Days’ prior notice to Borrower, Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect to such matters.

(b) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to clause (a) above, Borrower shall deliver to Lender a letter from a reputable and experienced insurance broker or from the insurer, stating that the insurance obtained by Borrower through such broker or from such insurer pursuant to this Section 6.1, as applicable, meets the minimum requirements of this Section 6.1, that all insurance premiums then due thereon have been paid in full to the applicable insurers and that such insurance policies are in full force and effect (or if such letter shall not be available after Borrower shall have used its reasonable efforts to provide the same, Borrower will deliver to Lender an Officer’s Certificate containing the information to be provided in such report), and Borrower shall deliver to Lender an Officer’s Certificate stating that such insurance otherwise complies in all material respects with the requirements of this Section 6.1.

6.1.14 Separate Insurances. Borrower shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6.1 unless such insurance complies with this Section 6.1.

6.1.15 Blanket Policies. The insurance coverage required under this Section 6.1 may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the Property (a “Blanket Policy”); provided that any such Blanket Policy shall specify, except in the case of public liability, workers’ compensation, liquor liability, automobile liability and umbrella liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimits in such Blanket Policy applicable to the Property, which amounts shall not be less than the amounts required pursuant to this Section 6.1 and which shall in any case comply in all other respects with the requirements of this Section 6.1. Borrower shall provide internal allocated premiums for the Individual Properties in a manner that is reasonably satisfactory to Lender. If no such allocation is available, Lender shall have the right to increase the amount required to be deposited into the Insurance Reserve Account in an amount sufficient to purchase a non-blanket policy covering the applicable Property or Properties from insurance companies which qualify under this Agreement. Upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the Blanket Policy and (v) such other information as Lender may reasonably request.

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6.2 Condemnation and Insurance Proceeds.

6.2.1 Notification. Borrower shall promptly notify Lender in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking (whether material or immaterial) of the Property or any portion thereof, or (ii) the occurrence of any casualty, damage or injury to the Property or any portion thereof, the restoration of which is estimated by Borrower in good faith to cost more than the Casualty Amount as to any Individual Property. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided. Borrower shall promptly provide Lender with copies of any material documentation available to Borrower and requested by Lender relating to any Taking, including, but not limited to, documentation relating to the Taking matters set forth on Schedule II.

6.2.2 Proceeds. In the event of any Taking of or any casualty or other damage or injury to any Individual Property, including, but not limited to, pursuant to the Taking matters set forth on Schedule II, Borrower’s right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Borrower may receive or to which Borrower may become entitled with respect to such Individual Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance and other than any of the foregoing with respect to the Excluded Personal Property (collectively, “Proceeds”), in connection with any such Taking of, or casualty or other damage or injury to, such Individual Property or any part thereof are hereby assigned by Borrower to Lender and, except as otherwise herein provided, shall be paid to the Lender. Borrower shall, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Borrower’s right to receive the direct payment of any Proceeds as herein provided, will cause the same to be paid directly to Lender to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of a Monetary Default or an Event of Default, Borrower may settle any insurance claim with respect to Proceeds which does not exceed the Casualty Amount as to any Individual Property. Whether or not a Monetary Default or an Event of Default shall have occurred and be continuing, Lender shall have the right to approve, such approval not to be unreasonably withheld, any settlement which might result in any Proceeds in excess of the Casualty Amount as to any Individual Property and Borrower shall deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such approval. Borrower shall pay all reasonable out-of-pocket costs, fees and expenses reasonably incurred by Lender (including all reasonable attorneys’ fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Lender, in connection with the settlement of any claim for Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Borrower and may be retained by Borrower pursuant to this Section 6.2, such Proceeds shall, until the completion of the related Work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds exceed the Casualty Amount as to any Individual

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Property, such Proceeds shall be forthwith paid directly to and held by Lender in the Proceeds Reserve Account in trust for Borrower, in each case to be applied or disbursed in accordance with this Section 6.2. If an Event of Default shall have occurred and be continuing, or if Borrower fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Borrower’s receipt of written notice from Lender, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Lender and to collect and to make receipt for any such payment, all at Borrower’s expense (including payment of interest at the Default Rate for any amounts advanced by Lender pursuant to this Section 6.2). Notwithstanding anything to the contrary set forth in this Agreement, however, and excluding situations requiring prepayment of the Note, to the extent any Proceeds (either singly or when aggregated with all other then unapplied Proceeds with respect to the Property) do not exceed the Casualty Amount as to any Individual Property, and provided that no Event of Default has occurred and is continuing, such Proceeds are to be paid directly to Borrower to be applied to restoration of the Property in accordance with the terms hereof (except that Proceeds paid in respect of the insurance described in Section 6.1.4 shall be deposited directly to the Holding Account as revenue of the Property).

6.2.3 Lender to Take Proceeds.

(a) Subject to Section 6.2.3(c) below, if (i) a Monetary Default or an Event of Default shall have occurred and be continuing, (ii) a Total Loss with respect to an Individual Property shall have occurred, (iii) the Work is not capable of being completed before the date which is six (6) months prior to the earlier of the Stated Maturity Date and the date on which the business interruption insurance carried by Borrower with respect to such Individual Property shall expire (the “Cut-Off Date”), unless on or prior to the Cut-Off Date the Borrower shall deliver to the Lender and there shall remain in effect a binding written commitment, subject only to customary conditions, of an Eligible Institution or such other financial institution or investment bank reasonably satisfactory to Lender for a loan from such Eligible Institution or such other financial institution or investment bank to the Borrower in a principal amount of not less than the then Combined Principal Amount and which shall, in the Lender’s reasonable judgment, enable the Borrower to refinance the Loan and the Mezzanine Loan prior to the Maturity Date, (iv) such Individual Property is not capable of being restored substantially to its condition prior to such Taking or casualty and such incapacity could reasonably be expected to have a Material Adverse Effect, (v) Subleases demising in the aggregate less than 50% of the total rentable space in such Individual Property which has been demised under executed and delivered Subleases in effect as of the date of the occurrence of such fire or other casualty remain in full force and effect during and after the completion of the restoration, (vi) the Master Lessee or Borrower shall exercise any termination right under the Master Lease or (vii) Lender reasonably determines that upon a reasonable period (not less than 12 months) after the completion of the restoration, the Portfolio Four-Wall EBITDAR of such Individual Property will not be restored to a level equal to 80% of the lesser of the Portfolio Four-Wall EBITDAR of such Individual Property at Closing and the Portfolio Four-Wall EBITDAR of such Individual Property immediately prior to the applicable casualty or Taking; then in any such case, all Proceeds shall be paid over to Lender (if not paid directly to Lender) for application as set forth in clause (b) below.

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(b) Subject to Section 6.2.3(c) below, any Proceeds remaining after reimbursement of Lender’s or its agent’s reasonable out-of-pocket costs and expenses actually incurred in connection with recovery of any such Proceeds (including, without limitation, reasonable out-of-pocket administrative costs and inspection fees) shall, except to the extent required under the provisions hereof to be applied for restoration, be applied by Lender to prepay the Components to the extent of the Release Price for such Individual Property in accordance with Section 2.3.4, and the balance, if any shall be paid over to (i) the First Mezzanine Lender to be applied in accordance with the terms of the First Mezzanine Loan Agreement to the extent of the Release Price (Mezzanine) set forth therein for such Individual Property, (ii) with the balance, if any, to the Second Mezzanine Lender to be applied in accordance with the terms of the Second Mezzanine Loan Agreement to the extent of the Release Price (Mezzanine) set forth therein, and (iii) with the balance, if any (or if the Mezzanine Loans are no longer outstanding), to Borrower’s Account. If the Proceeds applied by Lender and Mezzanine Lenders pursuant to the preceding sentence (together with any other prepayment or defeasance permitted under this Agreement or the Mezzanine Loan Agreement) equal or exceed the Combined Release Price for such Individual Property, Borrower shall be entitled to obtain a Property Release subject to and in accordance with Section 2.3.6(a) (exclusive of paragraphs (ii) and (iii) of Section 2.3.6(a)). Transfers of Proceeds to or for the benefit of any of the Mezzanine Borrowers shall constitute distributions to First Mezzanine Borrower, and deemed distributions by the First Mezzanine Borrower to the Second Mezzanine Borrower, as applicable, and, in each case, must comply with the requirements as to distributions of the Delaware Limited Liability Company Act. The provisions of this Section 6.2.3 shall not create a debtor-creditor relationship between Borrower and any Mezzanine Lender.

(c) Notwithstanding Sections 6.2.3(a) and (b) above, so long as (i) the Master Lease is in full force and effect, (ii) no Master Lease Default has occurred and is continuing and (iii) the terms and provisions of the Master Lease pertaining to the use and disposition of Proceeds have not been amended in violation of the terms hereof, then to the extent that the terms and provisions of the Master Lease pertaining to the use and disposition of Proceeds are inconsistent with the terms and provisions set forth in Section 6.2.3(a) and/or (b) above, the terms and provisions of the Master Lease shall control.

6.2.4 Borrower to Restore.

(a) Subject to Borrower’s rights pursuant to Section 2.3.6 to cause an Individual Property to be released from the Lien of the Security Instrument, promptly after the occurrence of any damage or destruction to all or any portion of any Individual Property or a Taking of a portion of such Individual Property which does not constitute a Total Loss with respect to such Individual Property, Borrower shall commence and diligently prosecute, or cause to be commenced and diligently prosecuted, to completion, subject to Excusable Delays, the repair, restoration and rebuilding of such Individual Property (in the case of a partial Taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted Encumbrances (such repair, restoration and rebuilding are collectively referred to herein as the “Work”). The plans and specifications shall require that the Work be done in a good and workmanlike manner at least equivalent to the quality and character prior to the damage or destruction (provided, however, that in the case of a partial Taking, the Property

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restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, such Individual Property shall be at least equal in value and general utility to such Individual Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore such Individual Property to the precise condition of such Individual Property prior to any partial Taking of, or casualty or other damage or injury to, such Individual Property, if the Work actually performed, if any, or failed to be performed, shall have no Material Adverse Effect on the use, value or operation of such Individual Property from the use, value and operation that such Individual Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Subject to Borrower’s rights pursuant to Section 2.3.6 to cause an Individual Property to be released from the Lien of the Security Instrument, Borrower shall be obligated to restore any Individual Property suffering a casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6.2 at Borrower’s sole cost and expense whether or not the Proceeds shall be sufficient, provided that, if applicable, the Proceeds shall be made available to Borrower by Lender in accordance with this Agreement.

(b) If Proceeds are not required to be applied toward payment of the Indebtedness pursuant to the terms hereof, then Lender shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable out-of-pocket expenses actually incurred by Lender pursuant to Section 6.2.2 in connection with the collection thereof, plus interest thereon at the Default Rate (from the date advanced through the date of reimbursement) to the extent the same are not paid within ten (10) Business Days after request for reimbursement by Lender) available to Borrower for payment of or reimbursement of Borrower’s or the applicable Tenant’s expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth in paragraphs (i) through (iv) below and in Section 6.2.5:

(i) at the time of loss or damage or at any time thereafter while Lender is holding any portion of the Proceeds, there shall be no continuing Monetary Default or Event of Default;

(ii) if, at any time, the estimated cost of the Work (as estimated by the Architect referred to in clause (iii) below) shall exceed the Proceeds (a “Deficiency”) and for so long as such Deficiency shall exist, Lender shall not be required to make any Proceeds disbursement to Borrower unless Borrower (within a reasonable period of time after receipt of such estimate), at its election, either deposits with or delivers to Lender (A) Cash, Cash Equivalents and/or a Letter or Letters of Credit in an amount equal to the estimated cost of the Work less the Proceeds available, or (B) such other evidence of Borrower’s ability to meet such excess costs and which is satisfactory to Lender and the Rating Agencies;

(iii) Lender and the Architect shall have reasonably approved the plans and specifications for the Work and any change orders in connection with such plans and specifications; and

(iv) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Architect’s certification as to such costs and appropriate plans and specifications for the Work.

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Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

6.2.5 Disbursement of Proceeds.

(a) Disbursements of the Proceeds in Cash or Cash Equivalents to Borrower hereunder shall be made from time to time (but not more frequently than once in any month) by Lender but only for so long as no Monetary Default or Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Lender of (i) an Officer’s Certificate dated not more than ten (10) Business Days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, (ii) subject to Borrower’s right to contest under Section 7.3, evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed in connection with such Work have been paid for in full and (B) there exists no notices of pendency, stop orders, mechanic’s liens or notices of intention to file same (unless the same is required by the applicable State law as a condition to the payment of a contractor) or any liens or encumbrances of any nature whatsoever on the Property arising out of the Work which have not been either fully bonded to the satisfaction of Lender or discharged of record or in the alternative, fully insured to the satisfaction of Lender by the Title Company, and (iii) an Architect’s certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, as certified by the Architect, except for payment made to contractors or subcontractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety percent (90%) (the “Retainage Release Threshold”) of the value of the Work performed and materials furnished and incorporated into the Improvements by such contractor or subcontractor, as applicable, from time to time until such time as fifty percent (50%) of such Work has been satisfactorily completed (as certified by the Architect), at which time the Retainage Release Threshold with respect to such Work may be increased to ninety-five (95%), and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to Section 6.2.4(b) above, shall be at least sufficient to pay for the estimated cost of completion of the Work, final payment of all Proceeds remaining with Lender shall be made upon receipt by Lender of a certification by an Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and the filing of a notice of completion and the expiration of the period provided under the law of the applicable State for the filing of mechanics’ and materialmens’ liens which are entitled to priority as to other creditors, encumbrances and purchasers, as certified pursuant to an Officer’s Certificate, and delivery of a certificate of occupancy with respect to the Work, or, if not applicable, an Officer’s Certificate to the effect that a certificate of occupancy is not required.

(b) If, after the Work is completed in accordance with the provisions hereof and Lender receives evidence that all costs of completion have been paid, there are excess Proceeds, such excess Proceeds shall be paid over to Lender for application in accordance with Section 6.2.3(b).

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VII. REAL ESTATE IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS

7.1 Borrower to Pay Real Estate Impositions and Other Charges. Borrower shall pay or cause Master Lessee to pay all Real Estate Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay or cause Master Lessee to pay all Other Charges on or before the date they are due. Borrower shall deliver to Lender annually, no later than fifteen (15) Business Days after the first day of each fiscal year of Borrower, and shall update as new information is received, a schedule describing all Real Estate Impositions, payable or estimated to be payable during such fiscal year attributable to or affecting the Property or Borrower. At any time any Real Estate Impositions or Other Charges are not paid by Master Lessee pursuant to the Master Lease, and subject to Borrower’s right of contest set forth in Section 7.3, and provided that there are sufficient funds available in the Tax Reserve Account, Lender, on behalf of Borrower, shall pay all Real Estate Impositions and Other Charges which are attributable to or affect the Property or Borrower, prior to the date such Real Estate Impositions or Other Charges shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto. Lender shall, or Lender shall direct the Cash Management Bank to, pay to the taxing authority such amounts to the extent funds in the Tax Reserve Account are sufficient to pay such Real Estate Impositions. Nothing contained in this Agreement or the Security Instrument shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

7.2 No Liens. Subject to its right of contest set forth in Section 7.3, Borrower shall at all times keep, or cause to be kept, the Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Property or any portion thereof within forty-five (45) days after receiving written notice of the filing (whether from Lender, the lienor or any other Person) thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the first priority of the Lien of the Security Instrument against the Property, subject to the Permitted Encumbrances. Upon the occurrence and during the continuance of an Event of Default with respect to its Obligations as set forth in this Article VII, Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Lender on demand for all such advances pursuant to Section 19.12 (together with interest thereon at the Default Rate).

7.3 Contest. Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition or to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the

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pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Lender informed of the status of such contest at reasonable intervals, (iii) if Borrower is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Borrower’s books in accordance with GAAP or in the Tax Reserve Account or Insurance Reserve Account, as applicable, or in the Proceeds Reserve Account pursuant to Article VI, as applicable, (iv) either such contest operates to suspend collection or enforcement, as the case may be, of the contested Imposition, Lien or Legal Requirement and such contest is maintained and prosecuted continuously and with diligence, or the Imposition or Lien is bonded, (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section 6.1 or the right to full payment of any claims thereunder, and (vi) in the case of Real Estate Impositions and Liens which are not bonded in excess of Two Million Dollars ($2,000,000) individually, or in the aggregate, during such contest, Borrower, shall deposit with or deliver to Lender either Cash and Cash Equivalents or a Letter or Letters of Credit in an amount equal to 110% of (A) the amount of Borrower’s obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Lender’s reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, (a) provided no Event of Default has occurred and is continuing hereunder, Lender shall disburse to Borrower or the Person entitled to such sums, the security provided therefor under this Section 7.3 and (b) Borrower shall deliver to Lender reasonable evidence of Borrower’s compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be. Notwithstanding the foregoing, any contest conducted by the Master Lessee in accordance with the Master Lease that would satisfy the terms and conditions of this Section 7.3 if Borrower were the party conducting such contest will be deemed to satisfy the requirements of this Section 7.3 provided that any security deposited by Master Lessee pursuant to the provisions of the Master Lease in connection with such contest is delivered to Lender.

VIII. TRANSFERS, INDEBTEDNESS AND OTHER FUNDAMENTAL MATTERS

8.1 General Restriction on Transfers, Indebtedness and Other Fundamental Matters.

(a) Unless otherwise expressly permitted under the provisions of this Article VIII, Borrower shall not cause, suffer or permit, and in no event shall there be permitted to occur, regardless of whether Borrower shall have or have not caused, suffered to permitted the same to occur:

(i) any Transfer of any Individual Property or any part thereof or any legal or beneficial interest therein, other than Permitted Encumbrances or a Property Release thereof permitted under, and satisfying the provisions of, Section 2.3.6 and the other provisions of this Agreement;

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(ii) any Transfer of an Equity Interest in any Restricted Party;

(iii) unless and until the Guarantor Net Worth Requirements are imposed upon Guarantor or the Qualifying Replacement Guarantor, as applicable, pursuant to Section 8.5, any distribution or transfer by Guarantor of any of its assets to any Person, including its direct or indirect parent entities or their Affiliates unless as of the date of such distribution the Master Lease Guarantor Total Leverage Ratio is less than 3.50:1.00 (as certified by an Officer’s Certificate and certificate of Guarantor provided to Lender, together with the related background financial statements and calculations in reasonable detail, delivered to Lender within five Business Days after such distribution or transfer); provided, however, that the foregoing restrictions shall not apply to the following distributions and transfers, which shall be expressly permitted pursuant to this Section 8.1(a)(iii):

(A) following a Qualifying IPO of an Upper Tier Entity (other than Guarantor), distributions of assets to such Upper Tier Entity for payment by such Upper Tier Entity of reasonable out-of-pocket costs and expenses incurred by such Upper Tier Entity in connection with consummating such Qualifying IPO and ongoing compliance by such Upper Tier Entity with federal and state securities laws and regulations, SEC rules and regulations and the Sarbanes–Oxley Act of 2002 (as amended from time to time and any successor statute thereto);

(B) distributions of assets to Holdings for payment by Holdings of its franchise taxes and for payment by Holdings of Income Taxes that are attributable to the income of Holdings to the extent such income is attributable to the operations of Holdings, Guarantor and/or its direct or indirect Subsidiaries (but not any Subsidiary of Holdings that is not also a Subsidiary of Guarantor);

(C) distributions of assets to a direct or indirect parent of Guarantor for payment of the operating expenses (including administrative, legal, accounting and similar expenses provided by third parties) incurred by such parent in the ordinary course of business to the extent such operating expenses are directly related to the ownership of the direct or indirect Equity Interests in Guarantor and/or to the operations of Guarantor and/or its direct or indirect Subsidiaries;

(D) transfers of assets to Guarantor’s direct or indirect Subsidiaries; and

(E) distribution of the proceeds of the Guarantor Subsequent Intercompany Loans to its parent entity;

(iv) any failure by Guarantor to satisfy the Guarantor Asset Covenant, unless the Guarantor Asset Covenant is expressly terminated pursuant to the provisions of Section 8.5 as a result of the imposition of the Guarantor Net Worth Requirements;

(v) in the event the Guarantor Net Worth Requirements are imposed upon Guarantor or the Qualifying Replacement Guarantor, as applicable, pursuant to Section 8.5, any failure by Guarantor or the Qualifying Replacement Guarantor, as applicable, to satisfy the Guarantor Net Worth Requirements;

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(vi) any failure, prior to a Qualifying IPO, of the Minimum Ownership/Control Requirements set forth in clause (A) of the definition thereof set forth in Section 8.4 to continue to be satisfied;

(vii) any failure, subsequent to a Qualifying IPO of Master Lease Guarantor, of the Minimum Ownership/Control Requirements set forth in clause (B) of the definition thereof set forth in Section 8.4 to continue to be satisfied;

(viii) in the event a Qualifying IPO permitted under Section 8.4 occurs, any Post-IPO Change of Control;

(ix) any of Borrower, any Mezzanine Borrower, any SPE Component Entity, PRP, PropCo, HoldCo, Guarantor or any Intermediate Entity incurring any Debt, other than the Permitted Debt of such Person; or

(x) any failure of Master Lease Guarantor to satisfy the Master Lease Guarantor Asset Covenants.

(b) Notwithstanding anything to the contrary set forth in this Article VIII or any other provision of this Agreement, (i) PropCo shall at all times own 100% of the direct Equity Interests in, and Control, PRP, (ii) PRP shall at all times own 100% of the direct Equity Interests in, and Control, Second Mezzanine Borrower, (iii) Second Mezzanine Borrower shall at all times own 100% of the direct Equity Interests in, and Control, First Mezzanine Borrower (other than as a result of a foreclosure or transfer in lieu thereof of the Second Mezzanine Loan), and (iv) First Mezzanine Borrower shall at all times own 100% of the direct Equity Interests in, and Control, Borrower (other than as a result of a foreclosure or transfer in lieu thereof of the First Mezzanine Loan) (the foregoing (i)-(iv), the “Base PropCo Ownership Requirements”).

(c) Nothing in this Section 8.1 shall prohibit (i) any action or event occurring following receipt by Borrower of written consent of Lender approving such action or event and, if a Securitization has occurred, a Rating Agency Confirmation with respect to such action or event, provided that Borrower pays to Lender a commercially reasonable fee in connection with such action or event (which fee shall in all events be reasonable in relation to the Assumption Fee payable pursuant to Section 8.7 hereof), or (ii) the grant of a Lien by Master Lessee, Master Lease Guarantor, any direct or indirect Subsidiary of Master Lease Guarantor or any Tenant on the Excluded Personal Property.

8.2 Sale of Building Equipment. Borrower may sell or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Security Instrument, provided that such sale or disposal will not have a Material Adverse Effect and will not result in a reduction or abatement of, or right of offset against, the Rents payable under the Master Lease or any Sublease, in either case, as a result thereof, and provided further that any new Building Equipment acquired by Borrower (and not so disposed of) shall be subject to the Lien of the Security Instrument. In connection with any sale or disposition permitted pursuant to this Section 8.2, Lender shall, from time to time, upon receipt of an Officer’s Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument reasonably necessary or appropriate and in form reasonably satisfactory to Lender to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of the Security Instrument.

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8.3 Immaterial Transfers and Easements, etc. Borrower may, without the consent of Lender, (i) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6.2), or immaterial Transfers of portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, licenses, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall have a Material Adverse Effect. In connection with any Transfer permitted pursuant to this Section 8.3, Lender shall execute and deliver a written instrument reasonably necessary or appropriate and in form reasonably satisfactory to Lender, in the case of the Transfers referred to in clause (i) above, to release the portion of the Property affected by such Taking or such Transfer from the Lien of the Security Instrument or, in the case of clause (ii) above, to subordinate the Lien of the Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

(a) thirty (30) days prior written notice thereof;

(b) a copy of the instrument or instruments of Transfer;

(c) an Officer’s Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer will not have a Material Adverse Effect; and

(d) reimbursement of all of Lender’s reasonable out-of-pocket costs and expenses incurred in connection with such Transfer.

8.4 Permitted Equity Transfers. Notwithstanding anything herein to the contrary, but subject to Section 8.1(b), the following Transfers shall not require the prior written consent of Lender or a Rating Agency Confirmation:

(a) the pledge of the Equity Interests in Master Lease Guarantor or any of its Subsidiaries pursuant to the terms of the Master Lease Guarantor Facility or a foreclosure (or transfer in lieu of thereof) of such Equity Interests in Master Lease Guarantor or any of its Subsidiaries resulting from the exercise of remedies as set forth in the Master Lease Guarantor Facility (an “Opco Equity Foreclosure”);

(b) a Transfer (but not a pledge or encumbrance) by (i) Guarantor or any then-existing Intermediate HoldCo Entity of 100% (and not less than 100%) of its direct Equity Interests in HoldCo or any then-existing Intermediate HoldCo Entity to a new Intermediate HoldCo Entity, provided that the Base Transfer Conditions have been satisfied, or (ii) HoldCo or any then-existing Intermediate PropCo Entity of 100% (and not less than 100%) of its direct Equity Interests in PropCo or any then-existing Intermediate PropCo to a new Intermediate PropCo Entity, provided that the Base Transfer Conditions have been satisfied;

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(c) a Transfer of direct or indirect Equity Interests in any Sponsor;

(d) a Qualifying IPO of any IPO Entity, or any other Transfer (but not a pledge or encumbrance) of the direct or indirect Equity Interests in Guarantor, Master Lease Guarantor, HoldCo, any Intermediate Entity or PropCo (such Person in which such Equity Interests are transferred by means other than a Qualifying IPO, a “Related Holding Entity”), provided that the following conditions have been satisfied:

(i) the Base Transfer Conditions have been satisfied;

(ii) with respect to (A) any such Transfer other than a Qualifying IPO, subsequent to such Transfer, (1) Permitted Holders or in the case of a Transfer to a Permitted Transferee, the related Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), directly or indirectly own no less than fifty-one percent (51%) of the Equity Interests in, and Control, the Related Holding Entity (and, through ownership of the Related Holding Entity, in each direct or indirect Subsidiary of the Related Holding Entity) and (2) Permitted Holders or in the case of a Transfer to a Permitted Transferee, the related Permitted Transferee (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), directly or indirectly own no less than fifty-one percent (51%) of the Equity Interests in, and Control, PropCo, PRP, each Mezzanine Borrower and Borrower, and (B) any Qualifying IPO of the Master Lease Guarantor, Permitted Holders or in the case of a prior Transfer to a Permitted Transferee, the related Permitted Transferee, (or any combination of one or more of them, subject to the limitations in the definition of Permitted Holders), directly or indirectly own no less than fifty-one percent (51%) of the Equity Interests in, and Control, PropCo, PRP, each Mezzanine Borrower and Borrower (the foregoing requirements of (A) and (B) above, as applicable, the “Minimum Ownership/Control Requirements”), and (C) any Qualifying IPO, following such Qualifying IPO, the Post-IPO Control Requirements shall be satisfied; and

(iii) if subsequent to any Qualifying IPO or any other Transfer, the Guarantor Asset Covenant would no longer be satisfied, then as an additional condition to completing any such Qualifying IPO or other such Transfer, the Guarantor Net Worth Requirements must be satisfied in accordance with Section 8.5; or

(e) upon and subsequent to a Qualifying IPO of any IPO Entity, Transfers (whether direct or indirect and whether in open market transactions or otherwise) of the shares in such IPO Entity, provided that no Post-IPO Change of Control occurs; or

(f) a Transfer (but not a pledge or encumbrance) of direct or indirect Equity Interests in any Permitted Transferee, provided that (i) subsequent to such Transfer, such Person shall continue to satisfy the criteria for a Permitted Transferee set forth in the definition thereof, and (ii) if such Permitted Transferee holds a direct Equity Interest in any Lower Tier Entity and such Transfer shall cause any transferee, together with its Affiliates, to acquire indirect Equity Interests in Borrower aggregating more than forty-nine percent (49%), or to increase its indirect Equity Interests in Borrower from an amount that is less than forty-nine percent (49%) to an amount that is greater than forty-nine percent (49%), an Additional Non-Consolidation Opinion is provided to Lender as a condition to such Transfer;

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(g) upon and subsequent to a Qualifying IPO of an Upper Tier Entity, Transfers of direct or indirect Equity Interests in such Upper Tier Entity, provided that no Post-IPO Change of Control occurs; or

(h) the pledge of any direct or indirect Equity Interest in Borrower or First Mezzanine Borrower pursuant to the Mezzanine Loan Documents and the exercise of, and any Transfer that results from the exercise of, any rights or remedies that any Mezzanine Lender may have under the Mezzanine Loan Documents.

Borrower shall be responsible for the payment of and shall pay or reimburse Lender for all of Lender’s reasonable out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs and any Rating Agency fees and expenses, actually incurred by Lender in connection with the review, negotiation and implementation of the provisions and documentation provided for in this Section 8.4.

8.5 Guarantor Net Worth; Qualifying Replacement Guarantor. If the Guarantor Asset Covenant would no longer be satisfied subsequent to any Qualifying IPO or any other Transfer, or if the Guarantor Asset Covenant would no longer be satisfied as a result of any proposed transaction or for any other reason (other than as a result of an Opco Foreclosure), then:

(a) either (i) Guarantor shall continue to Control PropCo, PRP, each Mezzanine Borrower and Borrower and shall have and maintain a Net Worth of not less than $200,000,000 (the “Minimum Net Worth”) and demonstrate its Net Worth to Lender’s reasonable satisfaction, with such reasonable supporting evidence as Lender may reasonably require, and shall confirm in writing to Lender that the covenants respecting the ongoing maintenance by Guarantor of the Minimum Net Worth set forth in Section 9 of the Recourse Guaranty (the “Net Worth Covenants”) have been triggered and are in full force and effect as on-going covenants of Guarantor, in which event, the Guarantor Asset Covenant shall no longer be in force or effect, as provided in Section 9 of the Recourse Guaranty, as a result of the Net Worth Covenants having been triggered in lieu thereof, or (ii) a Qualifying Replacement Guarantor having a Net Worth of not less than the Minimum Net Worth shall demonstrate its Net Worth to Lender’s reasonable satisfaction, with such reasonable supporting evidence as Lender may reasonably require, and (A) such Qualifying Replacement Guarantor shall execute and deliver to Lender (x) a guaranty of recourse obligations in the same form as the Recourse Guaranty delivered to Lender by Guarantor on the Closing Date, modified such that the Net Worth Covenants are in full force and effect as on-going covenants of the Qualifying Replacement Guarantor, that the Guarantor Asset Covenant is not a covenant of the Qualifying Replacement Guarantor and, if the Qualifying Replacement Guarantor is not an Affiliate of the Guarantor being replaced, that the Qualifying Replacement Guarantor’s liability is limited to circumstances, conditions, actions and events first occurring after the date on which the Replacement Guaranty is delivered (the “Replacement Guaranty”), and (y) an environmental indemnity agreement in the same form as the Environmental Indemnity delivered to Lender by Guarantor on the Closing Date, provided that if the Qualifying Replacement Guarantor is not an Affiliate of the Guarantor being replaced, such

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environmental indemnity agreement shall be modified such that the Qualifying Replacement Guarantor’s liability is limited to circumstances, conditions, actions and events first occurring after the date on which the Replacement Indemnity is delivered (the “Replacement Indemnity”), and (B) Borrower and the Qualifying Replacement Guarantor shall provide to Lender an Additional Non-Consolidation Opinion, together with customary legal opinions and organizational document and certificate deliveries respecting the existence, due formation and organization and good standing of the Qualifying Replacement Guarantor and the due authorization, execution and delivery, and enforceability of the Replacement Guaranty and Replacement Indemnity, in each case reasonably satisfactory to Lender and in form and substance in nature and scope provided by or on behalf of Guarantor in connection with its execution and delivery of the Recourse Guaranty and Environmental Indemnity (the foregoing requirements of clause (i) or clause (ii), as applicable, including the continued maintenance of the Minimum Net Worth by the Guarantor or Qualifying Replacement Guarantor, as applicable, the “Guarantor Net Worth Requirements”). Upon a Qualifying Replacement Guarantor satisfying the conditions under clause (ii) above, the then existing Guarantor shall be released under the Recourse Guaranty and the Environmental Indemnity with respect to circumstances, conditions, actions and events first occurring after the date on which the Replacement Guaranty and the Replacement Indemnity are delivered; and

(b) upon satisfaction of the conditions set forth in the foregoing paragraph (a), the Guarantor Asset Covenant shall no longer be in force or effect and the Guarantor Net Worth Requirements shall be in full force and effect in lieu thereof.

8.6 Deliveries to Lender. Borrower shall deliver to Lender (a) with respect to any Transfer to which the Base Transfer Conditions apply, not less than thirty (30) days prior to the closing of such Transfer, an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted by this Article VIII, together with any appraisal or other documents upon which such Officer’s Certificate is based, (b) an Officer’s Certificate promptly following the realization or foreclosure upon any pledge or encumbrance described in Section 8.4, and (c) copies of executed deeds or other similar closing documents within ten (10) Business Days after the closing of any Transfer described in clauses (a) or (b) above.

8.7 Loan Assumption. Provided no Event of Default is then continuing, Borrower shall have the one time right to Transfer (but not mortgage, hypothecate, pledge or otherwise encumber or grant a security interest in) the fee simple title to all (but not fewer than all) of the Individual Properties only if after giving effect to the proposed transaction, the Individual Properties will be owned by one or more Single Purpose Entities (collectively, “Transferee Borrower”), which Transferee Borrower shall be wholly owned and Controlled by a Permitted Transferee, and which Transferee Borrower shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, assuming all of Borrower’s obligations under the Loan Documents. Any such transfer to a Transferee Borrower and assumption of the Loan shall be conditioned upon Lender’s reasonable approval, which may be conditioned upon among other things, (i) the delivery of financial information, including, without limitation, audited financial statements, for Transferee Borrower and the direct and indirect owners of Transferee Borrower, (ii) the delivery of evidence that Transferee Borrower is a Single Purpose Entity, and that neither Transferee Borrower nor any Person that Controls Transferee Borrower is a Disqualified Transferee, (iii) the management of the Property by a

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Qualified Manager or by a property manager reasonably acceptable to Lender and acceptable to the Rating Agencies; (iv) the satisfaction of the Guarantor Net Worth Requirements, (v) the execution and delivery of all documentation reasonably requested by Lender, (vi) the delivery of Opinions of Counsel requested by Lender, including, without limitation, an Additional Non-Consolidation Opinion with respect to Transferee Borrower and other entities identified by Lender or requested by the Rating Agencies and opinions with respect to the valid formation, due authority and good standing of Transferee Borrower, Qualifying Replacement Guarantor and any additional pledgors, and the continued enforceability of the Loan Documents and any other matters requested by Lender, (vii) the delivery of an endorsement to each Title Policy in form and substance acceptable to Lender, insuring the lien of the Security Instrument, as assumed, subject only to the Permitted Encumbrances, (viii) satisfaction of all requirements of the Mezzanine Loan Documents respecting such Transfer and assumption, and confirmation of the Mezzanine Lenders that such requirements have been satisfied, (ix) the payment of all of Lender’s reasonable out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, actually incurred by Lender in connection with such assumption, and (x) payment to Lender of the Assumption Fee (in addition to the payments required under the foregoing clause (ix)).

8.8 Subleases.

8.8.1 New Subleases and Sublease Modifications. Borrower represents and warrants that each Individual Property is currently leased to Master Lessee pursuant to the Master Lease, is operated as one or more Restaurant Locations under a Concept or a Third-Party Brand, and is occupied and operated pursuant to a Concept Sublease, an RLP Sublease or an Unaffiliated Sublease, and may also be subject to the Specified Prior Subleases.

8.8.2 Leasing Conditions. Except as otherwise provided in this Section 8.8.2, Borrower shall not, and shall not provide its consent to Master Lessee or any subtenant or Affiliate of Master Lessee to (i) enter into any Sublease (a “New Sublease”) or (ii) modify any Sublease (including, without limitation, accept a surrender of any portion of the Property subject to a Sublease (unless otherwise required by law), allow a reduction in the term of any Sublease or a reduction in the Rent payable under any Sublease, change any renewal provisions of any Sublease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant) or terminate any Sublease unless the Tenant under such Sublease is in default (any such action referred to in clause (ii) being referred to herein as a “Sublease Modification”) without the prior written consent of Lender which consent shall not be unreasonably withheld or delayed; provided, however, that Borrower may permit Master Lessee, or any subtenant or Affiliate of Master Lessee, to terminate a Sublease (x) that is an Affiliated Sublease or a Specified Prior Sublease, (y) for Master Lessee or a Concept Subsidiary to use the Individual Property formerly subleased for itself as a Concept or (z) subject to compliance with Section 2.3.7, in connection with the decision to have the applicable store Go Dark. Any New Sublease or Sublease Modification that requires Lender’s consent shall be delivered to Lender for approval not less than ten (10) Business Days prior to the effective date of such New Sublease or Sublease Modification. If Lender fails to respond to a request for Lender’s consent pursuant to this Section 8.8.2 within ten (10) Business Days of Lender’s receipt of Borrower’s request therefor, Borrower may deliver to Lender a second request in an envelope or under cover of a letter marked “URGENT” and including a legend in bold typeface that Lender’s failure to

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grant or deny the requested consent within ten (10) Business Days of the receipt thereof will result in the requested consent being deemed to have been granted. If Lender fails to respond to such second request within ten (10) Business Days of its receipt thereof, Lender’s consent shall be deemed granted. Notwithstanding the foregoing, provided no Event of Default shall have occurred and be continuing, Borrower may permit Master Lessee to enter into a New Sublease or a Sublease Modification, without Lender’s prior written consent, that satisfies each of the following conditions (collectively, the “Base Sublease Conditions”):

(i) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, will not result in the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) exceeding the Go Dark/Sublease Limit;

(ii) the term of such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, including any and all renewal options, does not exceed the remaining stated term of the Master Lease;

(iii) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, shall not include the payment by Master Lessee of any tenant improvement allowances or leasing commissions, or similar sublessor monetary obligations, unless such Sublease expressly provides that such obligations will not be binding upon Borrower or its successors or assigns upon the termination of the Master Lease, and shall not be binding upon Lender or its successors or assigns upon foreclosure of the applicable Security Instrument (or a deed in lieu thereof);

(iv) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, does not trigger any of the rights or obligations set forth on Schedule VI, and does not grant to the Tenant thereunder any new purchase option, right of first refusal or other preferential rights with respect to the applicable Individual Property;

(v) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, provides that the premises demised thereby can only be used for operation of a Concept restaurant (or, so long as paragraph (i) above is satisfied, an Unaffiliated Business), but cannot be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, obscene materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a Material Adverse Effect;

(vi) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, does not prevent Proceeds from being held and disbursed by Lender in accordance with the terms hereof;

(vii) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, does not conflict with the terms of the Master Lease or any of the Loan Documents;

(viii)(A) the Tenant under such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, shall not have the benefit of the Master

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Lease SNDA, and (B) except for a new or existing Non-Disturbance Eligible Sublease with respect to which Lender has executed a Non-Disturbance Agreement pursuant to Section 8.8.9 below (and except for any existing Specified Prior Subleases), such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, shall not provide for non-disturbance for the Tenant thereunder, and shall, by its express terms, terminate upon the expiration or termination of the Master Lease; and

(ix) such New Sublease or existing Sublease (as modified by the Sublease Modification), as applicable, satisfies the requirements of Section 8.8.7 and Section 8.8.8.

Notwithstanding the terms of this Section 8.8.2, and without limiting any sublease rights of Master Lessee under the Master Lease, any Affiliate of Master Lessee that has entered into a Concept Sublease for an Individual Property shall be permitted to subsublease such Individual Property to an Affiliate of Master Lessee provided such subsublease complies with the Base Sublease Conditions, and such subsublease shall not limit or release Master Lease Guarantor’s obligations under the Master Lease Guaranty.

8.8.3 Delivery of New Sublease or Sublease Modification. Upon the execution of any New Sublease or Sublease Modification, as applicable, Borrower shall deliver to Lender an executed copy of the Sublease. In addition, Borrower shall, from time to time, at the advance written request of Lender, but not more than one (1) time per calendar year unless an Event of Default has occurred and is continuing, deliver to Lender a list of (a) each and every Sublease then affecting all or any part of the Property, and (b) all sublicenses or other grants of possessory interests in any portion of the Property to which Borrower has given its consent or of which Borrower otherwise has knowledge, said list to be certified by Borrower as true, complete and correct in all material respects.

8.8.4 Sublease Amendments. Borrower agrees that it shall not have the right or power, as against Lender without its consent (which consent shall not be unreasonably withheld or delayed except as provided herein), to cancel, abridge, amend or otherwise modify any Sublease, unless such modification complies with this Section 8.8.

8.8.5 Security Deposits. All security or other deposits of Tenants of the Property (collectively, the “Security Deposits”) shall be treated as trust funds and shall not be commingled with any other funds of Borrower, and such deposits shall be deposited, upon receipt of the same by Borrower, in a separate trust account maintained by Borrower expressly for such purpose. Within ten (10) Business Days after written request by Lender, Borrower shall furnish to Lender reasonably satisfactory evidence of compliance with this Section 8.8.5, together with a statement of all lease securities deposited with Borrower by the Tenants and the location and account number of the account in which such security deposits are held.

8.8.6 No Default Under Subleases. Borrower shall or shall cause Master Lessee to (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower or Master Lessee under the Subleases, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by Lender, any right to request from the Tenant under any Sublease a certificate with respect to the status thereof and (iii) not collect any of the Rents,

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more than one (1) month in advance (except that Borrower may collect such security deposits and last month’s Rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Sublease).

8.8.7 Subordination. All Sublease Modifications and New Subleases entered into by Master Lessee or any sublessee of Master Lessee after the date hereof shall be expressly subject and subordinate to this Agreement, the Security Instrument and the Master Lease (either through a subordination provision contained in such Sublease or, at Lender’s option, in a separate subordination agreement in form reasonably satisfactory to Lender).

8.8.8 Attornment. Each New Sublease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Agreement or the Security Instrument, the Tenant under such Sublease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor-in-interest as lessor under such Sublease without change in the provisions thereof; provided, however, neither Lender nor such successor-in-interest shall be liable for or bound by (i) any payment of an installment of rent or additional rent made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Borrower under any such Sublease (but the Lender, or such successor-in-interest, shall be subject to the continuing obligations of the landlord to the extent arising from and after such succession to the extent of Lender’s, or such successor-in-interest’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which any Tenant may have against Borrower, (iv) any obligation under such Sublease to maintain a fitness facility at the Property, (v) any obligation on Borrower’s part, pursuant to such Sublease, to perform any tenant improvement work or (vi) any obligation on Borrower’s part, pursuant to such Sublease, to pay any sum of money to any Tenant. Each such New Sublease shall also provide that, upon the reasonable request by Lender or such successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming such attornment.

8.8.9 Non-Disturbance Agreements. Lender shall enter into, and, if required by applicable law to provide constructive notice or requested by a Tenant, record in the county where the subject Individual Property is located, a subordination, attornment and non-disturbance agreement, substantially in form and substance to the form attached hereto as Exhibit C (a “Non-Disturbance Agreement”), with any Tenant that is a subtenant under any new or existing Non-Disturbance Eligible Sublease, within ten (10) Business Days after written request therefor by Borrower; provided that the following conditions are satisfied:

(a) no Event of Default shall have occurred and be continuing;

(b) such new or existing Non-Disturbance Eligible Sublease complies with the Base Sublease Conditions;

(c) with respect to any new Non-Disturbance Eligible Sublease only, the “fixed” or “base” rent under such Non-Disturbance Eligible Sublease is at a substantially consistent or rising level throughout the term of such Sublease, other than for an initial “free rent” period complying with paragraph (d) below;

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(d) with respect to any new Non-Disturbance Eligible Sublease only, the rental rate, any “free rent” periods and other material terms of such new Non-Disturbance Eligible Sublease are market-rate, commercially reasonable and no less favorable to Master Lessee (as sublandlord) than those that would be available on an arm’s-length basis, as evidenced by a certificate from an Independent Leasing Broker; and

(e) such request is accompanied by (i) an Officer’s Certificate stating that such new or existing Non-Disturbance Eligible Sublease complies with the foregoing conditions and is otherwise in compliance with this Section 8.8, and (ii) payment of all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys’ fees and disbursements.

8.8.10 [Reserved]

8.8.11 Leaseable Building Pads. (a) Each of the Individual Properties described as containing a “Leaseable Building Pad” on Schedule X contains an unimproved building pad and unimproved land as preliminarily described on Schedule X (each, a “Leaseable Building Pad”), but, to Borrower’s knowledge, such Leaseable Building Pad cannot be subdivided from such Individual Property in accordance with Section 2.3.6(b). Borrower shall be permitted to cause each Leaseable Building Pad to be removed from the premises demised under the Master Lease, terminate the Master Lease with respect to such Leaseable Building Pad and ground lease such Leaseable Building Pad subject to the following:

(i) the Master Lease Base Rent shall not be reduced as a result of such removal and termination;

(ii) such Leaseable Building Pad (as finally described and determined) shall be demised pursuant to a ground lease that (A) requires the tenant under such ground lease to pay ground lease rent directly to the Holding Account, (B) may permit the granting of leasehold mortgages and contains customary leasehold mortgagee protections (including leasehold mortgagee protections customarily required by Lender when it is the leasehold mortgagee), (C) grants and reserves easements and rights of use over the Leaseable Building Pad and the remainder of the Individual Parcel as are reasonably necessary for the construction, use and operation of such Leaseable Building Pad and the remainder of such Individual Parcel, and (D) shall otherwise be in form and substance reasonably satisfactory to Lender; and

(iii) Lender shall have reasonably determined that the demise of such Leaseable Building Pad will not materially diminish the value of or impair in any material respect, or unreasonably interfere with the use or operation of, in any material respect, such Individual Property.

(iv) If any such Leaseable Building Pad is removed and terminated from the Master Lease and ground leased in accordance with the foregoing, then, at the request of Borrower, Lender shall enter into a Non-Disturbance Agreement with any such ground lease tenant and its leasehold mortgagee, with such changes thereto as may be reasonably requested by such tenant or its leasehold mortgagee to reflect recognition of any leasehold mortgagee protections contained in such ground lease.

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(b) In the event that Borrower determines that (i) any Outparcel described on Schedule X cannot be legally subdivided in accordance with the requirements of Section 2.3.6(b), as set forth in an Officer’s Certificate of Borrower, Borrower shall be entitled to treat such Outparcel as a Leaseable Building Pad and (ii) any Leaseable Building Pad may be legally subdivided in accordance with the requirements of Section 2.3.6(b), Borrower shall be entitled to release such Leaseable Building Pad from the Master Lease and the Lien of the applicable Security Instrument in accordance with Section 2.3.6(b).

(c) In addition, and notwithstanding anything herein to the contrary, Borrower shall be permitted to subject any Individual Parcel containing a Leaseable Building Pad to a condominium form of ownership in order to release such Leaseable Building Pad as an Outparcel hereunder, and Lender agrees that it shall consent to the creation of such condominium, the subordination of the applicable Security Instrument thereto and, thereafter, the release of such Leaseable Building Pad as an Outparcel as permitted hereunder, subject to the following:

(i) Lender shall have reasonably determined that the creation of the proposed Condominium Units shall not materially diminish the value of or impair, in any material respect, or unreasonably interfere with the use or operation of, in any material respect, such Individual Property.

(ii) the Condominium Units, Condominium Documents and Condominium Declaration and all other documents (including a Survey of the Condominium Units) reasonably requested by Lender in connection with the creation of such condominium shall be reasonably acceptable to Lender;

(iii) Borrower shall have provided Lender with any and all instruments necessary to subordinate the Master Lease and the applicable Security Instrument to the Condominium Documents and Condominium Declaration and with any other instruments and endorsements to the Title Policy and Title Policy (Owner) reasonably required by Lender in connection therewith, including a confirmation by Borrower and Master Lessee that such Individual Property shall constitute a Condominium Property upon the creation thereof, all of which shall be reasonably acceptable to Lender;

(iv) the Condominium Unit created from the Leaseable Building Pad and the Condominium Unit created from remainder of such Individual Property shall meet the requirements set forth in Section 2.3.6 applicable to “Outparcels” and “Remaining Property”; and

(v) after the creation of such condominium, the Condominium Unit created from the Leaseable Building Pad may be released and conveyed hereunder pursuant to and in accordance with the requirements set forth in of Section 2.3.6 applicable to Outparcels.

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(d) In the event that Lender fails to respond within ten (10) Business Days of receipt of any request for Lender’s approval or consent pursuant to this Section 8.8.11, Borrower may deliver to Lender a second request in an envelope or under cover of a letter marked “URGENT” and including a legend in bold typeface that Lender’s failure to grant or deny the requested consent within ten (10) Business Days of the receipt thereof will result in the requested consent being deemed to have been granted. If Lender fails to respond to such second request within ten (10) Business Days of its receipt thereof, Lender’s consent to such request shall be deemed granted.

IX. INTEREST RATE CAP AGREEMENT

9.1 Interest Rate Cap Agreement. Prior to or contemporaneously with the Closing Date, Borrower shall have obtained, and thereafter maintain in effect, the Interest Rate Cap Agreement satisfying the requirements set forth in the definition of “Interest Rate Cap Agreement” herein. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time (and Lender shall authorize such reduction) in amounts equal to any prepayment of the principal amount of the Floating Rate Component made in accordance with this Agreement.

9.2 Pledge and Collateral Assignment. As security for the full and punctual payment and performance of the Obligations when due (whether upon stated maturity, by acceleration, early termination or otherwise), Borrower, as pledgor, hereby pledges, assigns, hypothecates, transfers and delivers to Lender as collateral and hereby grants to Lender a continuing first priority lien on and security interest in, to and under all of the following whether now owned or hereafter acquired and whether now existing or hereafter arising (the “Rate Cap Collateral”): all of the right, title and interest of Borrower in and to (i) the Interest Rate Cap Agreement (and any Replacement Interest Rate Cap Agreement); (ii) all payments, distributions, disbursements or proceeds due, owing, payable or required to be delivered to Borrower in respect of the Interest Rate Cap Agreement (or any Replacement Interest Rate Cap Agreement) or arising out of the Interest Rate Cap Agreement (or any Replacement Interest Rate Cap Agreement), whether as contractual obligations, damages or otherwise; and (iii) all of Borrower’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement (or any Replacement Interest Rate Cap Agreement), in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any or all of the foregoing.

9.3 Covenants.

(a) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Holding Account pursuant to Section 3.1. Subject to terms hereof, provided no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise all rights, powers and privileges of Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement and the other Rate Cap Collateral. Borrower shall take all actions reasonably requested by Lender to enforce Borrower’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder without the prior written consent of the Lender.

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(b) Borrower shall use commercially reasonable efforts to defend Lender’s right, title and interest in and to the Rate Cap Collateral pledged by Borrower pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

(c)(i) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty such that it ceases to qualify as an “Approved Counterparty”, unless the Counterparty shall have posted collateral with Lender and obtained a Rating Agency Confirmation with respect thereto, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than thirty (30) calendar days following receipt of notice from Lender, Servicer or any other Person of such downgrade, withdrawal or qualification.

(ii) Provided that the outstanding principal balance of the Floating Rate Component has not previously been reduced to zero, no later than one (1) Business Day prior to the expiration of any Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender a Replacement Interest Rate Cap Agreement from an Approved Counterparty, which Replacement Interest Rate Cap Agreement shall be effective for the period commencing on the day immediately following the last day of the term of the Interest Rate Cap Agreement being replaced, and ending on the last day of (x) an Interest Period that ends no earlier than two (2) years after the effective date of such Replacement Interest Rate Cap Agreement, or (y) the Interest Period in which the Maturity Date occurs, whichever is earlier.

(d) In the event that Borrower fails to enter into and deliver to Lender the Interest Rate Cap Agreement as and when required hereunder, Lender may upon written notice to Borrower purchase the Interest Rate Cap Agreement on behalf of the Borrower and the actual cost incurred by Lender in purchasing the Interest Rate Cap Agreement shall upon written demand be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender and demand made until such cost is paid by Borrower to Lender. All amounts paid under such Interest Rate Cap Agreement shall be deposited in the Holding Account, and Borrower shall have the same rights hereunder with respect to such Interest Rate Cap Agreement that it had with respect to any Interest Rate Cap Agreement purchased directly by Borrower.

(e) Except as otherwise provided in this Agreement, Borrower shall not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in, any of the Rate Cap Collateral or any interest therein, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Lender, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

(f) Borrower shall not (i) without the prior written consent of Lender, modify, amend or supplement the terms of the Interest Rate Cap Agreement, (ii) without the prior written consent of Lender, except in accordance with the terms of the Interest Rate Cap Agreement, cause the termination of the Interest Rate Cap Agreement prior to its stated maturity date, (iii) without the prior written consent of Lender, except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap

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Agreement) under the Interest Rate Cap Agreement, (iv) without the prior written consent of Lender, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement, (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) to payment or (vii) fail to give prompt notice to Lender of any notice of default given by or to Borrower under or with respect to the Interest Rate Cap Agreement, together with a complete copy of such notice. If Borrower shall have received written notice that the Securitization shall have occurred, no consent by Lender provided for in this Section 9.3(f) shall be given by Lender unless Lender shall have received a Rating Agency Confirmation.

(g) In connection with an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an Opinion of Counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Lender and its successors and assigns may rely (the “Counterparty Opinion”), under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law, in a form approved by the Lender.

9.4 Powers of Borrower Prior to an Event of Default. Subject to the provisions of Section 9.3(a), provided no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise all rights, powers and privileges of Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement and the other Rate Cap Collateral.

9.5 Representations and Warranties. Borrower hereby covenants with, and represents and warrants to, Lender as follows:

(a) The Interest Rate Cap Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws generally affecting the enforcement of creditors’ rights and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) The Rate Cap Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents, and Borrower has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

(c) The Rate Cap Collateral has been duly and validly pledged hereunder. All consents and approvals required to be obtained by Borrower for the consummation of the transactions contemplated by this Agreement have been obtained.

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(d) Giving effect to the aforesaid grant and assignment to Lender, Lender has, as of the date of this Agreement, and as to Rate Cap Collateral acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral; provided that no representation or warranty is made with respect to the perfected status of the security interest of Lender in the proceeds of Rate Cap Collateral consisting of “cash proceeds” or “non-cash proceeds” as defined in the UCC except if, and to the extent, the provisions of Section 9-306 of the UCC shall be complied with.

(e) Except for financing statements filed or to be filed in favor of Lender as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral and Borrower shall not, without the prior written consent of Lender, until payment in full of all of the Obligations, execute and file in any public office, any enforceable financing statement or statements covering any or all of the Rate Cap Collateral, except financing statements filed or to be filed in favor of Lender as secured party.

9.6 Payments. If Borrower at any time shall be entitled to receive any payments with respect to the Interest Rate Cap Agreement, such amounts shall, immediately upon becoming payable to Borrower, be deposited by Counterparty into the Holding Account.

9.7 Remedies. Subject to the provisions of the Interest Rate Cap Agreement, if an Event of Default shall occur and then be continuing:

(a) Lender, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Cap Collateral (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Lender may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Rate Cap Collateral are being purchased for investment only, Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable law. If all or any of the Rate Cap Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Rate Cap Collateral. It is expressly agreed that Lender may exercise its rights with respect to less than all of the Rate Cap Collateral, leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize Lender’s right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral at a later time or times.

(b) Lender may exercise, either by itself or by its nominee or designee, in the name of Borrower, all of Lender’s rights, powers and remedies in respect of the Rate Cap Collateral, hereunder and under law.

(c) Borrower hereby irrevocably, in the name of Borrower or otherwise, authorizes and empowers Lender and assigns and transfers unto Lender, and constitutes and appoints Lender

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its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Borrower and in the name of Borrower, (i) to exercise and enforce every right, power, remedy, authority, option and privilege of Borrower under the Interest Rate Cap Agreement, including any power to subordinate or modify the Interest Rate Cap Agreement (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel the Interest Rate Cap Agreement), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in Lender the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to Lender in this Agreement, and Borrower further authorizes and empowers Lender, as Borrower’s attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Borrower and in the name of Borrower, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Borrower which in the opinion of Lender may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement, in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by Borrower thereunder or to enforce any of the rights of Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Borrower in respect of the Rate Cap Collateral to any other Person are hereby revoked.

(d) Lender may, without notice to, or assent by, Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations, in the name of Borrower or in the name of Lender, notify the Counterparty, or if applicable, any other counterparty to the Interest Rate Cap Agreement, to make payment and performance directly to Lender; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Borrower, or claims of Borrower, under the Interest Rate Cap Agreement; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Lender necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement; and execute any instrument and do all other things deemed necessary and proper by Lender to protect and preserve and realize upon the Rate Cap Collateral and the other rights contemplated hereby.

(e) Pursuant to the powers-of-attorney provided for above, Lender may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Lender shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on Lender’s rights with respect to the Rate Cap Collateral. Without limiting the generality of the foregoing, Lender, after the occurrence of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Borrower representing: (i) any payment of obligations owed pursuant to the Interest Rate Cap Agreement, (ii) interest accruing on any of the Rate Cap Collateral or (iii) any other payment or distribution payable in respect of the Rate Cap Collateral or any part thereof, and for and in the name, place and stead of Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral hereunder.

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(f) Lender may exercise all of the rights and remedies of a secured party under the UCC.

(g) Without limiting any other provision of this Agreement or any of Borrower’s rights hereunder, and without waiving or releasing Borrower from any obligation or default hereunder, Lender shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Cap Agreement to be performed or observed by Borrower to be promptly performed or observed on behalf of Borrower. All amounts advanced by, or on behalf of, Lender in exercising its rights under this Section 9.7(g) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Borrower to Lender upon demand and shall be secured by this Agreement.

9.8 Sales of Rate Cap Collateral. No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Borrower, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral following and during the continuance of an Event of Default, except that Lender shall give Borrower at least thirty (30) Business Days’ prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Lender shall not be obligated to make any sale of the Rate Cap Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Cap Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Lender (or its nominee or designee) may purchase any or all of the Rate Cap Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Rate Cap Collateral, public or private, Borrower shall pay all reasonable out-of-pocket costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Rate Cap Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Lender shall apply any residue to the payment of the Obligations in the order of priority as set forth in this Agreement.

9.9 Public Sales Not Possible. Borrower acknowledges that the terms of the Interest Rate Cap Agreement may prohibit public sales, that the Rate Cap Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. As a result, Borrower agrees that private sales of the Rate Cap Collateral shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

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9.10 Receipt of Sale Proceeds. Upon any sale of the Rate Cap Collateral by Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Lender or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

X. MAINTENANCE OF PROPERTY; ALTERATIONS

10.1 Maintenance of Property. Borrower shall keep and maintain, or cause to be kept and maintained, the Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste of any portion of the Property in any material respect. Borrower shall not remove or demolish any Improvement on the Property except as the same may be necessary in connection with an Alteration, a restoration in connection with a Taking or casualty, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

10.2 Conditions to Alteration. Provided that no Event of Default shall have occurred and be continuing hereunder, Borrower or Master Lessee, if permitted pursuant to the terms of the Master Lease, shall have the right, without Lender’s consent, to undertake any alteration, improvement, demolition or removal of any Individual Property or any portion thereof (any such alteration, improvement, demolition or removal, an “Alteration”) so long as (i) Borrower provides Lender with prior written notice of any Material Alteration, and (ii) such Alteration is undertaken in accordance with the applicable provisions of this Agreement and the other Loan Documents, is not prohibited by any relevant Operating Agreements and shall not, upon completion (giving credit to rent and other charges attributable to Subleases executed upon such completion), have a Material Adverse Effect on the value, use or operation of such Individual Property taken as a whole. Any Material Alteration shall be conducted under the supervision of an Architect and, in connection with any Material Alteration, Borrower shall deliver to Lender, for information purposes only and not for approval by Lender, detailed plans and specifications prepared or approved by such Architect, and cost estimates therefor as set forth in an Officer’s Certificate. Such plans and specifications may be revised at any time and from time to time by such Architect provided that material revisions of such plans and specifications are filed with Lender, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at such Individual Property and all materials used shall be in accordance with all applicable Legal Requirements and Insurance Requirements. For avoidance of doubt, the foregoing provisions of this Section 10.2 shall be satisfied in connection with any Alteration, whether such Alteration is undertaken by Borrower or Master Lessee.

10.3 Costs of Alteration. Notwithstanding anything to the contrary contained in this Article X, no Material Alteration or Alteration which when aggregated with all other Alterations (other than Material Alterations) then being undertaken by Borrower (exclusive of Alterations being directly paid for by Master Lessee or Tenants at the Property) exceeds the Threshold

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Amount, shall be performed by or on behalf of Borrower unless Borrower shall have delivered to Lender Cash and Cash Equivalents and/or a Letter of Credit as security in an amount not less than the estimated cost of the Material Alteration or the Alterations minus the Threshold Amount (as set forth in the Architect’s written estimate referred to above). Borrower shall deliver to Lender any security deposited by the Master Lessee for any Alteration under the Master Lease. In addition to payment or reimbursement from time to time of Borrower’s expenses incurred in connection with any Material Alteration or any such Alteration, the amount of such security shall be reduced on any given date to the Architect’s written estimate of the cost to complete the Material Alteration or the Alterations (including any retainages), free and clear of Liens, other than Permitted Encumbrances. Costs which are subject to retainage (which in no event shall be less than 5% in the aggregate with respect to each trade contract) shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Material Alteration or Alteration shall be made in conjunction with any restoration with respect to which Borrower shall be entitled to withdraw Proceeds pursuant to Section 6.2, the amount of the Cash and Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto need not exceed the aggregate cost of such restoration and such Material Alteration or Alteration (as estimated by the Architect), less the sum of the amount of any Proceeds which Borrower may be entitled to withdraw pursuant to Section 6.2 and which are held by Lender in accordance with Section 6.2. Payment or reimbursement of Borrower’s expenses incurred with respect to any Material Alteration or any such Alteration shall be accomplished upon the terms and conditions specified in Section 6.2.

At any time after substantial completion of any Material Alteration or any such Alteration in respect of which Cash and Cash Equivalents and/or a Letter of Credit is deposited pursuant hereto, the whole balance of any Cash and Cash Equivalents so deposited by Borrower with Lender and then remaining on deposit (together with earnings thereon), as well as all retainages, may be withdrawn by Borrower and shall be paid by Lender to Borrower, and any other Cash and Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Borrower, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer’s Certificate, and signed also (as to the following clause (a)) by the Architect, setting forth in substance as follows:

(a) that the Material Alteration or Alteration in respect of which such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects substantially in accordance with any plans and specifications therefor previously filed with Lender under Section 10.2 and that, if applicable, a certificate of occupancy has been issued with respect to such Material Alteration or Alteration by the relevant Governmental Authority(ies) or, if not applicable, that a certificate of occupancy is not required; and

(b) that, to the knowledge of the certifying Person, all amounts which Borrower is or may become liable to pay in respect of such Material Alteration or Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 7.3 and that, except to the extent of such contests, lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations or Alterations (or such waivers are not customary and reasonably obtainable by prudent owners in the area where the Property is located).

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XI. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

11.1 Books and Records. Borrower shall keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Property and the business and affairs of Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation of the Property and in connection with any services, equipment or furnishings provided by Borrower in connection with the operation of the Property, in accordance with GAAP and the requirements of Regulation AB. Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Borrower relating to the operation of the Property and to make such copies or extracts thereof as Lender may reasonably require.

11.2 Financial Statements.

11.2.1 Monthly Reports. Commencing with the month ending April 30, 2012, not later than thirty (30) days following the end of such month and each calendar month thereafter, Borrower shall, or shall cause Master Lessee or Asset Manager to, deliver to Lender the following with respect to such month and each subsequent calendar month:

(A) Monthly income statements (including sales) and determinations of Portfolio Four-Wall EBITDAR in respect of all of the Individual Properties in the aggregate, as well as for each Concept and, to the extent available to Borrower, each Third Party Brand, for such month, for the corresponding month of the previous Fiscal Year and for the Fiscal Year to date and for the corresponding period of the prior Fiscal Year; and

(B) internally prepared, unaudited financial statements of Borrower for such month and, to the extent available, the Fiscal Year to date, which financial statements shall include, to the extent available, a comparison with the results for the corresponding month of the prior Fiscal Year and for the corresponding period of the prior Fiscal Year; and

(C) internally prepared, unaudited financial statements of Master Lease Guarantor for such month and the Fiscal Year to date, which financial statements shall include a comparison with the results for the corresponding month of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and

(D) commencing with the first Annual Budget required to be delivered hereunder, monthly budget performance reports with respect to the Master Lease Annual Budget and the Asset Manager Annual Budget showing a comparison of performance of the Borrower and the Property to the Annual Budget for such month and the Fiscal Year to date, which budget performance reports shall include, to the extent an Annual Budget was delivered in respect of the prior Fiscal Year, a comparison with the results for the corresponding month of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and

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(E) a calculation of the Lease Coverage Ratio, Master Lease Variable Additional Rent and Master Lease Scheduled Additional Rent for such month or as of the end of such month, as applicable.

Such statements and reports for each month shall be accompanied by an Officer’s Certificate (or, in the case of income statements and calculations of Portfolio Four-Wall EBITDAR, a Master Lessee Officer’s Certificate) certifying to the best of the signer’s knowledge, that (A) such statements fairly represent the financial condition and results of operations of Borrower or the Property, as applicable, (B) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Event of Default and the action then being taken or proposed to be taken to remedy such Event of Default, (C) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower, Master Lessee or any Individual Property or Properties in which the amount involved not covered by insurance is greater than $500,000, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof. Notwithstanding the foregoing, Borrower shall, or shall cause Master Lessee or Asset Manager to, deliver promptly to Lender reports detailing any non-recurring charges of Borrower or Master Lessee including, among other things, any charges assessed under any Operating Agreement.

11.2.2 Quarterly Reports. Commencing with the Fiscal Quarter ending June 30, 2012, not later than sixty (60) days following the end of such Fiscal Quarter and not later forty-five (45) days following the end of each subsequent Fiscal Quarter, Borrower shall, or shall cause Master Lessee or Asset Manager to, deliver to Lender the following:

(A) quarterly income statements (including sales) and determinations of Portfolio Four-Wall EBITDAR in respect of all of the Individual Properties in the aggregate, as well as for each Concept and, to the extent available to Borrower, each Third Party Brand, for such quarter, for the corresponding quarter of the previous Fiscal Year and for the Fiscal Year to date and for the corresponding period of the prior Fiscal Year; and

(B) internally prepared, unaudited financial statements of Borrower for such quarter and, to the extent available, the Fiscal Year to date, which financial statements shall include, to the extent available, a comparison with the results for the corresponding quarter of the prior Fiscal Year and for the corresponding period of the prior Fiscal Year; and

(C) internally prepared, unaudited financial statements of Master Lease Guarantor for such quarter and the Fiscal Year to date, which financial statements shall include a comparison with the results for the corresponding quarter of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; provided that such financial statements of the Master Lease Guarantor shall be required only in respect the first three (3) Fiscal Quarters of each Fiscal Year; and

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(D) commencing with the first Annual Budget required to be delivered hereunder, quarterly budget performance reports with respect to the Master Lease Annual Budget and the Asset Manager Annual Budget showing a comparison of performance of the Borrower and the Property to the Annual Budget for such quarter and the Fiscal Year to date, which budget performance reports shall include, to the extent an Annual Budget was delivered in respect of the prior Fiscal Year, a comparison with the results for the corresponding quarter of the prior Fiscal Year and a comparison of the Fiscal Year to date results with the results for the same period of the prior Fiscal Year; and

(E) a calculation of the Lease Coverage Ratio, Master Lease Variable Additional Rent and Master Lease Scheduled Additional Rent for such quarter or as of the end of such quarter, as applicable.

Such statements and reports for each quarter shall be accompanied by an Officer’s Certificate (or, in the case of income statements and calculations of Portfolio Four-Wall EBITDAR, a Master Lessee Officer’s Certificate) certifying to the best of the signer’s knowledge, that (A) such statements fairly represent the financial condition and results of operations of Borrower or the Property, as applicable, (B) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Event of Default and the action then being taken or proposed to be taken to remedy such Event of Default, (C) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower, Master Lessee or any Individual Property or Properties in which the amount involved not covered by insurance is greater than $500,000, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

11.2.3 Annual Reports. Not later than one-hundred twenty (120) days after the end of each Fiscal Year of Borrower’s operations (commencing with the Fiscal Year ending on December 31, 2012), Borrower shall, or shall cause Master Lessee or Asset Manager to, deliver to Lender:

(A) An income statement (including sales) and determination of Portfolio Four-Wall EBITDAR in respect of all of the Individual Properties in the aggregate, as well as for each Concept and, to the extent available to Borrower, each Third Party Brand, for such Fiscal Year and for the prior Fiscal Year; and

(B) audited financial statements for Borrower and audited financial statements for Master Lease Guarantor for such Fiscal Year certified by an Independent Accountant in accordance with GAAP and the requirements of Regulation AB, each accompanied by an opinion of the applicable Person’s auditors, which report and opinion shall be prepared in accordance with generally accepted auditing standards; and

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(C) an unaudited, internally prepared statement of Borrower’s net income for the Fiscal Year and for the fourth fiscal quarter thereof stating in comparative form the figures for the previous Fiscal Year (for each Fiscal Year after Fiscal Year 2013) and the fourth fiscal quarter of the previous Fiscal Year (for each Fiscal Year after Fiscal Year 2012); and

(D) a calculation of the Lease Coverage Ratio, Master Lease Variable Additional Rent and Master Lease Scheduled Additional Rent for such Fiscal Year.

Such annual financial statements and reports shall also be accompanied by an Officer’s Certificate (or in the case of income statements and calculations of Portfolio Four-Wall EBITDAR with respect to the Property, a Master Lessee Officer’s Certificate) in the form required pursuant to Section 11.2.1.

Notwithstanding the foregoing, the obligations in Section 11.2.2(C) and 11.2.3(B) with respect to delivery of Master Lease Guarantor financial statements may be satisfied by furnishing (A) the applicable financial statements of Guarantor (or any direct or indirect parent of Guarantor) or (B) Master Lease Guarantor’s or Guarantor’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of the preceding clauses (A) and (B), (i) to the extent such information relates to Guarantor (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Guarantor (or such parent), on the one hand, and the information relating to Master Lease Guarantor on a stand-alone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 11.2.3(B), such materials are accompanied by a report and opinion of such Person’s auditors, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

11.2.4 Disclosure Restrictions. Notwithstanding anything to the contrary contained in this Article XI, unless such information is otherwise disclosed publicly by Borrower, Borrower shall not be required to deliver financial information hereunder to Lender to the limited extent and only during any such period that any applicable federal or state securities laws or regulations promulgated thereunder (a) expressly prohibit such delivery or (b) permit such delivery to be made to Lender only when also disclosed publicly.

11.2.5 Capital Expenditures Summaries. Borrower shall, or shall cause Master Lessee to, within ninety (90) days after the end of each calendar year during the term of the Note, deliver to Lender an annual summary of any and all capital expenditures made at the Property during the prior twelve (12) month period.

11.2.6 Master Lease. Without duplication of any other provision of this Agreement or any other Loan Documents, Borrower shall or shall, cause Master Lessee to, deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all reports prepared by Master Lessee pursuant to the Master Lease, including, without limitation, the Master Lease Annual Budget and any inspection reports.

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11.2.7 Annual Budget; Operating Agreement Annual Budgets.

(a) Borrower shall or shall cause Master Lessee or Asset Manager to, deliver to Lender the Annual Budget for Lender’s review not more than ninety (90) days after the end of each Fiscal Year. Borrower shall or shall cause Master Lessee or Asset Manager to, deliver to Lender any proposed modifications to the Annual Budget for its review. The Master Lease Annual Budget and any proposed modifications thereto shall not be subject to Lender’s approval; provided, upon the occurrence and during the continuance of an Event of Default, Lender shall have the same right to exercise any right of approval that Borrower may have to approve the Master Lease Annual Budget under the Master Lease, subject to any constraints in the Master Lease, in its sole and absolute discretion. All line items of the Asset Manager Annual Budget (other than any costs or expenses relating to any Property to be paid by the Master Lessee under the Master Lease, or by the Tenant under any Affiliated Subleases, Unaffiliated Sublease, Specified Prior Sublease or Leaseable Building Pad) shall be subject to Lender’s review and approval, not to be unreasonably withheld, conditioned or delayed. Lender hereby acknowledges that it has approved the budget and asset management fees delivered prior to the Closing Date with respect to services performed under the Asset Management Agreement and agrees that until such time as it has reviewed and approved an Asset Manager Annual Budget, it shall not unreasonably withhold its consent to any costs or expenses being treated as Approved Expenses to the extent Lender’s approval hereunder would be required thereto as part of any Asset Manager Annual Budget (it being understood and agreed that Lender’s consent shall not be required for (i) payment of any costs or expenses not within the control of Borrower such as Real Estate Impositions, utility and fuel costs, franchise and other taxes or (ii) with respect to other recurring costs and expenses, up to the amount approved by Lender in the prior year’s Asset Manager Annual Budget).

(b) Borrower shall or shall cause Master Lessee to deliver to Lender the annual budget and any modifications thereto under any Operating Agreement for Lender’s review, but not approval, prior to Borrower’s or Master Lessee’s approval of any such annual budget or modification. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default and if there is a Master Lease Tenant Default, Lender shall have the right to exercise any right of approval that Borrower may have to approve the annual budgets and any amendments thereto under any Operating Agreements subject to any constraints in the Operating Agreement in question, in its sole and absolute discretion.

(c) With respect to each Fiscal Year in which a Required Tax Distribution Amount is disbursed under clause (x) of Section 3.1.6(a), within five (5) Business Days following the filing of the federal income tax return of the Guarantor Group for such Fiscal Year, Borrower shall deliver to Lender an Officer’s Certificate reconciling the amount of such disbursement to the actual Required Tax Distribution Amount calculated based on such filed federal income tax return (and, in the event that such reconciliation shows that disbursements to Borrower under clause (x) of Section 3.1.6(a) exceeded the actual Required Tax Distribution Amount for such Fiscal Year, Borrower shall promptly deposit an amount equal to such excess disbursement in the Master Lease Rent Shortfall Reserve Account) together with a copy of the filed federal income tax return. With respect to each Fiscal Year in which a Required Tax Distribution Amount is not disbursed under clause (x) of Section 3.1.6(a), Borrower shall deliver to Lender copies of all filed federal income tax returns promptly upon request.

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(d) In the event that Lender fails to respond within ten (10) Business Days of receipt of any request for Lender’s approval or consent pursuant to this Section 11.2.7, Borrower may deliver to Lender a second request in an envelope or under cover of a letter marked “URGENT” and including a legend in bold typeface that Lender’s failure to grant or deny the requested consent within ten (10) Business Days of the receipt thereof will result in the requested consent being deemed to have been granted. If Lender fails to respond to such second request within ten (10) Business Days of its receipt thereof, Lender’s consent to such request shall be deemed granted.

11.2.8 Other Information. Borrower shall, promptly after written request by Lender or, if a Securitization shall have occurred, the Rating Agencies, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such reasonable additional information as may be reasonably requested with respect to the Property, Borrower, Master Lessee, Master Lease Guarantor or Guarantor.

Without limiting the generality of the foregoing, if reasonably request by the Lender, Borrower shall promptly provide Lender (or any issuer or sponsor of a Securitization) with any financial statements or financial, statistical, operating or other information as Lender shall reasonable determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or any other Legal Requirements in connection with any offering circular or other disclosure document, any filing under the Exchange Act or any report required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements or as shall otherwise be reasonably requested by Lender (or any issuer or sponsor of a Securitization).

11.2.9 Confidentiality. Lender agrees to (i) use all sales reports and other financial performance and financial results information pertaining to any Individual Property delivered to Lender on or after the date hereof, and any other proprietary information delivered to Lender on or after the date hereof pursuant to this Agreement (provided that any such other proprietary information is clearly marked by Borrower as confidential or, if provided by the Master Lessee or its Affiliates under the Master Lease, marked by Master Lessee as confidential) (collectively, “Proprietary Information”) solely for purposes of its ownership of its interest in the Loan and shall not use such information obtained in its capacity as lender in a manner to compete with Borrower or Master Lessee or Master Lease Guarantor in the business of the ownership and operation of restaurant properties similar to the Property and (ii) keep confidential all Proprietary Information; provided that nothing herein shall prevent any Lender from disclosing any such information (a) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (b) [reserved], (c) to any Rating Agency, underwriter or NRSRO; provided (i) each Rating Agency or underwriter to which such information is disclosed has executed its usual and customary confidentiality agreement and (ii) any NRSRO desiring access to any secured website containing such information shall, as a condition to its access to, have either furnished to the Securities and Exchange Commission the certification required under Rule 17g-5(e) of the Exchange Act or be required to agree to (or “click through”) such website’s confidentiality provisions, (d) to any actual or prospective investor in the Loan or any Mezzanine Loan, any actual or prospective assignee of the Loan or any Mezzanine Loan, or beneficial interests in the Loan or any Mezzanine Loan, including investors in Securities, any actual or prospective participant in the Loan or any Mezzanine Loan,

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subject to an agreement to comply with the provisions of this Section 11.2.9, (e) upon the request or demand of any Governmental Authority (including without limitation, any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of Lender’s business or that of its Affiliates in connection with the exercise of such authority or claimed authority) or as may otherwise be required pursuant to any Legal Requirement, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) that was already known to Lender or any of its Affiliates prior to Borrower’s disclosure to Lender; (i) that is independently developed, discovered or arrived at by Lender or any of its Affiliates without reference to the Proprietary Information, or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

XII. ENVIRONMENTAL MATTERS

12.1 Representations. Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Lender (the “Environmental Reports”), (i) Borrower has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to Borrower’s knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to Borrower’s knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Borrower; and (v) to Borrower’s knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Borrower.

12.2 Covenants.

12.2.1 Compliance with Environmental Laws. Subject to Borrower’s right to contest under Section 7.3, Borrower covenants and agrees with Lender that it shall comply with all Environmental Laws. If at any time during the continuance of the Lien of the Security Instrument, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an “Environmental Event”), Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Lender. Within thirty (30) days after Borrower has knowledge of the occurrence of an Environmental Event, Borrower shall deliver to Lender an Officer’s Certificate

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(an “Environmental Certificate”) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Borrower shall promptly provide Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Borrower in connection with any Environmental Law. For purposes of this paragraph, the term “notice” shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Borrower with such Environmental Laws. If the Security Instrument is foreclosed, Borrower shall deliver the Property in compliance with all applicable Environmental Laws.

12.2.2 Lead Based Paint, Asbestos and O&M Plans.

(a) If prior to the date hereof, it was determined that any Individual Property contains exposed paint containing more than 0.5% lead by dry weight (“Lead Based Paint”) in excess of de minimis quantities, Borrower shall prepare an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”) if one does not already exist, or if at any time hereafter, exposed Lead Based Paint is identified as being present on the Property in excess of de minimis quantities, Borrower agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, reasonably acceptable to Lender.

(b) If prior to the date hereof, it was determined that any Individual Property contains asbestos or asbestos-containing material (“Asbestos”), Borrower shall prepare an assessment report describing the location and condition of the Asbestos (an “Asbestos Report”) if one does not already exist, or if at any time hereafter, potentially Asbestos containing material is identified as being present on the Property, Borrower agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause to be prepared an Asbestos Report prepared by an expert, and in form, scope and substance, acceptable to Lender.

(c) If it has been, or if at any time hereafter it is, determined that any Individual Property contains Lead Based Paint or Asbestos, on or before thirty (30) days following the date of such determination, Borrower shall, at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations and maintenance plan for the Lead Based Paint and/or Asbestos, as applicable, on such Individual Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Lender (together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the “O&M Plan”), and if an O&M Plan has been prepared prior to the date hereof, Borrower agrees to diligently carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Law.

12.3 Environmental Reports. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or any Event of Default, Lender shall have the right to have its consultants perform an environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Lender and may include a visual survey, a

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record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Lender may reasonably require due to the results obtained from the foregoing. Borrower grants Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Borrower to Lender upon demand and shall be secured by the Lien of the Security Instrument. Lender shall not unreasonably interfere with, and Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Borrower’s, Master Lessee’s, any Tenant’s or other occupant’s operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Lender shall not be deemed to be exercising any control over the operations of Borrower or the handling of any environmental matter or hazardous wastes or substances of Borrower for purposes of incurring or being subject to liability therefor.

12.4 Environmental Indemnification. Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or out-of-pocket expenses whatsoever (including reasonable attorneys’ fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any Release, Threat of Release or the presence of any Hazardous Materials affecting the Property; and (d) the presence at, in, on or under, or the Release or Threat of Release at or from, the Property of any Hazardous Materials, whether or not such condition was known or unknown to Borrower. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender’s notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower’s expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Borrower’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from any Indemnified Party’s gross negligence or willful misconduct.

12.5 Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document, the indemnification provided in Section 12.4 shall be fully recourse to Borrower and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created by the Security Instrument, and/or the conveyance of title to the Property to Lender or any purchaser or designee in connection with a foreclosure of the Security Instrument or conveyance in lieu of foreclosure.

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XIII. THE OPERATING AGREEMENTS

13.1 Operating Agreement Representations, Warranties. Borrower hereby represents and warrants as follows:

(a) the Operating Agreements to which Borrower is a party or is bound are in full force and effect and Borrower has not waived, canceled or surrendered any of its rights thereunder;

(b) none of the Contemplated Transactions in any case: (1) requires the consent or approval of or notice to any party to any Operating Agreement, other than consents obtained prior to the date hereof and notices delivered prior to or on the date hereof or (2) will constitute a default under any Operating Agreement;

(c) none of the Operating Agreements requires the continued use of any Individual Property (i) under any designated trade name or (ii) for any single designated required use (other than use categories such as restaurant uses consistent with a shopping center or similarly broad categories that would not have a Material Adverse Effect);

(d) all sums, charges, fees, costs, expenses, rent, additional rent, common charges, common area maintenance charges and other charges or assessments reserved in or payable under the Operating Agreements, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities, are current (except for any of the same which are being contested in accordance with Section 7.3), and no Lien (other than the Permitted Encumbrances) with respect thereto has attached on any Individual Property (or threat thereof been made in writing) for failure to pay any of the foregoing;

(e) Borrower has not delivered or received any notices of default under any of the Operating Agreements and is not in default under any material terms of any of the Operating Agreements;

(f) To the best of Borrower’s knowledge, no party to any Operating Agreement is in default under any of the terms of any of the Operating Agreements and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute a default under any terms of any of the Operating Agreements by any such party that would have a Material Adverse Effect;

(g) Borrower has delivered to Lender a true, accurate and complete copy of each of the Operating Agreements;

(h) All material construction obligations of Borrower or its Affiliates under all Operating Agreements have been satisfied in all material respects; and

(i) To Borrower’s knowledge, all easements granted pursuant to any Operating Agreement which were to have survived the site preparation and completion of construction, remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise, except to the extent it would not be expected to result in a Material Adverse Effect.

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13.2 Cure by Lender. In the event of a default by Borrower in the performance of any of its obligations under any Operating Agreement beyond any applicable notice and cure periods therein, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every such case, Lender may, at its option, cause the default or defaults to be remedied and otherwise exercise any and all rights of Borrower thereunder in the name of and on behalf of Borrower. Borrower shall, on demand, reimburse Lender for all advances made and reasonable out-of-pocket expenses incurred by Lender in curing any such default (including, without limitation, reasonable attorneys’ fees and disbursements), together with interest thereon computed at the Default Rate from the tenth (10th) day after that such advance is made to and including the date the same is paid to Lender.

13.3 [Reserved]

13.4 Operating Agreement Covenants.

13.4.1 Waiver of Interest In REAs. In the event any of the REAs shall be terminated by reason of a default thereunder by Borrower, and Lender shall require that the related parties to the REAs grant new easement rights and interests, Borrower hereby waives any right, title and interest in and to the new easement rights, waiving all rights of redemption now or hereafter operable under any law.

13.4.2 No Election to Terminate. Borrower shall not elect to treat any of the Operating Agreements as terminated, canceled or surrendered pursuant to the applicable provisions of the Bankruptcy Code (including, without limitation, Section 365(h)(1) thereof) without Lender’s prior written consent in the event a bankruptcy of any party to an Operating Agreement. In addition, to the extent not prohibited by applicable law, Borrower shall, in the event of a bankruptcy of any party to an Operating Agreement, reaffirm and ratify the legality, validity, binding effect and enforceability of such Operating Agreement and shall remain in possession of the Property and the other rights granted pursuant to the Operating Agreements, notwithstanding any rejection thereof by any party to any Operating Agreement, or any trustee, custodian or receiver.

13.4.3 Notice Prior to Rejection. Borrower shall give Lender not less than thirty (30) days prior written notice of the date on which Borrower shall apply to any court or other governmental authority for authority and permission to reject an Operating Agreement in the event that there shall be filed by or against Borrower any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect and if Borrower determines to reject an Operating Agreement. Lender shall have the right, but not the obligation, to serve upon Borrower within such thirty (30) day period a notice stating that (i) Lender demands that Borrower assume and assign such Operating Agreement to Lender subject to and in accordance with the Bankruptcy Code, and (ii) Lender covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by Lender and of future performance under such Operating Agreement. If Lender serves upon Borrower the notice described above, Borrower shall not seek to reject such Operating Agreement and shall comply with the demand provided for clause (i) above within fifteen (15) days after the notice shall have been given by Lender.

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13.4.4 Lender Right to Perform. During the continuance of an Event of Default, Lender shall have the right, but not the obligation, (i) to perform and comply with all obligations of Borrower under the Operating Agreements without relying on any grace period provided therein, (ii) to do and take, without any obligation to do so, such actions as Lender deems necessary or desirable to prevent or cure any default by Borrower under the Operating Agreements, including, without limitation, any act, deed, matter or thing whatsoever that Borrower may do in order to cure a default under the Operating Agreements and (iii) subject to the terms of the Operating Agreement, to enter in and upon the Property or any part thereof to such extent and as often as Lender deems necessary or desirable in order to prevent or cure any default of Borrower under the Operating Agreements. Borrower shall, within five (5) Business Days after written request is made therefor by Lender, execute and deliver to Lender or to any party designated by Lender, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Lender pursuant to this Section or as may otherwise be required by Lender.

13.4.5 Lender Attorney in Fact. In the event of any arbitration under or pursuant to any Operating Agreement in which Lender elects to participate, Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest) to exercise, during the continuance of an Event of Default, all right, title and interest of Borrower in connection with such arbitration, including, without limitation, the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Borrower and Lender. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with such arbitration and the settlement thereof shall be borne solely by Borrower, including, without limitation, reasonable attorneys’ fees and disbursements. Nothing contained in this Section shall obligate Lender to participate in any such arbitration.

13.4.6 Payment of Sums Due Under Operating Agreements. Subject to Section 7.3, Borrower shall pay all rent, additional rent, common charges, common area maintenance charges and other charges or assessments reserved in or payable by Borrower under the Operating Agreements on or prior to the due date thereof.

13.4.7 Performance of Covenants. Borrower shall promptly perform and observe in all material respects all of the terms, covenants and conditions required to be performed and observed by Borrower under the Operating Agreements, the breach of which by Borrower could permit any party to an Operating Agreement validly to terminate such Operating Agreement (including, without limitation, all payment obligations), shall do all things commercially reasonable to preserve and to keep unimpaired its rights under the Operating Agreements, shall not waive, excuse or discharge any of the material obligations of any party to the Operating Agreements without Lender’s prior written consent in each instance except as otherwise permitted herein, and shall diligently and continuously enforce the material obligations of the parties to the Operating Agreements to which Borrower is a party except in any such case where same would not have a Material Adverse Event.

13.4.8 Reserved.

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13.4.9 No Modification or Termination. (a) Borrower shall not, except with the prior written consent of Lender, not to be unreasonably withheld, (i) institute any action or proceeding for partition of any Individual Property or any common areas under any REA or the Common Elements or any Condominium Units under any Condominium Documents, (ii) materially modify or amend or vote for or consent to any material modification of or amendment to any Operating Agreement except in the case of an amendment or modification to an REA where the same would not have a Material Adverse Effect or except as otherwise expressly permitted herein, or, (iii) in the event of damage to or destruction of a Condominium Property, the Common Elements, or any of the Condominium Units, vote in opposition to a motion to repair, restore or rebuild the same unless and for so long as such Individual Property is the subject of a valid Property Release Notice which results in the release of such Individual Property.

(b) Borrower shall not vote for, agree to or acquiesce in any cancellation, termination or surrender of any Operating Agreement without the prior written consent of Lender except in the case of an REA to the extent it would not be expected to result in a Material Adverse Effect or except as otherwise expressly permitted herein. Any agreement to which Borrower or its Affiliates is a party whereby any of the Operating Agreements is terminated or the Property is withdrawn therefrom in violation of the immediately preceding sentence shall constitute a Transfer prohibited under this Agreement.

13.4.10 Notices of Default. Borrower shall deliver to Lender copies of any written notice of default by any party under the Operating Agreements, or of any written notice from any party to any of the Operating Agreements of its intention to terminate such Operating Agreement or to re-enter and take possession of any portion of the Property, immediately upon delivery or receipt of such notice, as the case may be.

13.4.11 Delivery of Information. Borrower shall promptly furnish to Lender copies of such information and evidence as Lender may reasonably request concerning Borrower’s due observance, performance and compliance with the terms, covenants and conditions of the Operating Agreements.

13.4.12 No Subordination. Borrower shall not consent to the subordination of the Operating Agreements to any mortgage or other lease of the fee interest in any portion of the Property unless it receives a recognition and non-disturbance agreement.

13.4.13 Further Assurances. Borrower, at its sole cost and expense, shall execute and deliver to Lender, within five (5) Business Days after request, such documents, instruments or agreements as may be reasonably required to permit Lender to cure any default under the Operating Agreements.

13.4.14 Estoppel Certificates. Borrower shall use commercially reasonable efforts to obtain and deliver to Lender within thirty (30) days after written demand by Lender, an estoppel certificate in the applicable form attached hereto from and parties to the Operating Agreements designated by Lender setting forth (i) the name of the parties thereunder, (ii) that the Operating Agreement is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the

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date to which all rent, additional rent, common charges, common area maintenance charges and other charges or assessments reserved in or payable under the Operating Agreements have been paid thereunder, (iv) whether there are any alleged defaults of the lessee under the Operating Agreements and, if there are, setting forth the nature thereof in reasonable detail and (v) if any party under the Operating Agreements shall be in default, the default, provided, that unless an Event of Default exists, Lender shall not request an REA estoppel certificate prior to the first (1st) anniversary of the Loan Closing and thereafter not more than once in any twelve (12) month period.

13.4.15 Common Area/Common Elements Insurance. Borrower shall use commercially reasonable efforts to cause the parties to the Operating Agreements to maintain the insurance required to be maintained by such parties thereunder and to deliver any insurance proceeds payable to Borrower under such Operating Agreements to be delivered to Lender. Without limitation of Borrower’s obligations under Section 6.1, in the event any party to any Operating Agreement fails to maintain any insurance coverage required in any Operating Agreement and the failure would reasonably be expected to have a Material Adverse Effect, Borrower shall obtain such insurance coverage to satisfy such requirement.

13.5 Lender Right to Participate. Lender shall have the right, but not the obligation, to proceed in respect of any claim, suit, action or proceeding relating to the rejection of the Operating Agreements by any party to any Operating Agreement, including, without limitation, the right to file and prosecute any and all proofs of claims, complaints, notices and other documents in any case in respect of or any party to any Operating Agreement under and pursuant to the Bankruptcy Code.

13.6 No Liability. Lender shall have no liability or obligation under the Operating Agreements by reason of its acceptance of the Security Instrument, this Agreement and the other Loan Documents. Lender shall be liable for the obligations of the lessee arising under the Operating Agreements for only that period of time during which Lender is in possession of the portion of the Property covered by said Operating Agreement or has acquired, by foreclosure or otherwise, and is holding all of Borrower’s right, title and interest therein.

XIV. SECURITIZATION AND PARTICIPATION

14.1 Sale of Note and Securitization. Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein (“Participations”), or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (“Securities”), secured by or evidencing ownership interests in the Note and this Agreement (such sale, issuance of Participations and/or issuance of Securities, a “Securitization”). At the request of Lender and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Securitization, including using reasonable efforts to do (or cause to be done) the following, at Borrower’s sole cost and expense, but (i) Borrower shall not be required to incur, suffer or accept (except to a de minimis extent) any lesser rights or greater obligations or potential liabilities, or any more restrictive covenants, conditions or events of default, than as currently set forth in the Loan Documents except, after an Event of Default, any increase in the

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weighted average interest rate of the Note that may result after certain prepayments of the Loan have been made and applied in accordance with the terms hereof, and (ii) nothing contained in this Section 14.1, shall result in any economic change or other material adverse change in the transaction contemplated by the Security Instrument or the Loan Documents (unless Borrower is made whole by the holder of the Note) or result in any operational changes that are unduly burdensome to the Property or Borrower. In connection with this Section 14.1, Borrower shall:

(a) Provided Information. (i) Provide such financial and other information (but not projections) with respect to the Property, Borrower, Master Lessee, HoldCo, Guarantor and Master Lease Guarantor to the extent such information is reasonably available to Borrower, (ii) provide business plans (but not projections) and budgets relating to the Property, to the extent prepared by the Borrower or Master Lessee and (iii) cooperate with the holder of the Note (and its representatives) in obtaining such site inspection, appraisals, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or reasonably requested by the Rating Agencies (all information provided pursuant to this Section 14.1 together with all other information heretofore provided to Lender in connection with the Loan, as such may be updated, at Lender’s request, in connection with a Securitization, or hereafter provided to Lender in connection with the Loan or a Securitization (including, without limitation, in connection with any ongoing reporting requirements imposed with respect to a Securitization or upon Lender (or any issuer or sponsor of a Securitization) by applicable Legal Requirements or in connection with the monitoring or maintenance of the ratings of any Securities by Rating Agencies), being herein collectively called the “Provided Information”);

(b) Opinions of Counsel. Cause to be rendered such customary updates or customary modifications to the Opinions of Counsel delivered at the closing of the Loan as may be reasonably requested by the holder of the Note or the Rating Agencies in connection with the Securitization, including without limitation, true lease, non-consolidation opinions and 10b-5 opinions. Borrower’s failure to deliver or cause to be delivered the opinion updates or modifications required hereby within twenty (20) Business Days after written request therefor shall constitute an “Event of Default” hereunder;

(c) Modifications to Loan Documents. Execute such amendments to the Security Instrument and Loan Documents as may be reasonably requested by Lender or the Rating Agencies in order to achieve the required rating or to effect the Securitization (including, without limitation, modifying the Payment Date and modifying the commencement and expiration of the Interest Period, in each case, to dates other than as originally set forth herein);

(d) Cooperation with Rating Agencies. (i) At Lender’s request, meet with representatives of the Rating Agencies at reasonable times to discuss the business and operations of the Property, and (ii) cooperate with the reasonable requests of the Rating Agencies in connection with the Property. Until the Obligations are paid in full, Borrower shall provide the Rating Agencies with all financial reports required hereunder and such other information as they shall reasonably request, including copies of any default notices or other material notices delivered to and received from Lender hereunder, to enable them to continuously monitor the creditworthiness of Borrower and to permit an annual surveillance of the implied credit rating of the Securities; and

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(e) Regulatory Compliance. Supply to Lender such documentation, financial statements and reports in form and substance required for Lender or any issuer or sponsor of a Securitization to comply with Regulations S-X and AB of the federal securities laws, if applicable.

14.2 Securitization Financial Statements. Borrower acknowledges that all Provided Information delivered by Borrower to Lender pursuant to Article XI may, at Lender’s option, be delivered to the Rating Agencies.

14.3 Regulation AB Information. Borrower shall furnish to Lender upon request the financial statements required under Item 1112(b)(2) of or otherwise by Regulation AB and meeting the requirements thereof. Such financial data or financial statements shall be furnished to Lender (a) within ten (10) Business Days after notice from Lender in connection with the preparation of disclosure documents for the securitization, (b) not later than forty-five (45) days after the end of each fiscal quarter of Borrower and (c) not later than one hundred twenty (120) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (b) or (c) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the securitization is not required. If requested by Lender, Borrower shall furnish, or shall cause Master Lessee and/or Master Lease Guarantor to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB for Master Lessee and/or Master Lease Guarantor.

14.4 Retention of Servicer and other Parties; Trust Fund Expenses. Lender reserves the right to retain the Servicer (including primary, master and special), operating advisor, trustee, certificate administrator, trust advisor and other similar parties in connection with the origination and Securitization of the Loan; provided that Borrower shall have reasonable approval rights over the initial designation of such parties as of the Closing Date (but will not have any approval rights over any replacements or substitutions of any such parties occurring after the Closing Date). Borrower shall pay to Lender, or reimburse Lender for, all Trust Fund Expenses arising with respect to the related trust fund; provided, however, that Borrower shall not be liable to pay for Trust Fund Expenses to the extent they result from the gross negligence or willful misconduct of Lender, Servicer, or any special servicer, trustee, operating advisor or certificate administrator.

14.5 Information for an Issuer or Sponsor of a Securitization. Borrower acknowledges and agrees that any information that may be requested by Lender in order to comply with Legal Requirements applicable to the Securitization may also be requested by, and shall be provided to, the issuer or sponsor of such Securitization if such information is required by such issuer or sponsor to comply with Legal Requirements associated with such Securitization applicable to such issuer or sponsor.

XV. ASSIGNMENTS AND PARTICIPATIONS

15.1 Assignments and Participations. In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any

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of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects. Except as expressly permitted herein, Borrower may not assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

15.2 Register. Servicer (or in the case of assignments to participants, the applicable Lender), as non-fiduciary agent of Borrower, shall maintain a record within the meaning of U.S. Treasury Regulation 5f.103-1(c) that identifies each owner (including successors, assignees and participants) of an interest in the Loan, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”) and shall record all transfers of an interest in the Loan, including each assignment and participation, in the Register. The parties intend for the Loan to be in registered form for tax purposes and to the extent of any conflict with this Section 15.2, this Section 15.2 shall be construed in accordance with that intent.

XVI. RESERVE ACCOUNTS

16.1 Tax Reserve Account. On the Closing Date, Borrower shall deposit or cause to be deposited with or on behalf of Lender the amount set forth in Section 3.1.5 for deposit into the Tax Reserve Account. On each Payment Date, Borrower shall deposit or cause to be deposited into the Tax Reserve Account (which deposit may be effected by the transfers contemplated under Section 3.1.6(a) on or before such Payment Date) an amount equal to (a) one-twelfth of the annual Real Estate Impositions that Lender reasonably estimates (taking into account any prior to deposits in the Tax Reserve Account), based on the most recent tax bill for the Property, will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Real Estate Impositions at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment thereof and (b) one-twelfth of the annual Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve (12) months (said monthly amounts in (a) and (b) above hereinafter called the “Monthly Tax Reserve Amount”, and the aggregate amount of funds held in the Tax Reserve Account being the “Tax Reserve Amount”). As of the Closing Date, the Monthly Tax Reserve Amount is $591,681.28, but such amount is subject to adjustment by Lender in its reasonable discretion upon notice to Borrower. Lender will apply the Monthly Tax Reserve Amount to payments of Real Estate Impositions and Other Charges required to be made by Borrower pursuant to Article V and Article VII and under the Security Instrument, subject to Borrower’s right to contest Real Estate Impositions in accordance with Section 7.3. In making any payment relating to the Tax Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof subject to Borrower’s right to contest. If the amount of funds in the Tax Reserve Account shall exceed the amounts due for Real Estate Impositions and Other Charges pursuant to Article V and Article VII, Lender shall credit such excess against future payments to be made to the Tax Reserve Account. If at any time Lender reasonably determines that the Tax Reserve Amount is not or will not be sufficient to pay Real Estate Impositions and Other

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Charges by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment of the Real Estate Impositions and Other Charges. Upon payment of the Real Estate Impositions and Other Charges, Lender shall reassess the amount necessary to be deposited in the Tax Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Tax Reserve Account.

16.2 Insurance Reserve Account.

(a) Insurance Reserve. Subject to clause (b) below, Borrower shall, on each Payment Date, deposit or cause to be deposited into the Insurance Reserve Account (which deposit may be effected by the transfers contemplated under Section 3.1.6(a) on or before such Payment Date) an amount equal to one-twelfth of the insurance premiums that Lender reasonably estimates (taking into account any prior deposits in the Insurance Reserve Account), based on the most recent bill, will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such insurance premiums at least thirty (30) days prior to the expiration of the policies required to be maintained by Borrower pursuant to the terms hereof (said monthly amounts hereinafter called the “Monthly Insurance Reserve Amount,” and the aggregate amount of funds held in the Insurance Reserve Account being the “Insurance Reserve Amount”). The Monthly Insurance Reserve Amount shall be subject to adjustment by Lender upon notice to Borrower. Lender will apply the Monthly Insurance Reserve Amount to payments of insurance premiums required to be made by Borrower pursuant to Article VI and under the Security Instrument. In making any payment relating to the Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. If the amount of funds in the Insurance Reserve Account shall exceed the amounts due for insurance premiums pursuant to Article VI, Lender shall credit such excess against future payments to be made to the Insurance Reserve Account. If at any time Lender reasonably determines that the Insurance Reserve Amount is not or will not be sufficient to pay insurance premiums by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the applicable insurance policies. Upon payment of such insurance premiums, Lender shall reassess the amount necessary to be deposited in the Insurance Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Insurance Reserve Account.

(b) Blanket Policies. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, Borrower shall not be required to deposit funds into the Insurance Reserve Account at any time when the insurance required to be maintained pursuant to this Agreement is provided under a Blanket Policy that covers the Leased Premises and at least 75% of the other United States restaurant locations owned or ground leased and operated by Master Lease Guarantor and its wholly owned subsidiaries (including the Leased Premises) and additionally satisfies the requirements of Article VI hereof and either (i) Guarantor continues to Control Master Lease Guarantor, Master Lessee, HoldCo, PropCo, PRP, Mezzanine Borrowers, and Borrower, or (ii) the premium in respect of such Blanket Policy is prepaid on an annual basis at least one (1) months before such premium becomes due and payable.

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16.3 Required Repairs Reserve Account.

(a) Deposit of Required Repairs Funds. Borrower shall perform the repairs and other work at the Property as set forth on Schedule IX (such repairs and other work hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before the first anniversary of the Closing Date, subject to Excusable Delay. On the Closing Date, Borrower shall deposit or cause to be deposited with or on behalf of Lender the amount set forth in Section 3.1.5 for deposit into the Required Repairs Reserve Account (the “Required Repairs Funds”), which is equal to 125% of the estimated cost to complete the Required Repairs.

(b) Release of Required Repairs Funds. Provided no Event of Default is continuing, Lender shall disburse Required Repairs Funds to Borrower out of the Required Repairs Reserve Account within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 (or a lesser amount if the total amount in the Required Repairs Reserve Account is less than $10,000, in which case only one disbursement of the amount remaining in the account shall be made), provided that: (i) such disbursement is for a Required Repair; (ii) the request for disbursement is accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (A) an Officer’s Certificate from Borrower (1) stating that such disbursement is for a Required Repair, and a description thereof, (2) stating that all Required Repairs that are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the Required Repairs that are the subject of the requested disbursement, (4) stating that each such Person has been paid in full the Required Repairs that are the subject of the requested disbursement, and (5) stating that the Required Repairs that are the subject of the requested disbursement have not been the subject of a previous disbursement, (B) a copy of any license, permit or other approval required by any Governmental Authority in connection with the Required Repairs and not previously delivered to Lender, (C) copies of appropriate lien waivers or other evidence of payment satisfactory to Lender, (D) at Lender’s option, a title search for the applicable Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (E) such other evidence as Lender shall reasonably request to demonstrate that the Required Repairs that are the subject of the requested disbursement have been completed and fully paid for; and (iii) if such disbursement request is for $20,000 or more, Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s expense) performance of the work associated with such Required Repairs. Upon Borrower’s completion of all Required Repairs in accordance with this Section 16.3, Lender shall deposit any remaining Required Repairs Funds into the Holding Account for application pursuant to Section 3.1.6(a).

16.4 Capital Expenditure Reserve Account.

(a) Deposit of Capital Expenditure Funds. On the Closing Date, Borrower shall deposit or cause to be deposited with or on behalf of Lender the amount set forth in Section 3.1.5 for deposit into the Capital Expenditure Reserve Account. Further, on each Payment Date,

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Borrower shall deposit or cause to be deposited into the Capital Expenditure Reserve Account (which deposit may be effected by the transfers contemplated under Section 3.1.6(a) on or before such Payment Date) an amount equal to (i) the aggregate square footage of all Property remaining subject to the Liens of the Security Instrument (as set forth on Schedule XIII attached hereto), multiplied by (ii) $0.20, and divided by (iii) twelve (12) (such monthly amount, the “Monthly Capital Expenditure Reserve Amount”). As of the Closing Date, the Monthly Capital Expenditure Reserve Amount is equal to $27,516.18 (based on an aggregate square footage of all Individual Properties equal to 1,650,971). Amounts deposited from time to time into the Capital Expenditure Reserve Account pursuant to this Section 16.4 are referred to herein as the “Capital Expenditure Funds.” Lender may reassess its estimate of the amount necessary for Qualified Capital Expenditures from time to time and may require Borrower to increase the monthly deposits required pursuant to this Section 16.4 upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Property.

(b) Release of Capital Expenditure Funds. Provided no Event of Default is continuing, Lender shall disburse Capital Expenditure Funds to Borrower out of the Capital Expenditure Reserve Account within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000, provided that: (i) such disbursement is for Qualified Capital Expenditures; (ii) the request for disbursement is accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (A) an Officer’s Certificate from Borrower (1) stating that such disbursement is for Qualified Capital Expenditures, and a description thereof, (2) stating that the work related to all Qualified Capital Expenditures that are the subject of the requested disbursement has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the Qualified Capital Expenditures that are the subject of the requested disbursement, (4) stating that each such Person has been paid in full for the work related to the Qualified Capital Expenditures that are the subject of the requested disbursement, and (5) stating that the Qualified Capital Expenditures that are the subject of the requested disbursement have not been the subject of a previous disbursement, (B) a copy of any license, permit or other approval required by any Governmental Authority in connection with the Qualified Capital Expenditures and not previously delivered to Lender, (C) copies of appropriate lien waivers or other evidence of payment satisfactory to Lender, (D) at Lender’s option, a title search for the applicable Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (E) such other evidence as Lender shall reasonably request to demonstrate that the work related to the Qualified Capital Expenditures that are the subject of the requested disbursement has been completed and fully paid for; and (iii) if such disbursement request is for $20,000 or more, Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s expense) performance of the work associated with such Qualified Capital Expenditures.

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XVII. DEFAULTS

17.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of principal or interest due hereunder is not paid in full on the applicable Payment Date, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Yield Maintenance Premium or the Prepayment Premium is not paid when due, (E) any deposit to the Holding Account is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D) and/or (E) of this clause (i) or in clause (ii), any other amount payable pursuant to this Agreement, the Note or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(ii) subject to Borrower’s and Master Lessee’s right to contest as set forth in Section 7.3, if any of the Real Estate Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the nonpayment thereof, provided, that Borrower shall not be deemed to be in default hereunder in the event funds sufficient for a required payment of such Real Estate Imposition or Other Charge under Section 3.1.7(i) are held in the Tax Reserve Account and Lender or Cash Management Bank fails to timely make payment from such Sub-Account as contemplated by this Agreement unless due to the negligence or willful misconduct of Borrower;

(iii) if the insurance policies required by Section 6.1 are not kept in full force and effect or if Borrower fails to deliver to Lender evidence of the insurance required by Section 6.1 at the times required in such Section with such failure continuing for five (5) Business Days after the Lender delivers written notice thereof to Borrower, provided, that Borrower shall not be deemed to be in default hereunder in the event funds sufficient for a required payment under Section 3.1.7(ii) of the premiums required to keep the insurance policies in full force and effect are held in the Insurance Reserve Account and Lender or Cash Management Bank fails to timely make payment from such Sub-Account as contemplated by this Agreement unless due to the negligence or willful misconduct of Borrower;

(iv) if (a) any Transfer prohibited by Article VIII occurs, or (b) Borrower files a declaration of condominium with respect to the Property other than the Condominium Properties;

(v) if (i) any representation or warranty made by Borrower in Section 4.1.24 shall have been false or misleading in any material respect as of the date the representation or warranty was made which incorrect, false or misleading statement is not cured within thirty (30) days after receipt by Borrower of notice from Lender in writing of such breach or a longer period of time not to exceed thirty (30) additional days if Borrower has commenced to cure but cannot cure within the initial thirty (30) day period or (ii) if any other representation or warranty made

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by Borrower herein or by Borrower or any Affiliate of Borrower in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the best of Borrower’s knowledge, false or misleading in any material respect when made, then same shall not constitute an Event of Default unless Borrower has not cured same within ten (10) days after receipt by Borrower of notice from Lender in writing of such breach;

(vi) if Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity or Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity, or if any proceeding for the dissolution or liquidation of Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii) if Borrower, Master Lessee, Guarantor, Master Lease Guarantor or any SPE Component Entity, as applicable, attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if any of the assumptions contained in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is untrue in any material respect;

(x) if any of the assumptions contained in the True Lease Opinion (other than any assumption that relies upon factual information provided by Cushman & Wakefield or any other third party) is untrue in any material respect;

(xi) if Borrower shall fail to comply in any material respect with any covenants set forth in Section 5.1.9, 5.3 or 5.4;

(xii) except as provided in clause (xi) above, if Borrower shall fail to comply with any covenants set forth in Article V (other than Section 5.1.1) or Article XI with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

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(xiii) if Borrower shall fail to comply with the covenants set forth in Section 3(d) or Section 8 of any Security Instrument with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(xiv) if this Agreement or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Lender);

(xv) except as expressly permitted pursuant to the Loan Documents, if Borrower grants any easement, covenant or restriction (other than the Permitted Encumbrances) over the Property;

(xvi) if Borrower or Master Lessee shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Borrower or Master Lessee; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any material term of any REA shall be modified or supplemented (other than in accordance with its terms) and such modification or supplementation is reasonably likely to have a Material Adverse Effect; or Borrower shall fail or shall permit Master Lessee to fail to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA, in all of the foregoing cases, where such surrender, termination, cancellation, modification, supplement or failure to renew or extend is not cured within ten (10) Business Days after receipt by Borrower of notice from Lender in writing;

(xvii) if Borrower, after actual notice, fails to use all commercially reasonable efforts to cause a Condominium Board to (x) take corrective action and (y) remedy its failure (A) to maintain the Common Elements in good condition and repair, and such failure is reasonably be expected to have a Material Adverse Effect, (B) to promptly comply with all laws, orders, and ordinances affecting the Common Elements, or the use thereof, the failure of which is reasonably expected to have a Material Adverse Effect, (C) to promptly repair, replace or rebuild any part of the Common Elements which may be damaged or destroyed by any casualty or which may be affected by any condemnation proceeding, the failure of which is reasonably expected to have a Material Adverse Effect, or (D) to complete and pay for, within a reasonable time, any construction or repair undertaken on the Common Elements, all to the extent that the Condominium Board is required to so maintain, comply, repair, replace, rebuild and complete the Common Elements by the Condominium Documents), the failure of which is reasonably expected to have a Material Adverse Effect and is not cured within ten (10) Business Days after receipt by Borrower of notice from Lender in writing;

(xviii) if Borrower fails to use commercially reasonable efforts to cause a Condominium Board to allow Lender to examine the records of the receipts and expenditures

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arising from the operation of a Condominium and such default shall continue for a period of ten (10) Business Days after written notice from Lender (with a copy to Borrower) thereof specifying such default and requiring the same to be remedied shall have been given to the person designated from time to time in accordance the provisions of the Condominium Declarations to receive service of process;

(xix) if withdrawal of the Property from a Condominium shall be authorized by, at the direction of or pursuant to the vote of Borrower or any Affiliate of Borrower;

(xx) if, without the prior written consent of Lender, any of the material terms or provisions of any Operating Agreement are modified or amended (in a manner prohibited by Article XIII);

(xxi) if a default by Borrower has occurred and continues beyond any applicable cure period under any Condominium Documents that would entitle any party to terminate any Condominium Document or the term thereof by giving notice to Borrower and is not cured within ten (10) Business Days after receipt by Borrower of notice from Lender in writing;

(xxii) if the Master Lease shall be materially modified without the prior written consent of Lender, except as expressly permitted hereunder or any other Loan Document (other than the Master Lease);

(xxiii) if Borrower shall be in default of any material obligation on the part of Borrower under the Master Lease, beyond any applicable notice periods and cure periods pursuant to the terms of the Master Lease;

(xxiv) if (A) Master Lessee shall fail to pay, as and when due under the Master Lease, any Master Lease Base Rent or other Master Lease Scheduled Rent, or any other amounts due and owing under the Master Lease for which no grace period is provided thereunder, or (B) Master Lessee shall be in default of any other monetary or material non-monetary obligation on the part of Master Lessee under the Master Lease, beyond any applicable notice periods and cure periods pursuant to the terms of the Master Lease; provided, however, that for purposes of this paragraph, any applicable cure periods that are triggered by written notice from Borrower to Master Lessee shall be deemed to have commenced upon the earlier to occur of (x) Borrower’s delivery of written notice to Master Lessee of the existence of such default by Master Lessee, or (y) the fifth (5th) Business Day after Borrower or Guarantor first becomes aware of the action, inaction, circumstance, condition or event that gave rise to such default by Master Lessee;

(xxv) if at any time the number of Go Dark Restaurant Locations plus the number of Restaurant Locations that are being operated as one or more Unaffiliated Businesses (without duplication) exceeds the Go Dark/Sublease Limit and Borrower shall not have obtained a release of such Individual Property or Individual Properties as required in accordance with Section 2.3.7 within the time period specified therein

(xxvi) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document not specified in subsections (i) to (xxv) above, for thirty (30) days after notice from Lender; provided, however,

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that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vi), (vii) or (viii) above in respect of Borrower) Lender may, without notice or demand, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Lender elects to accelerate the Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi) or (a)(vii) above in respect of Borrower, the Indebtedness and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under this Agreement, the Security Instrument or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Lender in the Loan Documents.

(c) Notwithstanding anything to the contrary contained herein, the execution or delivery of, or the performance of Borrower’s obligations under, the Indemnity Agreement shall not result in a Default or an Event of Default hereunder or any recourse liability to Borrower hereunder or any Guarantor under the Recourse Guaranty.

17.2 Remedies.

(a) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting

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the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any one action or election of remedies law or rule and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

(b) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, the Lender may:

(i) without notice to Borrower, except as required by law, and subject to Section 3.1.10, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations, operating expenses and/or capital expenditures for the Property or any part thereof;

(ii) in Lender’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

(iii) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as Lender may determine in its sole discretion; and

(iv) take all other actions provided in, or contemplated by, this Agreement.

(c) With respect to Borrower, the Account Collateral, the Rate Cap Collateral and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Indebtedness, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Lender shall have the right from time to time to partially foreclose this Agreement and the Security Instrument in any manner and for any amounts secured by this Agreement or the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Lender may foreclose this Agreement and the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose this Agreement and the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by this Agreement or the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to this Agreement and the Security Instrument to secure payment of sums secured by this Agreement and the Security Instrument and not previously recovered.

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17.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement and the Security Instrument shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or Guarantor or to impair any remedy, right or power consequent thereon.

17.4 Costs of Collection. In the event that after an Event of Default: (i) the Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under the Note or any of the Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Security Instrument or any of the Loan Documents; then Borrower shall pay to Lender all reasonable attorney’s fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Lender at the Default Rate.

XVIII. SPECIAL PROVISIONS

18.1 Exculpation.

18.1.1 Exculpated Parties. Except as set forth in this Section 18.1, the Recourse Guaranty and/or the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) Borrower, (ii) any Affiliate of Borrower, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or (iv) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the “Exculpated Parties”) and none of the Exculpated Parties shall have any personal liability (whether by suit deficiency judgment or otherwise) in respect of the Obligations, this Agreement, the Security Instrument, the Note, the Property or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender. The foregoing limitation shall not in any way limit or affect Lender’s right to any of the following and Lender shall not be deemed to have waived any of the following:

(a) Foreclosure of the lien of this Agreement and the Security Instrument in accordance with the terms and provisions set forth herein and in the Security Instrument;

(b) Action against any other security at any time given to secure the payment of the Note and the other Obligations;

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(c) Exercise of any other remedy set forth in this Agreement or in any other Loan Document which is not inconsistent with the terms of this Section 18.1;

(d) Any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Security Instrument or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents; or

(e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty and the Environmental Indemnity).

18.1.2 Loss Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower’s or Guarantor’s liability for the payment, in accordance with the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents, to Lender of any Losses incurred by or on behalf of Lender by reason of:

(a) any fraudulent acts, willful misconduct or intentional misrepresentations by Borrower or Guarantor;

(b) Proceeds which Borrower or Guarantor has received and to which Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents to the extent the same have not been applied toward payment of the Indebtedness or otherwise applied in a manner permitted by the Loan Documents, or not used for or in connection with the repair or replacement of the Property in accordance with the provisions of this Agreement;

(c) any misappropriation of Rents or security deposits by Borrower or Guarantor;

(d) Borrower’s failure to instruct Master Lessee to deposit Master Lease Rent directly into the Holding Account as and to the extent required under Section 3.1.9, or, if Borrower or any Affiliate of Borrower receives any Rents, then Borrower’s failure to deposit or cause to be deposited such amounts into the Holding Account in accordance with Section 3.1.9;

(e) any Rents collected by Borrower or Guarantor (other than Rents sent to the Holding Account or paid directly to Lender pursuant to any notice of direction delivered to tenants of the Property) and not applied to payment of the Obligations or used to pay normal and verifiable operating expenses of the Property or otherwise applied in a manner permitted under the Loan Documents;

(f) any physical damage to the Property caused by the willful misconduct of Borrower or Guarantor or by affirmative physical actions taken by Borrower or Guarantor constituting arson or waste;

(g) Borrower’s failure to return all Personal Property owned by Borrower (or to reimburse Lender for the value thereof), which is wrongfully and in violation of the Loan Documents taken from the Property by or on behalf of Borrower;

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(h) Borrower’s failure to comply with any of the provisions of Article XII;

(i) a breach by Borrower or any SPE Component Entity (if any) of any of the covenants set forth in Sections 5.3 or 5.4 hereof (other than any Excluded SPE Breach);

(j) Borrower’s failure to deliver to Lender the net sales proceeds of a Transfer of an Individual Property described in Section 5.1.9(b) together with any shortfall necessary to pay and/or defease in full the Release Price or Combined Release Price, as applicable, for such Individual Property, in accordance with the provisions of Section 5.1.9(b);

(k) Borrower’s failure to pay Taxes or Other Charges (except to the extent that (A) sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender’s utilization thereof or (B) there is insufficient cash flow from the operation of the Property);

(l) Borrower’s setting forth of any claim, counterclaim and/or defense in response to a proceeding instituted by Lender (whether judicial or otherwise) for the foreclosure of the Security Instrument or other enforcement action following an Event of Default which is found by a court of competent jurisdiction to have been raised by Borrower in bad faith;

(m) any Involuntary Lien, except to the extent that there is insufficient cash flow from the operation of the Property to pay the Person holding such Involuntary Lien;

(n) a breach by Borrower of Section 5.2.7 hereof; or

(o) reasonable attorney’s fees and expenses actually incurred by Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (n) above.

18.1.3 Full Recourse Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, the agreement of Lender not to pursue recourse liability as set forth in Section 18.1.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Indebtedness shall be fully recourse to Borrower and Guarantor on a joint and several basis in the event (i) of a breach by Borrower of any of the covenants set forth in Sections 5.3 or 5.4 hereof (other than any Excluded SPE Breach), and as a result thereof, Borrower is substantively consolidated with any other Person; (ii) of any voluntary Transfer by Borrower of Borrower’s interest in any Individual Property or any portion thereof in violation of Article VIII, (iii) any voluntary Transfer of an Equity Interest in any Restricted Party in violation of Article VIII, (iv) Borrower filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, (v) Borrower, or any Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower, files, or joins in the filing of, an involuntary petition against Borrower under any Creditors Rights Laws, or solicits or causes to be solicited, or colludes with, petitioning creditors for any involuntary petition against Borrower from any Person; (vi) Borrower files an answer consenting to or joining in, or otherwise acquiesces to, any involuntary petition filed against it, by any other Person under any Creditors Rights Laws, provided that Borrower will be deemed to have acquiesced to an involuntary bankruptcy petition only if Borrower did not contest such petition notwithstanding that (A) Borrower had sufficient funds available for use to contest such petition, (B) there was a good

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faith basis to contest such petition and (C) contesting such petition would not violate the fiduciary duties owed to Borrower by the Persons that Control Borrower (which fiduciary duties shall not consider, to the maximum extent permissible by applicable law, the interests of any equity owners of Borrower or any other Affiliate of Borrower; provided, however, that if applicable law requires that such fiduciary duties consider the interests of the equity owners of Borrower, such interests shall be considered only to the extent of such equity owners’ respective economic interest in Borrower); (vii) any Affiliate, officer, director, or representative which Controls Borrower consents to or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of any Individual Property (except at the written request of Lender); (viii) Borrower incurs indebtedness for borrowed money in violation of the Loan Documents; or (ix) Borrower fails to obtain Lender’s prior written consent to any voluntary Lien encumbering all or any portion of the Property or any direct or indirect equity interests in Borrower, if such consent is required by the Loan Documents.

18.1.4 Limitation of Liability of Borrower.

(a) Notwithstanding anything to the contrary herein, in the event of:

(i) any foreclosure (or a transfer in lieu of foreclosure) by a Mezzanine Lender that is not Borrower or any Affiliate of Borrower, of the direct Equity Interests in Borrower or any SPE Component Entity or any Mezzanine Borrower pledged as collateral for a Mezzanine Loan pursuant to the Mezzanine Loan Documents (any such foreclosure or transfer-in-lieu thereof, a “Mezzanine Foreclosure Divestment”), with the result that neither Borrower nor any Affiliate of Borrower (excluding, however, any Loan Party who as a result of such Mezzanine Foreclosure Divestment is no longer Controlled by Borrower or any Affiliate of Borrower) shall hold any direct or indirect Equity Interests in, or Control, Borrower (Borrower in such case may be referred to as “Divested Borrower”);

(ii) any foreclosure (whether judicially or non-judicially by private sale or trustee’s sale) or deed in lieu of foreclosure or similar transfer under any Security Instrument (any such foreclosure, foreclosure sale or deed in lieu thereof, a “Foreclosure Divestment”), with the result that neither Borrower nor any Affiliate of Borrower shall hold any direct or indirect interest in, or the power to direct the management of, any Individual Property thereby foreclosed or transferred, excluding Guarantor’s, HoldCo’s or any Intermediate HoldCo Entity’s direct or indirect Equity Interests in Master Lessee (each such Individual Property, a “Divested Property”); or

(iii) the appointment of a receiver by a court of competent jurisdiction with respect to an Individual Property (any such appointment, a “Receivership Event”, and the period during which such Individual Property remains under a receivership, the “Receivership Period”), with the result that neither Borrower nor any Affiliate of Borrower shall have any possession of, or hold the power to direct the management of, such Individual Property that is subject to such Receivership Event during the Receivership Period, excluding Guarantor’s, HoldCo’s or any Intermediate HoldCo Entity’s direct or indirect Equity Interests in Master Lessee (each such Individual Property subject to a Receivership Event, a “Receivership Property”),

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then, in such cases, Borrower shall not have any liability for any obligations under Section 18.1.2 or Section 18.1.3 (collectively, the “Recourse Obligations”) (i) to the extent arising from: (A) any action taken by any Loan Party who as a result of such Mezzanine Foreclosure Divestment is no longer Controlled by Borrower or any Affiliate of Borrower, (B) any circumstance, condition, action or event with respect to the Property or any Loan Party first occurring after the date of such Mezzanine Foreclosure Divestment, (C) any action taken by any successor owner of such Divested Property, (D) any circumstance, condition, action or event with respect to such Divested Property first occurring after the date of such Foreclosure Divestment, (E) any action taken by any receiver for such Receivership Property during the Receivership Period, or (F) any circumstance, condition, action or event with respect to such Receivership Property first occurring after the occurrence of such Receivership Event and during the continuance of such Receivership Period; and (ii) not caused by Borrower or any Affiliate of Borrower (excluding any Loan Party who as a result of such Mezzanine Foreclosure Divestment is no longer Controlled by Borrower or any Affiliate of Borrower); provided that Borrower shall remain liable hereunder for any Recourse Obligations to the extent arising from any circumstance, condition, action or event occurring (x) with respect such Divested Borrower, prior to the date of such Mezzanine Foreclosure Divestment, even to the extent the applicable liability, loss, cost, or expense does not occur, or the occurrence of the applicable circumstance, condition, action or event is not discovered, until after the date of such Mezzanine Foreclosure Divestment, (y) with respect to such Divested Property, prior to the date of such Foreclosure Divestment, even to the extent the applicable liability, loss, cost, or expense does not occur, or the occurrence of the applicable circumstance, condition, action or event is not discovered, until after the date of such Foreclosure Divestment, and (z) with respect to such Receivership Property, prior to such Receivership Event or after the expiration of such Receivership Period, even to the extent the applicable liability, loss, cost, or expense occurs, or the occurrence of the applicable circumstance, condition, action or event is first discovered, during the Receivership Period.

(b) In the event that an “Event of Default” under a Mezzanine Loan shall exist with respect to a Mezzanine Loan and the related Mezzanine Lender is not Borrower or an Affiliate of Borrower and exercises, pursuant to the exercise of remedies under the Mezzanine Loan Documents, direct voting Control, by power of attorney or other exercise of voting power with respect to the Equity Interests of the applicable Borrower, SPE Component Entity or Mezzanine Borrower pledged to such Mezzanine Lender as collateral for its Mezzanine Loan under the related Mezzanine Loan Documents, of such Equity Interests in Borrower, SPE Component Entity or Mezzanine Borrower so pledged as collateral for such Mezzanine Loan (the “Direct Control Remedies”, and such Mezzanine Lender exercising such Direct Control Remedies, the “Controlling Mezzanine Lender”), Borrower shall not have liability hereunder for the actions that such Controlling Mezzanine Lender, in the exercise of its Direct Control Remedies, causes Borrower, any SPE Component Entity or any Mezzanine Borrower to take (“Mezzanine Lender Controlled Actions”) if such Mezzanine Lender Controlled Actions are taken without inducement, solicitation and/or consent from, or in collusion with, Borrower or any Affiliate of Borrower (other than Loan Parties to the extent Controlled by the Controlling Mezzanine Lender in the exercise of its Direct Control Remedies).

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XIX. MISCELLANEOUS

19.1 Survival. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents shall be joint and several.

19.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

19.3 Governing Law.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

111 8TH AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY

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RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

19.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought (and, if a Securitization shall have occurred, a Rating Agency Confirmation is obtained), and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

19.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

19.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) for notices other than notices of the occurrence of a Default or an Event of Default only, telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

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If to Lender:	Bank of America, N.A.
Real Estate Structured Finance—Servicing
900 West Trade Street, Suite 650
Mail Code: NC1-026-06-01
Charlotte, North Carolina 28255
Attn: Servicing Manager
Telecopy No.: (704) 317-4501
Confirmation No.: (866) 531-0957

and to:	German American Capital Corporation
60 Wall Street, 10th floor
New York, NY 10005
Attention: John Beacham and General Counsel
Telecopy No.: (732) 578-4639
Confirmation No.: (212) 250-0164

With a copy to:	Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Charles Schrank, Esq.
Telecopy No.: (312) 853-7036
Confirmation No.: (312) 853-7000

If to Borrower:	New Private Restaurant Properties, LLC
c/o OSI Restaurant Partners, Inc.
2202 North West Shore Blvd., Suite 470C
Tampa, FL 33607
Attention: Vice President Real Estate
Telecopy No.: (813) 830-2497
Confirmation No.: (813) 387-8000

With a copy to:	Bain Capital Partners, LLC
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Attention: Dave Humphrey
Telecopy No.: (617) 652-3112
Confirmation No.: (617) 516-2112

With a copy to:	Ropes and Gray, LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Attention: Richard E. Gordet, Esq.
Telecopy No.: (617) 951-7491
Confirmation No.: (617) 235-0480

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With a copy to:	Sullivan & Cromwell LLP
125 Broad Street
New York, N.Y. 10004-2498
Attention: Arthur Adler, Esq.
Telecopy No.: (212) 291-9001
Confirmation No.: (212) 558-3960

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

19.7 TRIAL BY JURY. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

19.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

19.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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19.10 Preferences. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

19.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

19.12 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements), except as may be otherwise expressly provided in this Agreement or the Loan Documents, incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender pursuant to this Agreement); (ii) Lender’s ongoing performance of and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters as required herein or under the other Loan Documents; (iv) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies

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pursuant to Section 6.1.11; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Holding Account subject to the provisions of Section 3.1.10(a).

(b) Subject to the non-recourse provisions of Section 18.1, Borrower shall protect, indemnify and save harmless Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (ii) an Indemnified Party or its designee taking possession or control of the Property or (iii) the foreclosure of the Security Instrument, except to the extent caused by the actual willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Borrower’s interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower to perform or comply with any of the terms of any Operating Agreement within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Subleases or the Master Lease, or (9) the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by the Security Instrument. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by

Loan and Security Agreement

Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; provided further that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower’s consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified under this Section 19.12 without notice to and reasonable consent of Borrower.

19.13 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

19.14 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

19.15 Liability of Assignees of Lender. No assignee of Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee’s gross negligence or willful misconduct.

Loan and Security Agreement

19.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

19.17 Publicity. Each party shall endeavor to permit the other to review the initial press release relating to the Loan in order to provide the other with a reasonable opportunity to comment thereon.

19.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members and others with interests in Borrower and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever.

19.19 Waiver of Counterclaim and other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

Loan and Security Agreement

19.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

19.21 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

19.22 Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, to the extent Lender or any Person who Controls Lender is a “venture capital operating company” within the meaning of 29 C.F.R. Section 2510.3-101, Lender shall have:

(a) upon not less than fifteen (15) Business Days’ prior written notice to Borrower, the right to request and to hold a meeting at mutually agreeable times, and not more than four (4) times during any calendar year to consult with an officer of Borrower that is familiar with the financial condition of each Borrower and the operation of the Individual Properties and is otherwise reasonably acceptable to Lender regarding such significant business activities and business and financial developments of Borrower as are specified by Lender in writing in the request for such meeting; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances; and provided further that neither the Borrower nor its designated representative shall be under any obligation to follow or implement any advice or recommendations of the Lender. The rights of Lender provided in this Agreement are expressly limited to consultation, and shall not include any other rights or obligations, including without limitation, any right or obligation to supervise or conduct any aspect of the Borrower’s business or operations; and

(b) the right, in accordance with the terms of Section 11.1 of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice, provided that any such examination shall be conducted so as not to unreasonably interfere with the business of Borrower or any Tenants or other occupants of any Individual Property.

Loan and Security Agreement

19.23 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

19.24 Intercreditor Agreement. Lender and Mezzanine Lender are parties to a certain Intercreditor Agreement dated as of the date hereof (the “Intercreditor Agreement”) memorializing their relative rights and obligations with respect to the Loan, the Mezzanine Loan, Borrower, Mezzanine Borrower, the “Collateral” as defined in each Mezzanine Loan Agreement and the Property. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mezzanine Lender and (ii) Borrower is not an intended third-party beneficiary of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mezzanine Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

[NO FURTHER TEXT ON THIS PAGE]

Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

NEW PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Karen Bremer
Name:	Karen Bremer
Title:	Vice President of Real Estate

[Lender’s signature appears on following page]

Loan and Security Agreement

Signature Page

LENDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:	/s/ J. Robert Brown
Name:	J. Robert Brown
Title:	Vice Preident

By:	/s/ John K. Beacham
Name:	John K. Beacham
Title:	Director

BANK OF AMERICA, N.A., a national banking association

By:	/s/ Steven Wasser
Name:	Steven Wasser
Title:	Managing Director

Loan and Security Agreement

Signature Page

EXHIBIT A

BORROWER ORGANIZATIONAL STRUCTURE

Loan and Security Agreement

Exhibit A

Loan and Security Agreement

Exhibit B

EXHIBIT B

INTEREST RATE CAP AGREEMENT

SMBC DERIVATIVE PRODUCTS LIMITED

Sumitomo Mitsui Banking Corporation Group

CONFIRMATION

Date:	March 23, 2012

To:	New Private Restaurant Properties, LLC 2202 N. Westshore Blvd 5th Floor Tampa, Florida 33607

Attention: Vice President Real Estate Phone: 813.387.8000 Fax: 813.830.2497

cc:	Chatham Financial Corporation Attention: Jen Kraft 235 Whitehorse Lane Kennett Square, Pennsylvania 19348 Phone: 484.731.0015 Fax: 610.925.3125

From:	SMBC Capital Markets, Inc. as Agent for SMBC Derivative Products Limited Derivative Products Group 277 Park Avenue, Fifth Floor New York, New York 10172

cc:	Documentation Contact: Raymond Ho Tel: 212-224-5088 Fax: 212-224-4959 Email: confirms@smbc-cm.com

Re:	USD 48,720,000.00 Rate Protection Transaction, dated as of March 23, 2012 between SMBC Derivative Products Limited (“Party A”) and New Private Restaurant Properties, LLC (“Party B”).

Our Reference Number: DPB200407

The purpose of this letter agreement is to confirm the terms and conditions of the Interest Rate Cap Agreement entered into between Party A and Party B on the Trade Date specified below (the “Rate Protection Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Form specified below. This document supersedes all previous confirmations and amendments with respect to the above referenced transaction.

The parties agree that the Transaction to which this Confirmation relates shall be governed by an ISDA Master Agreement, in the pre-printed form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) published by ISDA (the ‘ISDA Form’), and that such ISDA Form, as amended, supplemented or modified by this Confirmation, is incorporated by reference herein and deemed to have been entered into by the parties on or prior to the Trade Date for the purpose of governing only the Transaction evidenced by this Confirmation. Copies of the ISDA Form are available upon request.

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 2	DPB200407

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

This Confirmation incorporates by reference the definitions and provisions contained in the 2006 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), Such definitions and provisions are incorporated by reference herein. In the event of any inconsistency between this Confirmation and the Definitions or the ISDA Form, this Confirmation will govern.

1. Notice to Counterparty.

Party A is solely responsible for its contractual obligations and commitments; none of Sumitomo Mitsui Banking Corporation, SMBC Capital Markets, Inc., SMBC Nikko Capital Markets Limited, nor any other affiliate of Party A shall be responsible for the contractual obligations or commitments of Party A.

Party A is not a bank and is separate from any affiliated bank, and the obligations of Party A are not deposits, are not insured by the United States of America or any agency thereof, are not guaranteed by an affiliated bank, and are not otherwise an obligation of an affiliated bank.

Party A is regulated by Financial Services Authority. The time of execution of the transaction is available upon request.

2. Terms of Rate Protection Transaction.

Party A:	SMBC Derivative Products Limited

Party B:	New Private Restaurant Properties, LLC

Trade Date:	March 23, 2012

Effective Date:	March 27, 2012

Termination Date:	April 13, 2014, with No Adjustment to Period End Dates

Notional Amount:	USD 48,720,000.00

Floating Amounts:

Floating Rate Payer:	Party A

Initial Floating Rate Calculation Period:	The initial Floating Rate Calculation Period will be from and including the Effective Date up to but excluding April 13, 2012, with No Adjustment to Period End Dates

Floating Rate Calculation Periods:	The Floating Rate Calculation Periods will be the initial Floating Rate Calculation Period and thereafter from and including the thirteenth (13th) calendar day of each month to but excluding the thirteenth (13th) calendar day of the following month and continuing up to but excluding the Termination Date, with No Adjustment to Period End Dates

Floating Rate for initial Calculation Period:	0.24200% (per cent) per annum

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 3	DPB200407

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

Floating Rate Payer Payment Dates:	The third (3rd) Business Day prior to the tenth (10th) calendar day of the month beginning with April 5, 2012, continuing up to and including April 7, 2014, subject to adjustment in accordance with the Preceding Business Day Convention

Floating Rate Option:	USD-LIBOR-BBA, (as necessary) round up to nearest l/1000th of 1%

Designated Maturity:	1 Month

Spread:	Inapplicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first (1st) day of each Floating Rate Calculation Period, with No Adjustment

Compounding:	Inapplicable

Cap Rate:	7.00000% (per cent) per annum

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Date:	March 27, 2012

Fixed Amount:	USD 4,680,00

Business Days for Payments by both parties:	New York and Pittsburg, PA

Calculation Agent:	SMBC Capital Markets, Inc. (“SMBC-CM”), acting as Agent for Party A. unless otherwise specified in a Confirmation in relation to the relevant Transaction.

3. Additional Provisions.

(a) “Specified Entity” will not apply to Party A and will not apply to Party B.

(b) “Specified Transaction” will have the meaning specified in Section 14 of the ISDA Form; notwithstanding, it is agreed that “Specified Transaction” is not applicable for any purpose hereunder.

(c) The “Cross Default” provisions of Section 5(a)(vi) of the ISDA Form will not apply to Party A or Party B.

(d) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the ISDA Form will not apply to Party A or Party B.

(e) The “Tax Event” provisions of Section 5(b)(ii) will not apply to Party A and will apply to Party B.

(f) The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will not apply to Party A and will apply to Party B.

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 4	DPB200407

SMBC Derivative Products Limited and Party B nave agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

(g) The “Automatic Early Termination” provision of Section 6(a) of the ISDA Form will not apply to Party A or Party B.

(h) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form:

(i)	Market Quotation will apply; provided, however, if Market Quotation cannot be determined, then Loss will apply.

(ii)	The Second Method will apply.

(i) “Termination Currency” means U.S. Dollars.

(j) “Additional Termination Event” will apply to Party A and will not apply to Party B.

The following shall constitute an Additional Termination Event;

If Party A’s counterparty rating shall be downgraded below (i) a long term unsecured debt rating or counterparty rating of A3 by Moody’s Investors Service, Inc. (“Moody’s”) or a short term rating of P1 by Moody’s or if Party A does not have a short term rating by Moody’s, a long term unsecured debt rating or counterparty rating of A2 by Moody’s or (ii) (if rated) a long term unsecured debt rating or counterparty rating of A (middle) by Dominion Bund Rating Service, Ltd (“DBRS”) or a short term rating of Rl (middle) by DBRS or if Party A does not have a short term rating by DBRS, a long term unsecured debt rating or counterparty rating of A(high) by DBRS, then Party A must promptly give notice to Party B of such downgrade and within thirty (30) days of such notice, either:

(i)	enter into an arrangement to provide collateral to Party B; or

(ii)	at Party A’s sole cost and expense, obtain a replacement counterparty that meets the Required Ratings defined below and who shall enter into a transaction with Party B on substantially the same terms as contained in this Confirmation. Until such replacement counterparty is in place, Party A shall continue to perform its obligations under the Confirmation.

In each case such arrangement or such replacement counterparty must be reasonably acceptable to Party B, Moody’s and DBRS (if rated).

Party A’s failure to comply with this provision will constitute an Additional Termination Event in which case Party A shall be the sole Affected Party.

“Required Ratings”` means a long term unsecured debt rating or counterparty rating of A3 and a short term rating of P1 by Moody’s or if Party A does not have a short term rating by Moody’s, a long term unsecured debt rating or counterparty rating of A2 by Moody’s and (if rated) a long term unsecured debt rating or counterparty rating of A (middle) and a short term rating of R1 (middle) by DBRS or if Party A does not have a short term rating by DBRS, a long term unsecured debt rating or counterparty rating of A(high) by DBRS.

(k)	Tax Representations:

(a)	Payer Representation. For the purposes of Section 3(e) of the ISDA Form, Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other

SMBC Derivative Products Limited and Party B have agreed that alter receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 5	DPB200407

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminals the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form) to be made by it to the other party under this Confirmation. In making this representation, it may rely on: (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of the ISDA Form; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of the ISDA Form and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the ISDA Form; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form.

(b)	Payee Representation.

(i)	For the purposes of Section 3(f) of the ISDA Form, Party A and Party B each make the following representations:

(1)	The following representation will apply to Party A:

It is entering into the Transaction in the ordinary course of its trade as, and is, either (I) a recognized U.K. bank or (II) a recognized U.K. swaps dealer (in either case (I) or (II), for purposes of the United Kingdom Inland Revenue extra statutory concession C17 on interest and currency swaps dated March 14, 1989), and it will bring into account payments made and received in respect of the Transaction in computing its income for United Kingdom tax purposes.

(2)	The following representation will apply to Party B:

Party B is a limited liability company organized under the laws of the State of Delaware, with its principal place of business in the State of Florida and its Taxpayer ID Number is 37-1666111;

(ii)	Other Payee Representations: None.

(1)	Agreement to Deliver Documents.

For the purposes of Section 4(a)(i) and (ii) of the ISDA Form, each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are: as needed.

(b) Other documents to be delivered are:

Party Required to		Date By Which To	Covered
Deliver Document	Form / Document / Certificate	Be Delivered	by 3(d)
Party A & Party B	Certificate of signing authority and specimen signatures of each individual executing this Confirmation	Upon execution of and delivery of this Confirmation	Yes

Party A	Certified copies of all corporate resolutions authorizing the execution of this Confirmation	Upon execution of and delivery of this Confirmation	Yes

Party A	An opinion of counsel concerning this Confirmation	Upon execution and delivery of this Confirmation	No

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 6	DPB200407

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

(m)	Addresses for Notices.

Address for notices or communications to Party A:

For the purpose of Section 12(a) of the ISDA Form:

SMBC Derivative Products Limited

One New Change,

London EC4M 9AF

UK

Attention: Swaps Administration

Facsimile No.: (44 207) 786 1490

Telephone No.: (44 207) 786 1400

with a copy to:

SMBC Capital Markets, Inc.

277 Park Avenue, Fifth Floor

New York, New York 10172

USA

Attention: President

Tel: 212.224.5021

Fax: 212.224.4948,212.224.5111 (for payment and reset notices)

Address for notices or communications to Party B:

For all purposes:

To:	New Private Restaurant Properties, LLC

2202 N. Westshore Blvd

5th Floor

Tampa, Florida 33607

Attention: Vice President Real Estate

Phone: 813.387.8000

Fax: 813.830.2497

cc:	Chatham Financial Corporation

Attention: Jen Kraft

235 Whitehorse Lane

Kennett Square, Pennsylvania 19348

Phone: 484.731.0015

Fax: 610.925.3125

(n)	Process Agent. For the purpose of Section 13(c) of the ISDA Form:

Party A appoints as its Process Agent:

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 7	DPB200407

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

SMBC Capital Markets, Inc.

277 Park Avenue, Fifth Floor

New York, New York 10172

USA

Attention: President

Tel: 212.224.5020

Fax: 212.224.4948,212.224.5111 (for payment and reset notices)

Party B appoints as its Process Agent:

Not applicable

(o)	Offices. The provisions of Section 10(a) of the ISDA Form will not apply to this Confirmation.

(p)	Multibranch Party. For the purpose of Section 10(c) of the ISDA Form:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(q)	Credit Support Document. Details of any Credit Support Document:

With respect to Party A, Credit Support Document means: none.

With respect to Party B, Credit Support Document means: none.

(r)	Credit Support Provider,

With respect to Party A, Credit Support Provider means: none.

With respect to Party B, Credit Support Provider means: none.

(s)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(t)	Netting of Payments. Subparagraph (ii) of Section 2(c) of the ISDA Form will apply to this Transaction in each case starting from the date of this Confirmation.

(u)	“Affiliate” will have the meaning specified in Section 14 of the ISDA Form, provided that Party A and Party B shall have, or be deemed to have, no Affiliates for the purposes of this Confirmation.

(v)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action, or proceeding relating to this Confirmation or any Credit Support Document. Each party (1) certifies that no representative, agent, or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (2) acknowledges that it and the other party have been induced to enter into this Confirmation and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(w)	The parenthetical clause in Section 4(a)(iii) of the ISDA Form will not apply to either Party A or Party B.

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 8	DPB200407

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount. they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

(x)	For the purpose of Section 6(e), Set-off and counterclaim will not apply. Additionally, in consideration of the execution and delivery hereof by Party A, Party B waives, as it may apply to Party A only, any applicable right to Set-off or similar right to withhold payment set forth in the Interest Rate Currency Exchange Agreement or similar master agreement between Party B and SMBC Capital Markets, Inc.

(y)	Section 2(d)(i)(4) of the ISDA Form is amended by:

(i)	deleting the words “However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for;” and

(ii)	deleting subsections (A) and (B).

(z)	Section 2(d)(ii) of the ISDA Form will apply to Party A and will not apply to Party B.

(aa)	Section 4(e) of the ISDA Form will apply to Party A and will not apply to Party B.

(bb)	The definition of “Indemnifiable Tax” in Section 14 of the ISDA Form is hereby deleted and replaced with “Indemnifiable Tax” means any withholding tax.”

(cc)	The third line of Section 5(a)(i) of the ISDA Form “Failure to Pay or Deliver” is amended by replacing the word “third” with the word “second”.

(dd)	The fifth line of Section 5(a)(ii) of the ISDA Form “Breach of Agreement” is amended by replacing the word “thirtieth” with the word “fifteenth”.

(ee)	The twelfth line of Section 5(a)(vii) of the ISDA Form “Bankruptcy” is amended by replacing the number “30” with the number “15”.

(ff)	The twentieth line of Section 5(a)(vii) of the ISDA Form “Bankruptcy” is amended by replacing the number “30” with the number “15”.

(gg)	The “Default Under Specified Transaction” provisions of Section 5(a)(v) of the ISDA Form will not apply to Party A or Party B.

(hh)	Notification of Recording of Telephone Conversations. Each party hereby notifies the other that telephone conversations between the parties will be recorded, and each party consents to such recording and to such recording being produced in evidence in court proceedings.

(ii)	Fully-paid Transactions.

(i) The condition precedent in Section 2(a)(iii)(1) of the ISDA Form does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) of the ISDA Form and shall at the relevant time have no further payment or delivery obligations, whether absolute or contingent under Section 2(a)(i) of the ISDA Form.

(ii) Notwithstanding the terms of Section 5 and 6 of the ISDA Form if at any time and so long as one of the parties to this Confirmation (“X”) shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the ISDA Form and shall at the time have no future payment or delivery obligations, whether absolute or contingent under such Section, then unless the other party (“Y”) is required pursuant to appropriate proceedings to return to X or

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 9	DPB200407

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

otherwise returns to X upon demand of X any portion of any such payment or delivery, (a) the occurrence of an event described in Section 5(a) of the ISDA Form with respect to X any Credit Support Provider of X or any Specified Entity of X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party and (b) Y shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form only as a result of the occurrence of a Termination Event set forth in Section (5)(b)(i) of the ISDA Form with respect to Y as the Affected Party.

(iii) This agreement (including, without limitation, the ISDA Form incorporated herein for the purpose of governing only the Transaction evidenced by this Confirmation) shall govern only the Transaction evidenced by this Confirmation.

(jj)	Party B shall not be liable for and shall be precluded from payment of any out-of-pocket expenses required under Section 11 of the ISDA Form and incurred by Party A related to the enforcement and protection of Party A’s rights under this Confirmation.

(kk)	Party A covenants that it will not institute against or cause any other person to institute against or join any other person in instituting against Party B any reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy, dissolution, or similar law, for 365 days after the outstanding rated securities related to the Transaction that this Confirmation governs have been paid in full.

(ll)	Additional Representations. Section 3(a) of the ISDA Form is hereby amended by the deletion of “and” at the end of sub-clause (iv), the insertion of a semicolon in place at the end of sub-clause (v) thereof and the addition of the following new subclauses:

(vi) Agency. It is entering into this Confirmation and the Transaction as principal and not as agent of any person;

(vii) Non-Reliance. It is acting for its own account, and has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction;

(viii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction;

(ix) Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of the Transaction; and

(x) Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

(mm)	Collateral Assignment. Party A consents to a collateral assignment of this Confirmation and the transaction evidenced thereby (if requested) and agrees to execute separate consents as may be reasonably requested by the parties to such agreements.

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 10	DPB200407

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

(nn)	Assignment. Upon prepayment, in whole or in part, of the underlying financing, Party B can assign its position in the transaction (in whole or in part) to any other third party with Party A’s consent, which will not unreasonably be withheld or delayed.

4. Payment Instructions.

Payments to Party A of USD amounts:

Depository:	JPMorgan Chase Bank, N.A. New York Branch
ABA Routing No.:	021000021
Address:	New York, NY
In Favor Of:	SMBC Derivative Products Limited
Account No.:	400035413

Please contact Larry Weissblum of our Operations Group if you have any questions concerning SMBC Derivative Products Limited’s payment instructions referenced above (Tel: 212.224.5061; Fax: 212.224.5111).

Payments to Party B of USD amounts:

Depository:	Bank of America, N.A.
ABA Routing No.:	026-009-593
Address:	New York, NY
In Favor Of:	BAML-DB 2012-OSI Trust, Commercial Mortgage Pass-Through Certificates, Series 2012-OSI
Account No.:	12352-84246

5.	Counterparts. This Confirmation may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement and may be executed by facsimile.

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American

Exhibit B

Page 11	DPB200407

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America, N.A, or the current lender, as the case may be.

Please confirm that the foregoing correctly sets forth the terms of the agreement between you and us by executing this Confirmation and returning it to the documentation contact above.

Yours Sincerely,

Party A:

By: SMBC Derivative Products Limited

By: SMBC Capital Markets, Inc.

Its: Agent

By:	/s/ Aala Shah
Name: Aala Shah
Title: Assistant Vice President

By:	/s/ Danny Boodram
Name: Danny Boodram
Title: Vice President

Party B:

By: New Private Restaurant Properties, LLC

By:	/s/ Dirk A. Montgomery
Name: Dirk A. Montgomery
Title: CFO

SMBC Derivative Products Limited and Party B have agreed that after receipt by SMBC Derivative Products Limited of the Fixed Amount, they shall not amend, modify, assign, or terminate the Rate Protection Transaction without the prior written consent of German American Capital Corporation and Bank of America. N.A, or the current lender, as the case may be.

Exhibit B

AUTHORIZATION

and

INCUMBENCY CERTIFICATE

for

New Private Restaurant Properties, LLC (the “Buyer”)

I hereby certify that the Buyer is permitted to enter into derivative transaction(s) including but not limited to interest rate swaps, caps and floors (“transactions”) for the purposes of hedging.

Name:	Title:	Signature:
Dirk Montgomery	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned certifies that the person(s) signing above are authorized to transact and bind the Buyer in hedging transaction(s). Each of the persons listed above has been authorized to transact on behalf of the Buyer and is duly elected to and now holds the office set forth opposite his or her name and the signature of each person set forth opposite his or her respective name is a true and genuine signature.

By:	Jor Haetartt
Name:	Jor Haetartt
Title:	Secretary (or other authorized individual; title must be provided in such case)*
* This individual cannot be included on the list above. Date: 3/26/12

Exhibit B

EXHIBIT C

FORM OF SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AGREEMENT (this “Agreement”) is made as of this         day of         201        , between GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 and BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (together with each of their respective successors and assigns, “Lender”), and             , a                     , having an address at                      (“Tenant”).

RECITALS:

WHEREAS, Lender has made a loan (the “Loan”) to New Private Restaurant Properties, LLC, a Delaware limited liability, having an address at 2202 North WestShore Boulevard, Suite 470C, Tampa, Florida (together with its successors or assigns, “Borrower” or “Master Lessor”), which loan is secured by, inter alia, that certain [Mortgage, Deed to Secure Debt and/or Deed of Trust with Security Agreement, Financing Statement, Fixture Filing and Assignment of Master Lease, Subleases, Rents and Security Deposits (Multistate Form)] (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and additions thereto, is referred to as the “Security Instrument”) recorded in              in Reel             , Page          [ADD RECORDING DATA FOR SECURITY INSTRUMENT], on the property described in Schedule “A” annexed hereto and made a part hereof (the “Property”); and

WHEREAS, Borrower and Private Restaurant Master Lessee, LLC, a Delaware limited liability company (“Master Lessee”) have entered into that certain Amended and Restated Master Lease Agreement dated as of             , 2012 (the “Master Lease”) [, a memorandum of which Master Lease was recorded in              in Reel         , Page         ] [ADD RECORDING DATA FOR MEMO IF APPLICABLE], pursuant to which Master Lessee leases, inter alia, all or a portion of the Property; and

WHEREAS, Master Lessee and              [INSERT CONCEPT SUBSIDIARY] (“Landlord”) have entered into that certain Sublease effective June 14, 2007, as amended by that certain                      dated as of             , 2012 (as so amended, the “Concept Sublease”) [, a memorandum of which Concept Sublease was recorded in              in Reel             , Page         /is being recorded immediately prior hereto/contemporaneously herewith] [ADD RECORDING DATA FOR MEMO, IF APPLICABLE], pursuant to which Landlord subleases, inter alia, a portion of the Property; and

WHEREAS, by                      [INSERT TITLE OF LEASE] (the “Lease”) dated             , 201         between Landlord and Tenant, as tenant, [a memorandum of which Lease was recorded in              in Reel             , Page         /is being recorded immediately prior hereto/contemporaneously herewith] [ADD RECORDING DATA FOR MEMO, IF APPLICABLE], Landlord has sub-subleased to Tenant certain premises located in              as more particularly described in the Lease (the “Premises”), such Premises comprising all or a portion of the Property; and

Exhibit C

1

WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Premises, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Master Lease and the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Lender may reasonably require to effect such subordination.

2. So long as (i) Tenant is not in default (after the giving of any notice required to be given under the Lease and beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, (ii) Tenant is not in default under this Agreement (after the giving of any notice required to be given under this Agreement and beyond any period given in this Agreement to Tenant to cure such default) and (iii) the Lease is in full force and effect: (a) Tenant’s possession of the Premises and Tenant’s leasehold interest, rights and privileges under the Lease, including any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof, and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease (except to the extent required so that Tenant’s right to receive or set-off any monies or obligations owed or to be performed by any of Lender’s predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender’s successors-in-interest). Notwithstanding the foregoing provisions of this Paragraph 2, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement

3. (A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender (“Direct Payment Notice”), Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises. Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise. Landlord hereby irrevocably directs Tenant to comply with any Direct Payment Notice regardless of any contrary direction, instruction or assertion by Landlord. Tenant shall be entitled to full credit under the Lease for any rentals paid to Lender pursuant to a Direct Payment Notice to the same extent as if such rent was paid directly to Landlord.

Exhibit C

2

(B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Master Lessor under the Master Lease and/or Landlord under the Lease, whether through possession or foreclosure action, delivery of a deed or otherwise (including after a default under the Master Lease), or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord or Master Lessor, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or Master Lessor or a foreclosure action or proceeding or delivery of a deed in lieu or any other event or circumstance resulting in the termination of the Master Lease, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this Paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i) be liable for any previous act or omission of Landlord under the Lease;

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(iii) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v) be liable or obligated to comply with or fulfill any of the obligations of Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

4. Tenant agrees that without the prior written consent of Lender (to the extent Lender’s consent is required under the terms of the Master Lease), it shall not (a) amend, modify (in any material respects), terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) except to the extent required by the terms of the Lease, subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

Exhibit C

3

5. (A) Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

(B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease, to claim a partial or total eviction, or entitle Tenant to an offset against rent under the Lease, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Lender shall be subrogated to Tenant’s rights against Landlord.

(C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

7. Upon and during the continuance of a default under the Master Lease and/or the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor- Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the

Exhibit C

4

estate or interest owned by Successor-Landlord in the Property (including, without limitation, the rents, issues and profits therefrom), and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor-Landlord.

9. [Intentionally Omitted]

10. If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

12. (A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article         of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement.

13. (A) Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows: to Tenant, at the address first set forth above, Attention:                     ; to Lender, at the address first set forth above, Attention:                      and General Counsel; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term “Lender” shall mean the then holder of the Security Instrument. The term “Landlord” shall mean the then holder of the landlord’s interest in the Lease. The term “person” shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references

Exhibit C

5

herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease (provided that Lender shall not be bound by any such amendment or modification if Lender’s consent thereto is required under the Master Lease and such consent of Lender has not been obtained). Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

15. Tenant hereby represents to Lender as follows:

(A) The Lease is in full force and effect and has not been further amended.

(B) There has been no assignment of the Lease or subletting of any portion of the Premises demised under the Lease.

(C) There are no oral or written agreements or understandings between Landlord and Tenant relating to the Premises demised under the Lease or the Lease transaction except as set forth in the Lease and this Agreement.

(D) The execution of the Lease was duly authorized and the Lease is in full force and effect and to the best of Tenant’s knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(E) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

(F) To the best of Tenant’s knowledge, there has not been any assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the terms of the Lease and the Security Instrument.

16. Whenever, from time to time, reasonably requested by Lender (but not more than three (3) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form acceptable to Tenant, of all of the matters set forth in Paragraph 15 above, and any other information the Lender may reasonably require to confirm the current status of the Lease.

17. BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

[SIGNATURE PAGE FOLLOWS]

Exhibit C

6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[TENANT]

By:

Name:
Title:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:

Name:
Title:

By:

Name:
Title:

BANK OF AMERICA, N.A., a national banking association

By:

Name:
Title:

Exhibit C

7

AGREED AND CONSENTED TO:
LANDLORD:

[LANDLORD]

By:
Name:
Title:

Exhibit C

8

Schedule A

Exhibit C

9

S&C Draft of March 20, 2012

EXHIBIT D

FORM OF MASTER LEASE RENT PAYMENT DIRECTION LETTER

New Private Restaurant Properties, LLC

2202 N. West Shore Boulevard, Suite 470C

Tampa, FL 33607

Attention: Chief Financial Officer

Private Restaurant Master Lessee, LLC

2202 N. West Shore Boulevard, Suite 500

Tampa, FL 33607

Attention: Chief Financial Officer

March         , 2012

Re:	Amended and Restated Master Lease Agreement between New Private Restaurant Properties, LLC, as lessor (“Lessor”), and Private Restaurant Master Lessee, LLC, as lessee (“Lessee”), dated as of March , 2012 (as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof the “Master Lease”)

Ladies and Gentlemen:

With reference to the above referenced Master Lease, please be advised that Lessor has obtained a loan (the “Loan”) from German American Capital Corporation, having an address at 60 Wall Street, New York, New York 10005, and Bank of America, N.A., having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (collectively, together with their respective successors and assigns, “Lender”) pursuant to that certain Loan and Security Agreement, dated of even date herewith, between Lessor and Lender (the “Loan Agreement”), which Loan is secured by, among other things, the fee and leasehold properties demised to Lessee by the Master Lease. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Master Lease.

In connection with the Loan, from and after the date hereof and until notified otherwise by written instruction from Lender, you are hereby irrevocably instructed at all times during the term of the Loan: (a) to make payments of Base Rent, and (b) to the extent that any Additional Charges are payable by Lessee to Lessor under the Master Lease, to make payments of such Additional Charges, in each case by wire transfer directly to the following account:

Exhibit D

Bank:	Bank of America N.A.
ABA No.:	026-009-593
Account No.:	12352-84246
Credit to:	BAML-DB 2012-OSI Trust, Commercial Mortgage Pass-Through Certificates, Series 2012-OSI as Lender

If you have any questions regarding this letter, please contact Lessor at the address indicated above.

Very truly yours,

NEW PRIVATE RESTAURANT PROPERTIES, LLC

By:
Name:	Karen Bremer
Title:	Vice President of Real Estate

cc:	German American Capita1 Corporation

60 Wall Street, 10th Floor

New York, New York 10005

Attention: John Beacham and General Counsel

Bank of America, N.A.

Real Estate Structured Finance - Servicing

900 West Trade Street, Suite 650

Mail Code: NC1 -026-06-01

Charlotte, North Carolina 28255

Attn: Servicing Manager

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Charles Schrank, Esq.

Exhibit D

EXHIBIT E

COUNTERPARTY ACKNOWLEDGMENT

SMBC Derivative Products Limited (“Counterparty”) has entered into a [ Confirmation] (the “Interest Rate Cap Agreement”, dated as of March 23, 2012, between the Counterparty and New Private Restaurant Properties, LLC (“Borrower”). Attached hereto, is a true, correct and complete copy of the Interest Rate Cap Agreement. Counterparty acknowledges that it has been informed that Borrower, pursuant to that certain Loan and Security Agreement, dated March 27, 2012 (the “Loan Agreement”) has pledged and collaterally assigned its rights under the Interest Rate Cap Agreement to German American Capital Corporation, a Maryland corporation and Bank of America, N.A., a national banking association (together with their successors and assigns, “Lender”). Counterparty hereby consents to such pledge and assignment and agrees that it will make any payments to become payable under or pursuant to the Interest Rate Cap Agreement directly to an account at Bank of America, N.A. in the name of BAML-DB 2012-OSI Trust, Commercial Mortgage Pass-Through Certificates, Series 2012-OSI as Lender, Account Number 12352-84246, ABA #026-009-593, or to such other account designated in writing by Lender. Counterparty acknowledges that, in the event it shall fail to make such payments directly to such account, it shall be deemed to have not made such payment pursuant to the Interest Rate Cap Agreement. Counterparty also agrees that it will not modify, amend or terminate the Interest Rate Cap Agreement without Lender’s consent. Borrower and Lender agree that (i) Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instructions from Borrower in respect of this acknowledgement, (ii) without limitation on the immediately preceding clause, in the event of any inconsistency between any notice or instructions from Lender and any notice or instructions from Borrower, Counterparty shall be entitled to conclusively rely (without any independent investigation) on those from Lender and (iii) Counterparty shall be held harmless and shall be fully indemnified by Borrower from and against any and all claims, other than those ultimately determined to be proximately caused by the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys’ fees and disbursement) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Lender.

COUNTERPARTY:
SMBC DERIVATIVE PRODUCTS LIMITED

REF: DPB200407	By:	/s/ Aala Shah
Name: Aala Shah
Title: Assistant Vice President
Date: March 26, 2012

	By:	/s/ Danny Boodram
Name: Danny Boodram
Title: Vice President
Date: March 26, 2012

Exhibit E

Month of Payment Date	Year	Principal
May	2012	$631,747.39
June	2012	$633,853.22
July	2012	$635,966.06
August	2012	$638,085.95
September	2012	$640,212.90
October	2012	$642,346.95
November	2012	$644,488.10
December	2012	$646,636.40
January	2013	$648,791.85
February	2013	$650,954.49
March	2013	$653,124.34
April	2013	$655,301.42
May	2013	$657,485.76
June	2013	$659,677.38
July	2013	$661,876.30
August	2013	$664,082.56
September	2013	$666,296.16
October	2013	$668,517.15
November	2013	$670,745.54
December	2013	$672,981.36
January	2014	$675,224.63
February	2014	$677,475.38
March	2014	$679,733.63
April	2014	$681,999.41
May	2014	$684,272.74
June	2014	$686,553.65
July	2014	$688,842.16
August	2014	$691,138.30
September	2014	$693,442.10
October	2014	$695,753.57
November	2014	$698,072.75
December	2014	$700,399.66
January	2015	$702,734.32
February	2015	$705,076.77
March	2015	$707,427.03
April	2015	$709,785.12
May	2015	$712,151.07
June	2015	$714,524.91
July	2015	$716,906.65
August	2015	$719,296.34
September	2015	$721,694.00
October	2015	$724,099.64
November	2015	$726,513.31
December	2015	$728,935.02

Schedule VII

January	2016	$731 ,364.80
February	2016	$733,802.69
March	2016	$736,248.70
April	2016	$738,702.86
May	2016	$741,165.20
June	2016	$743,635.75
July	2016	$746,114.54
August	2016	$748,601 .59
September	2016	$751 ,096.93
October	2016	$753,600.58
November	2016	$756,112.58
December	2016	$758,632.96
January	2017	$761,161.74
February	2017	$763,698.94
March	2017	$766,244.60
April	2017	$283,684,592.10

Schedule VII

[GRAPHIC APPEARS HERE]

SCHEDULE I

EXISTING SUBLEASES; RLP SUBLEASES; NON-DISTURBANCE ELIGIBLE

SUBLEASES; UNAFFILIATED SUBLEASES; EXCLUDED LICENSES, SUPERIOR

LEASES; DEFAULTS OR PREPAID RENT UNDER SUBLEASES

1. RLP Subleases

Store Number	Address	Sublease*
9407	190 Partner Circle Southern Pines, NC 28387	Amended and Restated Lease between Bonefish Grill, LLC and Bonefish/Carolinas, Limited Partnership, dated as of June 14, 2007.

3101	4650 Route 42 Turnersville, NJ 08012	Amended and Restated Lease between Carrabba’s Italian Grill, LLC and Outback/Carrabba’s Partnership (as successor-in-interest to Carrabba’s/Mid Atlantic-I, Limited Partnership), dated as of June 14, 2007.

7101	4430 Long Gate Parkway Ellicott City, MD 21043	Lease between Carrabba’s Italian Grill, LLC and Carrabba’s/DC-I, Limited Partnership, dated as of February 3, 1997.

8109	901 Route 73 Evesham Township, NJ 08053	Amended and Restated Lease, between Carrabba’s Italian Grill, LLC and OSF/CIGI of Evesham Partnership (as successor-in-interest to Carrabba’s/Mid Atlantic-I, Limited Partnership), dated as of June 14, 2007.

9301	324 N. Peter’s Road Knoxville, TN 37922	Lease, between Carrabba’s Italian Grill, LLC. and Carrabba’s/Rocky Top, Limited Partnership, dated as of April 16, 1999.

2001	4322 West Boy Scout Boulevard Tampa, FL 33607	Lease, between OS Prime, LLC and OSI/Fleming’s, LLC, effective June 14, 2007.

1715	233 S. Ridge Road Wichita, KS 67212	Lease, between Outback Steakhouse of Florida, LLC and Outback Kansas, LLC (as successor-in-interest to Heartland Outback-II, Limited Partnership), dated as of February 1, 1999.

Schedule I

1716	15430 South Rogers Road Olathe, KS 66062	Lease, between Outback Steakhouse of Florida, LLC and Outback Kansas, LLC (as successor-in-interest to Heartland Outback-II, Limited Partnership), dated as of December 12, 2002.

2134	3020 Crain Highway Waldorf, MD 20601	Lease, between Outback Steakhouse of Florida, LLC and Outback/Stone-II, Limited Partnership (as successor-in-interest to Outback of Waldorf, Inc.), dated as of August 31, 1994.

2139	4420 Long Gate Parkway Ellicott City, MD 21043	Lease, between Outback Steakhouse of Florida, LLC and Outback/Stone-II, Limited Partnership, dated as of February 3, 1997.

3116	4600 Route 42 Turnersville, NJ 08012	Amended and Restated Lease, between Outback Steakhouse of Florida, LLC and Outback/Carrabba’s Partnership (as successor-in-interest to Outback/Mid-Atlantic-I, Limited Partnership), dated as of June 14, 2007.

3122	901 Route 73 Evesham Township, NJ 08053	Amended and Restated Lease, between Outback Steakhouse of Florida, LLC and OSF/CIGI of Evesham Partnership (as successor-in-interest to Outback/Mid-Atlantic-I, Limited Partnership), dated as of June 14, 2007.

3713	3600 South Broadway Edmond, OK 73013	Lease, between Outback Steakhouse of Florida, Inc. and OSF Oklahoma, LLC (as successor-in-interest to Outback/Heartland Limited Partnership), dated as of January 2, 1996.

3715	860 N. Interstate Drive Norman, OK 73013	Lease, between Outback Steakhouse of Florida, Inc. and OSF Oklahoma, LLC (as successor-in-interest to Outback/Heartland-II, Limited Partnership), dated as of May 21, 1997.

3716	7206 Cache Road Lawton, OK 73505	Lease, between Outback Steakhouse of Florida, Inc. and OSF Oklahoma, LLC (as successor-in-interest to Outback/Heartland-II, Limited Partnership), dated as of January 29, 1999.

3002	4342 West Boy Scout Boulevard Tampa, FL 33607	Lease, between OS Pacific, LLC and Roy’s/Outback Joint Venture, LLC, effective June 14, 2007.

6402	2840 Dallas Parkway Plano, TX 42093	Amended and Restated Lease, between OS Pacific, LLC and Roy’s/Outback Joint Venture (as successor-in-interest to Roy’s/South Midwest-I, Limited Partnership), dated as of June 14, 2007.

*	Each Sublease is as from time to time amended, restated, supplemented and otherwise modified and in effect from time to time, together with any renewals, extensions, assignments or replacements thereof.

Schedule I

2. Non-Disturbance Eligible Subleases / Unaffiliated Subleases

Store Number	Address	Sublease*
4801	40 Geoffrey Drive Newark, DE 19713	Lease, between OS Tropical, LLC and Cheeseburger of Newark, LLC (as successor-in-interest to Cheeseburger-South Eastern Pennsylvania, Limited Partnership), effective June 14, 2007.

5501	4670 Southport Crossing Drive Indianapolis, IN 43237	Lease, between OS Tropical, LLC and Cheeseburger of Southport, LLC (as successor-in-interest to Cheeseburger-Ohio, Limited Partnership), effective June 14, 2007.

5502	9770 Crosspoint Boulevard Fisher, IN 46256	Lease, between OS Tropical, LLC and Cheeseburger of Fishers, LLC (as successor-in-interest to Cheeseburger-Ohio, Limited Partnership), effective June 14, 2007.

5505	3830 S US Highway 41 Terre Haute, IN 47802	Lease, between OS Tropical, LLC and Cheeseburger of Terre Haute, LLC (as successor-in-interest to Cheeseburger-Ohio, Limited Partnership), effective June 14, 2007.

5506	8301 Eagle Lake Drive Evansville, IN 47715	Lease, between OS Tropical, LLC and Cheeseburger of Evansville, LLC (as successor-in-interest to Cheeseburger-Ohio, Limited Partnership), effective June 14, 2007.

6302	13905 Lakeside Circle Sterling Heights, MI 48313	Lease, between OS Tropical, LLC and Cheeseburger of Sterling Heights, LLC (as successor-in-interest to Cheeseburger in Paradise, LLC), effective June 14, 2007.

8001	4302 West Boy Scout Boulevard Tampa, FL 33607	Lease, between OS Southern, LLC and MVP LRS, LLC (as successor by merger to Selmon’s/Florida-I, Limited Partnership), effective June 14, 2007.

Schedule I

8002	17508 Dona Michelle Drive Tampa, FL 33647	Lease, between OS Southern, LLC and MVP LRS, LLC (as successor by merger to Selmon’s/Florida-I, Limited Partnership), effective June 19, 2002.

8302	13905 Lakeside Circle Sterling Heights, MI 48313	Lease, between OS Tropical, LLC and Cheeseburger of Sterling Heights, LLC (as successor-in-interest to Cheeseburger in Paradise, LLC), effective June 14, 2007.

8705	1101 Seminole Trail Charlottesville, VA 22901	Lease, between OS Tropical, LLC and Cheeseburger of Charlottesville, LLC (as successor-in-interest to Cheeseburger-Northern Virginia, Limited Partnership), effective June 14, 2007.

*	Each Sublease is as from time to time amended, restated, supplemented and otherwise modified and in effect from time to time, together with any renewals, extensions, assignments or replacements thereof.

3. Excluded Licenses/Specified Prior Subleases

Store Number	Address	Excluded License/Specified Prior Subleases*
1028	4902 Commercial Way Spring Hill, FL 34608	Billboard leased pursuant to a Lease Renewal Agreement, dated July 22, 1999.

1036	861 W. 23rd Street Panama City, FL 32405	Billboard leased pursuant to a Renewal Lease, dated April 7, 1997.

1520	2315 Post Road Indianapolis, IN 46219	Billboard leased pursuant to a Renewal Lease Agreement, dated September 1, 1996.

3715	860 N. Interstate Drive Norman, OK 73013	Sign leased pursuant to a Sign Location Lease, dated May 1, 2007.

4801	40 Geoffrey Drive Newark, DE 19713	Space leased for use as a Dunkin Donuts retail location pursuant to a Lease, dated November 20, 2006.

8609	1320 Boardman Polland Road Boardman Township, OH 44514	Space leased for use as a Verizon Wireless telephone retail and service location pursuant to a Lease, dated May 10, 2007.

8609	1320 Boardman Polland Road Boardman Township, OH 44514	Space leased for use as an Aspen Dental office pursuant to a Lease, dated August 24, 2005.

*	Each license/sublease is as from time to time amended, restated, supplemented and otherwise modified and in effect from time to time, together with any renewals, extensions, assignments or replacements thereof.

Schedule I

4. Sublease Defaults

None.

5. Prepaid Rents More than One (1) in Advance

None.

Schedule I

SCHEDULE II

LITIGATION; CONDEMNATION; WORK STOPPAGES

1. Litigation

None.

2. Condemnation

Store Number	Address	Condemnation
3458	8280 Valley Boulevard Blowing Rock, NC 28605	Right of way easement and ongoing litigation to release right of way area to the State.

8705	1101 Seminole Trail Charlottesville, VA 22901	Notice of right of way taking and construction easement received.

4810	279 Junction Road Madison, WI 53717	Notice of potential transmission line easement taking

3. Work Stoppages

None.

Schedule II

SCHEDULE III

ALLOCATED LOAN AMOUNTS AND COMBINED ALLOCATED LOAN AMOUNTS

Unit #	Property Name	Allocated Mortgage Loan Amount	Combined Allocated Loan Amount
311	OSI Restaurant Portfolio-Outback Steakhouse	$1,274,108	$1,961,372
312	OSI Restaurant Portfolio-Outback Steakhouse	$1,144,199	$1,761,389
314	OSI Restaurant Portfolio-Outback Steakhouse	$1,224,143	$1,884,456
316	OSI Restaurant Portfolio-Outback Steakhouse	$1,174,178	$1,807,539
317	OSI Restaurant Portfolio-Outback Steakhouse	$1,139,202	$1,753,698
323	OSI Restaurant Portfolio-Outback Steakhouse	$1,339,062	$2,061,364
325	OSI Restaurant Portfolio-Outback Steakhouse	$1,149,195	$1,769,081
326	OSI Restaurant Portfolio-Outback Steakhouse	$1,144,199	$1,761,389
453	OSI Restaurant Portfolio-Outback Steakhouse	$1,094,234	$1,684,473
455	OSI Restaurant Portfolio-Outback Steakhouse	$924,353	$1,422,957
601	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$949,335	$1,461,415
602	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$924,353	$1,422,957
605	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$909,363	$1,399,882
606	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,014,290	$1,561,406
611	OSI Restaurant Portfolio-Outback Steakhouse	$1,099,230	$1,692,165
612	OSI Restaurant Portfolio-Outback Steakhouse	$869,391	$1,338,348
613	OSI Restaurant Portfolio-Outback Steakhouse	$904,367	$1,392,190
614	OSI Restaurant Portfolio-Outback Steakhouse	$1,174,178	$1,807,539
615	OSI Restaurant Portfolio-Outback Steakhouse	$1,044,269	$1,607,556
616	OSI Restaurant Portfolio-Outback Steakhouse	$1,014,290	$1,561,406
617	OSI Restaurant Portfolio-Outback Steakhouse	$1,159,188	$1,784,464
619	OSI Restaurant Portfolio-Outback Steakhouse	$904,367	$1,392,190
628	OSI Restaurant Portfolio-Outback Steakhouse	$819,426	$1,261,432
1001	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,748,775	$2,692,080
1002	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$2,198,460	$3,384,329
1006	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$899,370	$1,384,498
1008	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,598,880	$2,461,330
1022	OSI Restaurant Portfolio-Outback Steakhouse	$1,349,055	$2,076,747
1023	OSI Restaurant Portfolio-Outback Steakhouse	$1,448,985	$2,230,580
1024	OSI Restaurant Portfolio-Outback Steakhouse	$1,698,810	$2,615,163
1025	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
1026	OSI Restaurant Portfolio-Outback Steakhouse	$1,698,810	$2,615,163
1027	OSI Restaurant Portfolio-Outback Steakhouse	$2,048,565	$3,153,579
1028	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
1029	OSI Restaurant Portfolio-Outback Steakhouse	$1,898,670	$2,922,830
1030	OSI Restaurant Portfolio-Outback Steakhouse	$1,448,985	$2,230,580
1031	OSI Restaurant Portfolio-Outback Steakhouse	$1,199,160	$1,845,998
1033	OSI Restaurant Portfolio-Outback Steakhouse	$1,448,985	$2,230,580
1034	OSI Restaurant Portfolio-Outback Steakhouse	$1,399,020	$2,153,664
1035	OSI Restaurant Portfolio-Outback Steakhouse	$1,898,670	$2,922,830
1036	OSI Restaurant Portfolio-Outback Steakhouse	$1,349,055	$2,076,747

Schedule III

1060	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
1061	OSI Restaurant Portfolio-Outback Steakhouse	$1,498,950	$2,307,497
1063	OSI Restaurant Portfolio-Outback Steakhouse	$1,149,195	$1,769,081
1101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,608,873	$2,476,714
1102	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,419,006	$2,184,431
1108	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,419,006	$2,184,431
1116	OSI Restaurant Portfolio-Outback Steakhouse	$1,404,017	$2,161,356
1119	OSI Restaurant Portfolio-Outback Steakhouse	$1,309,083	$2,015,214
1120	OSI Restaurant Portfolio-Outback Steakhouse	$1,144,199	$1,761,389
1121	OSI Restaurant Portfolio-Outback Steakhouse	$1,189,167	$1,830,614
1122	OSI Restaurant Portfolio-Outback Steakhouse	$1,399,020	$2,153,664
1123	OSI Restaurant Portfolio-Outback Steakhouse	$1,164,185	$1,792,156
1124	OSI Restaurant Portfolio-Outback Steakhouse	$1,074,248	$1,653,706
1125	OSI Restaurant Portfolio-Outback Steakhouse	$874,388	$1,346,040
1133	OSI Restaurant Portfolio-Outback Steakhouse	$1,164,185	$1,792,156
1134	OSI Restaurant Portfolio-Outback Steakhouse	$1,074,248	$1,653,706
1135	OSI Restaurant Portfolio-Outback Steakhouse	$1,054,262	$1,622,940
1137	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
1201	OSI Restaurant Portfolio-Bonefish Grill	$1,174,178	$1,807,539
1264	OSI Restaurant Portfolio-Outback Steakhouse	$1,199,160	$1,845,998
1410	OSI Restaurant Portfolio-Outback Steakhouse	$1,049,265	$1,615,248
1411	OSI Restaurant Portfolio-Outback Steakhouse	$999,300	$1,538,331
1412	OSI Restaurant Portfolio-Outback Steakhouse	$1,099,230	$1,692,165
1414	OSI Restaurant Portfolio-Outback Steakhouse	$1,249,125	$1,922,914
1416	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
1418	OSI Restaurant Portfolio-Outback Steakhouse	$1,049,265	$1,615,248
1419	OSI Restaurant Portfolio-Outback Steakhouse	$1,149,195	$1,769,081
1424	OSI Restaurant Portfolio-Outback Steakhouse	$1,004,297	$1,546,023
1450	OSI Restaurant Portfolio-Outback Steakhouse	$874,388	$1,346,040
1452	OSI Restaurant Portfolio-Outback Steakhouse	$874,388	$1,346,040
1453	OSI Restaurant Portfolio-Outback Steakhouse	$899,370	$1,384,498
1516	OSI Restaurant Portfolio-Outback Steakhouse	$1,229,139	$1,892,148
1518	OSI Restaurant Portfolio-Outback Steakhouse	$1,124,213	$1,730,623
1519	OSI Restaurant Portfolio-Outback Steakhouse	$1,284,101	$1,976,756
1520	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
1521	OSI Restaurant Portfolio-Outback Steakhouse	$874,388	$1,346,040
1522	OSI Restaurant Portfolio-Outback Steakhouse	$924,353	$1,422,957
1550	OSI Restaurant Portfolio-Outback Steakhouse	$1,424,003	$2,192,122
1611	OSI Restaurant Portfolio-Outback Steakhouse	$874,388	$1,346,040
1614	OSI Restaurant Portfolio-Outback Steakhouse	$839,412	$1,292,198
1715	OSI Restaurant Portfolio-Outback Steakhouse	$1,229,139	$1,892,148
1716	OSI Restaurant Portfolio-Outback Steakhouse	$914,360	$1,407,573
1813	OSI Restaurant Portfolio-Outback Steakhouse	$1,311,581	$2,019,060
1851	OSI Restaurant Portfolio-Outback Steakhouse	$1,174,178	$1,807,539
1901	OSI Restaurant Portfolio-Outback Steakhouse	$1,264,115	$1,945,989
1912	OSI Restaurant Portfolio-Outback Steakhouse	$1,379,034	$2,122,897
1914	OSI Restaurant Portfolio-Outback Steakhouse	$1,204,157	$1,853,689
1921	OSI Restaurant Portfolio-Outback Steakhouse	$1,369,041	$2,107,514
1941	OSI Restaurant Portfolio-Outback Steakhouse	$1,448,985	$2,230,580
1951	OSI Restaurant Portfolio-Outback Steakhouse	$1,468,971	$2,261,347

Schedule III

1961	OSI Restaurant Portfolio-Outback Steakhouse	$1,533,926	$2,361,339
1971	OSI Restaurant Portfolio-Outback Steakhouse	$1,463,975	$2,253,655
2001	OSI Restaurant Portfolio-Fleming’s Prime Steakhouse and Wine Bar	$2,548,215	$3,922,745
2014	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
2015	OSI Restaurant Portfolio-Outback Steakhouse	$1,149,195	$1,769,081
2017	OSI Restaurant Portfolio-Outback Steakhouse	$1,448,985	$2,230,580
2134	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
2139	OSI Restaurant Portfolio-Outback Steakhouse	$1,948,635	$2,999,746
2315	OSI Restaurant Portfolio-Outback Steakhouse	$999,300	$1,538,331
2319	OSI Restaurant Portfolio-Outback Steakhouse	$1,009,293	$1,553,715
2320	OSI Restaurant Portfolio-Outback Steakhouse	$1,134,206	$1,746,006
2321	OSI Restaurant Portfolio-Outback Steakhouse	$1,174,178	$1,807,539
2325	OSI Restaurant Portfolio-Outback Steakhouse	$1,034,276	$1,592,173
2326	OSI Restaurant Portfolio-Outback Steakhouse	$1,144,199	$1,761,389
2411	OSI Restaurant Portfolio-Outback Steakhouse	$1,099,230	$1,692,165
2415	OSI Restaurant Portfolio-Outback Steakhouse	$1,024,283	$1,576,790
2420	OSI Restaurant Portfolio-Outback Steakhouse	$849,405	$1,307,582
2619	OSI Restaurant Portfolio-Outback Steakhouse	$1,034,276	$1,592,173
3002	OSI Restaurant Portfolio-Roy’s Restaurant	$1,798,740	$2,768,996
3101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,161,686	$1,788,310
3102	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,174,178	$1,807,539
3110	OSI Restaurant Portfolio-Outback Steakhouse	$1,211,651	$1,865,227
3114	OSI Restaurant Portfolio-Outback Steakhouse	$1,803,737	$2,776,688
3116	OSI Restaurant Portfolio-Outback Steakhouse	$1,099,230	$1,692,165
3117	OSI Restaurant Portfolio-Outback Steakhouse	$1,064,255	$1,638,323
3120	OSI Restaurant Portfolio-Outback Steakhouse	$1,064,255	$1,638,323
3122	OSI Restaurant Portfolio-Outback Steakhouse	$1,211,651	$1,865,227
3211	OSI Restaurant Portfolio-Outback Steakhouse	$1,014,290	$1,561,406
3212	OSI Restaurant Portfolio-Outback Steakhouse	$1,264,115	$1,945,989
3213	OSI Restaurant Portfolio-Outback Steakhouse	$1,319,076	$2,030,597
3214	OSI Restaurant Portfolio-Outback Steakhouse	$1,438,992	$2,215,197
3215	OSI Restaurant Portfolio-Outback Steakhouse	$759,468	$1,169,132
3217	OSI Restaurant Portfolio-Outback Steakhouse	$1,264,115	$1,945,989
3220	OSI Restaurant Portfolio-Outback Steakhouse	$2,763,065	$4,253,486
3357	OSI Restaurant Portfolio-Outback Steakhouse	$1,149,195	$1,769,081
3402	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,174,178	$1,807,539
3403	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,129,209	$1,738,314
3420	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,019,286	$1,569,098
3444	OSI Restaurant Portfolio-Outback Steakhouse	$1,414,010	$2,176,739
3446	OSI Restaurant Portfolio-Outback Steakhouse	$1,493,954	$2,299,805
3447	OSI Restaurant Portfolio-Outback Steakhouse	$1,478,964	$2,276,730
3448	OSI Restaurant Portfolio-Outback Steakhouse	$1,443,989	$2,222,889
3450	OSI Restaurant Portfolio-Outback Steakhouse	$1,024,283	$1,576,790
3451	OSI Restaurant Portfolio-Outback Steakhouse	$1,309,083	$2,015,214
3452	OSI Restaurant Portfolio-Outback Steakhouse	$1,419,006	$2,184,431
3453	OSI Restaurant Portfolio-Outback Steakhouse	$1,349,055	$2,076,747
3454	OSI Restaurant Portfolio-Outback Steakhouse	$1,239,132	$1,907,531
3455	OSI Restaurant Portfolio-Outback Steakhouse	$1,169,181	$1,799,848
3458	OSI Restaurant Portfolio-Outback Steakhouse	$884,381	$1,361,423
3460	OSI Restaurant Portfolio-Outback Steakhouse	$1,214,150	$1,869,073

Schedule III

3461	OSI Restaurant Portfolio-Outback Steakhouse	$1,134,206	$1,746,006
3462	OSI Restaurant Portfolio-Outback Steakhouse	$974,318	$1,499,873
3463	OSI Restaurant Portfolio-Outback Steakhouse	$1,344,059	$2,069,056
3464	OSI Restaurant Portfolio-Outback Steakhouse	$1,244,129	$1,915,223
3621	OSI Restaurant Portfolio-Outback Steakhouse	$999,300	$1,538,331
3633	OSI Restaurant Portfolio-Outback Steakhouse	$1,384,031	$2,130,589
3635	OSI Restaurant Portfolio-Outback Steakhouse	$1,359,048	$2,092,131
3636	OSI Restaurant Portfolio-Outback Steakhouse	$1,009,293	$1,553,715
3640	OSI Restaurant Portfolio-Outback Steakhouse	$1,339,062	$2,061,364
3658	OSI Restaurant Portfolio-Outback Steakhouse	$1,061,756	$1,634,477
3662	OSI Restaurant Portfolio-Outback Steakhouse	$986,809	$1,519,102
3663	OSI Restaurant Portfolio-Outback Steakhouse	$1,261,616	$1,942,143
3713	OSI Restaurant Portfolio-Outback Steakhouse	$1,438,992	$2,215,197
3715	OSI Restaurant Portfolio-Outback Steakhouse	$1,309,083	$2,015,214
3716	OSI Restaurant Portfolio-Outback Steakhouse	$949,335	$1,461,415
3915	OSI Restaurant Portfolio-Outback Steakhouse	$1,124,213	$1,730,623
3917	OSI Restaurant Portfolio-Outback Steakhouse	$1,234,136	$1,899,839
3951	OSI Restaurant Portfolio-Outback Steakhouse	$1,249,125	$1,922,914
3952	OSI Restaurant Portfolio-Outback Steakhouse	$724,493	$1,115,290
4117	OSI Restaurant Portfolio-Outback Steakhouse	$1,399,020	$2,153,664
4118	OSI Restaurant Portfolio-Outback Steakhouse	$1,349,055	$2,076,747
4119	OSI Restaurant Portfolio-Outback Steakhouse	$1,419,006	$2,184,431
4120	OSI Restaurant Portfolio-Outback Steakhouse	$1,488,957	$2,292,114
4121	OSI Restaurant Portfolio-Outback Steakhouse	$874,388	$1,346,040
4122	OSI Restaurant Portfolio-Outback Steakhouse	$1,064,255	$1,638,323
4123	OSI Restaurant Portfolio-Outback Steakhouse	$1,453,982	$2,238,272
4124	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
4127	OSI Restaurant Portfolio-Outback Steakhouse	$1,359,048	$2,092,131
4210	OSI Restaurant Portfolio-Outback Steakhouse	$969,321	$1,492,181
4314	OSI Restaurant Portfolio-Outback Steakhouse	$1,493,954	$2,299,805
4318	OSI Restaurant Portfolio-Outback Steakhouse	$1,129,209	$1,738,314
4319	OSI Restaurant Portfolio-Outback Steakhouse	$1,394,024	$2,145,972
4320	OSI Restaurant Portfolio-Outback Steakhouse	$1,443,989	$2,222,889
4324	OSI Restaurant Portfolio-Outback Steakhouse	$939,342	$1,446,031
4350	OSI Restaurant Portfolio-Outback Steakhouse	$1,319,076	$2,030,597
4401	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,978,614	$3,045,896
4403	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,119,216	$1,722,931
4404	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,693,814	$2,607,472
4405	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,354,052	$2,084,439
4406	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,493,954	$2,299,805
4407	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,898,670	$2,922,830
4416	OSI Restaurant Portfolio-Outback Steakhouse	$1,199,160	$1,845,998
4417	OSI Restaurant Portfolio-Outback Steakhouse	$899,370	$1,384,498
4418	OSI Restaurant Portfolio-Outback Steakhouse	$949,335	$1,461,415
4422	OSI Restaurant Portfolio-Outback Steakhouse	$1,119,216	$1,722,931
4423	OSI Restaurant Portfolio-Outback Steakhouse	$1,149,195	$1,769,081
4424	OSI Restaurant Portfolio-Outback Steakhouse	$999,300	$1,538,331
4426	OSI Restaurant Portfolio-Outback Steakhouse	$899,370	$1,384,498
4429	OSI Restaurant Portfolio-Outback Steakhouse	$1,314,080	$2,022,906
4454	OSI Restaurant Portfolio-Outback Steakhouse	$994,304	$1,530,640

Schedule III

4455	OSI Restaurant Portfolio-Outback Steakhouse	$1,054,262	$1,622,940
4456	OSI Restaurant Portfolio-Outback Steakhouse	$804,437	$1,238,357
4457	OSI Restaurant Portfolio-Outback Steakhouse	$1,134,206	$1,746,006
4458	OSI Restaurant Portfolio-Outback Steakhouse	$1,074,248	$1,653,706
4459	OSI Restaurant Portfolio-Outback Steakhouse	$1,204,157	$1,853,689
4461	OSI Restaurant Portfolio-Outback Steakhouse	$1,184,171	$1,822,923
4462	OSI Restaurant Portfolio-Outback Steakhouse	$1,898,670	$2,922,830
4463	OSI Restaurant Portfolio-Outback Steakhouse	$1,538,922	$2,369,030
4464	OSI Restaurant Portfolio-Outback Steakhouse	$1,448,985	$2,230,580
4466	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
4467	OSI Restaurant Portfolio-Outback Steakhouse	$1,104,227	$1,699,856
4468	OSI Restaurant Portfolio-Outback Steakhouse	$984,311	$1,515,256
4469	OSI Restaurant Portfolio-Outback Steakhouse	$1,019,286	$1,569,098
4470	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
4473	OSI Restaurant Portfolio-Outback Steakhouse	$1,094,234	$1,684,473
4474	OSI Restaurant Portfolio-Outback Steakhouse	$969,321	$1,492,181
4475	OSI Restaurant Portfolio-Outback Steakhouse	$939,342	$1,446,031
4476	OSI Restaurant Portfolio-Outback Steakhouse	$1,074,248	$1,653,706
4478	OSI Restaurant Portfolio-Outback Steakhouse	$1,019,286	$1,569,098
4510	OSI Restaurant Portfolio-Outback Steakhouse	$1,199,160	$1,845,998
4511	OSI Restaurant Portfolio-Outback Steakhouse	$1,149,195	$1,769,081
4716	OSI Restaurant Portfolio-Outback Steakhouse	$1,848,705	$2,845,913
4724	OSI Restaurant Portfolio-Outback Steakhouse	$1,299,090	$1,999,831
4728	OSI Restaurant Portfolio-Outback Steakhouse	$1,249,125	$1,922,914
4756	OSI Restaurant Portfolio-Outback Steakhouse	$1,399,020	$2,153,664
4758	OSI Restaurant Portfolio-Outback Steakhouse	$1,389,027	$2,138,281
4762	OSI Restaurant Portfolio-Outback Steakhouse	$999,300	$1,538,331
4801	OSI Restaurant Portfolio-Cheeseburger In Paradise	$1,194,164	$1,838,306
4810	OSI Restaurant Portfolio-Outback Steakhouse	$1,034,276	$1,592,173
4813	OSI Restaurant Portfolio-Outback Steakhouse	$1,049,265	$1,615,248
4910	OSI Restaurant Portfolio-Outback Steakhouse	$999,300	$1,538,331
4961	OSI Restaurant Portfolio-Outback Steakhouse	$924,353	$1,422,957
5010	OSI Restaurant Portfolio-Outback Steakhouse	$1,149,195	$1,769,081
5113	OSI Restaurant Portfolio-Outback Steakhouse	$1,194,164	$1,838,306
5301	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,224,143	$1,884,456
5302	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,124,213	$1,730,623
5303	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,149,195	$1,769,081
5501	OSI Restaurant Portfolio-Cheeseburger In Paradise	$1,389,027	$2,138,281
5502	OSI Restaurant Portfolio-Cheeseburger In Paradise	$1,414,010	$2,176,739
5505	OSI Restaurant Portfolio-Cheeseburger In Paradise	$984,311	$1,515,256
5506	OSI Restaurant Portfolio-Cheeseburger In Paradise	$1,259,118	$1,938,298
6006	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,299,090	$1,999,831
6007	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,349,055	$2,076,747
6013	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,149,195	$1,769,081
6015	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,698,810	$2,615,163
6020	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,998,600	$3,076,663
6021	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,548,915	$2,384,414
6029	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,299,090	$1,999,831
6035	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,149,195	$1,769,081
6048	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,349,055	$2,076,747

Schedule III

6052	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,249,125	$1,922,914
6116	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$944,339	$1,453,723
6302	OSI Restaurant Portfolio-Cheeseburger In Paradise	$849,405	$1,307,582
6402	OSI Restaurant Portfolio-Roy’s Restaurant	$1,124,213	$1,730,623
6502	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,419,006	$2,184,431
6903	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,024,283	$1,576,790
7101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,948,635	$2,999,746
8001	OSI Restaurant Portfolio-Lee Roy Selmon’s	$2,698,110	$4,153,495
8002	OSI Restaurant Portfolio-Lee Roy Selmon’s	$1,399,020	$2,153,664
8109	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,024,283	$1,576,790
8302	OSI Restaurant Portfolio-Sterling’s Bistro	$299,790	$461,499
8609	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$2,213,450	$3,407,404
8705	OSI Restaurant Portfolio-Cheeseburger In Paradise	$1,049,265	$1,615,248
8908	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,149,195	$1,769,081
9301	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,508,943	$2,322,880
9407	OSI Restaurant Portfolio-Bonefish Grill	$959,328	$1,476,798
9410	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,488,957	$2,292,114
9414	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,034,276	$1,592,173
9704	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,249,125	$1,922,914
9802	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$1,034,276	$1,592,173

Schedule III

SCHEDULE IV

MAXIMUM MASTER LEASE BASE RENT REDUCTIONS FOR RELEASED

PROPERTIES

Unit #	Property Name	Master Lease Base Rent Reductions
311	OSI Restaurant Portfolio-Outback Steakhouse	$213,724
312	OSI Restaurant Portfolio-Outback Steakhouse	$191,933
314	OSI Restaurant Portfolio-Outback Steakhouse	$205,343
316	OSI Restaurant Portfolio-Outback Steakhouse	$196,962
317	OSI Restaurant Portfolio-Outback Steakhouse	$191,095
323	OSI Restaurant Portfolio-Outback Steakhouse	$224,620
325	OSI Restaurant Portfolio-Outback Steakhouse	$192,771
326	OSI Restaurant Portfolio-Outback Steakhouse	$191,933
453	OSI Restaurant Portfolio-Outback Steakhouse	$183,552
455	OSI Restaurant Portfolio-Outback Steakhouse	$155,055
601	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$159,246
602	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$155,055
605	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$152,541
606	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$170,141
611	OSI Restaurant Portfolio-Outback Steakhouse	$184,390
612	OSI Restaurant Portfolio-Outback Steakhouse	$145,835
613	OSI Restaurant Portfolio-Outback Steakhouse	$151,702
614	OSI Restaurant Portfolio-Outback Steakhouse	$196,962
615	OSI Restaurant Portfolio-Outback Steakhouse	$175,170
616	OSI Restaurant Portfolio-Outback Steakhouse	$170,141
617	OSI Restaurant Portfolio-Outback Steakhouse	$194,447
619	OSI Restaurant Portfolio-Outback Steakhouse	$151,702
628	OSI Restaurant Portfolio-Outback Steakhouse	$137,454
1001	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$293,347
1002	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$368,779
1006	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$150,864
1008	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$268,203
1022	OSI Restaurant Portfolio-Outback Steakhouse	$226,296
1023	OSI Restaurant Portfolio-Outback Steakhouse	$243,059
1024	OSI Restaurant Portfolio-Outback Steakhouse	$284,966
1025	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
1026	OSI Restaurant Portfolio-Outback Steakhouse	$284,966
1027	OSI Restaurant Portfolio-Outback Steakhouse	$343,635
1028	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
1029	OSI Restaurant Portfolio-Outback Steakhouse	$318,491
1030	OSI Restaurant Portfolio-Outback Steakhouse	$243,059
1031	OSI Restaurant Portfolio-Outback Steakhouse	$201,152
1033	OSI Restaurant Portfolio-Outback Steakhouse	$243,059
1034	OSI Restaurant Portfolio-Outback Steakhouse	$234,678
1035	OSI Restaurant Portfolio-Outback Steakhouse	$318,491

Schedule IV

1036	OSI Restaurant Portfolio-Outback Steakhouse	$226,296
1060	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
1061	OSI Restaurant Portfolio-Outback Steakhouse	$251,440
1063	OSI Restaurant Portfolio-Outback Steakhouse	$192,771
1101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$269,879
1102	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$238,030
1108	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$238,030
1116	OSI Restaurant Portfolio-Outback Steakhouse	$235,516
1119	OSI Restaurant Portfolio-Outback Steakhouse	$219,591
1120	OSI Restaurant Portfolio-Outback Steakhouse	$191,933
1121	OSI Restaurant Portfolio-Outback Steakhouse	$199,476
1122	OSI Restaurant Portfolio-Outback Steakhouse	$234,678
1123	OSI Restaurant Portfolio-Outback Steakhouse	$195,285
1124	OSI Restaurant Portfolio-Outback Steakhouse	$180,199
1125	OSI Restaurant Portfolio-Outback Steakhouse	$146,674
1133	OSI Restaurant Portfolio-Outback Steakhouse	$195,285
1134	OSI Restaurant Portfolio-Outback Steakhouse	$180,199
1135	OSI Restaurant Portfolio-Outback Steakhouse	$176,846
1137	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
1201	OSI Restaurant Portfolio-Bonefish Grill	$196,962
1264	OSI Restaurant Portfolio-Outback Steakhouse	$201,152
1410	OSI Restaurant Portfolio-Outback Steakhouse	$176,008
1411	OSI Restaurant Portfolio-Outback Steakhouse	$167,627
1412	OSI Restaurant Portfolio-Outback Steakhouse	$184,390
1414	OSI Restaurant Portfolio-Outback Steakhouse	$209,534
1416	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
1418	OSI Restaurant Portfolio-Outback Steakhouse	$176,008
1419	OSI Restaurant Portfolio-Outback Steakhouse	$192,771
1424	OSI Restaurant Portfolio-Outback Steakhouse	$168,465
1450	OSI Restaurant Portfolio-Outback Steakhouse	$146,674
1452	OSI Restaurant Portfolio-Outback Steakhouse	$146,674
1453	OSI Restaurant Portfolio-Outback Steakhouse	$150,864
1516	OSI Restaurant Portfolio-Outback Steakhouse	$206,181
1518	OSI Restaurant Portfolio-Outback Steakhouse	$188,580
1519	OSI Restaurant Portfolio-Outback Steakhouse	$215,401
1520	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
1521	OSI Restaurant Portfolio-Outback Steakhouse	$146,674
1522	OSI Restaurant Portfolio-Outback Steakhouse	$155,055
1550	OSI Restaurant Portfolio-Outback Steakhouse	$238,868
1611	OSI Restaurant Portfolio-Outback Steakhouse	$146,674
1614	OSI Restaurant Portfolio-Outback Steakhouse	$140,807
1715	OSI Restaurant Portfolio-Outback Steakhouse	$206,181
1716	OSI Restaurant Portfolio-Outback Steakhouse	$153,379
1813	OSI Restaurant Portfolio-Outback Steakhouse	$220,010
1851	OSI Restaurant Portfolio-Outback Steakhouse	$196,962
1901	OSI Restaurant Portfolio-Outback Steakhouse	$212,048
1912	OSI Restaurant Portfolio-Outback Steakhouse	$231,325
1914	OSI Restaurant Portfolio-Outback Steakhouse	$201,990
1921	OSI Restaurant Portfolio-Outback Steakhouse	$229,649
1941	OSI Restaurant Portfolio-Outback Steakhouse	$243,059

Schedule IV

1951	OSI Restaurant Portfolio-Outback Steakhouse	$246,412
1961	OSI Restaurant Portfolio-Outback Steakhouse	$257,307
1971	OSI Restaurant Portfolio-Outback Steakhouse	$245,574
2001	OSI Restaurant Portfolio-Fleming’s Prime Steakhouse and Wine Bar	$427,449
2014	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
2015	OSI Restaurant Portfolio-Outback Steakhouse	$192,771
2017	OSI Restaurant Portfolio-Outback Steakhouse	$243,059
2134	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
2139	OSI Restaurant Portfolio-Outback Steakhouse	$326,873
2315	OSI Restaurant Portfolio-Outback Steakhouse	$167,627
2319	OSI Restaurant Portfolio-Outback Steakhouse	$169,303
2320	OSI Restaurant Portfolio-Outback Steakhouse	$190,257
2321	OSI Restaurant Portfolio-Outback Steakhouse	$196,962
2325	OSI Restaurant Portfolio-Outback Steakhouse	$173,494
2326	OSI Restaurant Portfolio-Outback Steakhouse	$191,933
2411	OSI Restaurant Portfolio-Outback Steakhouse	$184,390
2415	OSI Restaurant Portfolio-Outback Steakhouse	$171,818
2420	OSI Restaurant Portfolio-Outback Steakhouse	$142,483
2619	OSI Restaurant Portfolio-Outback Steakhouse	$173,494
3002	OSI Restaurant Portfolio-Roy’s Restaurant	$301,729
3101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$194,866
3102	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$196,962
3110	OSI Restaurant Portfolio-Outback Steakhouse	$203,248
3114	OSI Restaurant Portfolio-Outback Steakhouse	$302,567
3116	OSI Restaurant Portfolio-Outback Steakhouse	$184,390
3117	OSI Restaurant Portfolio-Outback Steakhouse	$178,523
3120	OSI Restaurant Portfolio-Outback Steakhouse	$178,523
3122	OSI Restaurant Portfolio-Outback Steakhouse	$203,248
3211	OSI Restaurant Portfolio-Outback Steakhouse	$170,141
3212	OSI Restaurant Portfolio-Outback Steakhouse	$212,048
3213	OSI Restaurant Portfolio-Outback Steakhouse	$221,268
3214	OSI Restaurant Portfolio-Outback Steakhouse	$241,383
3215	OSI Restaurant Portfolio-Outback Steakhouse	$127,396
3217	OSI Restaurant Portfolio-Outback Steakhouse	$212,048
3220	OSI Restaurant Portfolio-Outback Steakhouse	$463,489
3357	OSI Restaurant Portfolio-Outback Steakhouse	$192,771
3402	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$196,962
3403	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$189,418
3420	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$170,980
3444	OSI Restaurant Portfolio-Outback Steakhouse	$237,192
3446	OSI Restaurant Portfolio-Outback Steakhouse	$250,602
3447	OSI Restaurant Portfolio-Outback Steakhouse	$248,088
3448	OSI Restaurant Portfolio-Outback Steakhouse	$242,221
3450	OSI Restaurant Portfolio-Outback Steakhouse	$171,818
3451	OSI Restaurant Portfolio-Outback Steakhouse	$219,591
3452	OSI Restaurant Portfolio-Outback Steakhouse	$238,030
3453	OSI Restaurant Portfolio-Outback Steakhouse	$226,296
3454	OSI Restaurant Portfolio-Outback Steakhouse	$207,857
3455	OSI Restaurant Portfolio-Outback Steakhouse	$196,124
3458	OSI Restaurant Portfolio-Outback Steakhouse	$148,350

Schedule IV

3460	OSI Restaurant Portfolio-Outback Steakhouse	$203,667
3461	OSI Restaurant Portfolio-Outback Steakhouse	$190,257
3462	OSI Restaurant Portfolio-Outback Steakhouse	$163,436
3463	OSI Restaurant Portfolio-Outback Steakhouse	$225,458
3464	OSI Restaurant Portfolio-Outback Steakhouse	$208,696
3621	OSI Restaurant Portfolio-Outback Steakhouse	$167,627
3633	OSI Restaurant Portfolio-Outback Steakhouse	$232,163
3635	OSI Restaurant Portfolio-Outback Steakhouse	$227,973
3636	OSI Restaurant Portfolio-Outback Steakhouse	$169,303
3640	OSI Restaurant Portfolio-Outback Steakhouse	$224,620
3658	OSI Restaurant Portfolio-Outback Steakhouse	$178,104
3662	OSI Restaurant Portfolio-Outback Steakhouse	$165,532
3663	OSI Restaurant Portfolio-Outback Steakhouse	$211,629
3713	OSI Restaurant Portfolio-Outback Steakhouse	$241,383
3715	OSI Restaurant Portfolio-Outback Steakhouse	$219,591
3716	OSI Restaurant Portfolio-Outback Steakhouse	$159,246
3915	OSI Restaurant Portfolio-Outback Steakhouse	$188,580
3917	OSI Restaurant Portfolio-Outback Steakhouse	$207,019
3951	OSI Restaurant Portfolio-Outback Steakhouse	$209,534
3952	OSI Restaurant Portfolio-Outback Steakhouse	$121,530
4117	OSI Restaurant Portfolio-Outback Steakhouse	$234,678
4118	OSI Restaurant Portfolio-Outback Steakhouse	$226,296
4119	OSI Restaurant Portfolio-Outback Steakhouse	$238,030
4120	OSI Restaurant Portfolio-Outback Steakhouse	$249,764
4121	OSI Restaurant Portfolio-Outback Steakhouse	$146,674
4122	OSI Restaurant Portfolio-Outback Steakhouse	$178,523
4123	OSI Restaurant Portfolio-Outback Steakhouse	$243,897
4124	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
4127	OSI Restaurant Portfolio-Outback Steakhouse	$227,973
4210	OSI Restaurant Portfolio-Outback Steakhouse	$162,598
4314	OSI Restaurant Portfolio-Outback Steakhouse	$250,602
4318	OSI Restaurant Portfolio-Outback Steakhouse	$189,418
4319	OSI Restaurant Portfolio-Outback Steakhouse	$233,840
4320	OSI Restaurant Portfolio-Outback Steakhouse	$242,221
4324	OSI Restaurant Portfolio-Outback Steakhouse	$157,569
4350	OSI Restaurant Portfolio-Outback Steakhouse	$221,268
4401	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$331,901
4403	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$187,742
4404	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$284,128
4405	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$227,135
4406	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$250,602
4407	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$318,491
4416	OSI Restaurant Portfolio-Outback Steakhouse	$201,152
4417	OSI Restaurant Portfolio-Outback Steakhouse	$150,864
4418	OSI Restaurant Portfolio-Outback Steakhouse	$159,246
4422	OSI Restaurant Portfolio-Outback Steakhouse	$187,742
4423	OSI Restaurant Portfolio-Outback Steakhouse	$192,771
4424	OSI Restaurant Portfolio-Outback Steakhouse	$167,627
4426	OSI Restaurant Portfolio-Outback Steakhouse	$150,864
4429	OSI Restaurant Portfolio-Outback Steakhouse	$220,429

Schedule IV

4454	OSI Restaurant Portfolio-Outback Steakhouse	$166,789
4455	OSI Restaurant Portfolio-Outback Steakhouse	$176,846
4456	OSI Restaurant Portfolio-Outback Steakhouse	$134,940
4457	OSI Restaurant Portfolio-Outback Steakhouse	$190,257
4458	OSI Restaurant Portfolio-Outback Steakhouse	$180,199
4459	OSI Restaurant Portfolio-Outback Steakhouse	$201,990
4461	OSI Restaurant Portfolio-Outback Steakhouse	$198,638
4462	OSI Restaurant Portfolio-Outback Steakhouse	$318,491
4463	OSI Restaurant Portfolio-Outback Steakhouse	$258,146
4464	OSI Restaurant Portfolio-Outback Steakhouse	$243,059
4466	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
4467	OSI Restaurant Portfolio-Outback Steakhouse	$185,228
4468	OSI Restaurant Portfolio-Outback Steakhouse	$165,113
4469	OSI Restaurant Portfolio-Outback Steakhouse	$170,980
4470	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
4473	OSI Restaurant Portfolio-Outback Steakhouse	$183,552
4474	OSI Restaurant Portfolio-Outback Steakhouse	$162,598
4475	OSI Restaurant Portfolio-Outback Steakhouse	$157,569
4476	OSI Restaurant Portfolio-Outback Steakhouse	$180,199
4478	OSI Restaurant Portfolio-Outback Steakhouse	$170,980
4510	OSI Restaurant Portfolio-Outback Steakhouse	$201,152
4511	OSI Restaurant Portfolio-Outback Steakhouse	$192,771
4716	OSI Restaurant Portfolio-Outback Steakhouse	$310,110
4724	OSI Restaurant Portfolio-Outback Steakhouse	$217,915
4728	OSI Restaurant Portfolio-Outback Steakhouse	$209,534
4756	OSI Restaurant Portfolio-Outback Steakhouse	$234,678
4758	OSI Restaurant Portfolio-Outback Steakhouse	$233,001
4762	OSI Restaurant Portfolio-Outback Steakhouse	$167,627
4801	OSI Restaurant Portfolio-Cheeseburger In Paradise	$200,314
4810	OSI Restaurant Portfolio-Outback Steakhouse	$173,494
4813	OSI Restaurant Portfolio-Outback Steakhouse	$176,008
4910	OSI Restaurant Portfolio-Outback Steakhouse	$167,627
4961	OSI Restaurant Portfolio-Outback Steakhouse	$155,055
5010	OSI Restaurant Portfolio-Outback Steakhouse	$192,771
5113	OSI Restaurant Portfolio-Outback Steakhouse	$200,314
5301	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$205,343
5302	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$188,580
5303	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$192,771
5501	OSI Restaurant Portfolio-Cheeseburger In Paradise	$233,001
5502	OSI Restaurant Portfolio-Cheeseburger In Paradise	$237,192
5505	OSI Restaurant Portfolio-Cheeseburger In Paradise	$165,113
5506	OSI Restaurant Portfolio-Cheeseburger In Paradise	$211,210
6006	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$217,915
6007	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$226,296
6013	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$192,771
6015	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$284,966
6020	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$335,254
6021	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$259,822
6029	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$217,915
6035	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$192,771

Schedule IV

6048	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$226,296
6052	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$209,534
6116	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$158,407
6302	OSI Restaurant Portfolio-Cheeseburger In Paradise	$142,483
6402	OSI Restaurant Portfolio-Roy’s Restaurant	$188,580
6502	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$238,030
6903	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$171,818
7101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$326,873
8001	OSI Restaurant Portfolio-Lee Roy Selmon’s	$452,593
8002	OSI Restaurant Portfolio-Lee Roy Selmon’s	$234,678
8109	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$171,818
8302	OSI Restaurant Portfolio-Sterling’s Bistro	$50,288
8609	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$371,294
8705	OSI Restaurant Portfolio-Cheeseburger In Paradise	$176,008
8908	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$192,771
9301	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$253,117
9407	OSI Restaurant Portfolio-Bonefish Grill	$160,922
9410	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$249,764
9414	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$173,494
9704	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$209,534
9802	OSI Restaurant Portfolio-Carrabba’s Italian Grill	$173,494

Schedule IV

SCHEDULE V

[INTENTIONALLY OMITTED]

Schedule V

SCHEDULE VI

RIGHTS OF FIRST REFUSAL OR RIGHTS OF FIRST OFFER (OR OTHER RIGHTS

OR OPTIONS) TO LEASE OR PURCHASE INDIVIDUAL PROPERTIES

Store Number	Address	Name of Document and Nature of Purchase Rights
1133	11196 Abercorn Expressway Savannah, GA 31419	Reciprocal Easement and Operation Agreement, dated as of April 15, 1994: The option holder has a right to purchase the related Individual Property on the terms and conditions of a bona fide offer that the owner of such Individual Property desires to accept, excepting an offer that contains a binding provision whereby the prospective purchaser will initially open and operate a restaurant on such Individual Property.

1412	216 East Golf Road Schaumburg, IL 60173	Reciprocal Easement Agreement, dated as of March 15, 1994: The option holder has a right to purchase the related Individual Property on the same terms and conditions as a bona fide offer that the owner of such Individual Property has received and desires to accept.

1418	6007 E. State Street Rockford, IL 61108	Covenants, Conditions and Restrictions Agreement, dated as of October 9, 1996: The option holder has a right of first refusal over any sale, lease, assignment, transfer, lien, pledge, encumbrance, alienation or conveyance (or agreement to do any of the foregoing) of the related Individual Property, or any portion thereof or interest therein, whether directly, indirectly, by operation of law or otherwise (excepting affiliate transfer, any mortgage or sale/leaseback for financing purposes, or a sale to a third party acquiring one or more additional restaurants of such owner) on the same terms and conditions as contained in a bona fide third party written offer proposed to be accepted by the owner of such Individual Property.

Schedule VI

1418	6007 E. State Street Rockford, IL 61108	Covenants, Conditions and Restrictions Agreement, dated as of October 9, 1996: The option holder has a right to purchase the related Property for a fair market value purchase price (determined in accordance with such Operating Agreement) if it “goes dark” (i.e., is vacated and no regular business is being conducted) for 120 or more consecutive days, other than for reasons beyond the control of the owner, including force majeure or closing due to alteration, remodeling or renovations.

1522	3401 N. Granville Ave. Muncie, IN 47303	Covenants, Conditions and Restrictions Agreement, dated as of April 29, 1997: The Option Holder has a right of first refusal over any sale, lease, assignment, transfer, lien, pledge, encumbrance, alienation or conveyance (or agreement to do any of the foregoing) of the related Property, or any portion thereof or interest therein, whether directly, indirectly, by operation of law or otherwise (excepting affiliate transfer, any mortgage or sale/leaseback for financing purposes, or a sale to a third party acquiring one or more additional restaurants of such owner) on the same terms and conditions as contained in a bona fide third party written offer accepted by the owner of such Property.

1522	3401 N. Granville Ave. Muncie, IN 47303	Covenants, Conditions and Restrictions Agreement, dated as of April 29, 1997: The option holder has a right to purchase the related Property for a fair market value purchase price (determined in accordance with such Operating Agreement) if it “goes dark” (i.e., is vacated and no regular business is being conducted) for 120 or more consecutive days, other than for reasons beyond the control of the owner, including force majeure or closing due to alteration, remodeling or renovations.

1813	6520 Signature Drive Louisville, KY 40213	Corporate Warranty Deed, dated November 22, 1994: The option holder has a right to purchase the related Individual Property at the price and on the terms equivalent to or better than the terms stated in a fully executed contract for a bona fide sale of such Individual Property to an unrelated third party.

Schedule VI

1851	3260 Scottsville Rd. Bowling Green, KY 42104	Easement and Restriction Agreement, September 4, 1997: The option holder has a right to purchase the related Individual Property at the price and on the substantive and economic terms and conditions specified in an offer that the owner of such Individual Property has received and desires to accept (excepting a transfer to an affiliate of Outback Steakhouse, Inc. or a sale to a third party of three or more restaurants).

1851	3260 Scottsville Rd. Bowling Green, KY 42104	Easement and Restriction Agreement, September 4, 1997: The Option Holder has a right to purchase the related Property for a fair market value purchase price (determined in accordance with the related Option Agreement) if the restaurant fails to operate (i.e., does not serve meals to the general public for a price) a sit-down restaurant on such Property for more than 120 consecutive days, other than for remodeling, implementing renovations or reconstructing due to casualty, so long as the owner is diligently pursuing and effecting such remodeling, renovation or reconstruction.

2320	1515 W. 14 Mile Road Madison Heights, MI 48071	Covenant Deed, dated September 11, 1995: The option holder has a right to purchase the related Individual Property on the same terms and conditions as a third party offer that the owner of such Property desires to accept (excepting a transfer to an affiliate of Outback Steakhouse of Florida, Inc., a franchisee of Outback Steakhouse Florida, Inc. or Outback Steakhouse, Inc., or a purchaser contemporaneously acquiring one or more additional restaurants of the current property owner).

2320	1515 W. 14 Mile Road Madison Heights, MI 48071	Covenant Deed, dated September 11, 1995: The option holder has a right to purchase the related Individual Property for a fair market value purchase price (determined in accordance with such Operating Agreement) if the building is deemed “closed” (i.e., if less than 3,000 square feet of the building is being operated as an Outback Steakhouse restaurant as same or typically operated in the Midwestern United States or for another permitted use) for 270 consecutive days, except in the event of a casualty or condemnation so long as the owner is diligently pursuing rebuilding or reopening.

Schedule VI

2420	4255 Haines Road Hermantown, MN 55811	Warranty Deed, dated September 23, 2005: The option holder has a right to purchase the related Individual Property for a fair market value purchase price (determined in accordance with such Operating Agreement) if the owner determines that it is going to sell such Individual Property to a third party unaffiliated purchaser (excepting a sale as part of a sale and leaseback transaction).

3110	230 Lake Drive East Cherry Hill, NJ 08002	Repurchase Agreement, dated as November 30, 1992: The option holder has a right to purchase the related Individual Property on terms no less favorable than those of a bona fide offer from a third party to acquire its interest in such Individual Property, or any portion thereof, that the owner of such Individual Property has received and wishes to accept (excepting transfer to an affiliate of Outback Steakhouse of Florida, Inc., a franchisee of Outback Steakhouse of Florida, Inc. or a third party purchaser contemporaneously acquiring one or more additional restaurant facilities of the “Outback Steakhouse” chain).

4405	12507 West IH-10 San Antonio, TX 78230	Special Warranty Deed, dated July 19, 1994: The option holder has a right to purchase the related Individual Property upon the terms of the owner’s third party sale in the event the owner elects to sell such Individual Property (excepting an affiliate transfer or sale of such Individual Property together with one or more other locations owned by the owner or its affiliates).

4423	12511 West IH-10 San Antonio, TX 78230	Special Warranty Deed, dated July 19, 1994: The option holder has a right to purchase the related Individual Property upon the terms of the owner’s third party sale in the event the owner elects to sell such Individual Property (excepting an affiliate transfer or sale of such Individual Property together with one or more other locations owned by the owner or its affiliates).

Schedule VI

4429	4205 South IH-35 San Marcos, TX 78666	Agreement of Repurchase and Right of First Refusal, dated March 30, 1998: The option holder has a right of refusal over any sale, transfer, lease for a period in excess of 35 years or other conveyance of the related Individual Property, including any portion thereof or interest therein, for the price and on the terms and conditions of a bona fide offer from an unrelated third party that the owner of such Individual Property received and desires to accept (excepting a transfer to an affiliate of Outback Steakhouse of Florida, Inc. that expressly assumes the obligations of owner under such Operating Agreement, a bona fide mortgage or bona fide sale leaseback transaction for financing purposes, as part of a package sale of six or more stores to an unaffiliated third party, or as part of a sale of substantially all of the assets used in connection with the operation of one or more other Outback Steakhouse restaurants).

4429	4205 South IH-35 San Marcos, TX 78666	Agreement of Repurchase and Right of First Refusal, dated March 30, 1998: The option holder has a right to purchase the related Property for a fair market price (determined in accordance with such Operating Agreement) if the improvements on such Individual Property are abandoned or permanently closed or the owner fails to use the improvements for a restaurant or other use compatible with the associated shopping center for more than 30 consecutive days, unless due to fire or other casualty or condemnation, temporary closure not longer than 180 days due to expansion, alteration or remodeling, or a change in the occupancy of such Individual Property.

4910	790 Foxcroft Avenue Martinsburg, WV 25401	Right of First Refusal, dated as of January 25, 1994: If the owner proposes to lease, sell or otherwise use or operate the related Individual Property as a supermarket under the name of “County Market”, the option holder has a right to lease, purchase or otherwise use or operate such Property on the same terms and conditions set forth in such Operating Agreement.

Schedule VI

6007	60 Palmetto Avenue Merritt Island, FL 32953	Indenture, dated July 22, 1957: The option holder has a right to purchase or lease the related Individual Property on the terms and conditions set forth in a bona fide written offer to purchase or lease such Individual Property or a portion thereof (excepting an offer received from the franchisor).

4801	40 Geoffrey Drive Newark, DE 19713	Lease, effective June 14, 2007: The tenant has an option to purchase the related Individual Property for a purchase price equal to the fair market value of such Individual Property (as determined in accordance with such Lease) upon the earlier to occur of the (x) expiration of the initial term of such Lease or (y) sale of the related Individual Property by the landlord.

5501	4670 Southport Crossing Drive Indianapolis, IN 43237	Lease, effective June 14, 2007: The tenant has an option to purchase the related Individual Property for a purchase price equal to the fair market value of such Individual Property (as determined in accordance with such Lease) upon the earlier to occur of the (x) expiration of the initial term of such Lease or (y) sale of the related Individual Property by the landlord.

5502	9770 Crosspoint Boulevard Fisher, IN 46256	Lease, effective June 14, 2007: The tenant has an option to purchase the related Individual Property for a purchase price equal to the fair market value of such Individual Property (as determined in accordance with such Lease) upon the earlier to occur of the (x) expiration of the initial term of such Lease or (y) sale of the related Individual Property by the landlord.

5505	3830 S US Highway 41 Terre Haute, IN 47802	Lease, effective June 14, 2007: The tenant has an option to purchase the related Individual Property for a purchase price equal to the fair market value of such Individual Property (as determined in accordance with such Lease) upon the earlier to occur of the (x) expiration of the initial term of such Lease or (y) sale of the related Individual Property by the landlord.

Schedule VI

5506	8301 Eagle Lake Drive Evansville, IN 47715	Lease, effective June 14, 2007: The tenant has an option to purchase the related Individual Property for a purchase price equal to the fair market value of such Individual Property (as determined in accordance with such Lease) upon the earlier to occur of the (x) expiration of the initial term of such Lease or (y) sale of the related Individual Property by the landlord.

6302	13905 Lakeside Circle Sterling Heights, MI 48313	Lease, effective June 14, 2007: The tenant has an option to purchase the related Individual Property for a purchase price equal to the fair market value of such Individual Property (as determined in accordance with such Lease) upon the earlier to occur of the (x) expiration of the initial term of such Lease or (y) sale of the related Individual Property by the landlord.

8302	13905 Lakeside Circle Sterling Heights, MI 48313	Lease, effective June 14, 2007: The tenant has an option to purchase the related Individual Property for a purchase price equal to the fair market value of such Individual Property (as determined in accordance with such Lease) upon the earlier to occur of the (x) expiration of the initial term of such Lease or (y) sale of the related Individual Property by the landlord.

8705	1101 Seminole Trail Charlottesville, VA 22901	Lease, effective June 14, 2007: The tenant has an option to purchase the related Individual Property for a purchase price equal to the fair market value of such Individual Property (as determined in accordance with such Lease) upon the earlier to occur of the (x) expiration of the initial term of such Lease or (y) sale of the related Individual Property by the landlord.

Schedule VI

SCHEDULE VII

AMORTIZATION SCHEDULE

(see attached)

Schedule VII

Month of Payment Date	Year	Principal
May	2012	$631,747.39
June	2012	$633,853.22
July	2012	$635,966.06
August	2012	$638,085.95
September	2012	$640,212.90
October	2012	$642,346.95
November	2012	$644,488.10
December	2012	$646,636.40
January	2013	$648,791.85
February	2013	$650,954.49
March	2013	$653,124.34
April	2013	$655,301.42
May	2013	$657,485.76
June	2013	$659,677.38
July	2013	$661,876.30
August	2013	$664,082.56
September	2013	$666,296.16
October	2013	$668,517.15
November	2013	$670,745.54
December	2013	$672,981.36
January	2014	$675,224.63
February	2014	$677,475.38
March	2014	$679,733.63
April	2014	$681,999.41
May	2014	$684,272.74
June	2014	$686,553.65
July	2014	$688,842.16
August	2014	$691,138.30
September	2014	$693,442.10
October	2014	$695,753.57
November	2014	$698,072.75
December	2014	$700,399.66
January	2015	$702,734.32
February	2015	$705,076.77
March	2015	$707,427.03
April	2015	$709,785.12
May	2015	$712,151.07
June	2015	$714,524.91
July	2015	$716,906.65
August	2015	$719,296.34
September	2015	$721,694.00
October	2015	$724,099.64
November	2015	$726,513.31
December	2015	$728,935.02

Schedule VII

January	2016	$731,364.80
February	2016	$733,802.69
March	2016	$736,248.70
April	2016	$738,702.86
May	2016	$741,165.20
June	2016	$743,635.75
July	2016	$746,114.54
August	2016	$748,601.59
September	2016	$751,096.93
October	2016	$753,600.58
November	2016	$756,112.58
December	2016	$758,632.96
January	2017	$761,161.74
February	2017	$763,698.94
March	2017	$766,244.60
April	2017	$283,684,592.10

Schedule VII

SCHEDULE VIII

PORTFOLIO FOUR-WALL EBITDAR HISTORICAL CALCULATIONS

	2010		2009		2008
Sales	$	[***]	$	[***]	$	[***]
COGS		[***]		[***]		[***]
Labor, Taxes & Benefits		[***]		[***]		[***]
Other Controllable Expense		[***]		[***]		[***]
Other Operating Expense		[***]		[***]		[***]
Pre-Opening Expense				[***]		[***]
Merchandise Income/ (Expense)		[***]		[***]		[***]
Misc Income		[***]		[***]		[***]

Income Before Taxes		[***]		[***]		[***]
Addbacks:
(All items below in captured in Other Operating Expense)
Interest Expense		[***]		[***]		[***]
Depreciation Expense		[***]		[***]		[***]
Base Rent Expense		[***]		[***]		[***]
Excess Rent Expense		[***]		[***]		[***]
Gain/Loss On Disposal Of FA 717500-0000		[***]		[***]		[***]
Gain/Loss on Disposal—Renovations 717500-0001		[***]		[***]		[***]
Impaired Asset Expense 729500-0000		[***]		[***]		[***]
Pre-Opening Expense		[***]		[***]		[***]
Advertising Expense		[***]		[***]		[***]
Insurance Expense 716000-0000		[***]		[***]		[***]
Royalty Exp—Interco. 722000-0001		[***]		[***]		[***]
Accounting Fees 723000-0000		[***]		[***]		[***]
Supervision Fees 724000-0000		[***]		[***]		[***]

4-Wall EBITDAR	$	[***]	$	[***]	$	[***]

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule VIII

SCHEDULE IX

REQUIRED REPAIRS

Store #	Property Name	Property Address	Item Description	Immediate Repair Total
4467	Outback Steakhouse-4467	501 East Loop 281 Longview TX 75605	Provide TPRV valve extension at water heater	$50
4801	Cheeseburger In Paradise-4801	40 Geoffrey Drive Newark DE 19713	Re-stripe and Install and 2 ADA Parking Stalls	$150
312	Outback Steakhouse-312	4871 East Grant Road Tucson AZ 85712	Van Accessible Sign	$250
314	Outback Steakhouse-314	1650 South Clearview Avenue Mesa AZ 85208	Add one additional space which is van accessible	$250
316	Outback Steakhouse-316	1080 North 54th Street Chandler AZ 85226	One additional space with Van Accessible Sign	$250
326	Outback Steakhouse-326	1830 East McKellips Mesa AZ 85203	Van Accessible Sign	$250
601	Carrabba’s Italian Grill-601	7401 West 92nd Avenue Westminster CO 80021	Provide ADA van-accessible parking space	$250
2325	Outback Steakhouse-2325	6435 Dixie Highway Clarkston MI 48346	Crack fill areas of asphalt pavement cracks	$250
3211	Outback Steakhouse-3211	4141 South Pecos Road Las Vegas NV 89121	Provide one additional ADA parking space	$250
3212	Outback Steakhouse-3212	1950 North Rainbow Boulevard Las Vegas NV 89108	Provide a ADA van-accessible parking space	$250
3451	Outback Steakhouse-3451	256 East Parris Avenue High Point NC 27262	Add One ADA Parking Spot	$250
4511	Outback Steakhouse-4511	1664 North Heritage Park Boulevard Layton UT 84041	ADA Parking Space	$250
3952	Outback Steakhouse-3952	100 Sheraton Drive Allegheny Township PA 16601	Add one ADA parking space	$250
1419	Outback Steakhouse-1419	5652 Northridge Drive Gurnee IL 60031	Patch damaged drywall in electric/water utility closets.	$250
1519	Outback Steakhouse-1519	7201 East Indiana Street Evansville IN 47715	Add 2 ADA parking standar spaces	$250
1520	Outback Steakhouse-1520	2315 Post Road Indianapolis IN 46219	Add one standard ADA Accessible paking space	$250
2134	Outback Steakhouse-2134	3020 Crain Highway Waldorf MD 20601	Pipe Insulation	$400

Schedule IX

4417	Outback Steakhouse-4417	16080 San Pedro Avenue San Antonio TX 78230	Add ADA van space and sign	$275
			Reconfigure non-compliant spaces	$200
611	Outback Steakhouse-611	9329 North Sheridan Boulevard Westminster CO 80031	Fire extinguishers	$250
			Provide one ADA accessible parking space	$250
4422	Outback Steakhouse-4422	11600 Research Boulevard Austin TX 78759	Add two standard ADA parking spaces	$500
4429	Outback Steakhouse-4429	4205 Interstate Highway 35 South San Marcos TX 78666	Testing and inspection of the fire sprinkler system	$500
4454	Outback Steakhouse-4454	3904 Towne Crossing Boulevard Mesquite TX 75150	Support exterior gas piping at enclosed patio	$500
4314	Outback Steakhouse-4314	330 North Peters Road Knoxville TN 37922	Add ADA parking spaces ( 1 to be Van Accessible)	$500
4758	Outback Steakhouse-4758	295 Peppers Ferry Road Christiansburg VA 24073	Locally repair concrete Sidewalk	$600
614	Outback Steakhouse-614	15 West Springer Drive Highlands Ranch CO 80129	Provide ADA-accessible parking spaces	$500
			Provide ADA van-accessible parking space	$250
2420	Outback Steakhouse-2420	4255 Haines Road Hermantown MN 55811	Testing and inspection of the fire sprinkler system	$500
			Add standard ADA parking space	$250
3101	Carrabba’s Italian Grill-3101	4650 Route 42 Turnersville NJ 08012	Installtion and Re-Striping of Three ADA Parking	$750
3102	Carrabba’s Italian Grill-3102	500 Route 38 Maple Shade NJ 08052	Remove and replace finishes affected by water intrusion and potential mold growth	$750
3116	Outback Steakhouse-3116	4600 Route 42 Turnersville NJ 08012	Add 3 ADA Parking Spaces	$750
4458	Outback Steakhouse-4458	15180 Addison Road Addison TX 75001	Concrete pavement	$800
4476	Outback Steakhouse-4476	4902 President George Bush Turnpike Garland TX 75040	Exterior Paint	$800
4478	Outback Steakhouse-4478	13265 South Freeway Fort Worth TX 76028	Concrete pavement	$800
4762	Outback Steakhouse-4762	3121 Albert Lankford Drive Lynchburg VA 24073	Install Horn/strobes in restrooms	$700
			Insulate lavatory traps	$100
9414	Carrabba’s Italian Grill-9414	3400 North Central Expressway Plano TX 75074	Concrete pavement	$800

Schedule IX

3452	Outback Steakhouse-3452	100 Southern Road Southern Pines NC 28387	Overlay and Stripe Pavement	$900
1411	Outback Steakhouse-1411	720 West Lake Cook Road Buffalo Grove IL 60089	Replace Sidewalk Sections	$600
			Install Signage and Stripe Disabled Reserved Space	$300
3446	Outback Steakhouse-3446	3550 Mount Moriah Road Durham NC 27707	Create One Additional ADA Parking Space	$250
			Install ADA-Compliant Audible/Strobe Alarms in restrooms	$700
2001	Fleming’s Prime Steakhouse and Wine Bar-2001	4322 West Boy Scout Boulevard Tampa FL 33607	Roof repairs as needed	$1,000
3402	Carrabba’s Italian Grill-3402	10400 East Independence Boulevard Charlotte NC 28105	Create Four ADA Parking Spaces	$1,000
1002	Carrabba’s Italian Grill-1002	4320 North Tamiami Trail Naples FL 34103	Concrete pavement	$1,000
1108	Carrabba’s Italian Grill-1108	1887 Mount Zion Road Morrow GA 30260	Address uneven parking spaces	$1,000
3713	Outback Steakhouse-3713	3600 South Broadway Edmond OK 73013	realign exteterior doors	$200
			Repair tile grout	$800
3917	Outback Steakhouse-3917	100 North Pointe Boulevard Lancaster PA 17601	Locally repair concrete Sidewalk	$1,000
8908	Carrabba’s Italian Grill-8908	100 North Pointe Boulevard Lancaster PA 17601	Repair membrane roofing	$1,000
1412	Outback Steakhouse-1412	216 East Golf Road Schaumburg IL 60173	Roof Repair	$1,000
4210	Outback Steakhouse-4210	2411 South Carolyn Avenue Sioux Falls SD 57106	Concrete repair	$1,000
1851	Outback Steakhouse-1851	3260 Scottsville Road Bowling Green KY 42104	Curbs	$1,000
1516	Outback Steakhouse-1516	3201 West 3rd Street Bloomington IN 47404	Replace Sidewalk Sections	$1,020
4468	Outback Steakhouse-4468	4500 Franklin Avenue Waco TX 76710	Seal-Coat , Stripe and Patch Pavement	$1,050
4810	Outback Steakhouse-4810	279 Junction Road Madison WI 53717	Replace damaged concrete pad	$1,200
3640	Outback Steakhouse-3640	8595 Market Street Mentor OH 44060	Replace Sidewalk Sections	$1,200
3663	Outback Steakhouse-3663	2512 Kings Center Court Mason OH 45040	Curbs	$1,200

Schedule IX

2411	Outback Steakhouse-2411	8880 Springbrook Drive Northwest Coon Rapids MN 55433	Drywall repairs	$500
			Close out open fire code violations	$1,000
2415	Outback Steakhouse-2415	5723 Bishop Avenue Inver Grove Heights MN 55076	Repair mansard roof in southwest corner	$1,000
			Testing and inspection of the fire sprinkler system	$500
4416	Outback Steakhouse-4416	20455 Katy Freeway Katy TX 77450	Sectional replacement of concrete pavement along the side elevation of the building	$1,000
			ADA issue: van-accessible parking	$500
4461	Outback Steakhouse-4461	2211 South Stemmons Freeway Lewisville TX 75067	Repair/ replace centrifugal exhuast fan	$1,500
3621	Outback Steakhouse-3621	401 West Dussel Road Maumee OH 43537	Replace fascia boards	$1,500
4961	Outback Steakhouse-4961	111 Hylton Lane Beckley WV 25801	Replace Sidewalk Sections	$1,500
4455	Outback Steakhouse-4455	1031 SH 114 West Grapevine TX 76051	Concrete pavement	$1,600
1134	Outback Steakhouse-1134	823 North Westover Boulevard Albany GA 31707	Roof Membrane Repairs	$1,600
4423	Outback Steakhouse-4423	12511 Interstate 10 W San Antonio TX 78230	Asphalt repair and seal adjacent to trash area	$1,080
			Testing and inspection of the fire sprinkler system	$500
			Add signage for van accessible parking space	$100
1035	Outback Steakhouse-1035	1820 Raymond Diehl Road Tallahassee FL 32309	Roof Membrane Repairs	$1,800
4457	Outback Steakhouse-4457	1509 North Central Expressway Plano TX 75075	Roof maintenance/repair	$2,000
1133	Outback Steakhouse-1133	11196 Abercorn Expressway Savannah GA 31419	Seal rear area of roof w/ sealant to protect from grease staining	$2,000
4405	Carrabba’s Italian Grill-4405	12507 Interstate 10 W San Antonio TX 78230	Repair and patch paving east of dumpster	$720
			Drywall and door repairs in electrical room	$1,200
			Add signage for van accessible parking space	$100
4403	Carrabba’s Italian Grill-4403	11590 Research Boulevard Austin TX 78759	EIFS. repair	$450
			Drywall repairs	$500
			Inspection and testing of fire sprinkler (update tags)	$500

Schedule IX

			Add two standard ADA parking spaces	$500
			Add signage for van accessible parking space	$100
4724	Outback Steakhouse-4724	261 University Boulevard Harrisonburg VA 22801	Install Horn/Strobe Alarms	$2,100
8705	Cheeseburger In Paradise-8705	1101 Seminole Trail Charlottesville VA 22901	Add Horn/Strobe alarms	$2,100
4910	Outback Steakhouse-4910	790 Foxcroft Avenue Martinsburg WV 25401	Locally repair concrete Sidewalk	$1,200
			Repair handrail at exterior steps	$500
			Signage and striping for ADA parking spaces	$500
4462	Outback Steakhouse-4462	2314 West Loop 250 North Midland TX 79705	Overlay and Stripe Pavement	$2,250
3915	Outback Steakhouse-3915	3527 North Union Deposit Road Harrisburg PA 17109	Repair sidewalk differential areas	$1,000
			Install vertical signage	$1,250
3448	Outback Steakhouse-3448	501 North New Hope Road Gastonia NC 28054	Install ADA-Compliant Audible/Strobe Alarms	$2,100
			Install One Additional ADA Parking Spot	$250
4466	Outback Steakhouse-4466	300 South I-35 East Denton TX 76201	Concrete pavement	$2,400
4463	Outback Steakhouse-4463	7101 West Interstate Highway 40 Amarillo TX 79106	Asphalt pavement - overlay	$2,500
4475	Outback Steakhouse-4475	1101 North Beckley Avenue DeSoto TX 75115	Concrete walkways - repair	$500
			Replace Hot Water Heater (120-gallon)	$2,000
4510	Outback Steakhouse-4510	7770 South 1300 East Sandy UT 84094	Asphalt Repairs	$1,000
			Concrete repair	$1,000
			ADA Parking Spaces	$500
1122	Outback Steakhouse-1122	145 Gwinco Boulevard Suwanee GA 30024	Drainage devices	$2,500
613	Outback Steakhouse-613	807 East Harmony Road Fort Collins CO 80525	Repair CMU enclosure wall	$1,039
			Replace Hot Water Heater (120-gallon)	$1,500
4124	Outback Steakhouse-4124	2480 Broad Street Sumter SC 29150	Seal ~40% of roof surface	$2,600
3117	Outback Steakhouse-3117	98 US Route 22 West Green Brook NJ 08812	Locally repair concrete Sidewalk	$1,000
			Clean and paint light poles	$1,000
			Add three ADA parking spaces	$750

Schedule IX

4121	Outback Steakhouse-4121	20 Hatton Place Hilton Head Island SC 29926	Locally repair concrete Sidewalk	$750
			Seal rear area of roof with sealant to protect from grease staining	$2,000
4127	Outback Steakhouse-4127	945 Factory Shops Boulevard Gaffney SC 29341	Seal rear areas of roof membrane with sealant	$2,500
			Install one ADA parking space	$250
4728	Outback Steakhouse-4728	6821 Chital Drive Midlothian VA 23112	Install new section of sidewalk	$720
			Fire alarm, horn and strobe lights	$2,100
3403	Carrabba’s Italian Grill-3403	16408 Northcross Drive Huntersville NC 28078	Asphalt pavement - overlay	$500
			Install ADA-Compliant Audible/Strobe Alarms	$2,100
			Add One ADA Parking Spot	$250
4426	Outback Steakhouse-4426	5555 Northwest Loop 410 San Antonio TX 78230	Caulking and sealing	$1,400
			Sprinkler system testing and inspection	$500
			Ansul system testing and inspection	$500
			Fire extinguisher testing and inspection	$300
			Add ADA parking spoace	$250
3951	Outback Steakhouse-3951	9395 McKnight Road Pittsburgh PA 15237	Locally repair concrete Sidewalk	$1,500
			Clean and paint exterior light poles	$1,000
			Install additional vertical signage	$500
4716	Outback Steakhouse-4716	7917 West Broad Street Richmond VA 23294	Fire alarm, horn and strobe lights	$2,800
			Add ADA Van Accessible parking space	$250
1034	Outback Steakhouse-1034	245 State Road 312 Saint Augustine FL 32086	Roof repairs as needed; correct areas of standing water	$1,000
			Install fire alarm audible/visible devices	$2,100
4324	Outback Steakhouse-4324	1125 Franklin Road Lebanon TN 37090	Exterior Paint	$3,200
3357	Outback Steakhouse-3357	3112 Erie Boulevard East Dewitt NY 13214	Asphalt patching	$1,000
			Paint parking lot light poles	$1,200
			Repair membrane roof leaks	$1,000
9704	Carrabba’s Italian Grill-9704	5805 Trinty Parkway Centreville VA 20120	Locally repair concrete Sidewalk	$600

Schedule IX

			Install Horn/Strobe Alarms	$2,100
			Provide van accessible parking spot	$500
4119	Outback Steakhouse-4119	110 Dunbarton Drive Florence SC 29501	Apply protective sealant to rear area of roof membrane	$3,000
			Add 1 ADA accessible parking space	$250
4756	Outback Steakhouse-4756	3026 Richmond Road Williamsburg VA 23185	Locally repair concrete Sidewalk	$1,200
			Strobe/Horn alarm installation	$750
			Remove and replace water damaged finishes, address pipe leak	$1,500
6052	Carrabba’s Italian Grill-6052	1205 Townsgate Court Plant City FL 33563	Seal-Coat , Stripe and Patch Pavement	$3,750
1024	Outback Steakhouse-1024	6390 North Lockwood Ridge Road Sarasota FL 34243	Seal-Coat , Stripe and Patch Pavement	$3,600
			Install additional ADA parking space	$250
323	Outback Steakhouse-323	14225 West Grand Avenue Surprise AZ 85374	Seal-Coat , Stripe and Patch Pavement	$3,624
			Van Accessible Sign	$250
8302	Sterling’s Bistro-8302	13905 Lakeside Circle Sterling Heights MI 48313	Seal-Coat , Stripe and Patch Pavement	$3,882
1030	Outback Steakhouse-1030	9773 San Jose Boulevard Jacksonville FL 32257	Asphalt pavement - full depth	$1,000
			Stucco - seal cracks and paint	$800
			Strobe/audible alarm units	$2,100
2017	Outback Steakhouse-2017	11950 Sheldon Road Tampa FL 33626	Seal-Coat , Stripe and Patch Pavement	$3,750
			Install additional ADA parking stall	$250
1102	Carrabba’s Italian Grill-1102	1160 Ernest Barrett Parkway Kennesaw GA 30144	Concrete pavement	$4,000
4123	Outback Steakhouse-4123	1721 Old Highway 17 N North Myrtle Beach SC 29582	Repair small roof leaks & seal the rear portion of roof membrane with sealant for protection	$3,000
			Remove and replace finishes affected by water intrusion and potential mold growth	$1,000
3213	Outback Steakhouse-3213	4423 East Sunset Road Henderson NV 89014	Seal-Coat , Stripe and Patch Pavement	$4,080
1026	Outback Steakhouse-1026	1481 Tamiami Trail Port Charlotte FL 33903	Seal-Coat , Stripe and Patch Pavement	$4,200
1023	Outback Steakhouse-1023	11308 North 56th Street Tampa FL 33617	Seal-Coat , Stripe and Patch Pavement	$3,750

Schedule IX

			Install two additional ADA parking spaces	$500
3444	Outback Steakhouse-3444	302 South College Street Wilmington NC 27834	Provide One Van-Accessible Parking Space	$250
			Provide Audible/Strobe Alarms	$2,100
			Replace stained ceiling tiles, identify and resolve water intrusion source(s)	$2,000
4469	Outback Steakhouse-4469	2701 East Central Texas Expressway Killeen TX 76540	Concrete pavement	$4,500
3458	Outback Steakhouse-3458	8280 Valley Boulevard Blowing Rock NC 28605	Fill and Patch Settled Area	$1,000
			Provide for Two Additional ADA Parking Spots	$500
			Remove and replace water damaged finishes, identify and resolve water intrusion source	$3,000
5010	Outback Steakhouse-5010	229 Miracle Road Evansville WY 82636	Asphalt Repairs	$1,000
			Curb Repair	$1,000
			ADA Parking Space	$500
			Trip hazard repair	$1,000
			Siding repair	$1,000
1119	Outback Steakhouse-1119	810 Ernest Barrett Parkway Kennesaw GA 30144	Seal-Coat , Stripe and Patch Pavement	$4,557
2320	Outback Steakhouse-2320	1515 W. 14 Mile Road Madison Heights MI 48071	Damaged paving area repairs	$4,000
			Replace concrete at catch basin	$600
606	Carrabba’s Italian Grill-606	2088 South Abilene Street Aurora CO 80014	Seal-Coat , Stripe and Patch Pavement	$4,436
			Provide ADA van-accessible parking space	$250
6302	Cheeseburger In Paradise-6302	13883 Lakeside Circle Sterling Heights MI 48313	Seal-Coat , Stripe and Patch Pavement	$4,725
4350	Outback Steakhouse-4350	536 Paul Huff Parkway Cleveland TN 37312	Exterior Paint	$3,200
			Replace rusted through door unit	$1,500
			Strip parking to met ADA requirements	$250
3454	Outback Steakhouse-3454	16400 Northcross Drive Charlotte NC 28078	Install audible/strobe alarms	$2,100
			Install Two Additional ADA Parking Spots	$500
			Remove and replace water damaged finishes, identify and resolve water intrusion source	$2,500

Schedule IX

4459	Outback Steakhouse-4459	1151 West IH-20 Arlington TX 76017	Concrete pavement	$3,200
			Repair corroded light pole base	$1,000
			Roof maintenance/repair	$1,000
9410	Carrabba’s Italian Grill-9410	1550 I-10 South Beaumont TX 77707	Roof issue: paint gas piping to HVAC units, install scuppers and downspouts, and clean-up debris	$2,000
			Testing of backflow prevention device	$3,000
			ADA issue: van-accessible parking	$250
3214	Outback Steakhouse-3214	8671 West Sahara Avenue Las Vegas NV 89117	Asphalt Pavement - crack seal, seal coat, restripe	$5,040
			Provide one ADA compliant van-accessible parking space	$250
3447	Outback Steakhouse-3447	505 Highland Oaks Drive Winston-Salem NC 27103	Overlay and Stripe Pavement	$3,150
			Add one additional ADA parking spot	$250
			Install six (6) ADA-compliant audible/strobe alarms	$2,100
4120	Outback Steakhouse-4120	1319 River Point Road Rock Hill SC 29370	Seal rear portion of roof membrane to protect from grease staining	$3,000
			Remove and replace water damaged finishes, identify and resolve source	$2,500
1008	Carrabba’s Italian Grill-1008	2700 Southeast Federal Highway Stuart FL 34994	Seal-Coat, Stripe and Patch Pavement	$5,565
6402	Roy’s Restaurant-6402	2840 Dallas Parkway Plano TX 75093	Re-coat cracked stucco	$5,625
5303	Carrabba’s Italian Grill-5303	1060 North 54th Street Chandler AZ 85226	Seal-Coat , Stripe and Patch Pavement	$5,580
			Add one additional space with van Accessible Sign	$250
3463	Outback Steakhouse-3463	8338 Pineville-Matthews Road Pineville NC 28226	Curbs	$1,280
			Asphalt pavement - overlay	$1,500
			Roof membrane - Replace	$750
			Install ADA-Compliant Audible/Strobe Alarms	$2,100
			Install One ADA Parking Spot	$250
6020	Carrabba’s Italian Grill-6020	3530 Tyrone Boulevard Saint Petersburg FL 33710	Seal-Coat, Stripe and Patch Pavement	$6,000
5302	Carrabba’s Italian Grill-5302	5646 West Bell Road Glendale AZ 85308	Repair asphalt, sealcoat and restripe	$4,788

Schedule IX

			Repair fire alarm system in trouble mode	$1,000
			Van Accessible Sign	$250
615	Outback Steakhouse-615	497 120th Avenue Thornton CO 80233	Repair gutters and soffits	$1,500
			Repair soffit at canopy	$500
			Replace cracked quarry tile flooring	$1,300
			Re-grout quarry tile floor	$2,000
			Repair damaged gypsum board in fire sprinkler riser room	$250
			Provide an additional ADA-accessible parking	$250
			Provide an additional ADA van-accessible parking	$250
6048	Carrabba’s Italian Grill-6048	11902 Sheldon Road Westchase FL 33626	Seal-Coat , Stripe and Patch Pavement	$3,600
			Concrete pavement	$1,200
			Complete roof repairs as needed	$1,000
			Provide additional ADA parking space	$250
2014	Outback Steakhouse-2014	1203 Townsgate Court Plant City FL 33563	Seal-Coat , Stripe and Patch Pavement	$3,750
			Local concrete sidewalk repairs	$250
			Install fire alarm audible/strobe devices	$2,100
1061	Outback Steakhouse-1061	180 Hickman Drive Sanford FL 32771	Seal-Coat , Stripe and Patch Pavement	$6,000
			Provide an additional ADA parking space	$250
4456	Outback Steakhouse-4456	9049 Vantage Point Drive Dallas TX 75243	Concrete pavement	$800
			Paint site signage pole	$3,500
			Roof maintenance/repair	$1,000
			Repair/ replace centrifugal exhuast fan	$1,000
4118	Outback Steakhouse-4118	7611 Two Notch Road Columbia SC 29223	Seal-Coat , Stripe and Patch Pavement	$6,038
			Install 2 ADA parking spaces and signs	$500
602	Carrabba’s Italian Grill-602	2815 Geyser Drive Colorado Springs CO 80906	Repair damaged EIFS	$500
			Paint coping	$650
			Repair window frame and re-paint	$1,000
			Repair broken quarry tile base	$500
			Re-grout quarry tile floor	$2,500

Schedule IX

			Repair damaged gypsum board in fire sprinkler riser room	$250
			Remove temporary storage structure	$750
			ADA-accessible parking space	$250
			ADA van-accessible parking space	$250
4424	Outback Steakhouse-4424	2060 I-10 South Beaumont TX 77707	Sectional replacement of concrete along the rear of the building	$1,500
			Replace Sidewalk Sections	$1,000
			Exterior walls: paint, caulk, and maintenance	$3,000
			Roof issue: paint gas piping to HVAC units and clean-up debris	$1,000
			ADA issue: van-accessible parking	$150
4319	Outback Steakhouse-4319	2790 Wilma Rudolph Boulevard Clarksville TN 37040	Exterior Paint	$3,200
			Replace 2 rusted through door units	$3,000
			Pole mounted sign electrical repair	$300
			Van Accessible Parking Space	$150
1125	Outback Steakhouse-1125	3 Reinhardt College Parkway Canton GA 30114	Seal-Coat , Stripe and Patch Pavement	$6,682
617	Outback Steakhouse-617	2825 Geyser Drive Colorado Springs CO 80906	Replace Deteriorated wood siding	$1,500
			Re-grout quarry tile floor	$2,000
			Comb-out dented coil fins	$1,250
			Inspect and test the fire sprinklers and fire alarm	$1,500
			Provide additional ADA-accessible parking	$250
			Provide additional ADA van-accessible parking	$250
1025	Outback Steakhouse-1025	170 Cypress Gardens Boulevard Winter Haven FL 33880	Seal-Coat , Stripe and Patch Pavement	$5,250
			Complete roof repairs as needed	$1,500
4117	Outback Steakhouse-4117	110 Interstate Boulevard Anderson SC 29621	Patch, seal & stripe limited deterioration & seal	$1,000
			Seal rear portion of roof membrane	$3,000
			Install 1 ADA parking space & sign	$250
			Remove and replace water damaged finishes, identify and resolve water intrusion source	$2,500
8002	Lee Roy Selmon’s-8002	17508 Dona Michelle Drive Tampa FL 33647	Seal-Coat , Stripe and Patch Pavement	$6,750

Schedule IX

4320	Outback Steakhouse-4320	1968 Old Fort Parkway Murfreesboro TN 37129	Exterior Paint	$3,200
			Properly repair roof patches	$1,500
			Replace rusted through door unit	$1,500
			Replace rusted through interior door fames	$600
1022	Outback Steakhouse-1022	3215 Southwest College Road Ocala FL 34474	Central alarm panel	$5,000
			Fire alarm, horn and strobe lights	$2,100
3215	Outback Steakhouse-3215	3645 South Virginia Street Reno NV 89502	Seal-Coat , Stripe and Patch Pavement	$7,020
			Provide a ADA van-accessible parking space	$250
1006	Carrabba’s Italian Grill-1006	2244 Palm Beach Lakes Boulevard West Palm Beach FL 33409	Seal-Coat , Stripe and Patch Pavement	$7,402
			Replace Sidewalk Sections	$96
2315	Outback Steakhouse-2315	3650 28th Street Southeast Kentwood MI 49512	Locally repair concrete Sidewalk	$7,500
1060	Outback Steakhouse-1060	4845 South Kirkman Road Orlando FL 32811	Seal-Coat , Stripe and Patch Pavement	$6,000
			Roofing repairs as needed; check areas of standing water	$1,500
6013	Carrabba’s Italian Grill-6013	4829 South Florida Avenue Lakeland FL 33813	Seal-Coat , Stripe and Patch Pavement	$7,500
4404	Carrabba’s Italian Grill-4404	2335 Highway 6 Sugar Land TX 77478	Sectional replacement of concrete pavement at entrance drive	$5,000
			Sectional replacement of concrete curbing at entrance drive	$1,000
			Correct Violations from 11/9/2011 Fire Inspection	$1,000
			ADA issues: add van-accessible parking space, exterior signage at parking space	$600
616	Outback Steakhouse-616	988 Dillon Road Louisville CO 80027	Seal-Coat , Stripe and Patch Pavement	$5,250
			Water softening and filtration equipment	$2,000
			Add 2 ADA parking spaces	$500
317	Outback Steakhouse-317	2600 East Lucky Lane Flagstaff AZ 86004	Repairs, Seal-Coat and Stripe Pavement	$6,624
			Repair and refresh property main sign	$1,000
			Trap repairs to rooftop condensate drains	$500
			A Van-accessible sign	$100

Schedule IX

9407	Bonefish Grill-9407	190 Partner Circle Southern Pines NC 28387	Replace Single-Ply Membrane (flat roof)	$8,750
3716	Outback Steakhouse-3716	7206 Cache Road Lawton OK 73505	Overlay and Stripe Pavement	$9,000
8001	Lee Roy Selmon’s-8001	4302 West Boy Scout Boulevard Tampa FL 33607	Seal-Coat , Stripe and Patch Pavement	$7,500
			Trim/fascia repairs as needed and paint	$1,500
1521	Outback Steakhouse-1521	3730 South Reed Road Kokomo IN 46902	Asphalt pavement - overlay	$9,000
			Add qty. 1 ADA parking space and sign	$250
5301	Carrabba’s Italian Grill-5301	1740 South Clearview Mesa AZ 85208	Repair asphalt, sealcoat and restripe	$9,009
			Add one additional space with van Accessible Sign	$250
6015	Carrabba’s Italian Grill-6015	801 Providence Road Brandon FL 33511	Seal-Coat , Stripe and Patch Pavement	$8,250
			Complete roof repairs as needed	$1,500
5113	Outback Steakhouse-5113	2574 Camino Entrata Santa Fe NM 87507	Repair Cracks/Seal/Restripe	$7,013
			Repair Cracks/Spalling/Expansion Joints	$2,800
			Various Roof Repairs & Clean-up	$1,000
1101	Carrabba’s Italian Grill-1101	3913 River Place Drive Macon GA 31210	Repair and/or Replace Damaged Concrete Curb Stops	$3,500
			Exterior Paint	$7,000
			EIFS. Repair	$1,125
3114	Outback Steakhouse-3114	1397 US Route 9 North Old Bridge NJ 08857	Clean basement and assess for moisture intrusion	$2,000
			Structural Engineering Assessment	$4,000
			Repair structural framing based on structural assessment	$0
			Exterior siding and trim repairs	$1,000
			Mold investigation and clean up	$5,000
4401	Carrabba’s Italian Grill-4401	11339 Katy Freeway Houston TX 77079	Sectional replacement along the rear of the building	$2,000
			Exterior walls: paint, caulk, and maintenance	$8,000
			Sand, prime, and paint metal coping; and clean debris from roof	$1,000
			ADA issues: add parking space, interior signage, and audible/visual alarm devices	$1,100

Schedule IX

3635	Outback Steakhouse-3635	24900 Sperry Drive Westlake OH 44145	Asphalt pavement - full depth	$11,250
			ADA Parking -Provide pole signs	$1,250
4406	Carrabba’s Italian Grill-4406	25665 Interstate 45 North The Woodlands TX 77380	Exterior wall minor repairs and painting	$1,000
			Roof issues: painting, strainers, and flue	$5,000
			Testing of sprinkler and life safety systems	$5,000
			ADA issues: add parking spaces, interior signage, and audible/visual alarms	$1,800
6029	Carrabba’s Italian Grill-6029	1285 US Highway 1 Vero Beach FL 32960	Exterior Paint	$5,200
			Repair roof leaks	$6,000
			Add one grab bar	$150
			Remove and replace finishes affected by water intrusion and potential mold growth	$1,500
4418	Outback Steakhouse-4418	2102 Texas Avenue College Station TX 77840	Asphalt Pavement - crack seal, seal coat, restripe	$1,215
			Asphalt pavement - full depth	$5,250
			Roof issue: paint gas piping to HVAC units and clean-up debris	$1,000
			Sectional replacement of concrete pavement at front entrance patio	$2,500
			Testing of backflow prevention device	$3,000
			ADA issues: no interior signage and no audible/visual alarms	$600
612	Outback Steakhouse-612	7065 Commerce Center Drive Colorado Springs CO 80919	Replace broken concrete drive apron	$1,500
			Repair damaged EIFS	$1,000
			Carpet	$2,625
			Replace chipped quarry tile	$2,600
			Re-grout quarry tile floor	$2,000
			Comb-out RTU coil fins	$1,000
			Inspect and test the fire sprinkler and fire alarm systems	$1,500
			Inspect and test the Ansul system	$1,000
			Provide ADA van-accessible parking	$250
			Provide additional ADA-accessible parking	$250

Schedule IX

1033	Outback Steakhouse-1033	1775 Wells Road Orange Park FL 32073	Seal-Coat , Stripe and Patch Pavement	$8,250
			Repair anchorage at exterior roof access ladder	$500
			Install fire alarm audible/visible devices	$2,100
			Install fire alarm pull stations	$2,100
			Remove areas of possible mold and patch drywall in mechanical closet	$1,000
3002	Roy’s Restaurant-3002	4342 West Boy Scout Boulevard Tampa FL 33607	Seal-Coat , Stripe and Patch Pavement	$12,000
			Install audible/visible fire alarm devices	$2,800
4318	Outback Steakhouse-4318	1390 Interstate Drive Cookeville TN 38501	Asphalt repair	$1,875
			Concrete pavement	$1,200
			Seal-Coat , Stripe and Patch Pavement	$6,300
			Install proper roof access ladder	$2,500
			Replace damaged mechanical room door unit	$1,500
			Replace damaged interior door frames	$1,200
			Replace damaged emergency exit sign	$200
			Fire extinguishers	$250
			Service/Inspect Ansul system	$200
			Additional ADA space	$250
3217	Outback Steakhouse-3217	2625 W. Craig Road Las Vegas NV 89032	Seal-Coat , Stripe and Patch Pavement	$13,797
			Gutters and downspouts	$260
			Repace dismantled roof-mounted exhaust fan	$1,300
			Provide two ADA compliant parking spaces	$500
4407	Carrabba’s Italian Grill-4407	502 West Bay Area Boulevard Webster TX 77598	Concrete pavement repairs: sectional replacement and caulking construction joints	$3,000
			Exterior walls: paint, caulk, and maintenance	$9,000
			Roof issue: paint gas piping to HVAC units and paint parapet wall metal cap	$3,000
			ADA issues: add ADA compliant parking space, and audible/visual alarm devices	$1,000
1813	Outback Steakhouse-1813	6520 Signature Drive Louisville KY 40213	Curbs	$400
			Seal-Coat , Stripe and Patch Pavement	$8,250
			Replace dumpster pad sections	$1,000
			Exterior Paint	$3,200

Schedule IX

			Paint pole for store sign	$2,000
			Paint or stain doors as appropiate	$150
			Replace rusted through door unit	$1,500
			Replace rusted through door fame	$300
			Van Accessible Parking Space	$300
9301	Carrabba’s Italian Grill-9301	324 North Peter’s Road Knoxville TN 37922	Replace Single-Ply Membrane (flat roof)	$21,700
			Replace rusted through door unit	$1,500
			Repair electrical conduit at the base of the pole mounted sign	$300
			Van Accessible Parking Space	$150
3110	Outback Steakhouse-3110	230 Lake Drive East Cherry Hill NJ 08002	Replace Single-Ply Membrane (flat roof)	$22,750
			Remove and replace finishes affected by water intrusion and potential mold growth	$3,000
3633	Outback Steakhouse-3633	6950 Ridge Road Parma OH 44129	Replace Sidewalk Sections	$1,200
			Repair Sign Base	$2,000
			Fascia board repairs	$2,000
			Replace Single-Ply Membrane (flat roof)	$22,050
3715	Outback Steakhouse-3715	860 North Interstate Drive Norman OK 73072	Overlay and Stripe Pavement	$27,000
			Replace asphalt shingle portion of sloped roof with EPDM	$3,500
2619	Outback Steakhouse-2619	3110 East 36th Street Joplin MO 64804	Asphalt pavement - full depth	$33,000
453	Outback Steakhouse-453	2310 Sanders Street Conway AR 72032	Overlay and Stripe Pavement	$27,000
			Replace Sidewalk Sections	$720
			Repair rotted tim materials	$450
			Exterior Paint	$3,400
			Repair rotted tim materials	$1,200
			Exterior Paint	$250
			Additional ADA space	$150
3658	Outback Steakhouse-3658	6800 Miller Lane Butler Township OH 45414	Overlay and Stripe Pavement	$36,000
1518	Outback Steakhouse-1518	3660 State Road 26 Lafayette IN 47905	Overlay and Stripe Pavement	$36,000
			Locally repair concrete Sidewalk	$2,100
			Trash enclosure wall repair	$1,000

Schedule IX

			Creat 2 new ADA accessible parking spaces	$350
1416	Outback Steakhouse-1416	15608 South Harlem Avenue Orland Park IL 60462	Overlay and Stripe Pavement	$17,100
			Replace Single-Ply Membrane (flat roof)	$21,403
			Remove and replace finishes affected by water intrusion and potential mold growth	$2,500
1614	Outback Steakhouse-1614	4500 Southern Hills Drive Sioux City IA 51106	Drainage devices	$500
			Asphalt pavement - overlay	$30,000
			Repair entrance damaged sidewalk areas	$6,000
			Replace Single-Ply Membrane (flat roof)	$7,000
4122	Outback Steakhouse-4122	454 Bypass 72 Northwest Greenwood SC 29649	Overlay and Stripe Pavement	$38,745
			Seal rear portion of roof membrane to protect from grease hood residue	$3,000
			Remove and replace water damaged finishes, identify and resolve water intrusion source	$2,500
3636	Outback Steakhouse-3636	820 North Lexington Springmill Road Ontario OH 44906	Overlay and Stripe Pavement	$42,300
			Replace Sidewalk Sections	$3,000
1410	Outback Steakhouse-1410	2005 River Oaks Drive Calumet City IL 60409	Overlay and Stripe Pavement	$24,300
			Replace Single-Ply Membrane (flat roof)	$21,000
			Replace Asphalt Shingles (pitched roof)	$2,695
			Install vertical signage for disabled reserved parking space	$150
1031	Outback Steakhouse-1031	3760 South 3rd Street Jacksonville Beach FL 32250	Roof Leak Repairs	$3,200
			Fire alarm panel with audible/visual alarms	$15,000
			Install Fire Sprinkler System	$27,040
			Van Accessible Parking-Stripe and Sign	$350
			Reconstruct ramp	$1,800
			Install handrails on ramp	$2,880
			Replace Mold and Water Damaged Finishes	$1,500
1001	Carrabba’s Italian Grill-1001	12990 South Cleveland Avenue Fort Myers FL 33907	Overlay and Stripe Pavement	$36,000
			Complete roofing/parapet repairs as needed; replace cracked tiles	$3,500

Schedule IX

			Install fire alarm system with audible/visible devices	$15,000
			Remove mold & repair/replace drywall as needed in mechanical & electrical closets	$2,500
1611	Outback Steakhouse-1611	3939 1st Avenue Southeast Cedar Rapids IA 52402	Asphalt pavement - overlay	$35,000
			Replace Sidewalk Sections	$6,000
			Wood siding	$525
			Replace Single-Ply Membrane (flat roof)	$28,000
			Wood stairs	$1,500
			Ceiling tiles	$625
			repair gypsum board walls	$5,000
			Replace HVAC Package Units (6-10 tons)	$8,000
Total	186	186		$1,372,850

Schedule IX

SCHEDULE X

OUTPARCELS, LEASEABLE BUILDING PADS

1. Outparcels*

Store Number	Address	Sq. Footage/ Acreage Available	Diagram of Outparcel
3122	901 Route 73 Evesham Township, NJ 08053	19,900 Square Feet +/-	See Diagram 1

3217	2625 West Craig Road North Las Vegas, NV 89032	0.88 Acres +/-	See Diagram 2

2. Leasable Building Pads*

Store Number	Address	Sq. Footage/ Acreage Available	Diagram of Building Pad
3002	4342 West Boy Scout Boulevard Tampa, FL 33607	12,730 Sq. Ft. +/-	See Diagram 3

3464**	223 Wintergreen Dr Lumberton, NC 28358	1.3 Acres +/-	See Diagram 4

5502	9770 Crosspoint Boulevard Fisher, IN 46256	8,790 Sq. Ft. +/-	See Diagram 5

5506	8301 Eagle Lake Drive Evansville, IN 47715	6,930 Sq. Ft. +/-	See Diagram 6

*	To the best of Borrower’s knowledge, the Outparcels are capable of being subdivided from the Individual Properties on which they are located and the Leasable Building Pads are not capable of being subdivided from the Individual Property on which they are located. In the event that it is later determined by Borrower as set forth in the Officer’s Certificate of Borrower that (i) any Outparcel is not capable of being subdivided from the Individual Property on which it is located, it will be treated as a Leasable Building Pad or (ii) any Leasable Building Pad is capable of being subdivided from the Individual Property on which it is located, it will be treated as an Outparcel.
**	Borrower believes it may be possible to a Condominium on the site and then sell the pad site as a Condominium.

Schedule X

SCHEDULE XI

[INTENTIONALLY OMITTED]

Schedule XI

SCHEDULE XII

SEPARATE TAX LOTS

Store Number	Address
1025	170 Cypress Gardens Boulevard Winter Haven, FL 33880

3120	Klockner Road @ Route 130 Hamilton, NJ 08619

2325	6435 Dixie Highway Clarkston, MI 48346

Schedule XII

SCHEDULE XIII

INDIVIDUAL PROPERTY SQUARE FOOTAGE

Unit #	Property Name	Units	Measurement Unit
311	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
312	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
314	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
316	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
317	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
323	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
325	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
326	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
453	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
455	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
601	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,163	SF
602	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,246	SF
605	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,415	SF
606	OSI Restaurant Portfolio-Carrabba’s Italian Grill	7,610	SF
611	OSI Restaurant Portfolio-Outback Steakhouse	6,000	SF
612	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
613	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
614	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
615	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
616	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
617	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
619	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
628	OSI Restaurant Portfolio-Outback Steakhouse	6,192	SF
1001	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,555	SF
1002	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,115	SF
1006	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,238	SF
1008	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,238	SF
1022	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1023	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1024	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1025	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1026	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1027	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1028	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1029	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1030	OSI Restaurant Portfolio-Outback Steakhouse	6,000	SF
1031	OSI Restaurant Portfolio-Outback Steakhouse	6,000	SF
1033	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1034	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1035	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1036	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF

Schedule XIII

1060	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1061	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1063	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	7,210	SF
1102	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,361	SF
1108	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,115	SF
1116	OSI Restaurant Portfolio-Outback Steakhouse	7,611	SF
1119	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1120	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1121	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1122	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1123	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1124	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1125	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1133	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1134	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1135	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1137	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1201	OSI Restaurant Portfolio-Bonefish Grill	6,124	SF
1264	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1410	OSI Restaurant Portfolio-Outback Steakhouse	7,078	SF
1411	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1412	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1414	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1416	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1418	OSI Restaurant Portfolio-Outback Steakhouse	6,389	SF
1419	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1424	OSI Restaurant Portfolio-Outback Steakhouse	6,192	SF
1450	OSI Restaurant Portfolio-Outback Steakhouse	6,090	SF
1452	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1453	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1516	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1518	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1519	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1520	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1521	OSI Restaurant Portfolio-Outback Steakhouse	6,363	SF
1522	OSI Restaurant Portfolio-Outback Steakhouse	6,405	SF
1550	OSI Restaurant Portfolio-Outback Steakhouse	7,797	SF
1611	OSI Restaurant Portfolio-Outback Steakhouse	7,329	SF
1614	OSI Restaurant Portfolio-Outback Steakhouse	6,227	SF
1715	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1716	OSI Restaurant Portfolio-Outback Steakhouse	6,192	SF
1813	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1851	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1901	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1912	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1914	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
1921	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1941	OSI Restaurant Portfolio-Outback Steakhouse	6,485	SF
1951	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF

Schedule XIII

1961	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
1971	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
2001	OSI Restaurant Portfolio-Fleming’s Prime Steakhouse and Wine Bar	8,473	SF
2014	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
2015	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
2017	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
2134	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
2139	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
2315	OSI Restaurant Portfolio-Outback Steakhouse	6,522	SF
2319	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
2320	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
2321	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
2325	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
2326	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
2411	OSI Restaurant Portfolio-Outback Steakhouse	6,571	SF
2415	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
2420	OSI Restaurant Portfolio-Outback Steakhouse	5,061	SF
2619	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3002	OSI Restaurant Portfolio-Roy’s Restaurant	7,425	SF
3101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,500	SF
3102	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,163	SF
3110	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
3114	OSI Restaurant Portfolio-Outback Steakhouse	8,961	SF
3116	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3117	OSI Restaurant Portfolio-Outback Steakhouse	6,377	SF
3120	OSI Restaurant Portfolio-Outback Steakhouse	6,192	SF
3122	OSI Restaurant Portfolio-Outback Steakhouse	6,600	SF
3211	OSI Restaurant Portfolio-Outback Steakhouse	6,270	SF
3212	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3213	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3214	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
3215	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3217	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3220	OSI Restaurant Portfolio-Outback Steakhouse	6,205	SF
3357	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3402	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,807	SF
3403	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,547	SF
3420	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,115	SF
3444	OSI Restaurant Portfolio-Outback Steakhouse	7,656	SF
3446	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3447	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
3448	OSI Restaurant Portfolio-Outback Steakhouse	7,172	SF
3450	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
3451	OSI Restaurant Portfolio-Outback Steakhouse	6,485	SF
3452	OSI Restaurant Portfolio-Outback Steakhouse	6,485	SF
3453	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3454	OSI Restaurant Portfolio-Outback Steakhouse	7,450	SF
3455	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3458	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3460	OSI Restaurant Portfolio-Outback Steakhouse	6,192	SF

Schedule XIII

3461	OSI Restaurant Portfolio-Outback Steakhouse	6,160	SF
3462	OSI Restaurant Portfolio-Outback Steakhouse	5,608	SF
3463	OSI Restaurant Portfolio-Outback Steakhouse	6,678	SF
3464	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3621	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3633	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3635	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
3636	OSI Restaurant Portfolio-Outback Steakhouse	6,200	SF
3640	OSI Restaurant Portfolio-Outback Steakhouse	7,540	SF
3658	OSI Restaurant Portfolio-Outback Steakhouse	6,159	SF
3662	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
3663	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
3713	OSI Restaurant Portfolio-Outback Steakhouse	6,087	SF
3715	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3716	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
3915	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
3917	OSI Restaurant Portfolio-Outback Steakhouse	6,300	SF
3951	OSI Restaurant Portfolio-Outback Steakhouse	7,940	SF
3952	OSI Restaurant Portfolio-Outback Steakhouse	6,200	SF
4117	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4118	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4119	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4120	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4121	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4122	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4123	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4124	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4127	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4210	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4314	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4318	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4319	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4320	OSI Restaurant Portfolio-Outback Steakhouse	6,485	SF
4324	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4350	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4401	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,552	SF
4403	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,115	SF
4404	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,163	SF
4405	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,192	SF
4406	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,115	SF
4407	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,288	SF
4416	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4417	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4418	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4422	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4423	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4424	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4426	OSI Restaurant Portfolio-Outback Steakhouse	6,484	SF
4429	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4454	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF

Schedule XIII

4455	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4456	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4457	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4458	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4459	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4461	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4462	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4463	OSI Restaurant Portfolio-Outback Steakhouse	6,495	SF
4464	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4466	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4467	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4468	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4469	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4470	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4473	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4474	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4475	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4476	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4478	OSI Restaurant Portfolio-Outback Steakhouse	6,192	SF
4510	OSI Restaurant Portfolio-Outback Steakhouse	6,111	SF
4511	OSI Restaurant Portfolio-Outback Steakhouse	6,674	SF
4716	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4724	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4728	OSI Restaurant Portfolio-Outback Steakhouse	6,192	SF
4756	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
4758	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4762	OSI Restaurant Portfolio-Outback Steakhouse	6,485	SF
4801	OSI Restaurant Portfolio-Cheeseburger In Paradise	6,950	SF
4810	OSI Restaurant Portfolio-Outback Steakhouse	7,160	SF
4813	OSI Restaurant Portfolio-Outback Steakhouse	6,163	SF
4910	OSI Restaurant Portfolio-Outback Steakhouse	6,200	SF
4961	OSI Restaurant Portfolio-Outback Steakhouse	6,200	SF
5010	OSI Restaurant Portfolio-Outback Steakhouse	6,115	SF
5113	OSI Restaurant Portfolio-Outback Steakhouse	6,301	SF
5301	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,192	SF
5302	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,200	SF
5303	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,417	SF
5501	OSI Restaurant Portfolio-Cheeseburger In Paradise	6,484	SF
5502	OSI Restaurant Portfolio-Cheeseburger In Paradise	6,163	SF
5505	OSI Restaurant Portfolio-Cheeseburger In Paradise	6,115	SF
5506	OSI Restaurant Portfolio-Cheeseburger In Paradise	6,297	SF
6006	OSI Restaurant Portfolio-Carrabba’s Italian Grill	8,533	SF
6007	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,115	SF
6013	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,374	SF
6015	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,115	SF
6020	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,192	SF
6021	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,692	SF
6029	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,339	SF
6035	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,340	SF
6048	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,420	SF

Schedule XIII

6052	OSI Restaurant Portfolio-Carrabba’s Italian Grill	5,796	SF
6116	OSI Restaurant Portfolio-Carrabba’s Italian Grill	5,976	SF
6302	OSI Restaurant Portfolio-Cheeseburger In Paradise	6,552	SF
6402	OSI Restaurant Portfolio-Roy’s Restaurant	7,105	SF
6502	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,692	SF
6903	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,790	SF
7101	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,115	SF
8001	OSI Restaurant Portfolio-Lee Roy Selmon’s	9,843	SF
8002	OSI Restaurant Portfolio-Lee Roy Selmon’s	6,642	SF
8109	OSI Restaurant Portfolio-Carrabba’s Italian Grill	5,600	SF
8302	OSI Restaurant Portfolio-Sterling’s Bistro	6,163	SF
8609	OSI Restaurant Portfolio-Carrabba’s Italian Grill	12,132	SF
8705	OSI Restaurant Portfolio-Cheeseburger In Paradise	6,192	SF
8908	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,249	SF
9301	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,163	SF
9407	OSI Restaurant Portfolio-Bonefish Grill	6,115	SF
9410	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,163	SF
9414	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,115	SF
9704	OSI Restaurant Portfolio-Carrabba’s Italian Grill	6,189	SF
9802	OSI Restaurant Portfolio-Carrabba’s Italian Grill	5,990	SF

Schedule XIII

SCHEDULE XIV

EXCLUDED PERSONAL PROPERTY AND FIXTURES

Furniture and Fixtures - 7 Year Depreciation	Fixture Type
Water Filtration System	Fixture
Security System—Fire	Fixture
Security System—Burglar	Fixture
Parking Lot Lights	Fixture
Flood Lights	Fixture
Hurricane or Wood Shutters (not plastic ones)	Fixture
Front Door	Fixture
Rear Door	Fixture
Ceiling Tile & Grid	Fixture
Toilet Partitions and Screens	Fixture
Restroom Accessories {mirrors & doors)	Fixture
Electrical (can lights & vanity lanterns)	Fixture
Accessory Package (grab bars, etc.)	Fixture
HVAC new grills	Fixture
New Fixtures	Fixture
Auto Flush	Fixture
Sprinklers	Fixture
Awnings	Fixture
Flag poles	Fixture
Wainscoting	Fixture
Chain Link Fences	Fixture
Window Tinting	Fixture
Thermostat’s	Fixture
Sound System	Excluded Personal Property
Marlin Control Panel	Excluded Personal Property
Dry storage shelving	Excluded Personal Property
Plexiglass (Bar Partition)	Excluded Personal Property
Solid Surface Vanity w/under counter sinks	Excluded Personal Property
Millwork (Bars)	Excluded Personal Property
Signage	Excluded Personal Property
Neon Border & Neon Signs	Excluded Personal Property

Schedule XIV

Safe	Excluded Personal Property
Office Furniture	Excluded Personal Property
Phone System	Excluded Personal Property
Phone System Upgrades—equip & install	Excluded Personal Property
Stainless Fabrication/SS Paneling	Excluded Personal Property
Cocktail/Blender/Server Stations	Excluded Personal Property
Tin Bar Plating	Excluded Personal Property
Electric Heated Air Curtain	Excluded Personal Property
Blinds	Excluded Personal Property
Kitchen Exhaust System (Fans, curbs and Hoods)	Excluded Personal Property
Outdoor Patio Furniture	Excluded Personal Property
Furniture and Fixtures—5 Year Depreciation	Entity
Carpet	Fixture
Domestic Water Heater	Fixture
Water Softeners	Fixture
Chairs – Dining	Excluded Personal Property
Barstools	Excluded Personal Property
Projector TV (All TVs)	Excluded Personal Property
VCR’s	Excluded Personal Property
Machinery and Equipment—7 Year Depreciation	Fixture Type
HVAC Testing/HVAC System	Fixture
A/C Compressors	Fixture
Smallwares—Opening package	Excluded Personal Property
Equipment packages (bloom fryer GRD45, Chip Fryer GRD65, App Fryer GRD35, etc.)	Excluded Personal Property
Drink Machines	Excluded Personal Property
Cooler / Freezer	Excluded Personal Property

Schedule XIV

Beer System	Excluded Personal Property
Smoker	Excluded Personal Property
Alto Shaam	Excluded Personal Property
Chill Blaster	Excluded Personal Property
Tents for Special Events	Excluded Personal Property
Walk in Shelving	Excluded Personal Property
Treat Plate for walk in	Excluded Personal Property
Fry Filter	Excluded Personal Property
Event Trailers (and all accompanying supplies)	Excluded Personal Property
Dish Washer Motor	Excluded Personal Property
Booster Heaters	Excluded Personal Property
Grip Rock Mats	Excluded Personal Property
Make Up Air Blower or Exhaust	Excluded Personal Property
Grease Traps	Excluded Personal Property
Fry Reach-In (aka – Dual Temp Refrigerator #RFA-36-S7-HD)	Excluded Personal Property
Saute Reach-In (aka – counter top refrigerator #UR-27_SST)	Excluded Personal Property
Salad Spinner (aka – Vegetable Dryer or Greens Machine)	Excluded Personal Property
Salad Make-up unit (aka – Salad Prep Refrigerator)	Excluded Personal Property
Computer—3 Year Depreciation	Fixture Type
Posi Touch System (including Posi training books)/RDS Workstations/Aloha System	Excluded Personal Property
Handscanner	Excluded Personal Property
Office Computer	Excluded Personal Property
2 Way Radio System	Excluded Personal Property

Schedule XIV

Host Alert System	Excluded Personal Property
Pager System & Pagers	Excluded Personal Property
Fax Machines	Excluded Personal Property
Building Leasehold—20 Year Depreciation	Fixture Type
Construction Contract	Fixture
Owner Furnished, Contractor Installed	Fixture
Architects/Engineers	Fixture
Windows	Fixture
Building Permits & Licenses	Fixture
Utilities (prior to store opening)	Fixture
Hardwood Floors	Fixture
Landscaping – new stores only	Fixture
Fuse Box	Fixture
Less Landlord Allowance	Fixture
Floor Tile	Fixture
Blue Prints	Fixture
New Floor and Wall Tile	Fixture
Dry Wall and Plastering	Fixture
Carpentry (wood trim & installation)	Fixture
Painting (stucco, trim & doors)	Fixture
Plumbing	Fixture
FRP Paneling	Fixture
Fire Suppression/Fire Ansul System	Fixture
Brick Pizza Oven	Fixture
Décor—5 Year Depreciation	Fixture Type
Opening Décor Package	Excluded Personal Property
Landscaping for Patio addition	Fixture

Schedule XIV

SCHEDULE XV

MASTER OWNED PROPERTY SCHEDULE

Unit #	Concept	Property Address	Property City	State	Zip Code	Bldg Sq. Ftg. (feet)	Lot Size (Acres)	TTM_Sept_2011 Net Sales		TTM_Sept_2011 4- Wall EBITDAR
311	Outback Steakhouse	5605 West Bell Road	Glendale	AZ	85308	6,115	1.16	$	[***]	$	[***]
312	Outback Steakhouse	4871 East Grant Road	Tucson	AZ	85712	6,163	0.27	$	[***]	$	[***]
314	Outback Steakhouse	1650 South Clearview Avenue	Mesa	AZ	85208	6,163	1.53	$	[***]	$	[***]
316	Outback Steakhouse	1080 North 54th Street	Chandler	AZ	85226	6,163	1.47	$	[***]	$	[***]
317	Outback Steakhouse	2600 East Lucky Lane	Flagstaff	AZ	86004	6,163	1.69	$	[***]	$	[***]
323	Outback Steakhouse	14225 West Grand Avenue	Surprise	AZ	85374	6,163	1.17	$	[***]	$	[***]
325	Outback Steakhouse	99 South Highway 92	Sierra Vista	AZ	85635	6,163	0.55	$	[***]	$	[***]
326	Outback Steakhouse	1830 East McKellips Road	Mesa	AZ	85203	6,163	1.45	$	[***]	$	[***]
453	Outback Steakhouse	2310 Sanders Street	Conway	AR	72032	6,163	1.58	$	[***]	$	[***]
455	Outback Steakhouse	4509 West Poplar Street	Rogers	AR	72758	6,163	1.65	$	[***]	$	[***]
601	Carrabba’s Italian Grill	7401 West 92nd Avenue	Westminster	CO	80021	6,163	1.40	$	[***]	$	[***]
602	Carrabba’s Italian Grill	2815 Geyser Drive	Colorado Springs	CO	80906	6,246	1.87	$	[***]	$	[***]
605	Carrabba’s Italian Grill	1212 Oakridge Drive East	Fort Collins	CO	80525	6,415	1.41	$	[***]	$	[***]
606	Carrabba’s Italian Grill	2088 South Abilene Street	Aurora	CO	80014	7,610	1.96	$	[***]	$	[***]
611	Outback Steakhouse	9329 North Sheridan Boulevard	Westminster	CO	80031	6,000	0.98	$	[***]	$	[***]
612	Outback Steakhouse	7065 Commerce Center Drive	Colorado Springs	CO	80919	6,115	1.41	$	[***]	$	[***]
613	Outback Steakhouse	807 East Harmony Road	Fort Collins	CO	80525	6,115	1.26	$	[***]	$	[***]
614	Outback Steakhouse	15 West Springer Drive	Littleton	CO	80129	6,115	1.41	$	[***]	$	[***]
615	Outback Steakhouse	497 120th Avenue	Thornton	CO	80233	6,115	1.53	$	[***]	$	[***]
616	Outback Steakhouse	988 Dillon Road	Louisville	CO	80027	6,163	1.52	$	[***]	$	[***]
617	Outback Steakhouse	2825 Geyser Drive	Colorado Springs	CO	80906	6,115	1.83	$	[***]	$	[***]
619	Outback Steakhouse	2066 South Abilene Street	Aurora	CO	80014	6,115	1.57	$	[***]	$	[***]
628	Outback Steakhouse	1315 Dry Creek Road	Longmont	CO	80501	6,192	1.65	$	[***]	$	[***]
1001	Carrabba’s Italian Grill	12990 South Cleveland Avenue	Fort Myers	FL	33907	6,555	1.32	$	[***]	$	[***]
1002	Carrabba’s Italian Grill	4320 North Tamiami Trail	Naples	FL	34103	6,115	1.52	$	[***]	$	[***]
1006	Carrabba’s Italian Grill	2244 Palm Beach Lakes Boulevard	West Palm Beach	FL	33409	6,238	1.32	$	[***]	$	[***]
1008	Carrabba’s Italian Grill	2700 Southeast Federal Highway	Stuart	FL	34994	6,238	1.60	$	[***]	$	[***]

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule XV

1022	Outback Steakhouse	3215 Southwest College Road	Ocala	FL	34474	6,163	1.19	$	[***]	$	[***]
1023	Outback Steakhouse	11308 North 56th Street	Temple Terrace	FL	33617	6,163	1.10	$	[***]	$	[***]
1024	Outback Steakhouse	6390 North Lockwood Ridge Road	Sarasota	FL	34243	6,163	1.66	$	[***]	$	[***]
1025	Outback Steakhouse	170 Cypress Gardens Boulevard	Winter Haven	FL	33880	6,115	1.50	$	[***]	$	[***]
1026	Outback Steakhouse	1481 Tamiami Trail	Port Charlotte	FL	33948	6,163	0.87	$	[***]	$	[***]
1027	Outback Steakhouse	1642 Northeast Pine Island Road	Cape Coral	FL	33903	6,115	1.58	$	[***]	$	[***]
1028	Outback Steakhouse	4902 Commercial Way	Spring Hill	FL	34608	6,163	1.95	$	[***]	$	[***]
1029	Outback Steakhouse	5710 Oakley Boulevard	Wesley Chapel	FL	33544	6,163	2.82	$	[***]	$	[***]
1030	Outback Steakhouse	9773 San Jose Boulevard	Jacksonville	FL	32257	6,000	0.67	$	[***]	$	[***]
1031	Outback Steakhouse	3760 South 3rd Street	Jacksonville Beach	FL	32250	6,000	1.25	$	[***]	$	[***]
1033	Outback Steakhouse	1775 Wells Road	Orange Park	FL	32073	6,163	2.75	$	[***]	$	[***]
1034	Outback Steakhouse	245 State Road 312	Saint Augustine	FL	32086	6,115	1.72	$	[***]	$	[***]
1035	Outback Steakhouse	1820 Raymond Diehl Road	Tallahassee	FL	32309	6,163	2.37	$	[***]	$	[***]
1036	Outback Steakhouse	861 West 23rd Street	Panama City	FL	32405	6,115	1.90	$	[***]	$	[***]
1060	Outback Steakhouse	4845 South Kirkman Road	Orlando	FL	32811	6,115	1.27	$	[***]	$	[***]
1061	Outback Steakhouse	180 Hickman Drive	Sanford	FL	32771	6,115	1.28	$	[***]	$	[***]
1063	Outback Steakhouse	9600 U.S. Highway 441	Leesburg	FL	34788	6,163	1.58	$	[***]	$	[***]
1101	Carrabba’s Italian Grill	3913 River Place Drive	Macon	GA	31210	7,210	2.03	$	[***]	$	[***]
1102	Carrabba’s Italian Grill	1160 Ernest Barrett Parkway	Kennesaw	GA	30144	6,361	1.50	$	[***]	$	[***]
1108	Carrabba’s Italian Grill	1887 Mount Zion Road	Morrow	GA	30260	6,115	1.16	$	[***]	$	[***]
1116	Outback Steakhouse	3585 Atlanta Highway	Athens	GA	30606	7,611	1.13	$	[***]	$	[***]
1119	Outback Steakhouse	810 Ernest Barrett Parkway	Kennesaw	GA	30144	6,115	0.84	$	[***]	$	[***]
1120	Outback Steakhouse	6331 Douglas Boulevard	Douglasville	GA	30135	6,115	1.47	$	[***]	$	[***]
1121	Outback Steakhouse	1188 Dogwood Drive	Conyers	GA	30012	6,115	1.68	$	[***]	$	[***]
1122	Outback Steakhouse	145 Gwinco Boulevard	Suwanee	GA	30024	6,163	2.26	$	[***]	$	[***]
1123	Outback Steakhouse	655 Douglasville Highway	Gainesville	GA	30501	6,163	1.51	$	[***]	$	[***]
1124	Outback Steakhouse	995 North Peachtree Parkway	Peachtree City	GA	30269	6,163	2.07	$	[***]	$	[***]
1125	Outback Steakhouse	3 Reinhardt College Parkway	Canton	GA	30114	6,115	1.50	$	[***]	$	[***]
1133	Outback Steakhouse	11196 Abercorn Expressway	Savannah	GA	31419	6,115	1.02	$	[***]	$	[***]
1134	Outback Steakhouse	823 North Westover Boulevard	Albany	GA	31707	6,163	1.90	$	[***]	$	[***]
1135	Outback Steakhouse	1824 Club House Drive	Valdosta	GA	31601	6,163	1.70	$	[***]	$	[***]
1137	Outback Steakhouse	3088 Watson Boulevard	Warner Robins	GA	31093	6,163	1.95	$	[***]	$	[***]
1201	Bonefish Grill	18375 Bluemound Road	Brookfield	WI	53045	6,124	1.84	$	[***]	$	[***]
1264	Outback Steakhouse	2925 Ross Clark Circle	Dothan	AL	36301	6,163	2.20	$	[***]	$	[***]
1410	Outback Steakhouse	2005 River Oaks Drive	Calumet City	IL	60409	7,078	1.97	$	[***]	$	[***]

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule XV

1411	Outback Steakhouse	720 West Lake Cook Road	Buffalo Grove	IL	60089	6,115	1.11	$	[***]	$	[***]
1412	Outback Steakhouse	216 East Golf Road	Schaumburg	IL	60173	6,163	0.67	$	[***]	$	[***]
1414	Outback Steakhouse	2855 West Ogden Avenue	Naperville	IL	60540	6,115	0.25	$	[***]	$	[***]
1416	Outback Steakhouse	15608 South Harlem Avenue	Orland Park	IL	60462	6,115	1.93	$	[***]	$	[***]
1418	Outback Steakhouse	6007 East State Street	Rockford	IL	61108	6,389	1.27	$	[***]	$	[***]
1419	Outback Steakhouse	5652 Northridge Drive	Gurnee	IL	60031	6,163	1.80	$	[***]	$	[***]
1424	Outback Steakhouse	3241 Chicagoland Circle	Joliet	IL	60431	6,192	1.57	$	[***]	$	[***]
1450	Outback Steakhouse	4390 Illinois Street	Swansea	IL	62221	6,090	1.61	$	[***]	$	[***]
1452	Outback Steakhouse	2402 North Prospect Avenue	Champaign	IL	61822	6,163	1.38	$	[***]	$	[***]
1453	Outback Steakhouse	3201 Horizon Drive	Springfield	IL	62703	6,163	1.69	$	[***]	$	[***]
1516	Outback Steakhouse	3201 West 3rd Street	Bloomington	IN	47404	6,115	0.65	$	[***]	$	[***]
1518	Outback Steakhouse	3660 State Road 26	Lafayette	IN	47905	6,163	1.48	$	[***]	$	[***]
1519	Outback Steakhouse	7201 East Indiana Street	Evansville	IN	47715	6,115	1.36	$	[***]	$	[***]
1520	Outback Steakhouse	2315 Post Road	Indianapolis	IN	46219	6,115	1.95	$	[***]	$	[***]
1521	Outback Steakhouse	3730 South Reed Road	Kokomo	IN	46902	6,363	0.29	$	[***]	$	[***]
1522	Outback Steakhouse	3401 North Granville Avenue	Muncie	IN	47303	6,405	0.23	$	[***]	$	[***]
1550	Outback Steakhouse	8110 Georgia Street	Merrillville	IN	46410	7,797	1.75	$	[***]	$	[***]
1611	Outback Steakhouse	3939 1st Avenue Southeast	Cedar Rapids	IA	52402	7,329	1.63	$	[***]	$	[***]
1614	Outback Steakhouse	4500 Southern Hills Drive	Sioux City	IA	51106	6,227	1.65	$	[***]	$	[***]
1715	Outback Steakhouse	233 South Ridge Road	Wichita	KS	67212	6,115	1.58	$	[***]	$	[***]
1716	Outback Steakhouse	15430 South Rogers Road	Olathe	KS	66062	6,192	1.75	$	[***]	$	[***]
1813	Outback Steakhouse	6520 Signature Drive	Louisville	KY	40213	6,115	2.97	$	[***]	$	[***]
1851	Outback Steakhouse	3260 Scottsville Road	Bowling Green	KY	42104	6,163	1.20	$	[***]	$	[***]
1901	Outback Steakhouse	2415 South Acadian Thruway	Baton Rouge	LA	70808	6,115	1.56	$	[***]	$	[***]
1912	Outback Steakhouse	830 East I-10 Service Road	Slidell	LA	70461	6,163	1.99	$	[***]	$	[***]
1914	Outback Steakhouse	60 Park Place Drive	Covington	LA	70433	6,163	1.08	$	[***]	$	[***]
1921	Outback Steakhouse	1600 West Pinhook Drive	Lafayette	LA	70508	6,115	1.67	$	[***]	$	[***]
1941	Outback Steakhouse	2616 Derek Drive	Lake Charles	LA	70607	6,485	1.31	$	[***]	$	[***]
1951	Outback Steakhouse	305 West Constitution	West Monroe	LA	71292	6,115	1.53	$	[***]	$	[***]
1961	Outback Steakhouse	2715 Village Lane	Bossier City	LA	71112	6,115	1.50	$	[***]	$	[***]
1971	Outback Steakhouse	3217 South MacArthur Drive	Alexandria	LA	71301	6,163	1.54	$	[***]	$	[***]
2001	Fleming’s Prime Steakhouse and Wine Bar	4322 West Boy Scout Boulevard	Tampa	FL	33607	8,473	1.71	$	[***]	$	[***]
2014	Outback Steakhouse	1203 Townsgate Court	Plant City	FL	33563	6,163	2.61	$	[***]	$	[***]
2015	Outback Steakhouse	2225 Highway 44 West	Inverness	FL	34453	6,163	1.75	$	[***]	$	[***]

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule XV

2017	Outback Steakhouse	11950 Sheldon Road	Tampa	FL	33626	6,163	1.54	$	[***]	$	[***]
2134	Outback Steakhouse	3020 Crain Highway	Waldorf	MD	20601	6,163	1.83	$	[***]	$	[***]
2139	Outback Steakhouse	4420 Long Gate Parkway	Ellicott City	MD	21043	6,115	1.98	$	[***]	$	[***]
2315	Outback Steakhouse	3650 28th Street Southeast	Kentwood	MI	49512	6,522	2.30	$	[***]	$	[***]
2319	Outback Steakhouse	2468 Tittabawassee Road	Saginaw	MI	48604	6,163	1.79	$	[***]	$	[***]
2320	Outback Steakhouse	1515 West 14 Mile Road	Madison Heights	MI	48071	6,115	0.24	$	[***]	$	[***]
2321	Outback Steakhouse	1501 Boardman Road	Jackson	MI	49202	6,163	1.16	$	[***]	$	[***]
2325	Outback Steakhouse	6435 Dixie Highway	Clarkston	MI	48346	6,115	2.10	$	[***]	$	[***]
2326	Outback Steakhouse	7873 Conference Center Drive	Brighton	MI	48114	6,163	2.49	$	[***]	$	[***]
2411	Outback Steakhouse	8880 Springbrook Drive Northwest	Coon Rapids	MN	55433	6,571	1.88	$	[***]	$	[***]
2415	Outback Steakhouse	5723 Bishop Avenue	Inver Grove Heights	MN	55076	6,163	1.75	$	[***]	$	[***]
2420	Outback Steakhouse	4255 Haines Road	Hermantown	MN	55811	5,061	1.38	$	[***]	$	[***]
2619	Outback Steakhouse	3110 East 36th Street	Joplin	MO	64804	6,163	1.52	$	[***]	$	[***]
3002	Roy’s Restaurant	4342 West Boy Scout Boulevard	Tampa	FL	33607	7,425	2.12	$	[***]	$	[***]
3101	Carrabba’s Italian Grill	4650 Route 42	Turnersville	NJ	08012	6,500	2.15	$	[***]	$	[***]
3102	Carrabba’s Italian Grill	500 Route 38 East	Maple Shade	NJ	08052	6,163	2.34	$	[***]	$	[***]
3110	Outback Steakhouse	230 Lake Drive East	Cherry Hill	NJ	08002	6,115	1.70	$	[***]	$	[***]
3114	Outback Steakhouse	1397 US Route 9 North	Old Bridge	NJ	08857	8,961	2.01	$	[***]	$	[***]
3116	Outback Steakhouse	4600 Route 42	Turnersville	NJ	08012	6,163	2.11	$	[***]	$	[***]
3117	Outback Steakhouse	98 US Route 22 West	Green Brook	NJ	08812	6,377	2.57	$	[***]	$	[***]
3120	Outback Steakhouse	Klockner Road at Route 130	Hamilton	NJ	08619	6,192	2.30	$	[***]	$	[***]
3122	Outback Steakhouse	901 Route 73	Evesham Township	NJ	08053	6,600	1.54	$	[***]	$	[***]
3211	Outback Steakhouse	4141 South Pecos Road	Las Vegas	NV	89121	6,270	1.38	$	[***]	$	[***]
3212	Outback Steakhouse	1950 North Rainbow Boulevard	Las Vegas	NV	89108	6,163	1.70	$	[***]	$	[***]
3213	Outback Steakhouse	4423 East Sunset Road	Henderson	NV	89014	6,163	1.03	$	[***]	$	[***]
3214	Outback Steakhouse	8671 West Sahara Avenue	Las Vegas	NV	89117	6,115	1.45	$	[***]	$	[***]
3215	Outback Steakhouse	3645 South Virginia Street	Reno	NV	89502	6,163	1.77	$	[***]	$	[***]
3217	Outback Steakhouse	2625 West Craig Road	North Las Vegas	NV	89032	6,163	2.34	$	[***]	$	[***]
3220	Outback Steakhouse	7380 South Las Vegas Boulevard	Las Vegas	NV	89123	6,205	0.76	$	[***]	$	[***]
3357	Outback Steakhouse	3112 Erie Boulevard East	Dewitt	NY	13214	6,163	0.94	$	[***]	$	[***]
3402	Carrabba’s Italian Grill	10400 East Independence Boulevard	Matthews	NC	28105	6,807	0.80	$	[***]	$	[***]
3403	Carrabba’s Italian Grill	16408 Northcross Drive	Huntersville	NC	28078	6,547	2.07	$	[***]	$	[***]
3420	Carrabba’s Italian Grill	4821 Capital Boulevard	Raleigh	NC	27616	6,115	0.79	$	[***]	$	[***]
3444	Outback Steakhouse	302 South College Street	Wilmington	NC	28403	7,656	1.26	$	[***]	$	[***]

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule XV

3446	Outback Steakhouse	3550 Mount Moriah Road	Durham	NC	27707	6,163	1.37	$	[***]	$	[***]
3447	Outback Steakhouse	505 Highland Oaks Drive	Winston-Salem	NC	27103	6,115	1.70	$	[***]	$	[***]
3448	Outback Steakhouse	501 North New Hope Road	Gastonia	NC	28054	7,172	2.13	$	[***]	$	[***]
3450	Outback Steakhouse	606 Southwest Greenville Boulevard	Greenville	NC	27834	6,115	1.35	$	[***]	$	[***]
3451	Outback Steakhouse	256 East Parris Avenue	High Point	NC	27262	6,485	1.72	$	[***]	$	[***]
3452	Outback Steakhouse	100 Southern Road	Southern Pines	NC	28387	6,485	1.74	$	[***]	$	[***]
3453	Outback Steakhouse	210 Gateway Boulevard	Rocky Mount	NC	27804	6,163	1.68	$	[***]	$	[***]
3454	Outback Steakhouse	16400 Northcross Drive	Huntersville	NC	28078	7,450	2.43	$	[***]	$	[***]
3455	Outback Steakhouse	1235 Longpine Road	Burlington	NC	27215	6,163	1.62	$	[***]	$	[***]
3458	Outback Steakhouse	8280 Valley Boulevard	Blowing Rock	NC	28605	6,163	1.96	$	[***]	$	[***]
3460	Outback Steakhouse	250 Mitchelle Drive	Hendersonville	NC	28792	6,192	1.73	$	[***]	$	[***]
3461	Outback Steakhouse	1020 East Innes Street	Salisbury	NC	28144	6,160	1.83	$	[***]	$	[***]
3462	Outback Steakhouse	111 Howell Road	New Bern	NC	28562	5,608	1.83	$	[***]	$	[***]
3463	Outback Steakhouse	8338 Pineville-Matthews Road	Pineville	NC	28226	6,678	1.61	$	[***]	$	[***]
3464	Outback Steakhouse	223 Wintergreen Drive	Lumberton	NC	28358	6,163	3.06	$	[***]	$	[***]
3621	Outback Steakhouse	401 West Dussel Road	Maumee	OH	43537	6,163	1.83	$	[***]	$	[***]
3633	Outback Steakhouse	6950 Ridge Road	Parma	OH	44060	6,163	1.93	$	[***]	$	[***]
3635	Outback Steakhouse	24900 Sperry Drive	Westlake	OH	44145	6,115	2.00	$	[***]	$	[***]
3636	Outback Steakhouse	820 North Lexington Springmill Road	Ontario	OH	44906	6,200	1.58	$	[***]	$	[***]
3640	Outback Steakhouse	8595 Market Street	Mentor	OH	44060	7,540	3.09	$	[***]	$	[***]
3658	Outback Steakhouse	6800 Miller Lane	Butler Township	OH	45414	6,159	1.71	$	[***]	$	[***]
3662	Outback Steakhouse	930 Interstate Drive	Findlay	OH	45840	6,115	1.78	$	[***]	$	[***]
3663	Outback Steakhouse	2512 Kings Center Court	Mason	OH	45040	6,115	1.65	$	[***]	$	[***]
3713	Outback Steakhouse	3600 South Broadway	Edmond	OK	73013	6,087	1.96	$	[***]	$	[***]
3715	Outback Steakhouse	860 North Interstate Drive	Norman	OK	73013	6,163	1.70	$	[***]	$	[***]
3716	Outback Steakhouse	7206 Cache Road	Lawton	OK	73505	6,163	1.98	$	[***]	$	[***]
3915	Outback Steakhouse	3527 North Union Deposit Road	Harrisburg	PA	17109	6,115	1.62	$	[***]	$	[***]
3917	Outback Steakhouse	100 North Pointe Boulevard	Lancaster	PA	17601	6,300	2.79	$	[***]	$	[***]
3951	Outback Steakhouse	9395 McKnight Road	Pittsburgh	PA	15237	7,940	1.61	$	[***]	$	[***]
3952	Outback Steakhouse	100 Sheraton Drive	Altoona	PA	16601	6,200	1.80	$	[***]	$	[***]
4117	Outback Steakhouse	110 Interstate Boulevard	Anderson	SC	29621	6,115	1.92	$	[***]	$	[***]
4118	Outback Steakhouse	7611 Two Notch Road	Columbia	SC	29223	6,115	1.58	$	[***]	$	[***]
4119	Outback Steakhouse	110 Dunbarton Drive	Florence	SC	29501	6,163	1.67	$	[***]	$	[***]
4120	Outback Steakhouse	1319 River Point Road	Rock Hill	SC	29730	6,163	2.10	$	[***]	$	[***]

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule XV

4121	Outback Steakhouse	20 Hatton Place	Hilton Head	SC	29926	6,163	1.44	$	[***]	$	[***]
4122	Outback Steakhouse	454 Bypass 72 Northwest	Greenwood	SC	29649	6,115	1.75	$	[***]	$	[***]
4123	Outback Steakhouse	1721 U.S. Highway 17 North	North Myrtle Beach	SC	29582	6,163	3.21	$	[***]	$	[***]
4124	Outback Steakhouse	2480 Broad Street	Sumter	SC	29150	6,163	1.93	$	[***]	$	[***]
4127	Outback Steakhouse	945 Factory Shops Boulevard	Gaffney	SC	29341	6,163	0.24	$	[***]	$	[***]
4210	Outback Steakhouse	2411 South Carolyn Avenue	Sioux Falls	SD	57106	6,115	1.69	$	[***]	$	[***]
4314	Outback Steakhouse	330 North Peters Road	Knoxville	TN	37922	6,115	1.73	$	[***]	$	[***]
4318	Outback Steakhouse	1390 Interstate Drive	Cookeville	TN	38501	6,163	1.60	$	[***]	$	[***]
4319	Outback Steakhouse	2790 Wilma Rudolph Boulevard	Clarksville	TN	37040	6,163	1.75	$	[***]	$	[***]
4320	Outback Steakhouse	1968 Old Fort Parkway	Murfreesboro	TN	37129	6,485	0.79	$	[***]	$	[***]
4324	Outback Steakhouse	1125 Franklin Road	Lebanon	TN	37087	6,163	2.00	$	[***]	$	[***]
4350	Outback Steakhouse	536 Paul Huff Parkway	Cleveland	TN	37312	6,163	1.47	$	[***]	$	[***]
4401	Carrabba’s Italian Grill	11339 Katy Freeway	Houston	TX	77079	6,552	1.38	$	[***]	$	[***]
4403	Carrabba’s Italian Grill	11590 Research Boulevard	Austin	TX	78759	6,115	1.88	$	[***]	$	[***]
4404	Carrabba’s Italian Grill	2335 Highway 6	Sugar Land	TX	77478	6,163	1.58	$	[***]	$	[***]
4405	Carrabba’s Italian Grill	12507 West IH-10	San Antonio	TX	78230	6,192	1.62	$	[***]	$	[***]
4406	Carrabba’s Italian Grill	25665 Interstate 45 North	The Woodlands	TX	77380	6,115	1.51	$	[***]	$	[***]
4407	Carrabba’s Italian Grill	502 West Bay Area Boulevard	Webster	TX	77598	6,288	1.81	$	[***]	$	[***]
4416	Outback Steakhouse	20455 Katy Freeway	Katy	TX	77450	6,115	1.43	$	[***]	$	[***]
4417	Outback Steakhouse	16080 San Pedro Avenue	San Antonio	TX	78230	6,163	1.99	$	[***]	$	[***]
4418	Outback Steakhouse	2102 South Texas Avenue	College Station	TX	77840	6,115	0.50	$	[***]	$	[***]
4422	Outback Steakhouse	11600 Research Boulevard	Austin	TX	78759	6,115	2.12	$	[***]	$	[***]
4423	Outback Steakhouse	12511 West IH-10	San Antonio	TX	78230	6,163	1.57	$	[***]	$	[***]
4424	Outback Steakhouse	2060 I-10 South	Beaumont	TX	77707	6,163	1.64	$	[***]	$	[***]
4426	Outback Steakhouse	5555 Northwest Loop 410	San Antonio	TX	78238	6,484	1.99	$	[***]	$	[***]
4429	Outback Steakhouse	4205 South IH-35	San Marcos	TX	78666	6,163	1.48	$	[***]	$	[***]
4454	Outback Steakhouse	3904 Towne Crossing Boulevard	Mesquite	TX	75150	6,163	1.69	$	[***]	$	[***]
4455	Outback Steakhouse	1031 SH 114 West	Grapevine	TX	76051	6,163	1.38	$	[***]	$	[***]
4456	Outback Steakhouse	9049 Vantage Point Drive	Dallas	TX	75243	6,163	1.38	$	[***]	$	[***]
4457	Outback Steakhouse	1509 North Central Expressway	Plano	TX	75075	6,163	2.25	$	[***]	$	[***]
4458	Outback Steakhouse	15180 Addison Road	Addison	TX	75001	6,163	1.38	$	[***]	$	[***]
4459	Outback Steakhouse	1151 West IH-20	Arlington	TX	76017	6,163	2.04	$	[***]	$	[***]
4461	Outback Steakhouse	2211 South Stemmons Freeway	Lewisville	TX	75067	6,163	1.31	$	[***]	$	[***]
4462	Outback Steakhouse	2314 West Loop 250 North	Midland	TX	79705	6,163	1.45	$	[***]	$	[***]
4463	Outback Steakhouse	7101 West Interstate Highway 40	Amarillo	TX	79106	6,495	1.13	$	[***]	$	[***]

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule XV

4464	Outback Steakhouse	4015 South Loop 289	Lubbock	TX	79423	6,115	1.38	$	[***]	$	[***]
4466	Outback Steakhouse	300 South I-35 East	Denton	TX	76201	6,115	1.72	$	[***]	$	[***]
4467	Outback Steakhouse	501 East Loop 281	Longview	TX	75605	6,163	0.80	$	[***]	$	[***]
4468	Outback Steakhouse	4500 Franklin Avenue	Waco	TX	76710	6,163	1.01	$	[***]	$	[***]
4469	Outback Steakhouse	2701 East Central Texas Expressway	Killeen	TX	76543	6,163	1.89	$	[***]	$	[***]
4470	Outback Steakhouse	11875 Gateway Boulevard	El Paso	TX	79936	6,163	1.14	$	[***]	$	[***]
4473	Outback Steakhouse	4505 Sherwood Way	San Angelo	TX	76901	6,163	1.20	$	[***]	$	[***]
4474	Outback Steakhouse	4142 Ridgemont Drive	Abilene	TX	79606	6,163	1.53	$	[***]	$	[***]
4475	Outback Steakhouse	1101 North Beckley Avenue	DeSoto	TX	75115	6,163	1.97	$	[***]	$	[***]
4476	Outback Steakhouse	4902 President George Bush Turnpike	Garland	TX	75040	6,163	1.78	$	[***]	$	[***]
4478	Outback Steakhouse	13265 South Freeway	Fort Worth	TX	76028	6,192	2.30	$	[***]	$	[***]
4510	Outback Steakhouse	7770 South 1300 East	Sandy	UT	84094	6,111	1.52	$	[***]	$	[***]
4511	Outback Steakhouse	1664 North Heritage Park Boulevard	Layton	UT	84041	6,674	1.35	$	[***]	$	[***]
4716	Outback Steakhouse	7917 West Broad Street	Richmond	VA	23294	6,115	2.09	$	[***]	$	[***]
4724	Outback Steakhouse	261 University Boulevard	Harrisonburg	VA	22801	6,163	2.00	$	[***]	$	[***]
4728	Outback Steakhouse	6821 Chital Drive	Midlothian	VA	23112	6,192	2.13	$	[***]	$	[***]
4756	Outback Steakhouse	3026 Richmond Road	Williamsburg	VA	23185	6,115	1.73	$	[***]	$	[***]
4758	Outback Steakhouse	295 Peppers Ferry Road	Christiansburg	VA	24073	6,163	1.67	$	[***]	$	[***]
4762	Outback Steakhouse	3121 Albert Lankford Drive	Lynchburg	VA	24501	6,485	3.08	$	[***]	$	[***]
4801	Cheeseburger In Paradise	40 Geoffrey Drive	Newark	DE	19713	6,950	2.95	$	[***]	$	[***]
4810	Outback Steakhouse	279 Junction Road	Madison	WI	53717	7,160	1.97	$	[***]	$	[***]
4813	Outback Steakhouse	311 Hampton Court	Onalaska	WI	54650	6,163	1.80	$	[***]	$	[***]
4910	Outback Steakhouse	790 Foxcroft Avenue	Martinsburg	WV	25401	6,200	1.50	$	[***]	$	[***]
4961	Outback Steakhouse	111 Hylton Lane	Beckley	WV	25801	6,200	1.13	$	[***]	$	[***]
5010	Outback Steakhouse	229 Miracle Road	Evansville	WY	82636	6,115	1.62	$	[***]	$	[***]
5113	Outback Steakhouse	2574 Camino Entrada	Santa Fe	NM	87507	6,301	1.00	$	[***]	$	[***]
5301	Carrabba’s Italian Grill	1740 South Clearview Avenue	Mesa	AZ	85208	6,192	1.52	$	[***]	$	[***]
5302	Carrabba’s Italian Grill	5646 West Bell Road	Glendale	AZ	85308	6,200	1.31	$	[***]	$	[***]
5303	Carrabba’s Italian Grill	1060 North 54th Street	Chandler	AZ	85226	6,417	1.53	$	[***]	$	[***]
5501	Cheeseburger In Paradise	4670 Southport Crossing Drive	Indianapolis	IN	46237	6,484	3.52	$	[***]	$	[***]
5502	Cheeseburger In Paradise	9770 Crosspoint Boulevard	Fisher	IN	46256	6,163	2.42	$	[***]	$	[***]
5505	Cheeseburger In Paradise	3830 S US Highway 41	Terre Haute	IN	47802	6,115	1.54	$	[***]	$	[***]

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule XV

5506	Cheeseburger In Paradise	8301 Eagle Lake Drive	Evansville	IN	47715	6,297	2.08	$	[***]	$	[***]
6006	Carrabba’s Italian Grill	2501 University Drive	Coral Springs	FL	33065	8,533	1.38	$	[***]	$	[***]
6007	Carrabba’s Italian Grill	60 Palmetto Avenue	Merritt Island	FL	32953	6,115	1.62	$	[***]	$	[***]
6013	Carrabba’s Italian Grill	4829 South Florida Avenue	Lakeland	FL	33813	6,374	1.57	$	[***]	$	[***]
6015	Carrabba’s Italian Grill	801 Providence Road	Brandon	FL	33511	6,115	2.11	$	[***]	$	[***]
6020	Carrabba’s Italian Grill	3530 Tyrone Boulevard North	Saint Petersburg	FL	33710	6,192	1.78	$	[***]	$	[***]
6021	Carrabba’s Italian Grill	2752 Capital Circle Northeast	Tallahassee	FL	32405	6,692	0.69	$	[***]	$	[***]
6029	Carrabba’s Italian Grill	1285 US Highway 1	Vero Beach	FL	32960	6,339	0.47	$	[***]	$	[***]
6035	Carrabba’s Italian Grill	270 Citi Center Street	Winter Haven	FL	33880	6,340	1.00	$	[***]	$	[***]
6048	Carrabba’s Italian Grill	11950 Sheldon Road	Citrus Park	FL	33626	6,420	1.54	$	[***]	$	[***]
6052	Carrabba’s Italian Grill	1203 Townsgate Court	Plant City	FL	33563	5,796	2.52	$	[***]	$	[***]
6116	Carrabba’s Italian Grill	2700 Chapel Hill Road	Douglasville	GA	30135	5,976	1.50	$	[***]	$	[***]
6302	Cheeseburger In Paradise	13905 Lakeside Circle	Sterling Heights	MI	48313	6,552	1.55	$	[***]	$	[***]
6402	Roy’s Restaurant	2840 Dallas Parkway	Plano	TX	75093	7,105	1.28	$	[***]	$	[***]
6502	Carrabba’s Italian Grill	4690 Southport Crossing	Indianapolis	IN	46237	6,692	3.52	$	[***]	$	[***]
6903	Carrabba’s Italian Grill	2010 Kaliste Saloon Road	Lafayette	LA	70508	6,790	1.28	$	[***]	$	[***]
7101	Carrabba’s Italian Grill	4430 Long Gate Parkway	Ellicott City	MD	21043	6,115	1.66	$	[***]	$	[***]
8001	Lee Roy Selmon’s	4302 West Boy Scout Boulevard	Tampa	FL	33607	9,843	2.46	$	[***]	$	[***]
8002	Lee Roy Selmon’s	17508 Dona Michelle Drive	Tampa	FL	33647	6,642	1.69	$	[***]	$	[***]
8109	Carrabba’s Italian Grill	901 Route 73	Evesham Township	NJ	08053	5,600	1.54	$	[***]	$	[***]
8302	Bonefish Grill	13905 Lakeside Circle	Sterling Heights	MI	48313	6,163	1.55	$	[***]	$	[***]
8609	Carrabba’s Italian Grill	1320 Boardman Polland Road	Boardman Township	OH	44514	12,132	1.30	$	[***]	$	[***]
8705	Cheeseburger In Paradise	1101 Seminole Trail	Charlottesville	VA	22901	6,192	1.48	$	[***]	$	[***]
8908	Carrabba’s Italian Grill	100 North Pointe Boulevard	Lancaster	PA	17601	6,249	2.79	$	[***]	$	[***]
9301	Carrabba’s Italian Grill	324 North Peters Road	Knoxville	TN	37922	6,163	1.70	$	[***]	$	[***]
9407	Bonefish Grill	190 Partners Circle	Southern Pines	NC	28387	6,115	1.33	$	[***]	$	[***]
9410	Carrabba’s Italian Grill	1550 I-10 South	Beaumont	TX	77707	6,163	1.59	$	[***]	$	[***]
9414	Carrabba’s Italian Grill	3400 North Central Expressway	Plano	TX	75074	6,115	1.50	$	[***]	$	[***]
9704	Carrabba’s Italian Grill	5805 Trinity Parkway	Centreville	VA	20120	6,189	1.81	$	[***]	$	[***]
9802	Carrabba’s Italian Grill	18375 Bluemound Road	Brookfield	WI	53045	5,990	1.84	$	[***]	$	[***]
						1,650,971	428.74	$	[***]	$	[***]

N/A - Not available from third party.

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule XV